Execution Version

AMENDMENT NUMBER NINE TO CREDIT AGREEMENT AND AMENDMENT NUMBER ONE TO GUARANTY AND SECURITY AGREEMENT

THIS AMENDMENT NUMBER NINE TO CREDIT AGREEMENT AND AMENDMENT NUMBER ONE TO GUARANTY AND SECURITY AGREEMENT (this
“Amendment”), dated as of February 10, 2023, is entered into by and among SHARECARE, INC. (formerly known as Falcon Acquisition Corp.), a Delaware corporation (“Holdings”), SHARECARE OPERATING COMPANY, INC. (formerly known as Sharecare, Inc.), a Delaware corporation (“Parent”), the Subsidiaries of Parent identified on the signature pages hereof as “Borrowers” (such Subsidiaries, together with Parent, are referred to hereinafter each individually as a “Borrower” and individually and collectively, jointly and severally, “Borrowers”), the lenders identified on the signature pages hereof (such lenders, together with their respective successors and permitted assigns, each individually, a “Lender”, and collectively, the “Lenders”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as administrative agent for the Lenders and the Bank Product Providers (in such capacity, together with its successors and assigns in such capacity, “Agent”), and in light of the following:

W I T N E S S E T H

WHEREAS, Holdings, Borrowers, Lenders, and Agent are parties to that certain Credit Agreement, dated as of March 9, 2017, as amended by Amendment Number One to Credit Agreement, dated as of May 11, 2017, as further amended by Amendment Number Two to Credit Agreement, dated as of June 11, 2018, as further amended by Amendment Number Three to Credit Agreement and Consent, dated as of February 12, 2020, as further amended by Amendment Number Four to Credit Agreement, dated as of May 4, 2020, as further amended by Amendment Number Five to Credit Agreement and Consent, and as further amended by Amendment Number Six to Credit Agreement and Consent, dated as of July 1, 2021, as further amended by Amendment Number Seven to Credit Agreement, dated as of March 31, 2022, and as further amended by Amendment Number Eight to Credit Agreement, dated as of May 11, 2022 (as further amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, Holdings, Borrowers and Agent are parties to that certain Guaranty and Security Agreement, dated as of March 9, 2017 (as amended, restated, supplemented, or otherwise modified from time to time, the “Guaranty and Security Agreement”);

WHEREAS, Borrowers have requested that Agent and Lenders agree to extend the Maturity Date under the Credit Agreement and make certain other amendments to the Credit Agreement and the Guaranty and Security Agreement; and

WHEREAS, upon the terms and conditions set forth herein, Agent and Lenders are willing to extend the Maturity Date and consent to such other amendments to the Credit Agreement and the Guaranty and Security Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.Defined Terms. All initially capitalized terms used herein (including the preamble and recitals hereof) without definition shall have the meanings ascribed thereto in the Credit Agreement, as amended hereby.

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2.Amendments to Credit Agreement.

(a)Subject to the satisfaction (or waiver in writing by Agent) of the conditions precedent set forth in Section 4 hereof, the Credit Agreement, Schedule 5.1 and Schedule 5.2 thereto are each hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement, Schedule 5.1, and Schedule 5.2 thereto attached as Exhibit A hereto.

(b)Subject to the satisfaction (or waiver in writing by Agent) of the conditions precedent set forth in Section 4 hereof, (i) each of Exhibits A-1 (Form of Assignment and Acceptance), C-1 (Form of Compliance Certificate), J-1 (Form of Joinder) and P-1 (Form of Perfection Certificate) to the Credit Agreement is hereby amended and restated in its entirety by replacing such Exhibit with the corresponding Exhibit attached as Exhibit B hereto and (ii) Exhibit L-1 (Form of LIBOR Notice) is hereby deleted and Exhibit S-1 (Form of SOFR Notice) attached as Exhibit B hereto is substituted in lieu thereof.

(c)Subject to the satisfaction (or waiver in writing by Agent) of the conditions precedent set forth in Section 4 hereof, each of Schedules A-2 (Authorized Persons), P-2 (Permitted Joint Ventures), P-3 (Permitted Liens), 4.1(b) (Capitalization of Borrowers), 4.1(c) (Capitalization of Borrowers’ Subsidiaries), Schedule 4.1(d) (Subscriptions, Options, Warrants, Calls), Schedule 4.6(b) (Litigation), 4.15 (Taxes), Schedule 4.18 (Privacy and Information Security), 6.5 (Nature of Business), and 6.13 (Permitted Joint Venture Activities) to the Credit Agreement is hereby amended and restated in its entirety by replacing such Schedule with the corresponding Schedule attached as Exhibit C hereto.

3.Amendments to Guaranty and Security Agreement. Subject to the satisfaction (or waiver in writing by Agent) of the conditions precedent set forth in Section 4 hereof, the Guaranty and Security Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Guaranty and Security Agreement attached hereto as Exhibit D.

4.Conditions Precedent to Amendment. The satisfaction (or waiver in writing by Agent) of each of the following shall constitute conditions precedent to the effectiveness of the Amendment (such date being the “Amendment Effective Date”):

(a)Agent shall have received this Amendment, duly executed by each of the Loan Parties and each Lender.

(b)Agent shall have received that certain Reaffirmation Agreement, dated as of the Amendment Effective Date (the “Reaffirmation Agreement”), duly executed by each of the Loan Parties and each Lender.

(c)Agent shall have received a completed Perfection Certificate covering each of the
Loan Parties.

(d)Agent shall have received a certificate signed by an Authorized Person of each Loan Party, dated as of the Amendment Effective Date, certifying as of the Amendment Effective date to the matters set forth in Section 4(i), Section 4(j), and Section 4(k) of this Amendment.

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(e)Agent shall have received a certificate from the Secretary, Assistant Secretary, or other duly authorized officer of each Loan Party (i) attesting to the resolutions of such Loan Party’s board of directors (or similar governing body) authorizing its execution, delivery, and performance of this Amendment and the Reaffirmation Agreement, (ii) authorizing specific officers of such Loan Party to execute the same, and (iii) attesting to the incumbency and signatures of such specific officers of such Loan Party.

(f)Agent shall have received copies of each Loan Party’s Governing Documents, as amended, modified, or supplemented to the Amendment Effective Date, which Governing Documents shall be (i) in form and substance reasonably satisfactory to Agent, (ii) certified by the Secretary or Assistant Secretary of such Loan Party, and (iii) with respect to Governing Documents that are charter documents, certified as of a recent date (not more than 30 days prior to the Amendment Effective Date) by the appropriate governmental official (or, alternatively, that true and complete copies of each Governing Document of such Loan Party attached to a certificate previously delivered to Agent on behalf of such Loan Party (a “Prior Certificate”) remain in full force and effect and have not been amended or modified since the date of such Prior Certificate).

(g)Agent shall have received a certificate of status with respect to each Loan Party, dated within 30 days of the Amendment Effective Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of such Loan Party, which certificate shall indicate that such Loan Party is in good standing in such jurisdiction (or, if such jurisdiction does not provide certificates of good standing, the equivalent (if any) provided in such jurisdiction).

(h)Agent shall have received an opinion of the Loan Parties’ counsel in form and substance satisfactory to Agent (which such opinions shall expressly permit reliance by permitted successors and assigns of Agent and the Lenders).

(i)After giving effect to this Amendment, the representations and warranties contained herein, in the Credit Agreement, and in the other Loan Documents, in each case shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date hereof, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall continue to be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such earlier date).

(j)No injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the consummation of the transactions contemplated herein shall have been issued and remain in force by any Governmental Authority against any Loan Party, Agent, any other member of the Lender Group, or any Bank Product Provider.

(k)No Event of Default shall have occurred and be continuing as of the Amendment Effective Date, nor shall any Event of Default result from the transactions contemplated herein.

5.Representations and Warranties. Each Loan Party hereby represents and warrants to Agent and each other member of the Lender Group as follows:

(a)It (i) is duly organized and existing and in good standing under the laws of the jurisdiction of its organization, (ii) is qualified to do business in any state where the failure to be so qualified could reasonably be expected to result in a Material Adverse Effect, and (iii) has all requisite

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power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into this Amendment and the other Loan Documents to which it is a party and to carry out the transactions contemplated hereby and thereby.

(b)The execution, delivery, and performance by it of this Amendment and the performance by it of each Loan Document to which it is or will be a party, in each case, (i) have been duly authorized by all necessary action, (ii) do not and will not (A) violate any material provision of federal, state or local law or regulation applicable to it or its Subsidiaries, the Governing Documents of it or its Subsidiaries, or any order, judgment, or decree of any court or other Governmental Authority binding on it or its Subsidiaries, (B) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any Material Contract of it or its Subsidiaries where any such conflict, breach or default could individually or in the aggregate reasonably be expected to have a Material Adverse Effect, (C) result in or require the creation or imposition of any Lien of any nature whatsoever upon any assets of any Loan Party, other than Permitted Liens, or (D) require any approval of any holder of Equity Interests of a Loan Party or any approval or consent of any Person under any Material Contract of any Loan Party, other than consents or approvals that have been obtained and that are still in force and effect and except, in the case of material agreements, for consents or approvals, the failure to obtain could not individually or in the aggregate reasonably be expected to cause a Material Adverse Effect.

(c)No registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority is required in connection with the execution, delivery and performance by it of this Amendment or any other Loan Document to which it is or will be a party.

(d)This Amendment is, and each other Loan Document to which it is or will be a party, when executed and delivered by each Person that is a party thereto, will be the legally valid and binding obligation of such Person, enforceable against such Person in accordance with its respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally.

(e)No injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the consummation of the transactions contemplated herein has been issued and remains in force by any Governmental Authority against any Borrower, any Guarantor, Agent, any member of the Lender Group, or any Bank Product Provider.

(f)No Event of Default has occurred and is continuing as of the date of the effectiveness of this Amendment, and no condition exists which constitutes an Event of Default.

(g)The representations and warranties set forth in this Amendment, the Credit Agreement, as amended by this Amendment and after giving effect to this Amendment, and the other Loan Documents to which it is a party are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date hereof, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall continue to be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such earlier date).

(h)This Amendment has been entered into without force or duress, of the free will of each Loan Party, and the decision of each Loan Party to enter into this Amendment is a fully informed decision and such Person is aware of all legal and other ramifications of each decision.

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(i)It has read and understands this Amendment, has consulted with and been represented by independent legal counsel of its own choosing in negotiations for and the preparation of this Amendment, has read this Amendment in full and final form, and has been advised by its counsel of its rights and obligations hereunder.

6.Payment of Costs and Fees. Borrowers shall jointly and severally pay to Agent and each Lender all Lender Group Expenses (including, without limitation, the reasonable fees and expenses of any attorneys retained by Agent or any Lender) in connection with the preparation, negotiation, execution and delivery of this Amendment and any documents and instruments relating hereto.

7.[Reserved].

8.CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER; JUDICIAL REFERENCE PROVISION. THIS AMENDMENT SHALL BE SUBJECT TO THE PROVISIONS REGARDING CHOICE OF LAW AND VENUE, JURY TRIAL WAIVER AND JUDICIAL REFERENCE PROVISION SET FORTH IN SECTION 12 OF THE CREDIT AGREEMENT, AND SUCH PROVISIONS ARE INCORPORATED HEREIN BY THIS REFERENCE, MUTATIS MUTANDIS.

9.Amendments. This Amendment cannot be altered, amended, changed or modified in any respect except in accordance with Section 14.1 of the Credit Agreement.

10.Counterpart Execution. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Amendment. Execution of any such counterpart may be by means of (a) an electronic signature that complies with the federal Electronic Signatures in Global and National Commerce Act, as in effect from time to time, state enactments of the Uniform Electronic Transactions Act, as in effect from time to time, or any other relevant and applicable electronic signatures law; (b) an original manual signature; or (c) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Agent reserves the right, in its discretion, to accept, deny, or condition acceptance of any electronic signature on this Amendment. Any party delivering an executed counterpart of this Amendment by faxed, scanned or photocopied manual signature shall also deliver an original manually executed counterpart, but the failure to deliver an original manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

11.Further Assurances. Borrowers shall execute and deliver all agreements, documents and instruments, in form and substance satisfactory to Agent, and take all actions as Agent may reasonably request from time to time to perfect and maintain the perfection and priority of the security interests of Agent in the Collateral and to consummate fully the transactions contemplated under this Amendment and the other Loan Documents.

12.Effect on Loan Documents.

(a)The Credit Agreement, as amended hereby, and each of the other Loan Documents, as amended as of the date hereof, shall be and remain in full force and effect in accordance with their respective terms and hereby are ratified and confirmed in all respects. The execution, delivery, and performance of this Amendment shall not operate, except as expressly set forth herein, as a modification or waiver of any right, power, or remedy of Agent or any Lender under the Credit

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Agreement or any other Loan Document. Except for the amendments to the Credit Agreement expressly set forth herein, the Credit Agreement and the other Loan Documents shall remain unchanged and in full force and effect. The amendments, waivers, consents and modifications set forth herein are limited to the specifics hereof (including facts or occurrences on which the same are based), shall not apply with respect to any facts or occurrences other than those on which the same are based, shall neither excuse any future non-compliance with the Loan Documents nor operate as a waiver of any Default or Event of Default, shall not operate as a consent to any further waiver, consent or amendment or other matter under the Loan Documents, and shall not be construed as an indication that any future waiver or amendment of covenants or any other provision of the Credit Agreement will be agreed to, it being understood that the granting or denying of any waiver or amendment which may hereafter be requested by any Borrower remains in the sole and absolute discretion of Agent and Lenders. To the extent that any terms or provisions of this Amendment conflict with those of the Credit Agreement or the other Loan Documents, the terms and provisions of this Amendment shall control.

(b)Upon and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “herein”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereunder”, “therein”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified and amended hereby.

(c)To the extent that any of the terms and conditions in any of the Loan Documents shall contradict or be in conflict with any of the terms or conditions of the Credit Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Credit Agreement as modified or amended hereby.

(d)This Amendment is a Loan Document.

(e)Unless the context of this Amendment clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or”. The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Amendment refer to this Amendment as a whole and not to any particular provision of this Amendment. Section, subsection, clause, schedule, and exhibit references herein are to this Amendment unless otherwise specified. Any reference in this Amendment to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties. Any reference herein to any Person shall be construed to include such Person’s successors and assigns.

13.Entire Agreement. This Amendment, and the terms and provisions hereof, the Credit Agreement and the other Loan Documents constitute the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersede any and all prior or contemporaneous amendments or understandings with respect to the subject matter hereof, whether express or implied, oral or written.

14.Integration. This Amendment, together with the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

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15.Reaffirmation of Obligations. Each Loan Party hereby (a) acknowledges and reaffirms its obligations owing to Agent, each member of the Lender Group, and the Bank Product Providers under each Loan Document to which it is a party, and (b) agrees that each of the Loan Documents to which it is a party is and shall remain in full force and effect. Each Loan Party hereby (i) further ratifies and reaffirms the validity and enforceability of all of the Liens and security interests heretofore granted, pursuant to and in connection with the Guaranty and Security Agreement or any other Loan Document to Agent, on behalf and for the benefit of each member of the Lender Group and each Bank Product Provider, as collateral security for the obligations under the Loan Documents in accordance with their respective terms, and (ii) acknowledges that all of such Liens and security interests, and all Collateral heretofore pledged as security for such obligations, continue to be and remain collateral for such obligations from and after the date hereof (including, without limitation, from after giving effect to this Amendment).

16.Ratification. Each Loan Party hereby restates, ratifies and reaffirms each and every term and condition set forth in the Credit Agreement and the Loan Documents effective as of the date hereof and as modified hereby.

17.Severability. In case any provision in this Amendment shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this Amendment and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

“Holdings”
SHARECARE, INC., a Delaware corporation
By: Name: Colin Daniel Title: Chief Administrative Officer
“Borrowers”
SHARECARE OPERATING COMPANY, INC., a Delaware corporation
By: Name: Colin Daniel Title: Chief Administrative Officer
HEALTHWAYS SC, LLC, a Delaware limited liability company
By: Name: Colin Daniel Title: Chief Administrative Officer
SHARECARE HEALTH DATA SERVICES, INC. (formerly known as Bactes Imaging Solutions, Inc.), a Delaware corporation
By: Name: Colin Daniel Title: Chief Administrative Officer

[SIGNATURE PAGE TO AMENDMENT NUMBER NINE TO CREDIT AGREEMENT AND AMENDMENT NUMBER ONE TO GUARANTY AND SECURITY AGREEMENT]

SHARECARE HEALTH DATA SERVICES, LLC (formerly known as Bactes Imaging Solutions, LLC), a Delaware limited liability company
By: Name: Colin Daniel Title: Chief Administrative Officer
VISUALIZE HEALTH, LLC (formerly known as New VH, LLC), a Delaware limited liability company
By: Name: Colin Daniel Title: Chief Administrative Officer
MINDSCIENCES, INC., a Delaware corporation
By: Name: Colin Daniel Title: Chief Administrative Officer
SC-WHAI, LLC, a Delaware limited liability company
By: Name: Colin Daniel Title: Chief Administrative Officer
CARELINX INC., a Delaware corporation By: Name: Colin Daniel Title: Chief Administrative Officer

[SIGNATURE PAGE TO AMENDMENT NUMBER NINE TO CREDIT AGREEMENT AND AMENDMENT NUMBER ONE TO GUARANTY AND SECURITY AGREEMENT]

SHARECARE HAWKINS, LLC,
a Delaware limited liability company

By:      Name: Colin Daniel
Title: Chief Administrative Officer

SHARECARE AI, INC., a Delaware corporation
By: Name: Colin Daniel Title: Chief Administrative Officer
SHARECARE CL, LLC, a Delaware limited liability company
By: Name: Colin Daniel Title: Chief Administrative Officer

SHARECARE ACO 1, LLC,
a Delaware limited liability company

By:      Name: Colin Daniel
Title: Chief Administrative Officer

SHARECARE ACO 2, LLC,
a Delaware limited liability company

By:      Name: Colin Daniel
Title: Chief Administrative Officer

[SIGNATURE PAGE TO AMENDMENT NUMBER NINE TO CREDIT AGREEMENT AND AMENDMENT NUMBER ONE TO GUARANTY AND SECURITY AGREEMENT]

SHARECARE ACO 3, LLC,
a Delaware limited liability company

By:      Name: Colin Daniel
Title: Chief Administrative Officer

SHARECARE ACO 4, LLC,
a Delaware limited liability company

By:      Name: Colin Daniel
Title: Chief Administrative Officer

SHARECARE ACO 5, LLC,
a Delaware limited liability company

By:      Name: Colin Daniel
Title: Chief Administrative Officer

[SIGNATURE PAGE TO AMENDMENT NUMBER NINE TO CREDIT AGREEMENT AND AMENDMENT NUMBER ONE TO GUARANTY AND SECURITY AGREEMENT]

"Agent" and "Lender"
WELLS FARGO BANK, NATIONAL
ASSOCIATION, a national banking association

[SIGNATURE PAGE TO AMENDMENT NUMBER NINE TO CREDIT AGREEMENT AND AMENDMENT NUMBER ONE TO GUARANTY AND SECURITY AGREEMENT]

Exhibit A

AMENDED CREDIT AGREEMENT

(see attached)

Exhibit A to Amendment Number Nine to Credit Agreement and Amendment Number One to
Guaranty an Security Agreement

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CREDIT AGREEMENT

by and among

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as ~~Administrative~~ Agent,

THE LENDERS THAT ARE PARTIES HERETO,
as the Lenders,

SHARECARE, INC.,
as Holdings,

and

SHARECARE OPERATING COMPANY, INC.
and
CERTAIN OF ITS SUBSIDIARIES PARTY HERETO,
as Borrowers

Dated as of March 9, 2017

~~as amended by Amendment Number Two to Credit Agreement, dated as of June 11, 2018,~~
~~as further amended by Amendment Number Three to Credit Agreement and Consent, dated as of February 12, 2020,~~
~~as further amended by Amendment Number Four to Credit Agreement, dated as of May 4, 2020, as further amended by Amendment Number Five to Credit Agreement and Consent, dated as of February 22, 2021,~~

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~~as further amended by Amendment Number Six to Credit Agreement and Consent, dated as of July 1, 2021,~~
~~as further amended by Amendment Number Seven to Credit Agreement, dated as of March 31, 2022,~~
~~as further amended by Amendment Number Eight to Credit Agreement, dated as of May 11, 2022~~

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Page

1.DEFINITIONS AND CONSTRUCTION    1
1.1Definitions    1
1.2Accounting Terms    ~~52~~49
1.3Code    ~~52~~49
1.4Construction    ~~52~~50
1.5Time References    ~~53~~50
1.6Schedules and Exhibits    ~~53~~51
1.7Divisions    51

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1.8Rates    51
2.LOANS AND TERMS OF PAYMENT.    ~~53~~51
2.1Revolving Loans    ~~53~~51
2.2[Reserved]    ~~54~~52
2.3Borrowing Procedures and Settlements    ~~54~~52
2.4Payments; Reductions of Revolver Commitments; Prepayments    ~~61~~59
2.5Promise to Pay; Promissory Notes    ~~64~~62
2.6Interest Rates and Letter of Credit Fee: Rates, Payments, and Calculations    ~~65~~62
2.7Crediting Payments    ~~66~~64
2.8Designated Account    ~~67~~64
2.9Maintenance of Loan Account; Statements of Obligations    ~~67~~65
2.10Fees    ~~67~~65
2.11Letters of Credit    ~~68~~65
2.12~~LIBOR~~SOFR Option    ~~76~~73
2.13Capital Requirements    ~~78~~77
2.14Incremental Facilities    ~~79~~78
2.15Joint and Several Liability of Borrowers    ~~81~~80
3.CONDITIONS; TERM OF AGREEMENT.    ~~84~~83
3.1Conditions Precedent to the Initial Extension of Credit    ~~84~~83
3.2Conditions Precedent to all Extensions of Credit    ~~84~~83
1.9Maturity    84
1.10Effect of Maturity    84
1.11Early Termination by Borrowers    ~~85~~84
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(continued)
Page
1.12Conditions Subsequent    ~~85~~84
4.REPRESENTATIONS AND WARRANTIES.    ~~85~~84
4.1Due Organization and Qualification; Subsidiaries    85
4.2Due Authorization; No Conflict    ~~86~~85
4.3Governmental Consents    86

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1.13Binding Obligations; Perfected Liens    ~~87~~86
1.14Title to Assets; No Encumbrances    ~~87~~86
1.15Litigation    ~~87~~86
1.16Compliance with Laws    ~~88~~87
1.17No Material Adverse Effect    ~~88~~87
1.18Solvency    ~~88~~87
1.19Employee Benefits    ~~88~~87
1.20Environmental Condition    ~~88~~87
1.21Complete Disclosure    88
1.22Patriot Act    ~~89~~88
1.23Indebtedness    ~~89~~88
1.24Payment of Taxes    ~~89~~88
1.25Margin Stock    89
1.26Governmental Regulation    ~~90~~89
1.27Privacy and Information Security    ~~90~~89
1.28OFAC; Sanctions; Anti-Corruption Laws; Anti-Money Laundering Laws    ~~90~~89
1.29Employee and Labor Matters    90

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1.30Leases    ~~91~~90
1.31Eligible Accounts; Eligible Unbilled Accounts    ~~91~~90
1.32Material Contracts    ~~91~~90
1.33~~Convertible Notes Documents    91~~[Reserved] 90
1.34Hedge Agreements    ~~92~~91
1.35Health Care Matters    ~~92~~91
5.AFFIRMATIVE COVENANTS.    ~~93~~92
5.1Financial Statements, Reports, Certificates    ~~93~~92
5.2Reporting    ~~94~~93

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(continued)

Page

1.36Existence    ~~94~~93
1.37Maintenance of Properties    ~~94~~93
1.38Taxes    ~~94~~93
1.39Insurance    ~~94~~93
1.40Inspection    ~~95~~94
1.41Compliance with Laws    95
1.42Environmental    95
1.43Disclosure Updates    ~~96~~95
1.44Formation of Subsidiaries    ~~96~~95
1.45Further Assurances    96
1.46Lender Meetings    97
1.47~~Location~~Designation of ~~Chief Executive Office~~Material Subsidiaries    97
1.48OFAC; Sanctions; Anti-Corruption Laws; Anti-Money Laundering Laws    97
1.49~~Material Contracts~~[Reserved]    97
1.50Bank Products    97
1.51Compliance with Health Care Laws    ~~98~~97
6.NEGATIVE COVENANTS    98
6.1Indebtedness    98
6.2Liens    98
6.3Restrictions on Fundamental Changes    98
6.4Disposal of Assets    99
6.5Nature of Business    99
6.6Prepayments and Amendments    99
6.7Restricted Payments    ~~101~~100
6.8Accounting Methods    101

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6.9Investments    101
6.10Transactions with Affiliates    101
6.11Use of Proceeds    ~~102~~101
6.12Limitation on Issuance of Equity Interests    102
6.12    Limitation on Activities with Permitted Joint Ventures    102
7.FINANCIAL ~~COVENANTS~~COVENANT.    ~~103~~102

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(continued)
Page

8.EVENTS OF DEFAULT.    ~~104~~102
8.1Payments    ~~104~~103
8.2Covenants    ~~104~~103
8.3Judgments    ~~105~~103
8.4Voluntary Bankruptcy, etc    ~~105~~103
8.5Involuntary Bankruptcy, etc    ~~105~~103
8.6Default Under Other Agreements    ~~105~~104
8.7Representations, etc    ~~106~~104
8.8Guaranty    ~~106~~104
8.9Security Documents    ~~106~~104
8.10Loan Documents    ~~106~~104
8.11Change of Control    ~~106~~104

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8.12Health Care Laws    ~~106~~104
9.RIGHTS AND REMEDIES.    ~~107~~105
9.1Rights and Remedies    ~~107~~105
9.2Remedies Cumulative    ~~107~~105
10.WAIVERS; INDEMNIFICATION.    ~~108~~106
10.1Demand; Protest; etc    ~~108~~106
10.2The Lender Group’s Liability for Collateral    ~~108~~106
10.3Indemnification    ~~108~~106
11.NOTICES.    ~~109~~107
12.CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER; JUDICIAL REFERENCE PROVISION.    ~~110~~108
13.ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS.    ~~113~~111
13.1Assignments and Participations    ~~113~~111
13.2Successors    ~~116~~114
14.AMENDMENTS; WAIVERS.    ~~116~~114
14.1Amendments and Waivers    ~~116~~114
14.2Replacement of Certain Lenders    ~~117~~116
14.3No Waivers; Cumulative Remedies    ~~118~~116
15.AGENT; THE LENDER GROUP.    ~~118~~116
15.1Appointment and Authorization of Agent    ~~118~~117

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(continued)

Page

15.2Delegation of Duties    ~~119~~117
15.3Liability of Agent    ~~119~~118
15.4Reliance by Agent    ~~120~~118
15.5Notice of Default or Event of Default    ~~120~~118
15.6Credit Decision    ~~120~~119
15.7Costs and Expenses; Indemnification    ~~121~~119
15.8Agent in Individual Capacity    ~~121~~120
15.9Successor Agent    ~~122~~120
15.10Lender in Individual Capacity    ~~122~~121
15.11Collateral Matters    ~~123~~121
15.12Restrictions on Actions by Lenders; Sharing of Payments    ~~124~~122
15.13Agency for Perfection    ~~125~~123
15.14Payments by Agent to the Lenders    ~~125~~123
15.15Concerning the Collateral and Related Loan Documents    ~~125~~123

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15.16Field Examination Reports; Confidentiality; Disclaimers by Lenders; Other
Reports and Information    ~~125~~124
15.17Several Obligations; No Liability    ~~126~~124
16.WITHHOLDING TAXES.    ~~126~~125
16.1Payments    ~~126~~125
16.2Exemptions    ~~127~~125
16.3Reductions    ~~129~~127
16.4Refunds    ~~129~~127
17.GENERAL PROVISIONS.    ~~130~~128
17.1Effectiveness    ~~130~~128
17.2Section Headings    ~~130~~128
17.3Interpretation    ~~130~~128
17.4Severability of Provisions    ~~130~~128
17.5Bank Product Providers    ~~130~~128
17.6Debtor-Creditor Relationship    ~~131~~129
17.7Counterparts; Electronic Execution    ~~131~~129
17.8Revival and Reinstatement of Obligations; Certain Waivers    ~~131~~129
17.9Confidentiality    ~~131~~130

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(continued)

Page

17.10Survival    ~~133~~132
17.11Patriot Act; Due Diligence    ~~133~~132
17.12Integration    ~~134~~132
17.13Administrative Borrower    ~~134~~132
17.14Acknowledgement and Consent to Bail-In of ~~EEA~~Affected Financial Institutions     133
17.15Acknowledgement Regarding Any Supported QFCs    133
17.16Erroneous Payments    134

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- vi-

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EXHIBITS AND SCHEDULES

Exhibit A-1    Form of Assignment and Acceptance
Exhibit B-1    Form of Borrowing Base Certificate
Exhibit C-1    Form of Compliance Certificate ~~Exhibit L-1    Form of LIBOR Notice~~
Exhibit J-1    Form of Joinder
Exhibit P-1    Form of Perfection Certificate Exhibit S-1    Form of SOFR Notice

Schedule A-1    Agent’s Account
Schedule A-2    Authorized Persons
Schedule C-1    Commitments
Schedule D-1    Designated Account
Schedule E-1    EBITDA Add-backs
Schedule P-1    Permitted Investments
Schedule P-2    Permitted Joint Ventures
Schedule P-3    Permitted Liens
Schedule R-1    Real Property Collateral
Schedule 3.1    Conditions Precedent
Schedule 3.6    Conditions Subsequent
Schedule 4.1(b)    Capitalization of Borrowers
Schedule 4.1(c)    Capitalization of Borrowers’ Subsidiaries
Schedule 4.1(d)    Subscriptions, Options, Warrants, Calls
Schedule 4.6(b)    Litigation
Schedule 4.11    Environmental Matters
Schedule 4.14    Permitted Indebtedness
Schedule 4.15    Taxes
Schedule 4.18    Privacy and Information Security ~~Schedule 4.23    Material Contracts~~
~~Schedule 4.24    Convertible Notes Documents~~ Schedule 4.26(c)    Health Care Matters
Schedule 5.1    Financial Statements, Reports, Certificates
Schedule 5.2    Collateral Reporting
Schedule 6.5    Nature of Business
Schedule 6.13    Permitted Joint Venture Activities

-vii-

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CREDIT AGREEMENT

THIS CREDIT AGREEMENT, is entered into as of March 9, 2017, by and among the lenders identified on the signature pages hereof (each of such lenders, together with its successors and permitted assigns, is referred to hereinafter as a “Lender”, as that term is hereinafter further defined), WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as administrative agent for each member of the Lender Group and the Bank Product Providers (in such capacity, together with its successors and assigns in such capacity, “Agent”), SHARECARE, INC., a Delaware corporation (“Holdings”), SHARECARE OPERATING COMPANY, INC. (formerly known as Sharecare, Inc.), a Delaware corporation (“Parent”), the Subsidiaries of Parent identified on the signature pages hereof as “Borrowers”, and those additional entities that hereafter become parties hereto as Borrowers in accordance with the terms hereof by executing the form of Joinder attached hereto as Exhibit J-1 (such Subsidiaries, together with Parent, each, a “Borrower” and individually and collectively, jointly and severally, the “Borrowers”).

The parties agree as follows:

1.DEFINITIONS AND CONSTRUCTION.

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1.1
definitions:

Definitions. As used in this Agreement, the following terms shall have the following

~~“2013/2016 Convertible Notes Intercreditor Agreement” means that certain~~ Subordination Agreement (Debt and Security Interest), dated March 18, 2016, among Parent, as borrower, Parent (for itself and as successor by merger to DailyStrength, Inc., Health and Fitness Provider Network, LLC, RealAge, Inc., The Little Blue Book, Inc., and WisePatient LLC), QH Acquisition Sub, LLC, Bactes Imaging Solutions, Inc., and Bactes Imaging Solutions, LLC, as grantors, the 2013 Convertible Noteholders, the 2016 Convertible Notesholders, and Claritas Capital Management Services, Inc., in its capacity as the 2013 Convertible Notes Agent and in its capacity as the 2016 ~~Convertible Notes Agent.~~

~~“2013 Convertible Noteholders” means the holders of the 2013 Convertible Notes, together with their respective successors and assigns.~~

~~“2013 Convertible Notes” means each of the following: (a) Third Amended and Restated~~ Convertible Secured Promissory Note, dated as of May 11, 2017, issued by Parent in favor of Claritas Capital Fund IV, LP, in the original principal amount of $500,000; (b) Third Amended and Restated Convertible Secured Promissory Note, dated as of May 11, 2017, issued by Parent in favor of Claritas Opportunity Fund II, LP, in the original principal amount of $500,000; (c) Third Amended and Restated Convertible Secured Promissory Note, dated as of May 11, 2017, issued by Parent in favor of Claritas Opportunity Fund 2013, LP, in the original principal amount of $2,000,000; (d) Third Amended and Restated Convertible Secured Promissory Note, dated as of May 11, 2017, issued by Parent in favor of Claritas SC Bactes Partners, LLC, in the original principal amount of $1,000,000; and (e) Third Amended and Restated Convertible Secured Promissory Note, dated as of May 11, 2017, issued by ~~Parent in favor of The William Stamps Farish Fund, in the original principal amount of $1,000,000.~~

~~“2013 Convertible Notes Agency Agreement” means that certain Collateral Agency~~ Agreement, dated as of June 28, 2013, among the 2013 Convertible Notes Agent, the 2013 Convertible Noteholders, and Parent, Bactes Imaging Solutions, Inc. (formerly known as BIS II Acquisition Sub, ~~Inc.), and Bactes Imaging Solutions, LLC (formerly known as BIS Merger Sub, LLC), as grantors.~~

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~~“2013 Convertible Notes Agent” means the “Collateral Agent” as such term is defined in~~ the 2013 Convertible Notes Agency Agreement and any Person acting in a similar capacity under any

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~~amendment, restatement, supplement, replacement or refinancing thereof.~~

~~“2013 Convertible Notes Documents” means the 2013 Convertible Notes, the 2013~~ Convertible Notes Security Agreement, the 2013 Convertible Notes Agency Agreement, the 2013/2016 Convertible Notes Intercreditor Agreement, and any documents, joinders, instruments and agreements entered into in connection therewith, in each case, as amended, modified, supplemented or restated from time to time if and to the extent not prohibited pursuant to the 2013 Convertible Notes Intercreditor ~~Agreement.~~

~~“2013 Convertible Notes Indebtedness” means the Indebtedness incurred by Parent under~~ the 2013 Convertible Notes in an aggregate original principal amount of $5,000,000, minus the aggregate amount of all repayments and prepayments of the principal of the obligations under the 2013 Convertible Notes (other than repayments or prepayments of such obligations in connection with a refinancing, ~~replacement, renewal or extension thereof).~~

~~“2013 Convertible Notes Intercreditor Agreement” means that certain Amended and~~ Restated Subordination Agreement, dated as of May 11, 2017, among the 2013 Convertible Notes Agent, the 2013 Convertible Noteholders, and Agent, the form and substance of which is reasonably satisfactory ~~to Agent.~~

~~“2013 Convertible Notes Security Agreement” means that certain Security Agreement,~~ dated June 28, 2013, among Parent, Bactes Imaging Solutions, Inc. (formerly known as BIS II Acquisition Sub, Inc.), and Bactes Imaging Solutions, LLC (formerly known as BIS Merger Sub, LLC), ~~as grantors, and the 2013 Convertible Notes Agent.~~

~~“2016 Convertible Noteholders” means the holders of the 2016 Convertible Notes, together with their respective successors and assigns.~~

~~“2016 Convertible Notes” means each of the following, in each case as amended or~~ amended and restated to the extent permitted pursuant to the terms of the 2016 Convertible Notes Intercreditor Agreement: (a) Second Amended and Restated Convertible Secured Promissory Note, dated as of May 11, 2017, issued by Parent in favor of Claritas Opportunity Fund IV, LP, in the original principal amount of $6,000,000; (b) Second Amended and Restated Convertible Secured Promissory Note, dated as of May 11, 2017, issued by Parent in favor of The Williams Stamp Farish Fund, in the original principal amount of $1,000,000; (c) Second Amended and Restated Convertible Secured Promissory Note, dated as of May 11, 2017, issued by Parent in favor of W.S. Farish & Company, in the original principal amount of $1,000,000; (d) Second Amended and Restated Convertible Secured Promissory Note, dated as of May 11, 2017, issued by Parent in favor of Galen Partners V, L.P., in the original principal amount of $921,325.05; (e) Second Amended and Restated Convertible Secured Promissory Note, dated as of May 11, 2017, issued by Parent in favor of Galen Partners International V, L.P., in the original principal amount of $78,674.95; (f) Second Amended and Restated Convertible Secured Promissory Note, dated as of May 11, 2017, issued by Parent in favor of Heritage Healthcare Innovation Fund, LP, in the original principal amount of $500,000; (g) Second Amended and Restated Convertible Secured Promissory Note, dated as of May 11, 2017, issued by Parent in favor of Trustees of Grinnell College, in the original principal amount of $3,000,000; (h) Second Amended and Restated Convertible Secured Promissory Note, dated as of May 11, 2017, issued by Parent in favor of Oz Property Holdings, LLC, in the original principal amount of $500,000; (i) Second Amended and Restated Convertible Secured Promissory Note, dated as of May 11, 2017, issued by Parent in favor of Cinder

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Cone, LLC, in the original principal amount of $250,000; (j) Second Amended and Restated Convertible Secured Promissory Note, dated as of May 11, 2017, issued by Parent in favor of Arsenal Venture

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Partners II, L.P., in the original principal amount of $405,879.20; (k) Second Amended and Restated Convertible Secured Promissory Note, dated as of May 11, 2017, issued by Parent in favor of Arsenal Venture Partners IIA, L.P., in the original principal amount of $94,120.80; (l) Second Amended and Restated Convertible Secured Promissory Note, dated as of May 11, 2017, issued by Parent in favor of Jeffrey A. Allred, in the original principal amount of $100,000; (m) Second Amended and Restated Convertible Secured Promissory Note, dated as of May 11, 2017, issued by Parent in favor of Jeffrey T. Arnold, in the original principal amount of $500,000; (n) Second Amended and Restated Convertible Secured Promissory Note, dated as of May 11, 2017, issued by Parent in favor of Justin Ferrero, in the original principal amount of $125,000; (o) Second Amended and Restated Convertible Secured Promissory Note, dated as of May 11, 2017, issued by Parent in favor of Dawn Whaley, in the original principal amount of $125,000; (p) Second Amended and Restated Convertible Secured Promissory Note, dated as of May 11, 2017, issued by Parent in favor of Kenneth R. Goulet, in the original principal amount of $350,000; (q) Second Amended and Restated Convertible Secured Promissory Note, dated as of May 11, 2017, issued by Parent in favor of Stephen Sullivan, in the original principal amount of
$100,000; (r) Second Amended and Restated Convertible Secured Promissory Note, dated as of May 11,
2017, issued by Parent in favor of IS Capital LLC, in the original principal amount of $250,000; (s) Second Amended and Restated Convertible Secured Promissory Note, dated as of May 11, 2017, issued by Parent in favor of Michigan Growth Capital Partners II, L.P., in the original principal amount of
$1,500,000; (t) Second Amended and Restated Convertible Secured Promissory Note, dated as of May 11, 2017, issued by Parent in favor of Claritas Sharecare Notes, LLC, in the original principal amount of
$3,650,000; (u) Second Amended and Restated Convertible Secured Promissory Note, dated as of May 11, 2017, issued by Parent in favor of Claritas Dozoretz Partners, LLC, in the original principal amount of $350,000; (v) Second Amended and Restated Convertible Secured Promissory Note, dated as of May 11, 2017, issued by Parent in favor of KFBSF Private Equity Fund III, L.P., in the original principal amount of $100,000; (w) Second Amended and Restated Convertible Secured Promissory Note, dated as of May 11, 2017, issued by Parent in favor of Claritas Sharp Partners, LLC, in the original principal amount of $500,000; (x) Second Amended and Restated Convertible Secured Promissory Note, dated as of May 11, 2017, issued by Parent in favor of Aerojet Rocketdyne Master Retirement Trust, in the original principal amount of $6,500,000; (y) Second Amended and Restated Convertible Secured Promissory Note, dated as of May 11, 2017, issued by Parent in favor of WHX Pension Plan Trust, in the original principal amount of $3,500,000; (z) Amended and Restated Convertible Secured Promissory Note, dated as of May 11, 2017, issued by Parent in favor of Arsenal Venture Partners II, L.P., in the original principal amount of $202,939.50; (aa) Amended and Restated Convertible Secured Promissory Note, dated as of May 11, 2017, issued by Parent in favor of Arsenal Venture Partners IIA, L.P., in the original principal amount of $47,060.50; (bb) Amended and Restated Convertible Secured Promissory Note, dated as of May 11, 2017, issued by Parent in favor of Claude W. & Dolly Ahrens Foundation, in the original principal amount of $200,000; (cc) Amended and Restated Convertible Secured Promissory Note, dated as of May 11, 2017, issued by Parent in favor of Jeffrey A. Allred IRA, in the original principal amount of $100,000; (dd) Amended and Restated Convertible Secured Promissory Note, dated as of May 11, 2017, issued by Parent in favor of Claritas Sharecare Notes, LLC, in the original principal amount of $50,000; (ee) Amended and Restated Convertible Secured Promissory Note, dated as of May 11, 2017, issued by Parent in favor of Claritas Sharp Partners, LLC, in the original principal amount of
$500,000; (ff) Amended and Restated Convertible Secured Promissory Note, dated as of May 11, 2017, issued by Parent in favor of Claritas Cornerstone Partners, L.P., in the original principal amount of
$500,000; and (gg) each other Convertible Secured Promissory Note issued pursuant to the terms and conditions of the 2016 Convertible Notes Purchase Agreement to the extent permitted under this ~~Agreement.~~

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~~“2016 Convertible Notes Agency Agreement” means that certain Collateral Agency~~ Agreement, dated as of March 18, 2016, among the 2016 Convertible Notes Agent, the 2016 Convertible Noteholders, and Parent (for itself and as successor by merger to DailyStrength, Inc., Health and Fitness Provider Network, LLC, RealAge, Inc., The Little Blue Book, Inc., and WisePatient LLC), QH ~~Acquisition Sub, LLC, Bactes Imaging Solutions, Inc., and Bactes Imaging Solutions, LLC, as grantors.~~

~~“2016 Convertible Notes Agent” means the “Collateral Agent” as such term is defined in~~ the 2016 Convertible Notes Agency Agreement and any Person acting in a similar capacity under any ~~amendment, restatement, supplement, replacement or refinancing thereof.~~

~~“2016 Convertible Notes Documents” means the 2016 Convertible Notes, the 2016~~ Convertible Notes Purchase Agreement, the Convertible Notes Agency Agreement, the 2016 Convertible Notes Security Agreement, the 2013/2016 Convertible Notes Intercreditor Agreement, and any documents, joinders, instruments and agreements entered into in connection therewith, in each case, as amended, modified, supplemented or restated from time to time if and to the extent not prohibited ~~pursuant to the 2016 Convertible Notes Intercreditor Agreement.~~

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~~“2016 Convertible Note Indebtedness” means the Indebtedness incurred by Parent under~~ the 2016 Convertible Notes in an aggregate original principal amount not to exceed $45,000,000, minus the aggregate amount of all repayments and prepayments of the principal of the obligations under the 2016 Convertible Notes (other than repayments or prepayments of such obligations in connection with a ~~refinancing, replacement, renewal or extension thereof).~~

~~“2016 Convertible Notes Intercreditor Agreement” means that certain Amended and~~ Restated Subordination Agreement, dated as of May 11], 2017, among the 2016 Convertible Notes Agent, the 2016 Convertible Noteholders, and Agent, the form and substance of which is reasonably ~~satisfactory to Agent.~~

~~“2016 Convertible Notes Purchase Agreement” means that certain Convertible Note and~~ Warrant Purchase Agreement, dated as of March 18, 2016, among Parent and the “Purchasers” party thereto, as amended by that certain First Amendment to Convertible Note and Warrant Purchase Agreement, dated as of June 30, 2016, by that certain Second Amendment to Convertible Note and Warrant Purchase Agreement, dated as of March 9, 2017, and by that certain Third Amendment to ~~Convertible Note and Warrant Purchase Agreement, dated as of May 11, 2017.~~

“Account” means an account (as that term is defined in the Code).

“Account Debtor” means any Person who is obligated on an Account, chattel paper, or a general intangible.

“Account Party” has the meaning specified therefor in Section 2.11(b) of this
Agreement.

“Accounting Changes” means changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants (or successor thereto or any agency with similar functions).

“Acquired Indebtedness” means Indebtedness of a Person whose assets or Equity Interests are acquired by a Loan Party or any of its Subsidiaries in a Permitted Acquisition; provided, that

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such Indebtedness (a) is either purchase money Indebtedness or a Capital Lease with respect to Equipment or mortgage financing with respect to Real Property, (b) was in existence prior to the date of such Permitted Acquisition, and (c) was not incurred in connection with, or in contemplation of, such Permitted Acquisition.

“Acquisition” means (a) the purchase or other acquisition by a Person or its Subsidiaries of all or substantially all of the assets of (or substantially all of the assets of any division or business line of) any other Person, or (b) the purchase or other acquisition (whether by means of a merger, consolidation, or otherwise) by a Person or its Subsidiaries of all of the Equity Interests of any other Person.

“Additional Documents” has the meaning specified therefor in Section 5.12 of this
Agreement.

“Adjusted Borrowing Base” means, as of any date of determination, the result of (a) the Borrowing Base then in effect, less (b) the amount of credit availability created by clause (b) of the definition of Borrowing Base.

“Administrative Borrower” has the meaning specified therefor in Section 17.13 of this
Agreement.

“Administrative Questionnaire” has the meaning specified therefor in Section 13.1(a) of this Agreement.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affected Lender” has the meaning specified therefor in Section 2.13(b) of this
Agreement.

“Affiliate” means, as applied to any Person, any other Person who controls, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” means the possession, directly or indirectly through one or more intermediaries, of the power to direct the management and policies of a Person, whether through the ownership of Equity Interests, by contract, or otherwise; provided, that for purposes of the definition of Eligible Accounts and Section 6.10 of this Agreement: (a) if any Person ~~which~~ owns directly or indirectly 10% or more of the Equity Interests having ordinary voting power for the election of directors or other members of the governing body of a Person or 10% or more of the partnership or other ownership interests of a Person (other than as a limited partner of such Person), then both such Persons shall be ~~deemed an Affiliate of such Person~~Affiliates of each other, (b) each director (or comparable manager) of a Person shall be deemed to be an Affiliate of such Person, and (c) each partnership in which a Person is a general partner shall be deemed an Affiliate of such Person; provided further that, notwithstanding anything to the contrary contained in the foregoing, each Permitted Joint Venture shall constitute an Affiliate of the Loan Parties and their Subsidiaries.

“Agent” has the meaning specified therefor in the preamble to this Agreement.

“Agent-Related Persons” means Agent, together with its Affiliates, officers, directors, employees, attorneys, and agents.

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“Agent’s Account” means the Deposit Account of Agent identified on Schedule A-1 to this Agreement (or such other Deposit Account of Agent that has been designated as such, in writing, by Agent to Borrowers and the Lenders).

“Agent’s Liens” means the Liens granted by each Loan Party or its Subsidiaries to Agent under the Loan Documents and securing the Obligations.

“Agreement” means this Credit Agreement, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

~~“Announcements” has the meaning specified therefor in Section 1.7 of this Agreement.~~

“Anti-Corruption Laws” means the FCPA, the U.K. Bribery Act of 2010, as amended, and all other applicable laws and regulations or ordinances concerning or relating to bribery or corruption in any jurisdiction in which any Loan Party or any of its Subsidiaries or Affiliates is located or is doing business.

“Anti-Money Laundering Laws” means the applicable laws or regulations in any jurisdiction in which any Loan Party or any of its Subsidiaries or Affiliates is located or is doing business that relates to money laundering, any predicate crime to money laundering, or any financial record keeping and reporting requirements related thereto.

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“Applicable ~~Advance Rate” means, as of any date of determination (a) during the period~~ from the Closing Date through and including the Borrowing Base Certificate Delivery Date with respect to the month ended December 31, 2017, 90%, (b) during the period from the first day following the Borrowing Base Certificate Delivery Date with respect to the month ended December 31, 2017, through and including the Borrowing Base Certificate Delivery Date with respect to the month ended March 31, 2018, 88%, (c) during the period from the first day following the Borrowing Base Certificate Delivery Date with respect to the month ended March 31, 2018, through and including the Borrowing Base Certificate Delivery Date with respect to the month ended June 30, 2018, 87%, (d) during the period from the first day following the Borrowing Base Certificate Delivery Date with respect to the month ended June 30, 2018, through and including the Borrowing Base Certificate Delivery Date with respect to the month ended September 30, 2018, 86%, and (e) at all times after the Borrowing Base Certificate ~~Delivery Date with respect to the month ended September 30, 2018, 85%.~~

~~“Applicable Margin” means, as of any date of determination and with respect to Base~~ Rate Loans or LIBOR Rate Loans, as applicable, the applicable margin set forth in the following table that corresponds to the Fixed Charge Coverage Ratio calculation for the Reference Period ending on the last day of the most recently completed fiscal quarter which calculation has been delivered to Agent pursuant to Section 5.1 of this Agreement (the “Fixed Charge Coverage Ratio Calculation”); provided, that for the period from the Closing Date through and including December 31, 2017, the Applicable Margin shall be set at the margin in the row styled “Level III”; provided further, that any time an Event of Default has occurred and is continuing, the Applicable Margin shall be set at the margin in the row ~~styled “Level III”:~~

Level	~~Fixed Charge Coverage Ratio~~	Applicable Margin for Base	Applicable Margin for
		Rate Loans (the “Base Rate	LIBOR Rate Loans (the

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		~~Margin”)~~	~~“LIBOR Rate Margin”)~~
I	~~> 1.50 to 1.00~~	~~1.75 percentage points~~	~~2.75 percentage points~~
II	< 1.50 to 1.00 and > 1.00 to	~~2.00 percentage points~~	~~3.00 percentage points~~
~~1.00~~
III	~~< 1.00 to 1.00~~	~~2.25 percentage points~~	~~3.25 percentage points~~

~~Except as set forth in the foregoing proviso, the Applicable Margin shall be based upon~~ the most recent Fixed Charge Coverage Ratio Calculation, which will be calculated as of the end of each fiscal quarter. Except as set forth in the foregoing provisos, the Applicable Margin shall be re-determined quarterly on the first day of the month following the date of delivery to Agent of the certified Fixed Charge Coverage Ratio Calculation; provided, that if Borrowers fail to provide such certification when such certification is due, the Applicable Margin shall be set at the margin in the row styled “Level III” as of the first day of the month following the date on which the certification was required to be delivered until the date on which such certification is delivered (on which date (but not retroactively), without constituting a waiver of any Default or Event of Default occasioned by the failure to timely deliver such certification, the Applicable Margin shall be set at the margin based upon the calculations disclosed by such certification. In the event that the information regarding the Fixed Charge Coverage Ratio contained in any certificate delivered pursuant to Section 5.1 of the Agreement is shown to be inaccurate, and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin for any period (an “Applicable Period”) than the Applicable Margin actually applied for such Applicable Period, then (i) Borrowers shall immediately deliver to Agent a correct certificate for such Applicable Period, (ii) the Applicable Margin shall be determined as if the correct Applicable Margin (as set forth in the table above) were applicable for such Applicable Period, and (iii) Borrowers shall immediately deliver to Agent full payment in respect

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of the accrued additional interest as a result of such increased Applicable Margin for such Applicable Period, which payment shall be promptly applied ~~by Agent to the affected Obligations~~Margin” means (a) in the case of a Base Rate Loan, 0.75 percentage points (the “Base Rate Margin”) and (b) in the case of a SOFR Loan, 1.75 percentage points (the “SOFR Margin”).

“Application Event” means the occurrence of (a) a failure by Borrowers to repay all of the Obligations in full on the Maturity Date, or (b) an Event of Default and the election by Agent or the Required Lenders to require that payments and proceeds of Collateral be applied pursuant to Section 2.4(b)(iii) of this Agreement.
“Assignee” has the meaning specified therefor in Section 13.1(a) of this Agreement. “Assignment and Acceptance” means an Assignment and Acceptance Agreement substantially in the form of Exhibit A-1 to this Agreement.

“Authorized Person” means any one of the individuals identified as an officer of a Borrower on Schedule A-2 to this Agreement, or any other individual identified by Administrative Borrower as an authorized person and authenticated through Agent’s electronic platform or portal in accordance with its procedures for such authentication.

~~“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if the then-current Benchmark is a term rate, any tenor for~~

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~~such Benchmark or (y) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of an Interest Period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.12(d)(iii)(D); provided, that if the then-current Benchmark is based upon SOFR Average, such Benchmark shall be deemed to not have any Available Tenors.~~

“Availability” means, as of any date of determination, the amount that Borrowers are entitled to borrow as Revolving Loans under Section 2.1 of this Agreement (after giving effect to the then outstanding Revolver Usage).

“Available Increase Amount” means, as of any date of determination, an amount equal to the result of (a) $15,000,000, minus (b) the aggregate principal amount of Increases to the Revolver Commitments previously made pursuant to Section 2.14 of this Agreement.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (a ) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (b) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.12(d)(iii)(D).

“Average Revolver Usage” means, with respect to any period, the sum of the aggregate amount of Revolver Usage for each day in such period (calculated as of the end of each respective day) divided by the number of days in such period.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable ~~EEA~~ Resolution Authority in respect of any liability of an ~~EEA~~Affected Financial Institution.

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“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank Product” means any one or more of the following financial products or accommodations extended to any Loan Party or any of its Subsidiaries by a Bank Product Provider: (a) credit cards (including commercial cards (including so-called “purchase cards”, “procurement cards” or “p-cards”)), (b) payment card processing services, (c) debit cards, (d) stored value cards, (e) Cash Management Services, or (f) transactions under Hedge Agreements.

“Bank Product Agreements” means those agreements entered into from time to time by any Loan Party or any of its Subsidiaries with a Bank Product Provider in connection with the obtaining of any of the Bank Products.

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“Bank Product Collateralization” means providing cash collateral (pursuant to documentation reasonably satisfactory to Agent) to be held by Agent for the benefit of the Bank Product Providers (other than the Hedge Providers) in an amount determined by Agent, in its Permitted Discretion, as sufficient to satisfy the reasonably estimated credit exposure, operational risk or processing risk with respect to the then existing Bank Product Obligations (other than Hedge Obligations).

“Bank Product Obligations” means (a) all obligations, liabilities, reimbursement obligations, fees, or expenses owing by each Loan Party and its Subsidiaries to any Bank Product Provider pursuant to or evidenced by a Bank Product Agreement and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, (b) all Hedge Obligations, and (c) all amounts that Agent or any Lender is obligated to pay to a Bank Product Provider as a result of Agent or such Lender purchasing participations from, or executing guarantees or indemnities or reimbursement obligations to, a Bank Product Provider with respect to the Bank Products provided by such Bank Product Provider to a Loan Party or its Subsidiaries.

“Bank Product Provider” means Wells Fargo or any of its Affiliates, including each of the foregoing in its capacity, if applicable, as a Hedge Provider.

“Bank Product Reserves” means, as of any date of determination, those reserves that Agent, in its Permitted Discretion, deems necessary or appropriate to establish (based upon the Bank Product Providers’ determination of the liabilities and obligations of each Loan Party and its Subsidiaries in respect of Bank Product Obligations) in respect of Bank Products then provided or outstanding.

“Bankruptcy Code” means title 11 of the United States Code, as in effect from time to time.

“Base Rate” means, for any day, the greatest of (a) the Floor, (b) the Federal Funds Rate in effect on such day plus ½%, (~~b~~c) ~~the LIBOR Rate (which rate shall be calculated based upon an Interest Period of one month and shall be determined on a daily basis)~~Term SOFR for a one month tenor in effect on such day, plus ~~one percentage point~~1% provided that this clause (c) shall not be applicable during any period in which Term SOFR is unavailable or unascertainable, and (~~c~~d) the rate of interest announced, from time to time, within Wells Fargo at its principal office in San Francisco as its “prime rate” in effect on such day, with the understanding that the “prime rate” is one of Wells Fargo’s base rates (not necessarily the lowest of such rates) and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto and is evidenced by the recording thereof after its announcement in such internal publications as Wells Fargo may designate ~~(and, if any such announced rate is below zero, then the rate determined pursuant to this clause (c) shall be deemed to be zero)~~.

“Base Rate Loan” means each portion of the Revolving Loans that bears interest at a rate determined by reference to the Base Rate.
“Base Rate Margin” has the meaning set forth in the definition of Applicable Margin. “Benchmark” means, initially, ~~USD LIBOR~~the Term SOFR Reference Rate; provided that if a Benchmark Transition Event~~, a Term SOFR Transition Event or an Early Opt-in Election, as~~

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~~applicable, and its related Benchmark Replacement Date have~~ has occurred with respect to ~~USD LIBOR~~the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the

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applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.12(d)(iii)(A).

“Benchmark Replacement” means,

~~(a)~~with respect to any Benchmark Transition Event ~~or Early Opt-in Election, the first~~ alternative set forth in the order below that can be determined by Agent for the applicable Benchmark ~~Replacement Date:~~

~~(i)for any Available Tenor~~, the sum of: (~~A) Term SOFR and (B) the related Benchmark Replacement Adjustment;~~

~~(ii)~~the sum of: (A) SOFR Average and (B) the related Benchmark ~~Replacement Adjustment; or~~

~~(iii)for any Available Tenor (if applicable), the sum of: (A~~a) the alternate benchmark rate that has been selected by Agent and Administrative Borrower ~~as the replacement for the then-current Benchmark for the applicable Corresponding Tenor (if applicable)~~ giving due consideration to (~~1~~i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (~~2~~ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for Dollar-denominated syndicated credit facilities ~~at such time~~ and ~~(B) the related Benchmark Replacement Adjustment; or~~ (b) with respect to any Term SOFR Transition Event, for any Available Tenor (if applicable), the
~~sum of (i) Term SOFR and (ii)~~ the related Benchmark Replacement Adjustment; ~~or~~provided that~~, (x) in~~ the case of clause (a)(i), if Agent decides that Term SOFR is not administratively feasible for Agent, then Term SOFR will be deemed unable to be determined for purposes of this definition and (y) in the case of clause (a)(i) or clause (b) of this definition, the applicable Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected ~~by Agent in its discretion. If the~~ if such Benchmark Replacement as so determined ~~pursuant to clause~~

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~~(a)(i), (a)(ii) or (a)(iii) or clause (b) of this definition~~ would be less than the Floor, ~~the~~such Benchmark Replacement ~~will~~shall be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable ~~Interest Period and~~ Available Tenor ~~(if applicable) for any setting of such Unadjusted Benchmark Replacement:~~

(a)for purposes of clauses (a)(i) and (b) of the definition of “Benchmark Replacement,” an amount equal to (A) 0.11448% (11.448 basis points) for an Available Tenor of one-month’s duration, (B) 0.26161% (26.161 basis points) for an Available Tenor of three-months’ ~~duration and (C) 0.42826% (42.826 basis points) for an Available Tenor of six-months’ duration;~~

(b)for purposes of clause (a)(ii) of the definition of “Benchmark Replacement,” an ~~amount equal to 0.11448% (11.448 basis points); and~~

(c)for purposes of clause (a)(iii) of the definition of “Benchmark Replacement,”, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by Agent and Administrative Borrower giving due consideration to (ia) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such ~~Available Tenor (if~~

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~~applicable) of such~~ Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body ~~on the applicable Benchmark Replacement Date~~ or (~~ii~~b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such ~~Available Tenor (if applicable) of such~~ Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities.

~~“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark~~ Replacement, any technical, administrative or operational changes (including changes to the definition of ~~“Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency~~ of determining rates and making payments of interest, timing of borrowing requests or prepayment, ~~conversion or continuation notices, length of lookback periods, the applicability of breakage provisions,~~ and other technical, administrative or operational matters) that Agent decides may be appropriate to ~~reflect the adoption and implementation of such Benchmark Replacement and to permit the~~ administration thereof by Agent in a manner substantially consistent with market practice (or, if Agent decides that adoption of any portion of such market practice is not administratively feasible or if Agent ~~determines that no market practice for the administration of such Benchmark Replacement exists, in such~~ other manner of administration as Agent decides is reasonably necessary in connection with the ~~administration of this Agreement and the other Loan Documents)~~ at such time.

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(a)in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (~~if applicable) of such Benchmark (~~or such component thereof); or

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(b)in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date ~~of~~on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the ~~public~~most recent statement or publication ~~of information~~ referenced ~~therein;~~ in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

(c)in the case of a Term SOFR Transition Event, the date that is thirty (30) days after Agent has provided the Term SOFR Notice to the Lenders and Administrative Borrower pursuant to ~~Section 2.12(d)(iii)(A)(2); or~~

(d)in the case of an Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as Agent has not received, by 5:00 p.m. on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders ~~comprising the Required Lenders.~~

For the avoidance of doubt, ~~(A) if the event giving rise to the Benchmark Replacement Date occurs on~~ the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination

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~~and (B) if the then-current Benchmark has any Available Tenors,~~ the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a)a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors ~~(if applicable)~~ of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor ~~(if applicable)~~ of such Benchmark (or such component thereof);

(b)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the ~~Federal Reserve~~ Board of Governors, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors ~~(if applicable)~~ of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor ~~(if applicable)~~ of such Benchmark (or such component thereof); or

(c)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors ~~(if applicable)~~ of such Benchmark (or such component thereof) are ~~no longer~~not, or as of a specified future date will not be, representative.

For the avoidance of doubt, if the then-current Benchmark has any Available Tenors, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Start Date” means, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).

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“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date ~~pursuant to clauses (a) or (b) of that definition~~ has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.12(d)(iii) and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.12(d)(iii).

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“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means a “defined benefit plan” (as defined in Section 3(35) of ERISA) for which any Loan Party or any of its Subsidiaries or ERISA Affiliates has been an “employer” (as defined in Section 3(5) of ERISA) within the past six years.

“BHC Act Affiliate” of a Person means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such Person.

“Board of Directors” means, as to any Person, the board of directors (or comparable managers) of such Person, or any committee thereof duly authorized to act on behalf of the board of directors (or comparable managers).

“Board of Governors” means the Board of Governors of the Federal Reserve System of the United States (or any successor).

“Borrower” and “Borrowers” have the respective meanings specified therefor in the preamble to this Agreement.

“Borrower Materials” has the meaning specified therefor in Section 17.9(c) of this
Agreement.

“Borrowing” means a borrowing consisting of Revolving Loans made on the same day by the Lenders (or Agent on behalf thereof), or by Swing Lender in the case of a Swing Loan, or by Agent in the case of an Extraordinary Advance.

“Borrowing Base” means, as of any date of determination, the result of:

(a)the result of:

(i)~~the result~~85% of ~~the Applicable Advance Rate then in effect, times~~ the result of (A) the amount of Eligible Accounts, minus (B) the Credit and Unapplied Collection Amount with respect to Eligible Accounts (other than Eligible Extended Accounts), minus (C) the amount, if any, of the Dilution Reserve with respect to Accounts (other than Unbilled Accounts and Eligible Extended Accounts), plus

(ii)the lesser of (1) ~~the result~~85% of ~~Applicable Advance Rate then in effect, times~~ the result of (A) the amount of Eligible Extended Accounts, minus (B) the Credit and Unapplied Collection Amount with respect to Eligible Extended Accounts, minus (C) the amount, if any, of the Dilution Reserve with respect to Eligible Extended Accounts, and (2)
$6,000,000, plus

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(iii)the lesser of (A) ~~the Applicable Advance Rate then in effect, times~~85% of the result of (x) the amount of Eligible Unbilled Accounts, minus (y) the amount, if any, of the Dilution Reserve with respect to Unbilled Accounts, and (B) the Eligible Unbilled Availability Cap then in effect, plus

(b)at the option of Administrative Borrower, 100% of Eligible Cash, minus

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(c)the aggregate amount of Reserves, if any, established by Agent from time to time under Section 2.1(c) of this Agreement.

“Borrowing Base Certificate” means a certificate substantially in the form of Exhibit B-1 to this Agreement.

~~“~~, which such form of Borrowing Base Certificate ~~Delivery Date” means, with respect to~~ any month, the earlier of (a) the date of delivery of the Borrowing Base Certificate setting forth the certified calculation of the Borrowing Base as of the last day of such month pursuant to Section 5.2 of this Agreement, and (b) the date that such certification is required to be delivered pursuant to Section 5.2 ~~of this Agreement~~may be amended, restated, supplemented or otherwise modified from time to time (including, without limitation, changes to the format thereof), as approved by Agent in Agent’s Permitted Discretion.

“Business Day” means any day that is not a Saturday, Sunday, or other day on which ~~banks are authorized or required to close in the state~~the Federal Reserve Bank of New York~~, except that,~~ if a determination of a Business Day shall relate to a LIBOR Rate Loan, the term “Business Day” also shall exclude any day on which banks are closed for dealings in Dollar deposits in the London interbank ~~market~~ is closed.

“Capital Expenditures” means, with respect to any Person for any period, the amount of all expenditures by such Person and its Subsidiaries during such period that are capital expenditures as determined in accordance with GAAP, whether such expenditures are paid in cash or financed, but excluding, without duplication (a) with respect to the purchase price of assets that are purchased substantially contemporaneously with the trade-in of existing assets during such period, the amount that the gross amount of such purchase price is reduced by the credit granted by the seller of such assets for the assets being traded in at such time, (b) expenditures made during such period to consummate one or more Permitted Acquisitions, (c) capitalized software development costs to the extent such costs are deducted from net earnings under the definition of EBITDA for such period, and (d) expenditures made during such period that are purchased with the net cash proceeds of any Permitted Disposition to the

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extent such net cash proceeds are not required to be applied to the repayment of Indebtedness~~, (e)~~ expenditures made during such period to the extent made with the identifiable proceeds of an equity investment in a Loan Party or any of its Subsidiaries which equity investment is made substantially contemporaneously with the making of the expenditure, and (f) expenditures during such period that, pursuant to a written agreement, are reimbursed by a third Person (excluding any Loan Party or any of its ~~Affiliates)~~.

“Capital Lease” means each lease that has been or is required to be, in accordance with GAAP, recorded as a capital or financing lease.

“Capitalized Lease Obligation” means that portion of the obligations under a Capital Lease that is required to be capitalized in accordance with GAAP.

~~“Capital Lease” means a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.~~

“CareFirst” means (a) Group Hospitalization & Medical Services, Inc., (b) CareFirst of Maryland, Inc., and (c) CareFirst BlueChoice, Inc.

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“Cash Equivalents” means (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof, (b) marketable direct obligations issued or fully guaranteed by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor’s Rating Group (“S&P”) or Moody’s Investors Service, Inc. (“Moody’s”), (c) commercial paper maturing no more than 270 days from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody’s, (d) certificates of deposit, time deposits, overnight bank deposits or bankers’ acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States or any state thereof or the District of Columbia or any United States branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $1,000,000,000, (e) Deposit Accounts maintained with (i) any bank that satisfies the criteria described in clause (d) above, or
(ii) any other bank organized under the laws of the United States or any state thereof so long as the full amount maintained with any such other bank is insured by the Federal Deposit Insurance Corporation, (f) repurchase obligations of any commercial bank satisfying the requirements of clause (d) of this definition or of any recognized securities dealer having combined capital and surplus of not less than
$1,000,000,000, having a term of not more than seven days, with respect to securities satisfying the criteria in clauses (a) or (d) above, (g) debt securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the criteria described in clause (d) above, and (h) Investments in money market funds substantially all of whose assets are invested in the types of assets described in clauses (a) through (g) above.

“Cash Management Services” means any cash management or related services including treasury, depository, return items, overdraft, controlled disbursement, merchant store value cards, e-payables services, electronic funds transfer, interstate depository network, automatic clearing house transfer (including the Automated Clearing House processing of electronic funds transfers through the direct Federal Reserve Fedline system) and other cash management arrangements.

“CFC” means a controlled foreign corporation (as that term is defined in the IRC) in which any Loan Party is a "United States shareholder" within the meaning of Section 951(b) of the IRC.

“CHAMPVA” means, collectively, the Civilian Health and Medical Program of the Department of Veterans Affairs, and all laws, rules, regulations, manuals, orders, guidelines or requirements (whether or not having the force of law) pertaining to such program, in each case as the same may be amended, supplemented or otherwise modified from time to time.

“Change in Law” means the occurrence after the date of this Agreement of: (a) the adoption or effectiveness of any law, rule, regulation, judicial ruling, judgment or treaty, (b) any change in any law, rule, regulation, judicial ruling, judgment or treaty or in the administration, interpretation, implementation or application by any Governmental Authority of any law, rule, regulation, guideline or treaty, ~~or~~ (c) any new, or adjustment to, requirements prescribed by the Board of Governors for “Eurocurrency Liabilities” (as defined in Regulation D of the Board of Governors), requirements imposed by the Federal Deposit Insurance Corporation, or similar requirements imposed by any domestic or foreign governmental authority or resulting from compliance by Agent or any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority and related in any manner to SOFR, the Term SOFR Reference Rate or Term SOFR or (d) the making or issuance by any Governmental Authority of any request, rule, guideline or directive, whether or not having the force of law; provided, that notwithstanding anything in this Agreement to the contrary,

LEGAL_US_W # ~~114834644.8~~114834644.17

(i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith, and (ii) all requests, rules, guidelines or directives concerning capital adequacy promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities shall, in each case, be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued.

“Change of Control” means that:

(a)any ~~Person~~“person” or ~~two or more Persons acting in concert~~“group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person or its Subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) (other than Specified Holders), becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a “person” or “group” shall be deemed to have ~~acquired~~ “beneficial ownership~~, directly or indirectly, of Equity Interests of Holdings (or other securities convertible into such Equity Interests) representing 40% or more of the combined voting power of all Equity Interests of Holdings entitled (without regard to the occurrence of any contingency) to vote for the election of members of the Board of Directors of Holdings,~~

(b)any Person or two or more Persons acting in concert (other than Specified ~~Holders), shall~~

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 ~~have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of~~” of all Equity Interests that such “person” or “group” has the ~~power~~right to ~~exercise~~acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, ~~a controlling influence over the management~~of 40% or ~~policies~~more of ~~Holdings or control over~~ the Equity Interests of ~~such Person~~Holdings entitled to vote for members of the Board of Directors of Holdings on a fully-diluted basis (and taking into account all such Equity Interests that such ~~Person~~“person” or “group” has the right to acquire pursuant to any option right); ~~representing 40% or more of the combined voting power of such Equity Interests,~~

(~~c~~b) during any period of 24 consecutive months ~~commencing on or after the Sixth Amendment Date, the occurrence of a change in the composition~~, a majority of the members of the Board of Directors of Holdings ~~or Parent such that~~ceases to be composed of individuals (i) who were members of that Board of Directors on the first day of such period, (ii) whose election or nomination to that Board of Directors was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that Board of Directors or (iii) whose election or nomination to that Board of Directors was approved by individuals referred to in clauses (i) and (ii) above constituting at the ~~members~~time of such election or nomination at least a majority of that Board of ~~Directors are not Continuing~~ Directors,

(~~d~~c)    Holdings shall fail to own and control, directly or indirectly, 100% of the Equity Interests of Parent,

(~~e~~d)    Parent shall fail to own and control, directly or indirectly, 100% of the Equity Interests of each other Loan Party (other than Holdings), or

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(e) ~~the occurrence of any “Change of Control” (or any comparable term~~there shall have occurred under any indenture or other instrument evidencing any Indebtedness in excess of
$10,000,000 any “change in control” or similar provision~~) under or with respect to any Equity Interests of any Loan Party~~ (as set forth in the indenture, agreement or other evidence of such Indebtedness) obligating Holdings or any of its Subsidiaries to repurchase, redeem or repay all or any part of the Indebtedness ~~of any Loan Party or any of its Subsidiaries with an outstanding principal amount in excess of $10,000,000~~provided for therein.

“Chattel Paper” has the meaning specified therefor in the Guaranty and Security
Agreement.

“Closing Date” means the date of the making of the initial Revolving Loan (or other extension of credit) under this Agreement.
“Code” means the New York Uniform Commercial Code, as in effect from time to time. “Collateral” means all assets and interests in assets and proceeds thereof now owned or hereafter acquired by any Loan Party or its Subsidiaries in or upon which a Lien is granted by such
Person in favor of Agent or the Lenders under any of the Loan Documents.

“Collateral Access Agreement” means a landlord waiver, bailee letter, or acknowledgement agreement of any lessor, warehouseman, processor, consignee, or other Person in possession of, having a Lien upon, or having rights or interests in any Loan Party’s or its Subsidiaries’ books and records, Equipment, or Inventory, in each case, in form and substance reasonably satisfactory to Agent.

“Collections” means, all cash, checks, notes, instruments, and other items of payment (including insurance proceeds, cash proceeds of asset sales, rental proceeds and tax refunds).

“Commercial Tort Claims” has the meaning specified therefor in the Guaranty and Security Agreement.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Compliance Certificate” means a certificate substantially in the form of Exhibit C-1 to this Agreement delivered by the chief financial officer or treasurer of ~~Parent~~Holdings to Agent.

“Confidential Information” has the meaning specified therefor in Section 17.9(a) of this
Agreement.

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“~~Continuing Director” means (a) any member of the Board of Directors who was a director (or comparable manager) of Holdings on the Sixth Amendment Date, and (b) any individual who becomes a member of the Board of Directors after the Closing Date if such individual was approved, appointed or nominated for election to the Board of Directors by either the Specified Holders or a majority of the Continuing Directors.~~Confidential Healthcare Information” has the meaning specified therefor in Section 17.9(d) of this Agreement.

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“Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 2.12(b)(ii) and other technical, administrative or operational matters) that Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by Agent in a manner substantially consistent with market practice (or, if Agent decides that adoption of any portion of such market practice is not administratively feasible or if Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Control Agreement” means a control agreement, in form and substance reasonably satisfactory to Agent, executed and delivered by a Loan Party or one of its Subsidiaries, Agent~~, the Second Lien Agent (if applicable)~~, and the applicable securities intermediary (with respect to a Securities Account) or bank (with respect to a Deposit Account).

~~“Convertible Notes” means (a) the 2013 Convertible Notes and (b) the 2016 Convertible~~
~~Notes.~~

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~~“Convertible Notes Documents” means the 2013 Convertible Notes Documents and the 2016 Convertible Notes Documents.~~

~~“Convertible Notes Indebtedness” means the 2013 Convertible Notes Indebtedness and the 2016 Convertible Notes Indebtedness.~~

~~“Convertible Notes Intercreditor Agreements” means the 2013 Convertible Notes Intercreditor Agreement and the 2016 Convertible Notes Intercreditor Agreement.~~

“Copyright” has the meaning specified therefor in the Guaranty and Security Agreement.

“Copyright Security Agreement” has the meaning specified therefor in the Guaranty and Security Agreement.

“~~Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.~~

~~“Covenant Adjustment Date” means~~Covenant Testing Period” means a period (a) commencing on the last day of the ~~fourth consecutive~~ fiscal quarter of ~~Parent~~Holdings most recently ended prior to a Covenant Trigger Event for which Borrowers ~~have delivered~~are required to deliver to Agent quarterly or annual financial statements pursuant to ~~Section~~Schedule 5.1 ~~of~~to this Agreement, ~~together with a Compliance Certificate with respect thereto, demonstrating that the Fixed Charge Coverage Ratio of Parent as of the last~~and (b) continuing through and including the first day ~~of~~after such ~~fiscal quarter, for the four fiscal quarter period then ended, was at least 1.10 to 1.00~~Covenant Trigger

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Event that Excess Availability has equaled or exceeded the greater of (i) 15% of the Line Cap and (ii)
$9,000,000 for 60 consecutive days.

“Covenant Trigger Event” means if at any time Excess Availability is less than the greater of (i) 15% of the Line Cap Amount and (ii) $9,000,000.

“Covered Entity” means any of the following:

(a)a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(b)a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(c)a “covered FSI” as that term is defined in, and interpreted in accordance with, 12
C.F.R. § 382.2(b).

“Covered Party” has the meaning specified therefor in Section 17.15 of this Agreement.

“Credit and Unapplied Collection Amount” means, at any time, the sum of (a) any credit charges of any Account Debtors of Eligible Accounts that are aged greater than 120 days from the invoice date and (b) any collections on Accounts that have been received by a Borrower but have not yet been applied to the invoice.

“De Brouwer Subordinated Note” means that certain Subordinated Promissory Note, ~~dated February 22, 2021, in the original principal amount of $14,000,000, issued by Parent in favor of Walter De Brouwer.~~

“Default” means an event, condition, or default that, with the giving of notice, the passage of time, or both, would be an Event of Default.

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“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” means any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies Agent and Administrative Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable Default or Event of Default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to Agent, Issuing Bank, or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit) within two Business Days of the date when due, (b) has notified any Borrower, Agent or Issuing Bank in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable Default or Event of Default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by Agent or Administrative Borrower, to confirm in writing to Agent and Administrative Borrower that it will comply with its prospective funding obligations hereunder (provided, that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by Agent and Administrative Borrower), or (d) has,

LEGAL_US_W # ~~114834644.8~~114834644.17

or has a direct or indirect parent company that has, (i) become the subject of any Insolvency Proceeding,
(ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-in Action; provided, that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender upon delivery of written notice of such determination to Administrative Borrower, Issuing Bank, and each Lender.

“Defaulting Lender Rate” means (a) for the first three days from and after the date the relevant payment is due, the Base Rate, and (b) thereafter, the interest rate then applicable to Revolving Loans that are Base Rate Loans (inclusive of the Base Rate Margin applicable thereto).
“Deposit Account” means any deposit account (as that term is defined in the Code). “Designated Account” means the Deposit Account of Administrative Borrower identified on Schedule D-1 to this Agreement (or such other Deposit Account of Administrative Borrower located at Designated Account Bank that has been designated as such, in writing, by Borrowers to Agent).

“Designated Account Bank” has the meaning specified therefor in Schedule D-1 to this Agreement (or such other bank that is located within the United States that has been designated as such, in writing, by Borrowers to Agent).

“Dilution” means, as of any date of determination, a percentage based upon the experience of the immediately prior 12 months, that is the result of dividing the Dollar amount of (a) bad debt write-downs, discounts, advertising allowances, credits, or other dilutive items with respect to Borrowers’ Accounts during such period (in the case of (i) discounts and credits, to the extent such items are not reflected on an original invoice unless otherwise required by Agent in its Permitted Discretion,
(ii) credits, determined net of rebilled amounts to the extent agreed by Agent in its Permitted Discretion, and (iii) all items, without duplication of any such items to the extent taken into account in determining the eligibility of Eligible Accounts or to the extent accounted for in the implementation of any Reserves), by (b) Borrowers’ billings with respect to Accounts during such period~~; provided that, notwithstanding the foregoing, Dilution with respect to Accounts of Healthways shall be determined for dates prior to December 31, 2017, not based upon the prior 12-month period, but based upon the experience of a period equal to the number of complete calendar months elapsed since January 1, 2017~~.

“Dilution Reserve” means, as of any date of determination, an amount sufficient to reduce the ~~Applicable Advance Rate by one percentage point (or portion thereof) for every percentage point (or portion thereof) that~~advance rate against Eligible Accounts by the extent to which Dilution ~~exceeds~~is in excess of 5%.

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“Disqualified Equity Interests” means any Equity Interests that, by their terms (or by the terms of any security or other Equity Interests into which they are convertible or for which they are exchangeable), or upon the happening of any event or condition (a) matures or are mandatorily

LEGAL_US_W # ~~114834644.8~~114834644.17

redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Revolver Commitments), (b) are redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests), in whole or in part, (c) provide for the scheduled payments of dividends in cash at any time that such cash payment is not permitted under this Agreement, or (d) are or become convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is 91 days after the Maturity Date.

“Disregarded Domestic Person” means any direct or indirect Domestic Subsidiary that is treated as a disregarded entity for U.S. federal income tax purposes, if it holds no material assets other than the equity of one or more direct or indirect Foreign Subsidiaries that are CFCs or other Disregarded Domestic Persons.

“Doc.ai” means ~~(i) upon consummation of the First Merger until consummation of the~~ Second Merger, Doc.ai Incorporated, a Delaware corporation and a wholly-owned subsidiary of Parent, ~~and (ii) from and after consummation of the Second Merger, Project Delta Merger Sub II~~Sharecare AI, Inc., a Delaware corporation ~~and a wholly-owned Subsidiary of Parent; provided, that after the Fifth Amendment Date, it is expected that the name of~~, as successor by merger to Doc.ai Incorporated and formerly known as Project Delta Merger Sub II~~, Inc. will be changed to Sharecare AI~~, Inc.

~~“Doc.ai Letter of Credit” has the meaning set forth in clause (z) of the definition of “Permitted Indebtedness”.~~

~~“Doc.ai Merger Agreement” means the “Doc.ai Merger Agreement” as that term is defined in the Fifth Amendment.~~

“Dollars” or “$” means United States dollars.

“Domestic Subsidiary” means any Subsidiary of any Loan Party that is not a Foreign
Subsidiary.

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“Drawing Document” means any Letter of Credit or other document presented for purposes of drawing under any Letter of Credit, including by electronic transmission such as SWIFT, electronic mail, facsimile or computer generated communication.

~~“Early Opt-in Election” means, if the then-current Benchmark is USD LIBOR, the~~
~~occurrence of:~~

(a)a notification by Agent to (or the request by Administrative Borrower to Agent to notify) each of the other parties hereto that at least five currently outstanding Dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for ~~review), and~~

(b)the joint election by Agent and Administrative Borrower to trigger a fallback ~~from USD LIBOR and the provision by Agent of written notice of such election to the Lenders.~~

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“Earn-Outs” means unsecured liabilities of a Loan Party arising under an agreement to make any deferred payment as a part of the Purchase Price for a Permitted Acquisition, including performance bonuses or consulting payments in any related services, employment or similar agreement, in an amount that is subject to or contingent upon the revenues, income, cash flow or profits (or the like) of the target of such Permitted Acquisition.

“EBITDA” means, with respect to any fiscal period and with respect to ~~Parent~~Holdings and its Subsidiaries determined, in each case, on a consolidated basis in accordance with GAAP:

(a)the consolidated net income (or loss),

minus

(b)without duplication, the sum of the following amounts for such period to the extent included in determining consolidated net income (or loss) for such period:

(i)~~extraordinary~~unusual or non-recurring gains,

(ii)interest income, and

(iii)any software development costs to the extent capitalized in a manner inconsistent with Parent’s practices with respect to such costs in effect prior to the Closing Date,

plus

(c)without duplication, the sum of the following amounts for such period to the extent ~~included~~deducted in determining consolidated net income (or loss) for such period:

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or losses,

(i)

any ~~extraordinary~~ non-cash unusual or non-recurring charges, expenses

(ii)Interest Expense,

(iii)income taxes,

(iv)depreciation and amortization,

(v)non-cash compensation expense in the form of Equity Interests, the granting of stock options, and the granting of stock appreciation rights and similar arrangements (including any repricing, amendment, modification, substitution, or change of any such Equity Interests, stock option, stock appreciation rights, or similar arrangements) minus the amount of any such expense when paid in cash to the extent not deducted in the computation of net income (or loss),

(vi)non-cash write-downs or write-offs of fixed or intangible assets
(excluding write-downs of Accounts) (provided, that to the extent any non-cash item added back to EBITDA in any period results in a cash payment in such period or a subsequent period such cash payment shall result in a reduction of EBITDA in the period when such payment is made),

(vii)non-recurring cash severance ~~and~~, restructuring and non-operational expenses in an aggregate amount not to exceed $~~5,000,000~~15,000,000 in any fiscal year,

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(viii)with respect to any Permitted Acquisition or Permitted Indebtedness
(whether or not any transaction is actually consummated, but only if and to the extent approved by the Board of Directors of ~~Parent~~Holdings), transaction expenses incurred in connection ~~therewith prior to, on or within 90 days (or such longer period as may be agreed by Agent) of~~with the consummation of such Permitted Acquisition or the incurrence of such Permitted Indebtedness (or, in the case of any transaction not actually consummated, within 90 days of the termination of such proposed transaction), as the case may be, in an aggregate amount not to exceed $~~2,500,000~~7,500,000 (or such greater amount as may be agreed by Agent) in any fiscal year, and

(ix)the add-backs identified on Schedule E-1 to this Agreement (if any) and other add-backs acceptable to Agent.

For the purposes of calculating EBITDA for any Reference Period, if at any time during such Reference Period (and ~~on or~~ after the Closing Date), any Loan Party or any of its Subsidiaries shall have made a Permitted Acquisition, EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto (including pro forma adjustments arising out of events which are directly attributable to such Permitted Acquisition, are factually supportable, and are expected to have a continuing impact, in each case to be mutually and reasonably agreed upon by Parent and Agent) or in such other manner acceptable to Agent as if any such Permitted Acquisition or adjustment occurred on the first day of such Reference Period.

In addition, notwithstanding anything to the contrary contained in the foregoing, (x~~) for purposes of determining EBITDA for any Reference Period which ends prior to December 31, 2017, EBITDA for such Reference Period shall be calculated in accordance with the proviso contained in the definition Reference Period, (y~~) EBITDA of the Loan Parties and their Subsidiaries calculated on a consolidated basis for any Reference Period shall not include the EBITDA of any Permitted Joint Ventures, and (~~z~~y) the aggregate amount of EBITDA attributable to Foreign Subsidiaries for any Reference Period shall not exceed the greater of (1) $~~2,000,000~~5,000,000 and (2) 15% of EBITDA.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Accounts” means those Accounts created by a Borrower in the ordinary course of its business, that arise out of such Borrower’s sale of goods or rendition of services, that comply with each of the representations and warranties respecting Eligible Accounts made in Section 4.4(b), 4.5 or
4.22 of this Agreement, in Section 6(i) or 6(k) of the Guaranty and Security Agreement, or in any Borrowing Base Certificate, and that are not excluded as ineligible by virtue of one or more of the excluding criteria set forth below; provided, that such criteria may be revised from time to time by Agent in Agent’s Permitted Discretion to address the results of any information with respect to the Borrowers’

LEGAL_US_W # ~~114834644.8~~114834644.17

business or assets of which Agent becomes aware after the Closing Date, including any field examination performed by (or on behalf of) Agent from time to time after the Closing Date. In determining the amount to be included, Eligible Accounts shall be calculated (without duplication of the Credit and Unapplied Collection Amount, Dilution or Reserves) net of customer deposits, unapplied cash, taxes, finance charges, service charges, discounts, credits, allowances, and rebates. Eligible Accounts shall not include the following:

LEGAL_US_W # ~~114834644.8~~114834644.17

invoice date,

(a)

Accounts that the Account Debtor has failed to pay within 150 days of original

~~(d)~~Accounts owed by an Account Debtor (or its Affiliates) where 50% ~~of~~or more of all Accounts owed by that Account Debtor (or its Affiliates) are deemed ineligible under clause (a) above and are not Eligible Extended Accounts;

~~(e)~~Accounts with selling terms of more than, 90 days unless otherwise agreed by
Agent in its Permitted Discretion,

~~(f)~~Accounts with respect to which the Account Debtor is a natural person, an
Affiliate of any Borrower or an employee or agent of any Borrower or any Affiliate of any Borrower,

~~(g)~~Accounts (i) arising in a transaction wherein goods are placed on consignment or are sold pursuant to a guaranteed sale, a sale or return, a sale on approval, a bill and hold, or any other terms by reason of which the payment by the Account Debtor may be conditional, or (ii) with respect to which the payment terms are “C.O.D.”, cash on delivery or other similar terms or which are on “zero terms” or “no terms” unless otherwise approved by Agent in its Permitted Discretion,

~~(h)~~Accounts that are not payable in Dollars,

~~(i)~~Accounts with respect to which the Account Debtor either (i) does not maintain its chief executive office or principal place of business in the United States or Canada (or, in the case of a multi-national Account Debtor, a substantial presence in the United States or Canada acceptable to Agent in its Permitted Discretion), or (ii) is not organized under the laws of the United States or Canada or any state or province thereof, or (iii) is the government of any foreign country or foreign sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof, unless (A) the Account is supported by an irrevocable letter of credit reasonably satisfactory to Agent (as to form, substance, and issuer or domestic confirming bank) that has been delivered to Agent and, if requested by Agent, is directly drawable by Agent, or (B) the Account is covered by credit insurance in form, substance, and amount, and by an insurer, reasonably satisfactory to Agent,

~~(j)~~Accounts with respect to which the Account Debtor is either (i) the United States or any department, agency, or instrumentality of the United States (exclusive, however, of Accounts with respect to which Borrowers have complied, to the satisfaction of Agent in its Permitted Discretion, with the Assignment of Claims Act, 31 USC §3727), or (ii) any state of the United States or any other Governmental Authority which has adopted a statute similar to the Assignment of Claims Act, 31 USC
§3727 (exclusive, however, of Accounts with respect to which Borrowers have complied, to the satisfaction of Agent in its Permitted Discretion, with such similar statute),

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~~(k)~~Accounts with respect to which the Account Debtor is a creditor of a Borrower, has or has asserted a right of recoupment or setoff, or has disputed its obligation to pay all or any portion of the Account, to the extent of such claim, right of recoupment or setoff, or dispute,

~~(l)~~(i) Accounts owed by CareFirst or its Affiliates to the extent of the obligations owing by such Account Debtors in excess of 25% (such percentage, as applied to a particular Account Debtor, being subject to reduction by Agent in its Permitted Discretion if the creditworthiness of such Account Debtor deteriorates) of all Eligible Accounts, and (ii) Accounts with respect to any other Account Debtor whose total obligations owing to Borrowers exceed 15% (such percentage, as applied to a particular Account Debtor, being subject to reduction by Agent in its Permitted Discretion if the creditworthiness of such Account Debtor deteriorates) of all Eligible Accounts, to the extent of the obligations owing by such Account Debtor in excess of such percentage; provided, that in each case, the amount of Eligible Accounts that are excluded because they exceed the foregoing percentages shall be determined by Agent based on all of the otherwise Eligible Accounts prior to giving effect to any eliminations based upon the foregoing concentration limit,

~~(m)~~Accounts with respect to which the Account Debtor is subject to an Insolvency
Proceeding, is not Solvent, has gone out of business, or as to which any Borrower has received notice of an imminent Insolvency Proceeding or a material impairment of the financial condition of such Account Debtor,

~~(n)~~Accounts, the collection of which, Agent, in its Permitted Discretion, believes to be doubtful, including by reason of the Account Debtor’s financial condition,

~~(o)~~Accounts that are not subject to a valid and perfected first priority Agent’s Lien,

~~(p)~~Accounts (i) with respect to which the goods giving rise to such Account have not been shipped, or (ii) with respect to which the services giving rise to such Account have not been performed unless otherwise agreed by Agent in its Permitted Discretion, or (iii) which have not been billed to the Account Debtor,

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~~(q)~~Sanctioned Entity,

Accounts with respect to which the Account Debtor is a Sanctioned Person or

~~(r)~~Accounts that (i) represent the right to receive progress payments or other advance billings that are due prior to the completion of performance by the applicable Borrower of the subject contract for goods or services, in each case, unless otherwise agreed by Agent in its Permitted Discretion, or (ii) represent credit or debit card sales or sales effected through mobile or other payment systems, or (iii) arise out of the lease, sub-lease or rental of medical or heath care equipment to a patient, or

~~(s)~~Accounts owned by a target acquired in connection with a Permitted Acquisition or Permitted Investment, or Accounts owned by a Person that is joined to this Agreement as a Borrower pursuant to the provisions of this Agreement, until the completion of a field examination with respect to such Accounts, in each case, satisfactory to Agent in its Permitted Discretion.

“Eligible Cash” means the lesser of (a) unrestricted cash of a Borrower held in a segregated, non-operating Deposit Account maintained in the United States with Agent as security for the Obligations, and in which Agent has a first priority perfected security interest and which is subject to a Control Agreement, and (b) $10,000,000~~; provided that, during the period from the Closing Date until the~~

LEGAL_US_W # ~~114834644.8~~114834644.17

deadline set forth in Section 5.17, the Deposit Account referred to in clause (a) of this definition shall not be required to be maintained with Agent so long as Agent has a first priority perfected security interest in such Deposit Account and such Deposit Account is subject to a Control Agreement with the applicable ~~bank~~.

“Eligible Extended Accounts” means those Accounts that do not qualify as Eligible Accounts solely because the Account Debtor has failed to pay within 150 days of original invoice date; provided that Accounts that the Account Debtor has failed to pay within 270 days of original invoice date shall not constitute Eligible Extended Accounts.

“Eligible Transferee” means (a) any Lender (other than a Defaulting Lender), any Affiliate of any Lender and any Related Fund of any Lender; (b) (i) a commercial bank organized under the laws of the United States or any state thereof, and having total assets in excess of $1,000,000,000; (ii) a savings and loan association or savings bank organized under the laws of the United States or any state thereof, and having total assets in excess of $1,000,000,000; (iii) a commercial bank organized under the laws of any other country or a political subdivision thereof; provided, that (A) (x) such bank is acting through a branch or agency located in the United States, or (y) such bank is organized under the laws of a country that is a member of the Organization for Economic Cooperation and Development or a political subdivision of such country, and (B) such bank has total assets in excess of $1,000,000,000; (c) any other entity (other than a natural person) that is an “accredited investor” (as defined in Regulation D under the Securities Act) that extends credit or buys loans as one of its businesses including insurance companies, investment or mutual funds and lease financing companies, and having total assets in excess of
$1,000,000,000; and (d) during the continuation of an Event of Default, any other Person approved by Agent.

“Eligible Unbilled Accounts” means Accounts that otherwise qualify as Eligible Accounts except that an invoice, statement or other billing document has not been sent to the applicable Account Debtor; provided, that (a) in the case of Accounts comprised of incentive bonuses with respect to which CareFirst is the Account Debtor, any such Account shall cease to be an Eligible Unbilled Account (i) on the date that an invoice, statement or other billing document with respect to such Account is sent, (ii) if such Account is due more than one year after the relevant award date, or (iii) to the extent that the aggregate amount of all such Accounts with respect to which CareFirst is the Account Debtor exceeds $3,500,000, and (b) in the case of any other Accounts, (i) on the date that an invoice, statement or other billing document with respect to such Account is sent to the applicable Account Debtor, or (ii) on the date that is 60 days after the most recent date on which services, goods or merchandise were provided by a Borrower.

“Eligible Unbilled Availability Cap” means, as of any date of determination ~~(a) during~~ the period from the Closing Date through the Borrowing Base Certificate Delivery Date with respect to the month ended February 28, 2018, an amount equal to 30% of the Adjusted Borrowing Base, (b) during the period from the Borrowing Base Certificate Delivery Date with respect to the month ended February

LEGAL_US_W # ~~114834644.8~~114834644.17

28, 2018, through the Borrowing Base Certificate Delivery Date with respect to the month ended May 31, 2018, an amount equal to 28% of the Adjusted Borrowing Base, (c) during the period from the Borrowing Base Certificate Delivery Date with respect to the month ended May 31, 2018, through the Borrowing Base Certificate Delivery Date with respect to the month ended August 31, 2018, an amount equal to 27% of the Adjusted Borrowing Base, (d) during the period from the Borrowing Base Certificate Delivery Date with respect to the month ended August 31, 2018, through the Borrowing Base Certificate Delivery Date with respect to the month ended December 31, 2018, an amount equal to 26% of the Adjusted Borrowing Base, and (e) at all times from and after the Borrowing Base Certificate Delivery

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~~Date with respect to the month ended December 31, 2018~~, an amount equal to 25% of the Adjusted Borrowing Base.

~~“Employment and Non-Compete Agreements” mean the executed employment agreements, dated as of January 1, 2015, between Parent and each of Jeff Arnold, Justin Ferrero and Dawn Whaley, including any attachments and appendices thereto.~~

“Environmental Action” means any written complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter, or other written communication from any Governmental Authority, or any third party involving violations of Environmental Laws or releases of Hazardous Materials (a) from any assets, properties, or businesses of any Borrower, any Subsidiary of any Borrower, or any of their predecessors in interest, (b) from adjoining properties or businesses, or (c) from or onto any facilities which received Hazardous Materials generated by any Borrower, any Subsidiary of any Borrower, or any of their predecessors in interest.

“Environmental Law” means any applicable federal, state, provincial, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy, or rule of common law now or hereafter in effect and in each case as amended, or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, in each case, to the extent binding on any Loan Party or its Subsidiaries, relating to the environment, the effect of the environment on employee health, or Hazardous Materials, in each case as amended from time to time.

“Environmental Liabilities” means all liabilities, monetary obligations, losses, damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts, or consultants, and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand, or Remedial Action required, by any Governmental Authority or any third party, and which relate to any Environmental Action.

“Environmental Lien” means any Lien in favor of any Governmental Authority for Environmental Liabilities.

“Equipment” means equipment (as that term is defined in the Code).

“Equity Interests” means, with respect to a Person, all of the shares, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in such Person, whether voting or nonvoting, including capital stock (or other ownership or profit interests or units), preferred stock, or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto.

“ERISA Affiliate” means (a) any Person subject to ERISA whose employees are treated as employed by the same employer as the employees of any Loan Party or its Subsidiaries under IRC Section 414(b), (b) any trade or business subject to ERISA whose employees are treated as employed by the same employer as the employees of any Loan Party or its Subsidiaries under IRC Section 414(c), (c) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any organization subject to ERISA that is a member of an affiliated service group of which any Loan Party or any of its Subsidiaries is a member under IRC Section 414(m), or (d) solely for purposes of Section 302 of ERISA and Section

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412 of the IRC, any Person subject to ERISA that is a party to an arrangement with any Loan Party or any of its Subsidiaries and whose employees are aggregated with the employees of such Loan Party or its Subsidiaries under IRC Section 414(o).

“Erroneous Payment” has the meaning specified therefor in Section 17.16 of this
Agreement.

“Erroneous Payment Deficiency Assignment” has the meaning specified therefor in Section 17.16 of this Agreement.

“Erroneous Payment Impacted Loans” has the meaning specified therefor in Section
17.16 of this Agreement.

“Erroneous Payment Return Deficiency” has the meaning specified therefor in Section
17.16 of this Agreement.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” has the meaning specified therefor in Section 8 of this Agreement. “Excess” has the meaning specified therefor in Section 2.14 of this Agreement.
“Excess Availability” means, as of any date of determination, the amount equal to Availability minus the aggregate amount, if any, of all trade payables of the Loan Parties and their Subsidiaries aged in excess of historical levels with respect thereto and all book overdrafts of the Loan Parties and their Subsidiaries in excess of historical practices with respect thereto, in each case as determined by Agent in its Permitted Discretion.

“Exchange Act” means the Securities Exchange Act of 1934, as in effect from time to time.

“Excluded Subsidiary” means (a) Immaterial Subsidiaries, (b) any Subsidiary of a Loan Party to the extent that the burden or cost (including any potential tax liability) of obtaining a guarantee outweighs the benefit afforded thereby as reasonably determined by Borrowers and Agent, (c) any

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Disregarded Domestic Persons, (d) any Foreign Subsidiary of a Loan Party that is a CFC, (e) any Domestic Subsidiary of a Loan Party that is a direct or indirect subsidiary of a Foreign Subsidiary that is a CFC, or (f) any not-for-profit subsidiary or captive insurance subsidiary.

“Excluded Swap Obligation” means, with respect to any Loan Party, any Swap Obligation if, and to the extent that, all or a portion of the guaranty of such Loan Party of (including by virtue of the joint and several liability provisions of Section 2.15), or the grant by such Loan Party of a security interest to secure, such Swap Obligation (or any guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guaranty of such Loan Party or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guaranty or security interest is or becomes illegal.

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“Excluded Taxes” means (i) any tax imposed on the net income or net profits of any Lender or any Participant (including any branch profits taxes), in each case imposed by the jurisdiction (or by any political subdivision or taxing authority thereof) in which such Lender or such Participant is organized or the jurisdiction (or by any political subdivision or taxing authority thereof) in which such Lender’s or such Participant’s principal office is located in or as a result of a present or former connection between such Lender or such Participant and the jurisdiction or taxing authority imposing the tax (other than any such connection arising solely from such Lender or such Participant having executed, delivered or performed its obligations or received payment under, or enforced its rights or remedies under this Agreement or any other Loan Document), (ii) withholding taxes that would not have been imposed but for a Lender’s or a Participant’s failure to comply with the requirements of Section 16.2 of this Agreement, (iii) any United States federal withholding taxes that would be imposed on amounts payable to a Foreign Lender based upon the applicable withholding rate in effect at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office, other than a designation made at the request of a Loan Party), except that Excluded Taxes shall not include (A) any amount that such Foreign Lender (or its assignor, if any) was previously entitled to receive pursuant to Section 16.1 of this Agreement, if any, with respect to such withholding tax at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office), and (B) additional United States federal withholding taxes that may be imposed after the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office), as a result of a change in law, rule, regulation, treaty, order or other decision or other Change in Law with respect to any of the foregoing by any Governmental Authority, and (iv) any United States federal withholding taxes imposed under FATCA.

~~“Existing ABL Credit Facility” means that certain Loan and Security Agreement, dated~~ as of October 21, 2013 (as amended from time to time), among Sharecare, Bactes Imaging Solutions, LLC, QH Acquisition Sub, LLC, Healthways SC, LLC and Lucid Global, Inc., as borrowers, and Pacific ~~Western Bank (as successor by merger to Square 1 Bank).~~

~~“Existing Credit Facilities” means, collectively, (a) the Existing ABL Credit Facility, and~~
~~(b) the Existing Subordinated Credit Facility.~~

~~“Existing Subordinated Credit Facility” means that certain Loan and Security~~ Agreement, dated as of March 8, 2013 (as amended from time to time), among Sharecare, Bactes Imaging Solutions, Inc. and Bactes Imaging Solutions, LLC, as borrowers, and Harbert Mezzanine Partners III, ~~LP, a Delaware limited partnership and formerly known as Harbert Mezzanine Partners III SBIC, LP.~~

“Extraordinary Advances” has the meaning specified therefor in Section 2.3(d)(iii) of this Agreement.

“FATCA” means Sections 1471 through 1474 of the IRC, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), and (a) any current or future regulations or official interpretations thereof,

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(b) any agreements entered into pursuant to Section 1471(b)(1) of the IRC, and (c) any intergovernmental agreement entered into by the United States (or any fiscal or regulatory legislation, rules, or practices adopted pursuant to any such intergovernmental agreement entered into in connection therewith).

~~“FCA” has the meaning specified therefor in Section 1.7 of this Agreement.~~

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

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“FDA” means the U.S. Food and Drug Administration and any Governmental Authority successor thereto.

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal to, for each day during such period, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Agent from three Federal funds brokers of recognized standing selected by it (and, if any such rate is below zero, then the rate determined pursuant to this definition shall be deemed to be zero).

~~“Federal Reserve Board” means the Board of Governors of the Federal Reserve System.~~

“Fee Letter” means that certain fee letter, dated as of ~~even date with this Agreement~~the Closing Date, among Borrowers and Agent, in form and substance reasonably satisfactory to Agent.

“Fifth Amendment” means that certain Amendment Number Five and Consent, dated as of February 22, 2021, among Borrowers, the Lenders party thereto, and Agent.

“Fifth Amendment Date” means the “Amendment Effective Date” as that term is defined in the Fifth Amendment.

“~~First Amendment Date” means May 11, 2017.~~

~~“First Merger” means the “First Merger” as term is defined in the Fifth Amendment~~Fixed Charge Coverage Ratio” means, with respect to any fiscal period and with respect to Holdings and its Subsidiaries determined on a consolidated basis in accordance with GAAP, the ratio of
(a) EBITDA for such period minus Unfinanced Capital Expenditures made (to the extent not already incurred in a prior period) or incurred during such period, to (b) Fixed Charges for such period. For the purposes of calculating the Fixed Charge Coverage Ratio for any Reference Period, if at any time during such Reference Period (and after the Closing Date), any Loan Party or any of its Subsidiaries shall have made a Permitted Acquisition, Fixed Charges and Unfinanced Capital Expenditures for such Reference Period shall be calculated after giving pro forma effect thereto or in such other manner acceptable to Agent as if any such Permitted Acquisition occurred on the first day of such Reference Period.

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“Fixed Charges” means, with respect to any fiscal period and with respect to ~~Parent~~Holdings and its Subsidiaries determined on a consolidated basis in accordance with GAAP, the sum, without duplication, of (a) Interest Expense required to be paid (other than interest paid-in-kind, amortization of financing fees, and other non-cash Interest Expense) during such period, (b) scheduled or mandatory principal payments in respect of Indebtedness that are required to be paid in cash during such period (including any required payments or prepayments from excess cash flow during such period), (c) all federal, state, and local income taxes required to be paid in cash during such period, (d) scheduled Permitted Joint Venture Payments that are required to be paid during such period, net of amounts with respect to such Permitted Joint Venture Payments that, pursuant to a written agreement, are required to be reimbursed by a third Person (excluding any Loan Party or any of its Subsidiaries) to the extent such reimbursement amounts are actually received during such period, and (e) all Restricted Payments paid (whether in cash or other property, other than Qualified Equity Interests) during such period. ~~For purposes of calculating Fixed Charges for any Reference Period which ends prior to December 31, 2017,~~

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Fixed Charges for such Reference Period shall be calculated in accordance with the proviso contained in ~~the definition Reference Period.~~

~~“Fixed Charge Coverage Ratio” means, with respect to any fiscal period and with respect to Parent determined on a consolidated basis in accordance with GAAP, the ratio of (a) EBITDA for such~~ period minus Unfinanced Capital Expenditures made (to the extent not already incurred in a prior period) or incurred during such period, to (b) Fixed Charges for such period. For the purposes of calculating the Fixed Charge Coverage Ratio for any Reference Period, if at any time during such Reference Period (and after the Closing Date), any Loan Party or any of its Subsidiaries shall have made a Permitted Acquisition, Fixed Charges and Unfinanced Capital Expenditures for such Reference Period shall be calculated after giving pro forma effect thereto or in such other manner acceptable to Agent as if any ~~such Permitted Acquisition occurred on the first day of such Reference Period~~.

~~“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as~~ of the execution of this Agreement, the modification, amendment or renewal of this Agreement or ~~otherwise) with respect to USD LIBOR.~~

~~“Flow of Funds Agreement” means a flow of funds agreement, dated as of even date~~ with this Agreement, in form and substance reasonably satisfactory to Agent, executed and delivered by ~~Borrowers and Agent~~

“Flood Laws” means the National Flood Insurance Act of 1968, Flood Disaster Protection Act of 1973, and related laws, rules and regulations, including any amendments or successor provisions.

“Floor” means a rate of interest equal to 0%.

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“Foreign Lender” means any Lender or Participant that is not a United States person within the meaning of IRC section 7701(a)(30).

“Foreign Subsidiary” means any direct or indirect subsidiary of any Loan Party that is organized under the laws of any jurisdiction other than the United States, any state thereof or the District of Columbia.

“Funding Date” means the date on which a Borrowing occurs.

“Funding Losses” has the meaning specified therefor in Section 2.12(b)(ii) of this
Agreement.

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

“Governing Documents” means, with respect to any Person, the certificate or articles of incorporation, by-laws, or other organizational documents of such Person.

“Government Account Debtor” means the United States government or a political subdivision thereof, or any state, county or municipality or department, agency or instrumentality thereof, that is responsible for payment of an Account under any Government Reimbursement Program, or any agent, administrator, intermediary or carrier for the foregoing.

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“Government Reimbursement Program” means (a) Medicare, (b) Medicaid, (c) the Federal Employees Health Benefit Program under 5 U.S.C. §§ 8902 et seq., (d) TRICARE, (e) CHAMPVA, or (f) if applicable within the context of this Agreement, any agent, administrator, administrative contractor, intermediary or carrier for any of the foregoing.

“Governmental Authority” means the government of any nation or any political subdivision thereof, whether at the supranational, national, state, territorial, provincial, county, municipal or any other level, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of, or pertaining to, government (including any supra-national bodies such as the European Union or the European Central Bank), including CMS and any Medicare or Medicaid administrative contractors, intermediaries or carriers.

“Guarantor” means (a) each Person that guaranties all or a portion of the Obligations, including Holdings and any other Person that is a “Guarantor” under the Guaranty and Security Agreement, and (b) each other Person that becomes a guarantor after the Closing Date pursuant to Section 5.11 of this Agreement.

“Guaranty and Security Agreement” means ~~a guaranty and security agreement~~that certain Guaranty and Security Agreement, dated as of ~~even date with this Agreement, in form and substance reasonably satisfactory to Agent~~March 9, 2017, executed and delivered by each of the Loan Parties to Agent.

“Hazardous Materials” means (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations as “hazardous substances,” “hazardous materials,” “hazardous wastes,” “toxic substances,” or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or “EP toxicity”, (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) any flammable substances or explosives or any radioactive materials, and (d) asbestos in any form or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million.

“Health Care Laws” means, collectively, any and all supranational, national, federal, state, provincial or local laws, rules, regulations, orders, administrative manuals, guidelines and requirements of any of the following to the extent related to the provision, billing, or filing of claims relating to health care services: (a) fraud and abuse (including the following statutes, as amended, modified or supplemented from time to time and any successor statutes thereto and regulations promulgated from time to time thereunder: the federal Anti-Kickback Statute (42 U.S.C. § 1320a-7b(b)), the Stark Law (42 U.S.C. § 1395nn and §1395(q)), the civil False Claims Act (31 U.S.C. § 3729 et seq.), the federal health care program exclusion provisions (42 U.S.C. § 1320a-7), the Civil Monetary Penalties Act (42 U.S.C. § 1320a-7a), and the Medicare Prescription Drug, Improvement, and Modernization Act of 2003 (Pub. L. No. 108-173)); (b) any Government Reimbursement Program; (c) the licensure or regulation of healthcare providers, suppliers, professionals, facilities or payors (including all statutes and regulations administered by the FDA); (d) the operation of any facilities or the provision of, or reimbursement for, health care-related services, items or supplies; (e) quality, safety certification and accreditation standards and requirements; (f) the billing, coding or submission of claims or collection of accounts receivable or refund of overpayments; (g) HIPAA and Other Privacy Laws; (h) the practice of medicine and other health care professions or the organization of medical or professional entities; (i)

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fee-splitting prohibitions; (j) requirements for maintaining federal, state and local tax-exempt status of Borrower or any Loan Party; (k) charitable trusts or charitable solicitation laws; (l) health planning or rate-setting laws, including laws regarding certificates of need and certificates of exemption; and (m) any and all other applicable federal, state or local health care laws, rules, codes, regulations, manuals, orders, ordinances, professional or ethical rules, administrative guidance and requirements, as the same may be amended, modified or supplemented from time to time.

“Health Care Permits” means any and all permits, licenses, authorizations, certificates, certificates of need, accreditations and plans of third-party accreditation agencies that are (a) necessary to enable any Loan Party to provide services, or otherwise continue to conduct its business as it is conducted on the Closing Date, or (b) required under any Health Care Law.

“Health Care Proceeding” means any inquiries, investigations, probes, audits, hearings, litigation or proceedings (in each case, whether civil, criminal, administrative or investigative) concerning any alleged or actual non-compliance by any Loan Party with any Health Care Laws or the requirements of any Health Care Permit or the business affairs, practices, licensing or reimbursement entitlements of any Loan Party (including inquiries involving an Attorney General, the Office of Inspector General, the Department of Justice or any similar governmental agencies or contractors for such agencies).
“Healthways” means Healthways SC, LLC, a Delaware limited liability company. “Hedge Agreement” means a “swap agreement” as that term is defined in Section
101(53B)(A) of the Bankruptcy Code.

“Hedge Obligations” means any and all obligations or liabilities, whether absolute or contingent, due or to become due, now existing or hereafter arising, of each Loan Party and its Subsidiaries arising under, owing pursuant to, or existing in respect of Hedge Agreements entered into with one or more of the Hedge Providers.

“Hedge Provider” means Wells Fargo or any of its Affiliates.

“HIPAA” means the Health Insurance Portability and Accountability Act of 1996, as the same may be amended, modified or supplemented from time to time and any successor statute thereto, and any and all rules or regulations promulgated from time to time thereunder.

“HIPAA and Other Privacy Laws” means (a) HIPAA; (b) the Health Information Technology for Economic and Clinical Health Act (Title XIII of the American Recovery and Reinvestment Act of 2009), as the same may be amended, modified or supplemented from time to time and any successor statute thereto; and (c) any other supra-national, federal, state, provincial and local laws regulating the privacy, security or Processing of Personal Information (including Protected Health Information) in any applicable jurisdiction, in each case as the same may be amended, modified or supplemented from time to time, any successor statutes thereto, and any and all rules or regulations promulgated from time to time thereunder (including the Payment Card Industry Data Security Standards).

“Holdings” means Sharecare, Inc. (formerly known as Falcon Acquisition Corp.), a Delaware corporation.

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“~~IBA” has the meaning specified therefor in Section 1.7 of this Agreement.~~Immaterial Subsidiary” means each Subsidiary of a Borrower that is not a Material Subsidiary.

“Increase” has the meaning specified therefor in Section 2.14. “Increase Date” has the meaning specified therefor in Section 2.14. “Increase Joinder” has the meaning specified therefor in Section 2.14.
“Increased Reporting Event” means if at any time Liquidity is less than the greater of (a) ~~33.33~~20% of the Line Cap, and (b) $~~20,000,000~~12,000,000.

“Increased Reporting Period” means the period commencing after the continuance of an Increased Reporting Event and continuing until the date when no Increased Reporting Event has occurred for 90 consecutive days.

“Indebtedness” as to any Person means (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations in respect of letters of credit, bankers acceptances, or other financial products, (c) all obligations of such Person as a lessee under Capital Leases, (d) all obligations or liabilities of others secured by a Lien on any asset of such Person, irrespective of whether such obligation or liability is assumed, (e) all obligations of such Person to pay the deferred purchase price of assets (other than trade payables incurred in the ordinary course of business and repayable in accordance with customary trade practices and, for the avoidance of doubt, other than royalty payments payable in the ordinary course of business in respect of non-exclusive licenses) and any earn-out or similar obligations, (f) all monetary obligations of such Person owing under Hedge Agreements (which amount shall be calculated based on the amount that would be payable by such Person if the Hedge Agreement were terminated on the date of determination), (g) any Disqualified Equity Interests of such Person, (h) all obligations of such Person in respect of Permitted Joint Venture Payments, and (i) any obligation of such Person guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted, or sold with recourse) any obligation of any other Person that constitutes Indebtedness under any of clauses (a) through (h) above. For purposes of this definition, (i) the amount of any Indebtedness represented by a guaranty or other similar instrument shall be the lesser of the principal amount of the obligations guaranteed and still outstanding and the maximum amount for which the guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Indebtedness, and (ii) the amount of any Indebtedness which is limited or is non-recourse to a Person or for which recourse is limited to an identified asset shall be valued at the lesser of (A) if applicable, the limited amount of such obligations, and (B) if applicable, the fair market value of such assets securing such obligation.

“Indemnified Liabilities” has the meaning specified therefor in Section 10.3 of this
Agreement.

“Indemnified Person” has the meaning specified therefor in Section 10.3 of this
Agreement.

“Indemnified Taxes” means, (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by, or on account of any obligation of, any Loan Party under any Loan Document, and (b) to the extent not otherwise described in the foregoing clause (a), Other Taxes.

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“Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other state or federal bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

“Intellectual Property License” has the meaning specified therefor in the Guaranty and Security Agreement.

“Intercompany Licensing Agreements” means (a) that certain Perpetual License Agreement by and between Healthways, Inc. and Gallup, Inc., dated as of December 4, 2007, (b~~) that certain Second Amended and Restated License Agreement by and between WB5, LLC and Healthways, Inc., dated as of March 15, 2016, (c~~) that certain Cost Sharing Agreement, dated as of March 1, 2015 by and between Sharecare and Feingold Technologies GmbH, (~~d~~c) that certain Research and Development Agreement, dated as of March 1, 2015 by and between Sharecare and Feingold Technologies GmbH, (~~e~~d) that certain Subscription Agreement by and between Healthways International, S.a.r.l. (assigned to Sharecare Digital Health International Limited f/k/a Mancil Green Limited on July 30, 2016) and Sulamerica Servicos de Saude S.A., with Healthways Brasil Servicos de Consultoria Ltda., Healthways International, Inc. and Healthways SC, LLC (successor in interest to American Healthways Services, LLC) as intervening parties, dated as of March 11, 2015, (fe) that certain License Agreement by and among Healthways Brasil Servicos de Consultoria Ltda and Healthways International, Inc. (assigned to Healthways SC, LLC on July 30, 2016) and, as intervening party, SulAmérica Serviços De Saúde S.A., dated as of March 11, 2015, (~~g~~f) that certain Consulting Services Agreement by and between American Healthways Services, LLC (assigned to Healthways SC, LLC on July 30, 2016) and Healthways Brasil Servicos de Consultoria Ltda, with Sulamerica Servicos de Saude S.A. as intervening party, dated as of March 11, 2015, (~~h~~g) that certain Quotaholders’ Agreement of Healthways Brasil Servicos de Consultoria Ltda. between Sul America Servicos de Saude S.A. and Sharecare Digital Health International Limited f/k/a Mancil Green Limited (successor in interest to Healthways International S.A.R.L.) provides Sul America Servicos de Saude S.A. certain put and call rights related to its equity interest in Healthways Brasil Servicos de Consultoria Ltda, (ih) that certain License of Intellectual Property Rights by and between Healthways, Inc. (assigned to Healthways SC, LLC on July 30, 2016) and Healthways Australia Pty Ltd., dated as of May 1, 2009, and (ji) that certain License of Intellectual Property rights by and between Healthways, Inc. (assigned to Healthways SC, LLC on July 30, 2016) and Healthways SAS, dated as of April 1, 2011.
“Intercompany Subordination Agreement” means an intercompany subordination agreement, dated as of ~~even date with this Agreement~~the Closing Date, executed and delivered by each Loan Party and each of its Subsidiaries, and Agent, the form and substance of which is reasonably satisfactory to Agent.

“Interest Expense” means, for any period, the aggregate of the interest expense of ~~Parent~~Holdings and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Interest Period” means, with respect to ~~each LIBOR Rate~~any SOFR Loan, a period commencing on the date of the making of such ~~LIBOR Rate~~SOFR Loan (or the continuation of a ~~LIBOR Rate~~SOFR Loan or the conversion of a Base Rate Loan to a ~~LIBOR Rate~~SOFR Loan) and ending 1, ~~2,~~ 3~~,~~

LEGAL_US_W # ~~114834644.8~~114834644.17

~~6,~~ or ~~12~~6 months thereafter; provided, that (a) interest shall accrue at the applicable rate based upon ~~the LIBOR Rate~~Term SOFR from and including the first day of each Interest Period to, but excluding, the day on which any Interest Period expires, (b) any Interest Period that would end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in

LEGAL_US_W # ~~114834644.8~~114834644.17

another calendar month, in which case such Interest Period shall end on the next preceding Business Day,
(c) with respect to an Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period), the Interest Period shall end on the last Business Day of the calendar month that is 1, ~~2,~~ 3~~, 6,~~ or ~~12~~6 months after the date on which the Interest Period began, as applicable, ~~and~~ (d) Borrowers may not elect an Interest Period which will end after the Maturity Date, and (e) no tenor that has been removed from this definition pursuant to Section 2.12(d)(iii)(D) shall be available for specification in any SOFR Notice or conversion or continuation notice.

“Inventory” means inventory (as that term is defined in the Code).

“Investment” means, with respect to any Person, any investment by such Person in any other Person (including Affiliates) in the form of loans, guarantees, advances, capital contributions (excluding (a) commission, travel, and similar advances to officers and employees of such Person made in the ordinary course of business, and (b) bona fide accounts receivable arising in the ordinary course of business), or acquisitions of Indebtedness, Equity Interests, or all or substantially all of the assets of such other Person (or of any division or business line of such other Person), and any other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustment for increases or decreases in value, or write-ups, write-downs, or write-offs with respect to such Investment.

“Investment Property” has the meaning specified therefor in the Guaranty and Security
Agreement.

“IRC” means the Internal Revenue Code of 1986, as in effect from time to time.

“ISP” means, with respect to any Letter of Credit, the International Standby Practices 1998 (International Chamber of Commerce Publication No. 590) and any version or revision thereof accepted by the Issuing Bank for use.

“Issuer Document” means, with respect to any Letter of Credit, a letter of credit application, a letter of credit agreement, or any other document, agreement or instrument entered into (or to be entered into) by a Borrower in favor of Issuing Bank and relating to such Letter of Credit.

“Issuing Bank” means Wells Fargo or any other Lender that, at the request of Borrowers and with the consent of Agent, agrees, in such Lender’s sole discretion, to become an Issuing Bank for the purpose of issuing Letters of Credit pursuant to Section 2.11 of this Agreement, and Issuing Bank shall be a Lender.

“Joinder” means a joinder agreement substantially in the form of Exhibit J-1 to this
Agreement.

“Lender” has the meaning set forth in the preamble to this Agreement, shall include Issuing Bank and the Swing Lender, and shall also include any other Person made a party to this Agreement pursuant to the provisions of Section 13.1 of this Agreement and “Lenders” means each of the Lenders or any one or more of them.

“Lender Group” means each of the Lenders (including Issuing Bank and the Swing Lender) and Agent, or any one or more of them.

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“Lender Group Expenses” means all (a) costs or expenses (including taxes and insurance premiums) required to be paid by any Loan Party or its Subsidiaries under any of the Loan Documents that are paid, advanced, or incurred by the Lender Group, (b) documented out-of-pocket fees or charges paid or incurred by Agent in connection with the Lender Group’s transactions with each Loan Party and its Subsidiaries under any of the Loan Documents, including, photocopying, notarization, couriers and messengers, telecommunication, public record searches, filing fees, recording fees, publication, real estate surveys, real estate title policies and endorsements, and environmental audits, (c) Agent’s customary fees and charges imposed or incurred in connection with any background checks or OFAC/PEP searches related to any Loan Party or its Subsidiaries, (d) Agent’s customary fees and charges (as adjusted from time to time) with respect to the disbursement of funds (or the receipt of funds) to or for the account of any Borrower (whether by wire transfer or otherwise), together with any out-of-pocket costs and expenses incurred in connection therewith, (e) customary charges imposed or incurred by Agent resulting from the dishonor of checks payable by or to any Loan Party, (f) reasonable, documented out-of-pocket costs and expenses paid or incurred by the Lender Group to correct any default or enforce any provision of the Loan Documents, or during the continuance of an Event of Default, in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated, (g) field examination, appraisal, and valuation fees and expenses of Agent related to any field examinations, appraisals, or valuation to the extent of the fees and charges (and up to the amount of any limitation) provided in Section ~~2.10~~5.7(c) of this Agreement, (h) Agent’s and Lenders’ reasonable, documented costs and expenses (including reasonable and documented attorneys’ fees and expenses) relative to third party claims or any other lawsuit or adverse proceeding paid or incurred, whether in enforcing or defending the Loan Documents or otherwise in connection with the transactions contemplated by the Loan Documents, Agent’s Liens in and to the Collateral, or the Lender Group’s relationship with any Loan Party or any of its Subsidiaries, (i) Agent’s reasonable and documented costs and expenses (including reasonable and documented attorneys’ fees and due diligence expenses) incurred in advising, structuring, drafting, reviewing, administering (including travel, meals, and lodging), syndicating (including reasonable costs and expenses relative to DXSyndicate™, SyndTrak or other communication costs incurred in connection with a syndication of the loan facilities), or amending, waiving, or modifying the Loan Documents, and (j) Agent’s and each Lender’s reasonable and documented costs and expenses (including reasonable and documented attorneys, accountants, consultants, and other advisors fees and expenses) incurred in terminating, enforcing (including attorneys, accountants, consultants, and other advisors fees and expenses incurred in connection with a “workout,” a “restructuring,” or an Insolvency Proceeding concerning any Loan Party or any of its Subsidiaries or in exercising rights or remedies under the Loan Documents), or defending the Loan Documents, irrespective of whether a lawsuit or other adverse proceeding is brought, or in taking any enforcement action or any Remedial Action with respect to the Collateral. Notwithstanding anything in this definition to the contrary, all qualifications in this definition with respect to “reasonable fees” or “reasonable costs and expenses” or the like shall cease to be applicable upon the occurrence and during the continuance of any Default or Event of Default.

“Lender Group Representatives” has the meaning specified therefor in Section 17.9 of this Agreement.

“Lender-Related Person” means, with respect to any Lender, such Lender, together with such Lender’s Affiliates, officers, directors, employees, attorneys, and agents.

“Letter of Credit” means a letter of credit (as that term is defined in the Code) issued by
Issuing Bank.

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“Letter of Credit Collateralization” means either (a) providing cash collateral (pursuant to documentation reasonably satisfactory to Agent (including that Agent has a first priority perfected Lien in such cash collateral), including provisions that specify that the Letter of Credit Fees and all commissions, fees, charges and expenses provided for in Section 2.11(k) of this Agreement (including any fronting fees) will continue to accrue while the Letters of Credit are outstanding) to be held by Agent for the benefit of the Lenders in an amount equal to 105% of the then existing Letter of Credit Usage, (b) delivering to Agent documentation executed by all beneficiaries under the Letters of Credit, in form and substance reasonably satisfactory to Agent and Issuing Bank, terminating all of such beneficiaries’ rights under the Letters of Credit, or (c) providing Agent with a standby letter of credit, in form and substance reasonably satisfactory to Agent, from a commercial bank acceptable to Agent (in its sole discretion) in an amount equal to 105% of the then existing Letter of Credit Usage (it being understood that the Letter of Credit Fee and all fronting fees set forth in this Agreement will continue to accrue while the Letters of Credit are outstanding and that any such fees that accrue must be an amount that can be drawn under any such standby letter of credit).

“Letter of Credit Disbursement” means a payment made by Issuing Bank pursuant to a
Letter of Credit.

“Letter of Credit Exposure” means, as of any date of determination with respect to any Lender, such Lender’s participation in the Letter of Credit Usage pursuant to Section 2.11(e) on such date.

“Letter of Credit Fee” has the meaning specified therefor in Section 2.6(b) of this
Agreement.

“Letter of Credit Indemnified Costs” has the meaning specified therefor in Section 2.11(f) of this Agreement.

“Letter of Credit Related Person” has the meaning specified therefor in Section 2.11(f) of this Agreement.

“Letter of Credit Sublimit” means $~~10,000,000~~15,000,000.

“Letter of Credit Usage” means, as of any date of determination, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit, plus (b) the aggregate amount of outstanding reimbursement obligations with respect to Letters of Credit which remain unreimbursed or which have not been paid through a Revolving Loan.

~~“LIBOR Deadline” has the meaning specified therefor in Section 2.12(b)(i) of this~~
~~Agreement.~~

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~~“LIBOR Notice” means a written notice in the form of Exhibit L-1 to this Agreement.~~

~~“LIBOR Option” has the meaning specified therefor in Section 2.12(a) of this~~
~~Agreement~~.

~~“LIBOR Rate” means the rate per annum as published by ICE Benchmark~~ Administration Limited (or any successor page or other commercially available source as the Agent may designate from time to time) as of 11:00 a.m., London time, two Business Days prior to the commencement of the requested Interest Period, for a term, and in an amount, comparable to the Interest Period and the amount of the LIBOR Rate Loan requested (whether as an initial LIBOR Rate Loan or as

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~~a continuation of a LIBOR Rate Loan or as a conversion of a Base Rate Loan to a LIBOR Rate Loan) by Borrowers in accordance with this Agreement (and, if any such published rate is below zero, then the LIBOR Rate shall be deemed to be zero). Each determination of the LIBOR Rate shall be made by the Agent and shall be conclusive in the absence of manifest error.~~

~~“LIBOR Rate Loan” means each portion of a Revolving Loan that bears interest at a rate determined by reference to the LIBOR Rate.~~

~~“LIBOR Rate Margin” has the meaning set forth in the definition of Applicable Margin.~~

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, easement, lien (statutory or other), security interest, or other security arrangement and any other preference, priority, or preferential arrangement of any kind or nature whatsoever, including any conditional sale contract or other title retention agreement, the interest of a lessor under a Capital Lease and any synthetic or other financing lease having substantially the same economic effect as any of the foregoing.

“Line Cap” means, as of any date of determination, the lesser of (a) the Maximum Revolver Amount, and (b) the Borrowing Base as of such date of determination.

“Liquidity” means, as of any date of determination, the sum of (a) Excess Availability, plus (b) Qualified Cash.

“Loan” means any Revolving Loan, Swing Loan, or Extraordinary Advance made (or to be made) hereunder.
“Loan Account” has the meaning specified therefor in Section 2.9 of this Agreement. “Loan Documents” means this Agreement, the Control Agreements, the Copyright
Security Agreement, any Borrowing Base Certificate, the Fee Letter, the Guaranty and Security
Agreement, the Intercompany Subordination Agreement~~, the Convertible Notes Intercreditor Agreements~~, any Issuer Documents, the Letters of Credit, the Mortgages, the Patent Security Agreement, ~~any Permitted Mezzanine Intercreditor Agreement, the Second Lien Intercreditor~~the Reaffirmation Agreement, the Trademark Security Agreement, any note or notes executed by Borrowers in connection with this Agreement and payable to any member of the Lender Group, and any other instrument or agreement entered into, now or in the future, by any Loan Party or any of its Subsidiaries and any member of the Lender Group in connection with this Agreement (but specifically excluding Bank Product Agreements).

“Loan Party” means any Borrower or any Guarantor.

“Margin Stock” as defined in Regulation U of the Board of Governors as in effect from time to time.

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“Material Adverse Effect” means (a) a material adverse effect in the business, operations, results of operations, assets, liabilities or financial condition of the Loan Parties and their Subsidiaries, taken as a whole, (b) a material impairment of the Loan Parties’ and their Subsidiaries’ ability, taken as a whole, to perform their obligations under the Loan Documents to which they are parties or of the Lender Group’s ability to enforce the Obligations or realize upon the Collateral (other than as a result of as a result of an action taken or not taken that is solely in the control of Agent), or (c) a

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material impairment of the enforceability or priority of Agent’s Liens with respect to all or a material portion of the Collateral.

“Material Contract” means, with respect to the Loan Parties and their Subsidiaries, (a) each contract or agreement to which any Loan Party or any of its Subsidiaries is a party involving aggregate consideration payable to or by any Loan Party or any of its Subsidiaries pursuant to such contract or agreement which, together with the aggregate consideration payable to or by the Loan Parties and their Subsidiaries under all other contracts and agreements entered into with the same counterparty or any of such counterparty’s Subsidiaries or Affiliates, equals or exceeds $~~3,000,000~~10,000,000, (b) ~~each employment agreement covering the executive management of such Person or any of its Subsidiaries, (c)~~ the Intercompany Licensing Agreements, (~~d~~c) the Permitted ~~JV~~Joint Venture Agreements, (~~e) the Shareholder Agreements, (f~~d) third party billing arrangements to which such Person or any of its Subsidiaries is a party, ~~(g) the Specified VH Transaction Documents,~~ and (~~h~~e) all other contracts or agreements, the loss of which could reasonably be expected to result in a Material Adverse Effect.

“Material Subsidiary” means (a) each Borrower, (b) each Subsidiary of a Loan Party that
(x)(x) owns at least 3.50% of the consolidated total assets of the Loan Parties and their Subsidiaries or
(y)generates at least 3.50% of the consolidated revenues of the Loan Parties and their Subsidiaries, in each case, as of the last day of the most recently ended Reference Period, iii) owns or has an exclusive license to any intellectual property that is material to the business of Borrowers and their Subsidiaries, or
(iii) is the owner of Equity Interests of any Loan Party or any Subsidiary of a Loan Party that otherwise constitutes a Material Subsidiary and (c) each Subsidiary that is designated as a “Material Subsidiary” from time to time in accordance with Section 5.14.

“Maturity Date” means ~~the earlier of (a)~~ February 10, ~~2023, and (b) the date that is 181 days prior to the earliest scheduled maturity date with respect to any of the Convertible Notes Indebtedness~~2026.

“Maximum Revolver Amount” means $60,000,000, decreased by the amount of reductions in the Revolver Commitments made in accordance with Section 2.4(c) of this Agreement and increased by the amount of any Increase made in accordance with Section 2.14 of this Agreement.

“Medicaid” means, collectively, the healthcare assistance program established by Title XIX of the Social Security Act (42 U.S.C. §§ 1396 et seq.) and any statutes succeeding thereto, and all laws, rules, regulations, manuals, orders, guidelines or requirements (whether or not having the force of law) pertaining to such program, including all state statutes and plans for medical assistance enacted in connection with such program, in each case as the same may be amended, supplemented or otherwise modified from time to time.

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“Medical Services” means medical and health care items, services or supplies, including medical advice, recommendations or education related to physician services, nurse and therapist services, dental services, hospital services, skilled nursing facility services, comprehensive outpatient rehabilitation services, home health care services, residential and out-patient behavioral healthcare services, and medicine or health care equipment provided by a Borrower to a consumer, a member or beneficiary with respect to any Third Party Payor, or a patient for a valid and proper medical or health purpose.

“Medicare” means, collectively, the health insurance program for the aged and disabled established by Title XVIII of the Social Security Act (42 U.S.C. §§ 1395 et seq.) and any statutes

LEGAL_US_W # ~~114834644.8~~114834644.17

succeeding thereto, and all laws, rules, regulations, manuals, orders, guidelines or requirements (whether or not having the force of law) pertaining to such program, in each case as the same may be amended, supplemented or otherwise modified from time to time.

~~“Mergers” means the First Merger and the Second Merger.~~

“Moody’s” has the meaning specified therefor in the definition of Cash Equivalents.

“Mortgages” means, individually and collectively, one or more mortgages, deeds of trust, or deeds to secure debt, executed and delivered by a Loan Party or one of its Subsidiaries in favor of Agent, in form and substance reasonably satisfactory to Agent, that encumber the Real Property Collateral.

“Negotiable Collateral” has the meaning specified therefor in the Guaranty and Security
Agreement.

“Ninth Amendment” means that certain Amendment Number Nine to Credit Agreement and Amendment Number One to Guaranty and Security Agreement, dated as of February 10, 2023, among Borrowers, the Lenders and Agent.

“Ninth Amendment Date” means the “Amendment Effective Date” as that term is defined in the Ninth Amendment.

“Non-Consenting Lender” has the meaning specified therefor in Section 14.2(a) of this
Agreement.

“Non-Defaulting Lender” means each Lender other than a Defaulting Lender.

“Not Otherwise Applied” means, with reference to any amount of proceeds of any issuance of Equity Interests or Indebtedness, that such amount was not applied (or required to be applied or committed to be applied) (a) to prepay, redeem, defease, purchase or otherwise acquire any Indebtedness or (b) to pay any portion of the purchase consideration payable in connection with any Permitted Acquisition (other than the Permitted Acquisition in question).

“Obligations” means (a) all loans (including the Revolving Loans (inclusive of Extraordinary Advances and Swing Loans)), debts, principal, interest (including any interest that accrues after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), reimbursement or indemnification obligations with respect to Letters of Credit (irrespective of whether contingent), premiums, liabilities (including all amounts charged to the Loan Account pursuant to this Agreement), obligations (including indemnification obligations), fees (including the fees provided for in the Fee Letter), Lender Group Expenses (including any fees or expenses that accrue after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), guaranties, and all covenants and duties of any other kind and description owing by any Loan Party arising out of, under, pursuant to, in connection with, or evidenced by this Agreement or any of the other Loan Documents and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all other expenses or other amounts that any Loan Party is required to

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pay or reimburse by the Loan Documents or by law or otherwise in connection with the Loan Documents, and (b) all Bank Product Obligations; provided that, anything to the contrary contained in

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the foregoing notwithstanding, the Obligations shall exclude any Excluded Swap Obligation. Without limiting the generality of the foregoing, the Obligations of Borrowers under the Loan Documents include the obligation to pay (i) the principal of the Revolving Loans, (ii) interest accrued on the Revolving Loans, (iii) the amount necessary to reimburse Issuing Bank for amounts paid or payable pursuant to Letters of Credit, (iv) Letter of Credit commissions, fees (including fronting fees) and charges, (v) Lender Group Expenses, (vi) fees payable under this Agreement or any of the other Loan Documents, and (vii) indemnities and other amounts payable by any Loan Party under any Loan Document. Any reference in this Agreement or in the Loan Documents to the Obligations shall include all or any portion thereof and any extensions, modifications, renewals, or alterations thereof, both prior and subsequent to any Insolvency Proceeding.

“OFAC” means The Office of Foreign Assets Control of the U.S. Department of the
Treasury.

“Originating Lender” has the meaning specified therefor in Section 13.1(e) of this
Agreement.

“Other Taxes” means all present or future stamp, court, excise, value added, or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document.

“Overadvance” means, as of any date of determination, that the Revolver Usage is greater than any of the limitations set forth in Section 2.1 or Section 2.11 of this Agreement.
“Parent” has the meaning specified therefor in the preamble to this Agreement. “Participant” has the meaning specified therefor in Section 13.1(e) of this Agreement. “Patent” has the meaning specified therefor in the Guaranty and Security Agreement. “Patent Security Agreement” has the meaning specified therefor in the Guaranty and
Security Agreement.

“Patriot Act” has the meaning specified therefor in Section 4.13 of this Agreement.

“Payment Recipient” has the meaning specified therefor in Section 17.16 of this
Agreement.

“Perfection Certificate” means a certificate in the form of Exhibit P-1 to this Agreement.

“Permitted Acquisition” means any Acquisition so long as, in each case, unless otherwise consented to by Agent:

(a)no Default or Event of Default shall have occurred and be continuing or would result from the consummation of the proposed Acquisition and the proposed Acquisition is (i) approved by the Board of Directors and/or the shareholders of the target as required pursuant to the Governing Documents of target, and (ii) is not hostile,

(b)no Indebtedness will be incurred ~~or~~, assumed or would exist with respect to any
Loan Party or its Subsidiaries as a result of such Acquisition, other than Permitted Indebtedness and no

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Liens will be incurred, assumed, or would exist with respect to the assets of any Loan Party or its Subsidiaries as a result of such Acquisition other than Permitted Liens,

(c)Borrowers have provided Agent with written confirmation, supported by reasonably detailed calculations, that on a pro forma basis (including pro forma adjustments arising out of events which are directly attributable to such proposed Acquisition, are factually supportable, and are expected to have a continuing impact, in each case, determined as if the combination had been accomplished at the beginning of the relevant period; such eliminations and inclusions to be mutually and reasonably agreed upon by Parent and Agent) created by adding the historical combined financial statements of ~~Parent~~Holdings and its Subsidiaries (including the combined financial statements of any other Person or assets that were the subject of a prior Permitted Acquisition during the relevant period) to the historical consolidated financial statements of the Person to be acquired (or the historical financial statements related to the assets to be acquired) pursuant to the proposed Acquisition regardless of whether such financial covenant(s) are required to be tested for such fiscal quarter, the Loan Parties and their Subsidiaries (i) would have been in compliance with the financial covenant(s) in Section 7 of this Agreement for the fiscal quarter ended immediately prior to the proposed date of consummation of such proposed Acquisition, and (ii) are projected to be in compliance with the financial covenant(s) in Section 7 of this Agreement for each of the four fiscal quarters in the period ended one year after the proposed date of consummation of such proposed Acquisition assuming that such financial covenant(s) will be required to be tested in each such fiscal quarter,

(d)if the consideration for any such Acquisition (or series of related Acquisitions)
exceeds $5,000,000 in the aggregate,~~(d)~~ Borrowers have provided Agent with its due diligence package relative to the proposed Acquisition, including forecasted balance sheets, profit and loss statements, and cash flow statements of the Person or assets to be acquired, all prepared on a basis consistent with such Person’s (or assets’) historical financial statements, together with appropriate supporting details and a statement of underlying assumptions for the one year period following the date of the proposed Acquisition, on a quarter by quarter basis), in form and substance (including as to scope and underlying assumptions) satisfactory to Agent,

(e)Borrowers have Liquidity ~~of not less than $20,000,000~~ (i) at all times during the
90 consecutive days immediately preceding the date of consummation of such Acquisition ~~and (ii) at all times during the one-year period after giving effect to such Acquisition, in each case~~ calculated on a pro forma basis as if such Acquisition was consummated (including payment of the purchase consideration therefor) on the first day of such period and (ii) after giving effect to such Acquisition, of not less than
$20,000,000,

(f)Borrowers have provided Agent with written notice of the proposed Acquisition at least 15 Business Days prior to the anticipated closing date of the proposed Acquisition and, not later than five Business Days prior to the anticipated closing date of the proposed Acquisition, copies of the acquisition agreement and other material documents relative to the proposed Acquisition, as well as an

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updated Perfection Certificate or a supplement to the Perfection Certificate covering the Person or assets to be acquired, which agreement and documents must be reasonably acceptable to Agent,

(g)the assets being acquired (other than a de minimis amount of assets in relation to the Loan Parties’ and their Subsidiaries’ total assets), or the Person whose Equity Interests are being acquired, are useful in or engaged in, as applicable, the business of the Loan Parties and their Subsidiaries or a business reasonably related thereto,

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(h)the assets being acquired (other than a de minimis amount of assets in relation to the assets being acquired) are located within the United States or the Person whose Equity Interests are being acquired is organized in a jurisdiction located within the United States unless otherwise approved by Agent,

(i)the subject assets or Equity Interests, as applicable, are being acquired directly by a Borrower or one of its Subsidiaries that is a Loan Party, and, in connection therewith, the applicable Loan Party shall have complied with Section 5.11 or 5.12 of this Agreement, as applicable, of this Agreement and, in the case of an acquisition of Equity Interests, the Person whose Equity Interests are acquired shall become a Loan Party and the applicable Loan Party shall have demonstrated to Agent that the new Loan Parties have received consideration sufficient to make the joinder documents binding and enforceable against such new Loan Parties, and

(j)the cash purchase consideration payable in respect of all Permitted Acquisitions
(including the proposed Acquisition and including deferred payment obligations) shall not exceed
$~~1,000,000~~20,000,000 in the aggregate during any fiscal year; provided that, for purposes of this clause (j), the purchase consideration funded with the net proceeds of an issuance following the Closing Date of
~~(i)~~Qualified Equity Interests of ~~Parent~~Holdings (including any consideration comprised of Qualified Equity Interests of ~~Parent) or (ii) Indebtedness permitted under clauses (s) or (t) of the definition of Permitted Indebtedness, in each case~~Holdings), to the extent Not Otherwise Applied, shall be excluded when determining whether the foregoing dollar limitation would be exceeded.

~~For the avoidance of doubt, the Permitted VH Acquisition shall constitute a Permitted~~
~~Acquisition.~~

“Permitted Discretion” means a determination made in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment.

“Permitted Dispositions” means:

(a)sales, abandonment, or other dispositions of Equipment that is substantially worn, damaged, or obsolete or no longer used or useful in the ordinary course of business and leases or subleases of Real Property not useful in the conduct of the business of the Loan Parties and their Subsidiaries,

(b)sales of Inventory to buyers in the ordinary course of business,

(c)the use or transfer of money or Cash Equivalents in a manner that is not prohibited by the terms of this Agreement or the other Loan Documents,

(d)the licensing, on a non-exclusive basis, of patents, trademarks, copyrights, and other intellectual property rights in the ordinary course of business,

(e)the granting of Permitted Liens,

(f)the sale or discount, in each case without recourse, of accounts receivable (other than Eligible Accounts and Eligible Unbilled Accounts) arising in the ordinary course of business, but only in connection with the compromise or collection thereof,

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(g)any involuntary loss, damage or destruction of property,

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(h)any involuntary condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, or confiscation or requisition of use of property,

(i)the leasing or subleasing of assets of any Loan Party or its Subsidiaries in the ordinary course of business,

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(j)of ~~Parent~~Holdings,

the sale or issuance of Equity Interests (other than Disqualified Equity Interests)

(k)(i) the lapse of registered patents, trademarks, copyrights and other intellectual property of any Loan Party or any of its Subsidiaries to the extent not economically desirable in the conduct of its business, or (ii) the abandonment of patents, trademarks, copyrights, or other intellectual property rights in the ordinary course of business so long as (in each case under clauses (i) and (ii)), (A) with respect to copyrights, such copyrights are not material revenue generating copyrights, and (B) such lapse is not materially adverse to the interests of the Lender Group,

(l)the making of Restricted Payments that are expressly permitted to be made pursuant to this Agreement,

(m)the making of Permitted Investments,

(n)so long as no Event of Default has occurred and is continuing or would immediately result therefrom, transfers of assets (i) from any Loan Party or any of its Subsidiaries (other than any Borrower) to a Loan Party (other than Holdings), (ii) from any Subsidiary of any Loan Party that is not a Loan Party to any other Subsidiary of any Loan Party, and (iii) from any Borrower to any other Borrower,

(o)dispositions of Equipment or Real Property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property, or (ii) the proceeds of such disposition are promptly applied to the purchase price of such replacement property; provided, that to the extent the property being transferred constitutes Collateral, such replacement property shall constitute Collateral,

(p)dispositions of assets acquired by the Loan Parties and their Subsidiaries pursuant to a Permitted Acquisition consummated within 12 months of the date of the proposed disposition so long as (i) the consideration received for the assets to be so disposed is at least equal to the fair market value of such assets, (ii) the assets to be so disposed are not necessary or economically desirable in connection with the business of the Loan Parties and their Subsidiaries, and (iii) the assets to be so disposed are readily identifiable as assets acquired pursuant to the subject Permitted Acquisition, and

(q)sales or dispositions of fixed assets (including intangible property related to such fixed assets) not otherwise permitted in clauses (a) through (p) above so long as made at fair market value and the aggregate fair market value of all assets disposed of in fiscal year (including the proposed disposition) would not exceed $~~1,000,000~~5,000,000.

“Permitted Indebtedness” means:

(a)Indebtedness in respect of the Obligations,

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(b)Indebtedness as of the Closing Date set forth on Schedule 4.14 to this Agreement
(other than ~~the Convertible Notes Indebtedness or~~ any Permitted Joint Venture Payment) and any Refinancing Indebtedness in respect of such Indebtedness,

(c)Permitted Purchase Money Indebtedness and any Refinancing Indebtedness in
respect of such Indebtedness,

(d)Indebtedness arising in connection with the endorsement of instruments or other payment items for deposit,

(e)Indebtedness consisting of (i) unsecured guarantees incurred in the ordinary course of business with respect to surety and appeal bonds, performance bonds, bid bonds, appeal bonds, completion guarantee and similar obligations; (ii) unsecured guarantees arising with respect to customary indemnification obligations to purchasers in connection with Permitted Dispositions; and (iii) unsecured guarantees with respect to Indebtedness of any Loan Party or one of its Subsidiaries, to the extent that the Person that is obligated under such guaranty could have incurred such underlying Indebtedness,

(f)unsecured Indebtedness of any Loan Party that is incurred contemporaneously with the consummation of a Permitted Acquisition solely for the purpose of consummating such Permitted Acquisition so long as (i) no Event of Default has occurred and is continuing or would result therefrom, (ii) such unsecured Indebtedness is not incurred for working capital purposes, (iii) such unsecured Indebtedness does not mature prior to the date that is 91 days after the Maturity Date, (iv) such unsecured Indebtedness does not amortize until 91 days after the Maturity Date, (v) such unsecured Indebtedness does not provide for the payment of interest thereon in cash or Cash Equivalents prior to the date that is 91 days after the Maturity Date, and (vi) such Indebtedness is subordinated in right of payment to the Obligations on terms and conditions reasonably satisfactory to Agent and is otherwise on terms and conditions (including economic terms and absence of covenants) reasonably satisfactory to Agent,

(g)Acquired Indebtedness in an amount not to exceed $~~5,000,000~~10,000,000 outstanding at any one time,

(h)Indebtedness incurred in the ordinary course of business under performance, surety, statutory, or appeal bonds,

(i)Indebtedness owed to any Person providing property, casualty, liability, or other insurance to any Loan Party or any of its Subsidiaries, so long as the amount of such Indebtedness is not in excess of the amount of the unpaid cost of, and shall be incurred only to defer the cost of, such insurance for the year in which such Indebtedness is incurred and such Indebtedness is outstanding only during such year,

(j)the incurrence by any Loan Party or its Subsidiaries of Indebtedness under
Hedge Agreements that is incurred for the bona fide purpose of hedging the interest rate, commodity, or foreign currency risks associated with such Loan Party’s or such Subsidiary’s operations and not for speculative purposes,

(k)Indebtedness incurred in the ordinary course of business in respect of credit cards, credit card processing services, debit cards, stored value cards, commercial cards (including so-called “purchase cards”, “procurement cards” or “p-cards”), or Cash Management Services,

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(l)unsecured Indebtedness of any Loan Party owing to employees, former employees, former officers, directors, or former directors (or any spouses, ex-spouses, or estates of any of the foregoing) incurred in connection with the repurchase or redemption by such Loan Party of the Equity Interests of ~~Parent~~Holdings that has been issued to such Persons, so long as (i) no Default or Event of Default has occurred and is continuing or would result from the incurrence of such Indebtedness, (ii) the aggregate amount of all such Indebtedness outstanding at any one time does not exceed $1,000,000, and (iii) such Indebtedness is subordinated in right of payment to the Obligations on terms and conditions reasonably acceptable to Agent,

(m)contingent liabilities in respect of any indemnification obligation, adjustment of purchase price, non-compete, or similar obligation of any Loan Party incurred in connection with the consummation of one or more Permitted Acquisitions,

(n)Indebtedness composing Permitted Investments,

(o)unsecured Indebtedness incurred in respect of netting services, overdraft protection, and other like services, in each case, incurred in the ordinary course of business,

(p)~~(i) unsecured Indebtedness of Parent and VH Holdco in respect of the VH~~
~~Earn-Out, and (ii)~~ unsecured Indebtedness of any Loan Party or its Subsidiaries in respect of Earn-Outs owing to sellers of assets or Equity Interests to such Loan Party or its Subsidiaries that is incurred in connection with the consummation of one or more Permitted Acquisitions so long as such unsecured Indebtedness is on terms and conditions reasonably acceptable to Agent,

(q)Indebtedness in an aggregate outstanding principal amount not to exceed
$~~1,000,000~~5,000,000 at any time outstanding for all Subsidiaries of each Loan Party that are CFCs; provided, that such Indebtedness is not directly or indirectly recourse to any of the Loan Parties or of their respective assets,

(r)accrual of interest, accretion or amortization of original issue discount, or the payment of interest in kind, in each case, on Indebtedness that otherwise constitutes Permitted Indebtedness,

(s)~~[reserved]~~

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(t)~~[reserved]~~

(u)~~[reserved]~~

(v)~~[reserved]~~

(w)~~[reserved]~~

(x)~~[reserved]~~

(s)~~(y)~~ unsecured Indebtedness of Doc.ai in an aggregate outstanding amount not to exceed $~~262,885.53~~250,000 and incurred prior to the Fifth Amendment Date in respect of unpaid Simple Agreements for Future Tokens (SAFTs) issued to investors between 2017 and 2018,

(z)    during the period from the Fifth Amendment Date to May 1, 2021, Indebtedness ~~of Doc.ai in respect of that certain Irrevocable Standby Letter of Credit No. 390001335 established by~~

LEGAL_US_W # ~~114834644.8~~114834644.17

~~Community Bank of the Bay in favor of Waverley Residential LLC, in the amount of up to $400,000, as amended October 12, 2018, September 19, 2019, and November 5, 2020 (the “Doc.ai Letter of Credit”)~~, and

(t)~~(aa)~~ any other unsecured Indebtedness incurred by any Loan Party or any of its
Subsidiaries in an aggregate outstanding amount not to exceed $~~1,000,000~~5,000,000 at any one time.

“Permitted Intercompany Advances” means loans made by (a) a Loan Party to another Loan Party other than Holdings, (b) a Subsidiary of a Loan Party that is not a Loan Party to another Subsidiary of a Loan Party that is not a Loan Party, and (c) a Subsidiary of a Loan Party that is not a Loan Party to a Loan Party, so long as the parties thereto are party to the Intercompany Subordination Agreement.

“Permitted Investments” means:

(a)Investments in cash and Cash Equivalents,

(b)Investments in negotiable instruments deposited or to be deposited for collection in the ordinary course of business,

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(c)course of business,

advances made in connection with purchases of goods or services in the ordinary

(d)Investments received in settlement of amounts due to any Loan Party or any of its Subsidiaries effected in the ordinary course of business or owing to any Loan Party or any of its Subsidiaries as a result of Insolvency Proceedings involving an account debtor or upon the foreclosure or enforcement of any Lien in favor of a Loan Party or its Subsidiaries,

(e)Investments owned by any Loan Party or any of its Subsidiaries on the Closing
Date and set forth on Schedule P-1 to this Agreement,

(f)guarantees permitted under the definition of Permitted Indebtedness,

(g)Permitted Intercompany Advances,

(h)Equity Interests or other securities acquired in connection with the satisfaction or enforcement of Indebtedness or claims due or owing to a Loan Party or its Subsidiaries (in bankruptcy of customers or suppliers or otherwise outside the ordinary course of business) or as security for any such Indebtedness or claims,

(i)of operating leases,

deposits of cash made in the ordinary course of business to secure performance

(j)(i) non-cash loans and advances to employees, officers, and directors of a Loan
Party or any of its Subsidiaries for the purpose of purchasing Equity Interests in ~~Parent~~Holdings so long as the proceeds of such loans are used in their entirety to purchase such Equity Interests in ~~Parent~~Holdings, and (ii) loans and advances to employees and officers of a Loan Party or any of its Subsidiaries in the ordinary course of business for any other business purpose and in an aggregate amount not to exceed $250,000 at any one time,

(k)Permitted Acquisitions,

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(l)Investments in the form of capital contributions and the acquisition of Equity
Interests made by any Loan Party in any other Loan Party (other than capital contributions to or the acquisition of Equity Interests of ~~Parent~~Holdings),

(m)Investments resulting from entering into (i) Bank Product Agreements, or (ii)
agreements relative to obligations permitted under clause (j) of the definition of Permitted Indebtedness,

(n)equity Investments by any Loan Party in any Subsidiary of such Loan Party which is required by law to maintain a minimum net capital requirement or as may be otherwise required by applicable law,

(o)Investments held by a Person acquired in a Permitted Acquisition to the extent that such Investments were not made in contemplation of or in connection with such Permitted Acquisition and were in existence on the date of such Permitted Acquisition,

(p)Permitted Joint Ventures and, to the extent permitted under Section 6.6,
Permitted Joint Venture Payments,

(q)Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business,

(r)Investments in Excluded Subsidiaries in an amount not to exceed $2,500,000 outstanding at any time, and

(s)~~(r)~~ so long as no Event of Default has occurred and is continuing or would result therefrom, any other Investments in an aggregate amount not to exceed $~~1,000,000 during the term of this Agreement~~5,000,000 outstanding at any time.

For purposes of determining the amount of any Investment outstanding for purposes of this definition, such amount shall be deemed to be the amount of such Investment when made, purchased or acquired (without adjustment for subsequent increases or decreases in the value of such Investment) less any amount realized in respect of such Investment upon the sale, collection or return of capital (not to exceed the original amount invested).

“Permitted Joint Venture” means (a) any Person listed on Schedule P-2 to this Agreement and (b) any other joint venture from time to time approved by Agent.

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“Permitted Joint Venture Agreements” means ~~(a) that certain Limited Liability Company Agreement of HICCH-SCL, LLC, dated as of February 26, 2015, by and between hInsight-Customer Care Holdings, LLC, HCA Holdings Inc., and Parent; (b) that certain Limited Liability Company Agreement of WB5 LLC, dated as of October 1, 2012, and as amended by that certain First Amendment to the Limited Liability Agreement of WB5 LLC, dated as of October 1, 2013, by and between Gallup, Inc. and Healthways (as successor in interest to Healthways, Inc.; (c) that certain Quotaholders’ Agreement of Healthways Brasil Servicos de Consultoria Ltda., dated as of March 11, 2015, by and between Healthways International, S.A.R.L. and Sul America Servicos de Saude S.A.; and (d)~~ any ~~other~~ agreement entered into by any Loan Party or any of its Subsidiaries with respect to a Permitted Joint Venture.

“Permitted Joint Venture Payments” means, with respect to any Permitted Joint Venture,
(a) the payments listed with respect to such Permitted Joint Venture on Schedule P-2 to this Agreement,

LEGAL_US_W # ~~114834644.8~~114834644.17

and (b) any other payments approved by Agent from time to time which payments are made or to be made with respect to a Permitted Joint Venture.

“Permitted Liens” means:

(a)Liens granted to, or for the benefit of, Agent to secure the Obligations,

(b)Liens for unpaid taxes, assessments, or other governmental charges or levies that either (i) are not yet delinquent, or (ii) do not have priority over Agent’s Liens and the underlying taxes, assessments, or charges or levies are the subject of Permitted Protests; ~~provided, that Borrowers shall give Agent notice within 5 Business Days of any Loan Party’s receipt of notice of the existence of any Liens referenced in this clause (c) which cause the aggregate amount of all Liens permitted under this~~ clause (c) to exceed $3,000,000 outstanding at any time,

(c)judgment Liens arising solely as a result of the existence of judgments, orders, or awards that do not constitute an Event of Default under Section 8.3 of this Agreement,

(d)Liens set forth on Schedule P-3 to this Agreement; provided, that to qualify as a
Permitted Lien, any such Lien described on Schedule P-3 to this Agreement shall only secure the Indebtedness that it secures on the Closing Date and any Refinancing Indebtedness in respect thereof,

LEGAL_US_W # ~~114834644.8~~114834644.17

(e)license agreements,

the interests of lessors under operating leases and non-exclusive licensors under

(f)purchase money Liens on fixed assets or the interests of lessors under Capital
Leases to the extent that such Liens or interests secure Permitted Purchase Money Indebtedness and so long as (i) such Lien attaches only to the fixed asset purchased or acquired and the proceeds thereof, and
(ii) such Lien only secures the Indebtedness that was incurred to acquire the fixed asset purchased or acquired or any Refinancing Indebtedness in respect thereof,

(g)Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers, incurred in the ordinary course of business and not in connection with the borrowing of money, and which Liens either (i) are for sums not yet delinquent, or
(ii) are the subject of Permitted Protests,

(h)Liens on amounts deposited to secure Parent’s and its Subsidiaries obligations in connection with worker’s compensation or other unemployment insurance,

(i)Liens on amounts deposited to secure Parent’s and its Subsidiaries obligations in connection with the making or entering into of contracts, bids, tenders, or leases in the ordinary course of business and not in connection with the borrowing of money,

(j)Liens    on    amounts    deposited    to    secure    Parent’s    and its Subsidiaries
reimbursement obligations with respect to surety or appeal bonds obtained in the ordinary course of business,

(k)with respect to any Real Property, easements, rights of way, and zoning restrictions that do not materially interfere with or impair the use or operation thereof,

(l)non-exclusive licenses of patents, trademarks, copyrights, and other intellectual property rights in the ordinary course of business,

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(m)Liens that are replacements of Permitted Liens to the extent that the original
Indebtedness is the subject of permitted Refinancing Indebtedness and so long as the replacement Liens only encumber those assets that secured the original Indebtedness,

(n)rights of setoff or bankers’ liens upon deposits of funds in favor of banks or other depository institutions, solely to the extent incurred in connection with the maintenance of such Deposit Accounts in the ordinary course of business,

(o)Liens granted in the ordinary course of business on the unearned portion of insurance premiums securing the financing of insurance premiums to the extent the financing is permitted under the definition of Permitted Indebtedness,

(p)Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods,

(q)Liens solely on any cash earnest money deposits made by a Loan Party or any of its Subsidiaries in connection with any letter of intent or purchase agreement with respect to a Permitted Acquisition,

(r)Liens assumed by any Loan Party or its Subsidiaries in connection with a
Permitted Acquisition that secure Acquired Indebtedness that is Permitted Indebtedness,

(s)~~[reserved]~~

(t)~~[reserved]~~

(u)~~[reserved]~~

(v)~~[reserved]~~

(s)~~(w)~~ Liens on assets of Subsidiaries of any Loan Party that is a CFC securing
Indebtedness permitted under clause (q) of the definition of Permitted Indebtedness~~,~~

(x) Liens on that certain $400,000 Business 12-23 Month Certificate of Deposit No. 300000163 issued by Community Bank of the Bay to Doc.ai and renewed on November 1, 2020, solely to ~~the extent securing the Doc.ai Letter of Credit~~, and

(t)~~(y)~~ other Liens which do not secure Indebtedness for borrowed money or letters

LEGAL_US_W # ~~114834644.8~~114834644.17

of credit and as to which the aggregate amount of the obligations secured thereby does not exceed
$~~1,000,000.~~

~~“Permitted Mezzanine Debt” means Indebtedness incurred by Parent so long as (a) no~~ Default or Event of Default has occurred and is continuing at the time of, or will result from, the incurrence thereof, (b) such Indebtedness (i) is subordinated in right of payment to the Obligations on terms and conditions reasonably satisfactory to Agent, (ii) is not subject to scheduled amortization, redemption, sinking fund or similar payment and does not have a final maturity, in each case, on or before the date that is 91 days after the Maturity Date, (iii) is not subject to any mandatory prepayments required to be made on or before the date that is 91 days after the Maturity Date unless such prepayment is permitted under the terms of the Permitted Mezzanine Debt Intercreditor Agreement, (iv) is only guaranteed by the Loan Parties, (v) does not include any financial covenant, other covenant or agreement, event of default or other term that is more restrictive or onerous on any Loan Party or any of its

LEGAL_US_W # ~~114834644.8~~114834644.17

Subsidiaries in any material respect than any comparable covenant in this Agreement, subject to a satisfactory cushion in the case of financial covenants and basket amounts to the comparable provisions in the Loan Documents, and is otherwise on terms and conditions reasonably acceptable to Agent, (vi) is not secured by a lien on any assets other than the Collateral securing the Obligations and any such lien is subordinated to the Agent’s Lien on terms and conditions satisfactory to Agent, and (vii) shall be limited to cross-acceleration to the Obligations and a cross-default in the event of a payment Event of Default in respect of the Obligations, (c) the aggregate principal amount of such Indebtedness shall not exceed the Permitted Mezzanine Debt Cap, (d) such Indebtedness is permitted to be incurred under (i) the terms of the Second Lien Loan Documents (or, if applicable, the agreements relating to any Refinancing Indebtedness in respect thereof) if and to the extent the Second Lien Indebtedness remains outstanding after such incurrence of Indebtedness, and (ii) the terms of the agreements relating to any Permitted Mezzanine Debt outstanding at the time of the incurrence of such Indebtedness, if and to the extent such ~~Permitted Mezzanine Debt remains outstanding after such incurrence of Indebtedness.~~

~~“Permitted Mezzanine Debt Cap” means, as of any date of determination, the least of (i)~~ the result of, without duplication, (A) $125,000,000, minus (B) the aggregate outstanding principal amount of the Second Lien Indebtedness (or any Refinancing Indebtedness in respect of such

LEGAL_US_W # ~~114834644.8~~114834644.17

Indebtedness), minus (C) the aggregate amount of all payments of the principal of any Permitted Mezzanine Debt (other than in connection with the incurrence of any Refinancing Indebtedness in respect of such Indebtedness), minus (D) the aggregate amount of all payments of the principal of the Second Lien Indebtedness since the First Amendment Date (other than in connection with the incurrence of any Refinancing Indebtedness in respect of such Indebtedness), plus (E) any increase in the principal amount by payment-in-kind of interest accrued on the amount set forth in clause (A), (ii) the principal amount of Permitted Mezzanine Debt (or any comparable term) permitted to be incurred under the Second Lien Loan Documents (or, if applicable, the agreements relating to any Refinancing Indebtedness in respect thereof), and (iii) the principal amount of Permitted Mezzanine Debt (or any comparable term) permitted to be incurred under the agreements relating to any other Permitted Mezzanine Debt outstanding at the time of the incurrence of the relevant Permitted Mezzanine Indebtedness; provided that, if the Refinancing Indebtedness in respect of the Second Lien Indebtedness constitutes Permitted ~~Mezzanine Debt, the foregoing clause (i)(B) shall not apply.~~

~~“Permitted Mezzanine Debt Intercreditor Agreement” means, with respect to any~~ Permitted Mezzanine Debt, a subordination and intercreditor agreement, in form and substance satisfactory to Agent, entered into by the holders of such Permitted Mezzanine Debt and Agent in ~~connection with the incurrence of such Permitted Mezzanine Debt~~5,000,000.

“Permitted Protest” means the right of any Loan Party or any of its Subsidiaries to protest any Lien (other than any Lien that secures the Obligations), taxes (other than payroll taxes or taxes that are then the subject of a United States federal tax lien), or rental payment; provided, that (a) a reserve with respect to such obligation is established on such Loan Party’s or its Subsidiaries’ books and records in such amount as is required under GAAP, (b) any such protest is instituted promptly and prosecuted diligently by such Loan Party or its Subsidiary, as applicable, in good faith, and (c) Agent is satisfied that, while any such protest is pending, there will be no material impairment of the enforceability, validity, or priority of any of Agent’s Liens.

“Permitted Purchase Money Indebtedness” means, as of any date of determination, Indebtedness (other than the Obligations, but including Capitalized Lease Obligations), incurred after the Closing Date and at the time of, or within 45 days after, the acquisition of any fixed assets for the purpose of financing all or any part of the acquisition cost thereof, in an aggregate principal amount outstanding at any one time not in excess of $~~3,000,000.~~

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~~“Permitted VH Acquisition” means the Acquisition by Parent through VH Holdco of~~ substantially all of the assets of Visualize Health so long as (a) such Acquisition satisfies all of the requirements set forth in the definition of Permitted Acquisition (except as set forth in clauses (f) and (j) of such definition), (b) such Acquisition shall be consummated pursuant to the terms and conditions set forth in the VH Contribution and Exchange Agreement and the other Specified VH Transaction Documents, each of which shall be reasonably acceptable to Agent, and (c) the cash purchase consideration payable in respect of such Acquisition shall not exceed $2,000,000 in the aggregate (it being understood that any cash redemption of any VH Holdco Qualified Equity Interests pursuant to the VH Holdco Stockholders Agreement after the Third Amendment Date shall be excluded when ~~determining whether the foregoing dollar limitation would be exceeded)~~5,000,000.

“Person” means natural persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

“Personal Information” means a natural person’s name, voice or likeness, street address, telephone number, email address, photograph, social security number, driver’s license number, passport number, or customer or account number, or any other piece of information that identifies or locates a natural person or that, in combination with other reasonably available data, can be used to identify or locate a natural person, and in any event, including all Protected Health Information.

“Platform” has the meaning specified therefor in Section 17.9(c) of this Agreement.

“Post-Increase Revolver Lenders” has the meaning specified therefor in Section 2.14 of this Agreement.

“Pre-Increase Revolver Lenders” has the meaning specified therefor in Section 2.14 of this Agreement.

“Proceeds” has the meaning specified therefor in the Guaranty and Security Agreement.

“Process” or “Processing” means the collection, use, storage, processing, recording, distribution, transfer, import, export, protection (including security measures), disposal or disclosure or other activity regarding data (whether electronically or in any other form or medium).

“Projections” means ~~Parent’s~~Holdings’ and its Subsidiaries’ forecasted (a) balance sheets, (b) profit and loss statements, and (c) cash flow statements, all prepared on a basis consistent with ~~Parent’s~~Holdings’ and its Subsidiaries’ historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.

“Pro Rata Share” means, as of any date of determination:

(a)with respect to a Lender’s obligation to make all or a portion of the Revolving

LEGAL_US_W # ~~114834644.8~~114834644.17

Loans, with respect to such Lender’s right to receive payments of interest, fees, and principal with respect to the Revolving Loans, and with respect to all other computations and other matters related to the Revolver Commitments or the Revolving Loans, the percentage obtained by dividing (i) the Revolving Loan Exposure of such Lender, by (ii) the aggregate Revolving Loan Exposure of all Lenders,

(b)with respect to a Lender’s obligation to participate in the Letters of Credit, with respect to such Lender’s obligation to reimburse Issuing Bank, and with respect to such Lender’s right to

LEGAL_US_W # ~~114834644.8~~114834644.17

receive payments of Letter of Credit Fees, and with respect to all other computations and other matters related to the Letters of Credit, the percentage obtained by dividing (i) the Revolving Loan Exposure of such Lender, by (ii) the aggregate Revolving Loan Exposure of all Lenders; provided, that if all of the Revolving Loans have been repaid in full and all Revolver Commitments have been terminated, but Letters of Credit remain outstanding, Pro Rata Share under this clause shall be the percentage obtained by dividing (A) the Letter of Credit Exposure of such Lender, by (B) the Letter of Credit Exposure of all Lenders, and

(c)with respect to all other matters and for all other matters as to a particular Lender
(including the indemnification obligations arising under Section 15.7 of this Agreement), the percentage obtained by dividing (i) the Revolving Loan Exposure of such Lender, by (ii) the aggregate Revolving Loan Exposure of all Lenders, in any such case as the applicable percentage may be adjusted by assignments permitted pursuant to Section 13.1; provided, that if all of the Loans have been repaid in full, all Letters of Credit have been made the subject of Letter of Credit Collateralization, and all Revolver Commitments have been terminated, Pro Rata Share under this clause shall be the percentage obtained by dividing (A) the Letter of Credit Exposure of such Lender, by (B) the Letter of Credit Exposure of all Lenders.

“Protected Health Information” or “PHI” has the meaning set out in HIPAA, and in particular at 45 C.F.R. § 160.103, as it may be amended from time to time.

“Protective Advances” has the meaning specified therefor in Section 2.3(d)(i) of this
Agreement.

“Public Lender” has the meaning specified therefor in Section 17.9(c) of this Agreement.

“Purchase Price” means, with respect to any Acquisition, an amount equal to the aggregate consideration, whether cash, property or securities (including the fair market value of any Equity Interests of ~~Parent~~Holdings issued in connection with such Acquisition and including the maximum amount of Earn-Outs), paid or delivered by a Loan Party or one of its Subsidiaries in connection with such Acquisition (whether paid at the closing thereof or payable thereafter and whether fixed or contingent), but excluding therefrom (a) any cash of the seller and its Affiliates used to fund any portion of such consideration, and (b) any cash or Cash Equivalents acquired in connection with such Acquisition.

~~“QH Merger” means the merger of QH Acquisition, Sub, LLC, a Delaware limited liability company and a wholly-owned Subsidiary of Parent, with and into Parent, with Parent as the surviving entity, pursuant to the QH Merger Agreement (as defined in the Third Amendment)~~

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. § 5390(c)(8)(D).

“QFC Credit Support” has the meaning specified therefor in Section 17.15 of this
Agreement.

LEGAL_US_W # ~~114834644.8~~114834644.17

“Qualified Cash” means, as of any date of determination, the amount of unrestricted cash and Cash Equivalents of the Loan Parties and their Subsidiaries that is in Deposit Accounts or in Securities Accounts, or any combination thereof, and which such Deposit Account or Securities Account is the subject of a Control Agreement and is maintained by a branch office of the bank or securities

LEGAL_US_W # ~~114834644.8~~114834644.17

intermediary located within the United States~~; provided that, for the avoidance of doubt, Qualified Cash will include Eligible Cash~~.

“Qualified Equity Interests” means and refers to any Equity Interests issued by Holdings (and not by one or more of its Subsidiaries) that is not a Disqualified Equity Interest.

~~“Qualifying IPO” means the issuance by a parent holding company of Parent of the~~ common Equity Interests of such parent holding company in an underwritten primary public offering (other than a public offering pursuant to a registration statement on Form S-8) pursuant to an effective registration statement filed with the SEC in accordance with the Securities Act resulting in Net Cash ~~Proceeds of at least $150,000,000.~~

“RCP” has the meaning specified therefor in Section 4.26 of this Agreement.

“Reaffirmation Agreement” means that certain Reaffirmation Agreement, dated as of the Ninth Amendment Date, among the Loan Parties and Agent, in form and substance reasonably satisfactory to Agent.

“Real Property” means any estates or interests in real property now owned or hereafter acquired by any Loan Party or one of its Subsidiaries and the improvements thereto.

“Real Property Collateral” means (a) the Real Property identified on Schedule R-1 to this Agreement, and (b) any Real Property (other than leasehold interests) hereafter acquired by any Loan Party or one of its Subsidiaries with a fair market value in excess of $~~250,000~~1,000,000.

“Receivables Reserves” means, as of any date of determination, those reserves that Agent deems necessary or appropriate, in its Permitted Discretion and subject to Section 2.1(c), to establish and maintain (including (a) reserves with respect to books and records locations as to which a Collateral Access Agreement has not been received by Agent, (b) reserves for rebates, discounts, warranty claims, and returns, and (c) reserves with respect to deferred revenues as determined by Agent in its Permitted Discretion and without duplication of the impact of any ineligibility criteria set forth in the definition of Eligible Accounts) with respect to the Eligible Accounts, the Eligible Unbilled Accounts, or the Maximum Revolver Amount.

“Record” means information that is inscribed on a tangible medium or that is stored in an electronic or other medium and is retrievable in perceivable form.

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“Reference Period” means, as of any date of determination, the period of 12 consecutive fiscal months of ~~Parent~~Holdings ended as of such date~~; provided that, with respect to dates of~~ determination prior to December 31, 2017, the Reference Period shall be the number of consecutive fiscal months of Parent elapsed during the period from January 1, 2017 through such date of ~~determination.~~

~~“Reference Time” with respect to any setting of the then-current Benchmark means (a) if~~ such Benchmark is USD LIBOR, 11:00 a.m., London time, on the day that is two (2) Business Days preceding the date of such setting, and (b) if such Benchmark is not USD LIBOR, the time determined by ~~Agent in its reasonable discretion~~.

“Refinancing Indebtedness” means refinancings, renewals, or extensions of Indebtedness so long as:

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(a)such refinancings, renewals, or extensions do not result in an increase in the principal amount of the Indebtedness so refinanced, renewed, or extended, other than by the amount of premiums paid thereon and the fees and expenses incurred in connection therewith and by the amount of unfunded commitments with respect thereto,

(b)such refinancings, renewals, or extensions do not result in a shortening of the final stated maturity or the average weighted maturity (measured as of the refinancing, renewal, or extension) of the Indebtedness so refinanced, renewed, or extended, nor are they on terms or conditions that, taken as a whole, are or could reasonably be expected to be materially adverse to the interests of the Lenders,

(c)if the Indebtedness that is refinanced, renewed, or extended was subordinated in right of payment to the Obligations, then the terms and conditions of the refinancing, renewal, or extension must include subordination terms and conditions that are at least as favorable to the Lender Group as those that were applicable to the refinanced, renewed, or extended Indebtedness,

(d)the Indebtedness that is refinanced, renewed, or extended is not recourse to any
Person that is liable on account of the Obligations other than those Persons which were obligated with respect to the Indebtedness that was refinanced, renewed, or extended,

(e)if the Indebtedness that is refinanced, renewed or extended was unsecured, such refinancing, renewal or extension shall be unsecured, and

(f)if the Indebtedness that is refinanced, renewed, or extended was secured (i) such refinancing, renewal, or extension shall be secured by substantially the same or less collateral as secured such refinanced, renewed or extended Indebtedness on terms no less favorable to Agent or the Lender Group and (ii) the Liens securing such refinancing, renewal or extension shall not have a priority more senior than the Liens securing such Indebtedness that is refinanced, renewed or extended.

“Register” has the meaning set forth in Section 13.1(h) of this Agreement.

“Related Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course and that is administered, advised or managed by (a) a Lender, (b) an Affiliate of a Lender, or (c) an entity or an Affiliate of an entity that administers, advises or manages a Lender.

“Relevant Governmental Body” means the ~~Federal Reserve~~ Board of Governors or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the ~~Federal Reserve~~ Board of Governors or the Federal Reserve Bank of New York, or any successor thereto.

“Remedial Action” means all actions taken to (a) clean up, remove, remediate, contain, treat, monitor, assess, evaluate, or in any way address Hazardous Materials in the indoor or outdoor environment, (b) prevent or minimize a release or threatened release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (c) restore or reclaim natural resources or the environment, (d) perform any pre-remedial studies, investigations, or post-remedial operation and maintenance activities, or (e) conduct any other actions with respect to Hazardous Materials required by Environmental Laws.

“Replacement Lender” has the meaning specified therefor in Section 2.13(b) of this
Agreement.

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“Report” has the meaning specified therefor in Section 15.16 of this Agreement.

“Required Lenders” means, at any time, Lenders having or holding more than 50% of the aggregate Revolving Loan Exposure of all Lenders; provided, that (i) the Revolving Loan Exposure of any Defaulting Lender shall be disregarded in the determination of the Required Lenders, and (ii) at any time there are two or more Lenders (who are not Affiliates of one another or Defaulting Lenders), “Required Lenders” must include at least two Lenders (who are not Affiliates of one another).

“Reserves” means, as of any date of determination, Receivables Reserves, Bank Product Reserves and those other reserves that Agent deems necessary or appropriate, in its Permitted Discretion and subject to Section 2.1(c), to establish and maintain (including reserves with respect to (a) sums that any Loan Party or its Subsidiaries are required to pay under any Section of this Agreement or any other Loan Document (such as taxes, assessments, insurance premiums, or, in the case of leased assets, rents or other amounts payable under such leases) and has failed to pay, and (b) amounts owing by any Loan Party or its Subsidiaries to any Person to the extent secured by a Lien on, or trust over, any of the Collateral (other than a Permitted Lien), which Lien or trust, in the Permitted Discretion of Agent likely would have a priority superior to the Agent’s Liens (such as Liens or trusts in favor of landlords, warehousemen, carriers, mechanics, materialmen, laborers, or suppliers, or Liens or trusts for ad valorem, excise, sales, or other taxes where given priority under applicable law) in and to such item of the Collateral) with respect to the Borrowing Base or the Maximum Revolver Amount.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Restricted Payment” means (a) any declaration or payment of any dividend or the making of any other payment or distribution, directly or indirectly, on account of Equity Interests issued by Holdings or any of its Subsidiaries (including any payment in connection with any merger or consolidation involving Holdings) or to the direct or indirect holders of Equity Interests issued by Holdings or any of its Subsidiaries in their capacity as such (other than dividends or distributions payable in Qualified Equity Interests issued by Holdings or any of its Subsidiaries), or (b) any purchase, redemption, making of any sinking fund or similar payment, or other acquisition or retirement for value (including in connection with any merger or consolidation involving Holdings) any Equity Interests issued by ~~Parent~~Holdings or any of its Subsidiaries, or (c) any making of any payment to retire, or to obtain the surrender of, any outstanding warrants, options, or other rights to acquire Equity Interests of Holdings now or hereafter outstanding.

“Revolver Commitment” means, with respect to each Lender, its Revolver Commitment, and, with respect to all Lenders, their Revolver Commitments, in each case as such Dollar amounts are set forth beside such Lender’s name under the applicable heading on Schedule C-1 to this Agreement or in the Assignment and Acceptance or Increase Joinder pursuant to which such Lender became a Lender under this Agreement, as such amounts may be reduced or increased from time to time pursuant to assignments made in accordance with the provisions of Section 13.1 of this Agreement, and as such amounts may be decreased by the amount of reductions in the Revolver Commitments made in accordance with Section 2.4(c) hereof.

“Revolver Usage” means, as of any date of determination, the sum of (a) the amount of outstanding Revolving Loans (inclusive of Swing Loans and Protective Advances), plus (b) the amount of the Letter of Credit Usage.

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“Revolving Loan Exposure” means, with respect to any Lender, as of any date of determination (a) prior to the termination of the Revolver Commitments, the amount of such Lender’s Revolver Commitment, and (b) after the termination of the Revolver Commitments, the aggregate outstanding principal amount of the Revolving Loans of such Lender.

“Revolving Loans” has the meaning specified therefor in Section 2.1(a) of this
Agreement.

“Sanctioned Entity” means (a) a country or territory or a government of a country or territory, (b) an agency of the government of a country or territory, (c) an organization directly or indirectly controlled by a country or territory or its government, or (d) a Person resident in or determined to be resident in a country or territory, in each case of clauses (a) through (d) that is a target of Sanctions, including a target of any country sanctions program administered and enforced by OFAC.

“Sanctioned Person” means, at any time (a) any Person named on the list of Specially Designated Nationals and Blocked Persons maintained by OFAC, OFAC’s consolidated Non-SDN list or any other Sanctions-related list maintained by any relevant Governmental Authority, (b) a Person or legal entity that is a target of Sanctions, (c) any Person operating, organized or resident in a Sanctioned Entity, or (d) any Person directly or indirectly owned or controlled (individually or in the aggregate) by or acting on behalf of any such Person or Persons described in clauses (a) through (c) above.

“Sanctions” means individually and collectively, respectively, any and all economic sanctions, trade sanctions, financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes anti-terrorism laws and other sanctions laws, regulations or embargoes, including those imposed, administered or enforced from time to time by: (a) the United States of America, including those administered by OFAC, the U.S. Department of State, the U.S. Department of Commerce, or through any existing or future executive order, (b) the United Nations Security Council, (c) the European Union or any European Union member state, (d) ~~Her~~His Majesty’s Treasury of the United Kingdom, or (d) any other Governmental Authority with jurisdiction over any member of Lender Group or any Loan Party or any of their respective Subsidiaries or Affiliates.

“S&P” has the meaning specified therefor in the definition of Cash Equivalents.

“SEC” means the United States Securities and Exchange Commission and any successor thereto.

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~~“Second Lien Intercreditor Agreement” means the Intercreditor Agreement, dated as of~~ the May 11, 2017, by and between Agent and Second Lien Agent, and acknowledged by each of the Loan ~~Parties.~~

~~“Second Lien Agent” means ABC Funding, LLC, a Delaware limited liability company, and its successors and assigns.~~

~~“Second Lien Credit Agreement” means that certain Second Lien Credit Agreement,~~ dated as of May 11, 2017, by and among Borrowers, Second Lien Lenders and Second Lien Agent, as amended, modified, supplemented, restated, refinanced or replaced from time to time in accordance with ~~the terms thereof and the Second Lien Intercreditor Agreement.~~

~~“Second Lien Indebtedness” means the Indebtedness incurred by Borrowers under the~~ Second Lien Loan Documents in an aggregate principal amount (excluding any capitalized interest, fees,

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and other costs and expenses) not to exceed the amount of the Second Lien Cap (as defined in the Second ~~Lien Intercreditor Agreement).~~

~~“Second Lien Lenders” means the “Lenders” as such term is defined in the Second Lien Credit Agreement.~~

~~“Second Lien Loan Documents” means the Second Lien Credit Agreement and each of~~ the other “Loan Documents” (as such term is defined in the Second Lien Credit Agreement), and any documents, instruments and agreements entered into in connection with any amendment, supplement, restatement, replacement or refinancing thereof, as amended, modified, supplemented or restated from time to time in accordance with the terms of the Second Lien Credit Agreement and the Second Lien ~~Intercreditor Agreement.~~

~~“Second Merger” means the “Second Merger” as term is defined in the Fifth~~
~~Amendment.~~

“Securities Account” means a securities account (as that term is defined in the Code).

“Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor statute.

“Settlement” has the meaning specified therefor in Section 2.3(e)(i) of this Agreement.

“Settlement Date” has the meaning specified therefor in Section 2.3(e)(i) of this
Agreement.

“Sharecare Employee Stock Fund” means the Sharecare, Inc. ~~2010 Equity~~2021 Omnibus Incentive Plan, as amended.

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~~“Shareholder Agreements” means (a) that certain Eleventh Amended and Restated~~ Voting Agreement, dated March 3, 2017, among Parent and certain of the holders of Parent’s Equity Interests, (b) that certain Eighth Amended and Restated Right of First Refusal and Change of Control Agreement, dated March 3, 2017, among Parent and certain of the holders of Parent’s Equity Interests,
(c) Seventh Amended and Restated Registration Rights Agreement, dated March 3, 2017, among Parent and certain of the holders of Parent’s Equity Interests, (d) that certain Seventh Amended and Restated Investors’ Rights Agreement, dated March 3, 2017, among Parent and certain of the holders of Parent’s Equity Interests, and (e) any other agreements to which any Loan Party or any of its Subsidiaries is a party or by which any Loan Party or any of its Subsidiaries is bound which provides for any obligation (contingent or otherwise) of any Loan Party or any of its Subsidiaries to repurchase or otherwise acquire or retire any shares of its Equity Interests or any security convertible into or exchangeable for any Equity Interests of any Loan Party or any of its Subsidiaries, or which provides for any put or call with respect to ~~any shares of any Loan Party’s or any of its Subsidiaries’ Equity Interests~~

“Share Repurchase Payment” has the meaning specified therefor in Section 6.7(e) of this
Agreement.

“Share Repurchase Reporting Period” means each period commencing on the date any Share Repurchase Payment is made by Holdings, and continuing until the first date (which shall be at least three months after the date such Share Repurchase Payment is made) as of which Holdings has not made any Share Repurchase Payments during the immediately preceding three months and does not

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anticipate making any additional Share Repurchase Payments during the immediately succeeding three months.

“Sixth Amendment” means that certain Amendment Number Six and Consent, dated as of July 1, 2021, among Borrowers, the Lenders party thereto, and Agent.

“Sixth Amendment Date” means ~~the “Amendment Effective Date” as that term is defined in the Sixth Amendment~~July 1, 2021.

“SOFR” means~~, with respect to any Business Day,~~ a rate ~~per annum~~ equal to the secured overnight financing rate ~~for such Business Day published~~as administered by the SOFR Administrator ~~on the SOFR Administrator’s Website on the immediately succeeding Business Day~~.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR ~~Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.~~

~~“SOFR Average” means the compounded average of SOFR over a rolling calendar day period of thirty (30) days published by the Federal Reserve Bank of New York (or a successor administrator of the SOFR Average)~~Deadline” has the meaning specified therefor in Section 2.12(b)(i) of this Agreement.

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“SOFR Loan” means each portion of a Revolving Loan that bears interest at a rate determined by reference to Term SOFR (other than pursuant to clause (c) of the definition of “Base Rate”).

“SOFR Margin” has the meaning set forth in the definition of Applicable Margin.

“SOFR Notice” means a written notice in the form of Exhibit S-1 to this Agreement.

“SOFR Option” has the meaning specified therefor in Section 2.12(a) of this Agreement.

“Solvent” means, with respect to any Person as of any date of determination, that (a) at fair valuations, the sum of such Person’s debts (including contingent liabilities) is less than all of such Person’s assets, (b) such Person is not engaged or about to engage in a business or transaction for which the remaining assets of such Person are unreasonably small in relation to the business or transaction or for which the property remaining with such Person is an unreasonably small capital, (c) such Person has not incurred and does not intend to incur, or reasonably believe that it will incur, debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise), and (d) such Person is “solvent” or not “insolvent”, as applicable within the meaning given those terms and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).

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“Specified Holders” means Jeff Arnold and (i) his spouse, a parent, siblings, descendants (including adoptive relationships and stepchildren) and the spouses of each such natural persons (collectively, “Family Members”); (ii) a trust under which the distribution of Equity Interests may be made only to Jeff Arnold and/or any of his Family Members; (iii) a corporation, partnership or limited liability company, the stockholders, partners or members of which are only Jeff Arnold and/or his Family Members or of which Jeff Arnold has the right to designate the majority of the board of directors or similar governing body; or (iv) for bona fide estate planning purposes, either by will or by the laws of intestate succession, to Jeff Arnold’s executors, administrators, testamentary trustees, legatees or beneficiaries.

~~“Specified VH Transaction Documents” means (a) the VH Contribution and Exchange Agreement, (b) the VH Holdco Stockholders Agreement, (c) that certain Management and Shared Services Agreement, dated as of February 12, 2020, between Parent and VH Sub, and (d) that certain Transition Services Agreement, dated as of February 12, 2020, between VH Sub and Visualize Health.~~

“Standard Letter of Credit Practice” means, for Issuing Bank, any domestic or foreign law or letter of credit practices applicable in the city in which Issuing Bank issued the applicable Letter of Credit or, for its branch or correspondent, such laws and practices applicable in the city in which it has advised, confirmed or negotiated such Letter of Credit, as the case may be, in each case, (a) which letter of credit practices are of banks that regularly issue letters of credit in the particular city, and (b) which laws or letter of credit practices are required or permitted under ISP or UCP, as chosen in the applicable Letter of Credit.

“Subsidiary” of a Person means a corporation, partnership, limited liability company, or other entity in which that Person directly or indirectly owns or controls the Equity Interests having ordinary voting power to elect a majority of the Board of Directors of such corporation, partnership, limited liability company, or other entity; provided, that notwithstanding anything to the contrary contained in the foregoing, ~~(a)~~ no Permitted Joint Venture shall constitute a Subsidiary of any Loan Party ~~and (b) each of VH Holdco and its Subsidiaries shall constitute a Subsidiary of Parent~~.

“Supermajority Lenders” means, at any time, Lenders having or holding more than 66 2/3% of the aggregate Revolving Loan Exposure of all Lenders; provided, that (i) the Revolving Loan Exposure of any Defaulting Lender shall be disregarded in the determination of the Supermajority Lenders, and (ii) at any time there are two or more Lenders (who are not Affiliates of one another), “Supermajority Lenders” must include at least two Lenders (who are not Affiliates of one another or Defaulting Lenders).

“Supported QFC” has the meaning specified therefor in Section 17.15 of this Agreement.

“Swap Obligation” means, with respect to any Loan Party, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swing Lender” means Wells Fargo or any other Lender that, at the request of Borrowers and with the consent of Agent agrees, in such Lender’s sole discretion, to become the Swing Lender under Section 2.3(b) of this Agreement.

“Swing Loan” has the meaning specified therefor in Section 2.3(b) of this Agreement.

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“Swing Loan Exposure” means, as of any date of determination with respect to any Lender, such Lender’s Pro Rata Share of the Swing Loans on such date.

“Taxes” means any taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein, and all interest, penalties or similar liabilities with respect thereto.

“Tax Lender” has the meaning specified therefor in Section 14.2(a) of this Agreement.

“Term SOFR” means, ~~for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.~~

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~~“Term SOFR Notice” means a notification by Agent to the Lenders and Administrative Borrower of the occurrence of a Term SOFR Transition Event.~~

~~“Term SOFR Transition Event” means the determination by Agent that (a) Term SOFR has been recommended for use by the Relevant Governmental Body, (b) the administration of Term SOFR is administratively feasible for Agent and (c) a Benchmark Transition Event or an Early Opt-in Election, as applicable, has previously occurred resulting in the replacement of the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.12(d)(iii) with a Benchmark Replacement the Unadjusted Benchmark Replacement component of which is not Term SOFR.~~

~~“Third Amendment” means that certain Amendment Number Three and Consent, dated as of February 12, 2020, among Borrowers, the Lenders party thereto, and Agent.~~

~~“Third Amendment Date” means the “Amendment Effective Date” as that term is defined in the Third Amendment~~

(a)for any calculation with respect to a SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and

(b)for any calculation with respect to a Base Rate Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the

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applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Base Rate Term SOFR Determination Day;

provided, further, that if Term SOFR determined as provided above (including pursuant to the proviso under clause (a) or clause (b) above) shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by Agent in its reasonable discretion).

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Third Party Payor” means (i) a commercial medical insurance company, health maintenance organization, professional provider organization or other third party payor that reimburses providers for medical and health-care items, services or supplies provided to individual patients, (ii) a nonprofit medical insurance company (such as the Blue Cross, Blue Shield entities), and (iii) a Government Account Debtor making payments under a Government Reimbursement Program.

“Trademark” has the meaning specified therefor in the Guaranty and Security
Agreement.

“Trademark Security Agreement” has the meaning specified therefor in the Guaranty and Security Agreement.

“TRICARE” means, collectively, the program of medical benefits covering former and active members of the uniformed services and certain of their dependents, financed and administered by the United States Department of Defense, Health and Human Services and Transportation, and all laws, rules, regulations, manuals, orders, guidelines or requirements (whether or not having the force of law) pertaining to such program, in each case as the same may be amended, supplemented or otherwise modified from time to time.

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“UCP” means, with respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits 2007 Revision, International Chamber of Commerce Publication No. 600 and any version or revision thereof accepted by Issuing Bank for use.

“Unbilled Accounts” means Accounts with respect to which an invoice, statement or other billing document has not been sent to the applicable Account Debtor.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

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“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Unfinanced Capital Expenditures” means Capital Expenditures (without duplication of any expenditures excluded from the definition thereof) that are (a) not financed with the proceeds of any incurrence of Indebtedness (other than the incurrence of any Revolving Loans), the proceeds of any sale or issuance of Equity Interests or equity contributions, the proceeds of any asset sale (other than the sale of Inventory in the ordinary course of business) or any insurance proceeds, and (b) not reimbursed by a third person (excluding any Loan Party or any of its Affiliates) in the period such expenditures are made pursuant to a written agreement.

“United States” means the United States of America.

“Unused Line Fee” has the meaning specified therefor in Section 2.10(b) of this
Agreement.

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“~~USD LIBOR” means the London interbank offered rate for Dollars.~~

~~“VH Contribution and Exchange Agreement” means that certain Contribution and~~ Exchange Agreement, dated as of the Third Amendment Date, by and among Parent, VH Holdco, VH ~~Sub, Visualize Health and the Owners (as defined therein).~~

~~“VH Earn-Out” means the Earn-Out payable solely in Qualified Equity Interests of~~ Holdings and which, prior to the Sixth Amendment Effective Date, was payable solely in VH Holdco Qualified Equity Interests of the type described in clause (a) of such definition in accordance with the ~~terms of the VH Contribution and Exchange Agreement.~~

~~“VH Holdco” means HDS-VH Holdings, Inc., a Delaware corporation.~~

~~“VH Holdco Merger” means the Short-Form Merger (as defined in the VH Stockholder Agreement) consummated in accordance with the terms of Article 7 of the VH Stockholder Agreement.~~

~~“VH Holdco Qualified Equity Interests” means and refers to any Equity Interests issued~~ by VH Holdco (and not by one or more of its Subsidiaries) that (a) is classified as “Class B Non-Voting Common” under the Governing Documents of VH Holdco (as in effect on the Third Amendment Date) and that is not a Disqualified Equity Interest, (b) is issued to Parent or any other Loan Party (except any Subsidiary of VH Holdco), or (c) is issued to Visualize Health on the Third Amendment Date as part of ~~the Closing Equity Consideration (as defined in the VH Contribution and Exchange Agreement).~~

~~“VH Stockholders Agreement” means that certain HDS-VH Holdings, Inc. Stockholders’~~ Agreement, dated as of the Third Amendment Date, among VH Holdco, Parent, Visualize Health and the ~~other parties thereto.~~

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~~“VH Sub” means New VH, LLC, a Delaware limited liability company.~~

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~~“Visualize Health” means Visualize Health, LLC, a Tennessee limited liability company.~~
U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association, or any successor thereto, recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities; provided, that for purposes of notice requirements in Sections 2.3(a), 2.3(c) and 2.12(b), in each case, such day is also a Business Day.

“U.S. Special Resolution Regimes” has the meaning specified therefor in Section 17.15 of this Agreement.

“Voidable Transfer” has the meaning specified therefor in Section 17.8 of this
Agreement.

“Wells Fargo” means Wells Fargo Bank, National Association, a national banking association.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

1.2Accounting Terms.    All accounting terms not specifically defined herein shall be construed in accordance with GAAP; provided, that if Administrative Borrower notifies Agent that Borrowers request an amendment to any provision hereof to eliminate the effect of any Accounting Change occurring after the Closing Date or in the application thereof on the operation of such provision (or if Agent notifies Administrative Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such Accounting Change or in the application thereof, then Agent and Borrowers agree that they will negotiate in good faith amendments to the provisions of this Agreement that are directly affected by such Accounting Change with the intent of having the respective positions of the Lenders and Borrowers after such Accounting Change conform as nearly as possible to their respective positions immediately before

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such Accounting Change took effect and, until any such amendments have been agreed upon and agreed to by the Required Lenders, the provisions in this Agreement shall be calculated as if no such Accounting Change had occurred. When used herein, the term “financial statements” shall include the notes and schedules thereto. Whenever the term “~~Parent~~Holdings” is used in respect of a financial covenant or a related definition, it shall be understood to mean the Loan Parties and their Subsidiaries on a consolidated basis, unless the context clearly requires otherwise. Notwithstanding anything to the contrary contained herein, (a) all financial statements delivered hereunder shall be prepared, and all financial covenants contained herein shall be calculated, without giving effect to any election under the Statement of Financial Accounting Standards Board’s Accounting Standards Codification Topic 825 (or any similar accounting principle) permitting a Person to value its financial liabilities or Indebtedness at the fair value thereof, and (b) the term “unqualified opinion” as used herein to refer to opinions or reports provided by accountants shall mean an opinion or report that is (i) unqualified, and (ii) does not include

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any explanation, supplemental comment, or other comment concerning the ability of the applicable Person to continue as a going concern or concerning the scope of the audit.

1.3Code. Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein; provided, that to the extent that the Code is used to define any term herein and such term is defined differently in different Articles of the Code, the definition of such term contained in Article 9 of the Code shall govern.

1.4Construction.    Unless the context of this Agreement or any other Loan Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document, as the case may be. Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement or in any other Loan Document to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties. Any reference herein or in any other Loan Document to the satisfaction, repayment, or payment in full of the Obligations shall mean (a) the payment or repayment in full in immediately available funds of (i) the principal amount of, and interest accrued and unpaid with respect to, all outstanding Loans, together with the payment of any premium applicable to the repayment of the Loans, (ii) all Lender Group Expenses that have accrued and are unpaid regardless of whether demand has been made therefor, and (iii) all fees or charges that have accrued hereunder or under any other Loan Document (including the Letter of Credit Fee and the Unused Line Fee) and are unpaid, (b) in the case of contingent reimbursement obligations with respect to Letters of Credit, providing Letter of Credit Collateralization, (c) in the case of obligations with respect to Bank Products (other than Hedge Obligations and any Bank Product Obligations (other than Hedge Obligations) that, at such time, are allowed by the applicable Bank Product Provider to remain outstanding without being required to be repaid or cash collateralized), providing Bank Product Collateralization, (d) the receipt by Agent of cash collateral in order to secure any other contingent Obligations for which a claim or demand for payment has been made on or prior to such time or in respect of matters or circumstances known to Agent or a Lender at such time that are reasonably expected to result in any loss, cost, damage, or expense (including attorneys’ fees and legal expenses), such cash collateral to be in such amount as Agent reasonably determines is appropriate to secure such contingent Obligations, (e) the payment or repayment in full in immediately available funds of all other outstanding Obligations (including the payment of any termination amount then applicable (or which would or could become applicable as a result of the repayment of the other Obligations) under Hedge Agreements provided by Hedge Providers) other than (i) unasserted contingent indemnification Obligations, (ii) any Bank Product Obligations (other than Hedge Obligations) that, at such time, are allowed by the applicable Bank Product Provider to remain outstanding without being required to be repaid or cash collateralized, and (iii) any Hedge Obligations that, at such time, are allowed by the applicable Hedge Provider to remain outstanding without being required to be repaid, and (f) the termination of all of the Revolver Commitments of the Lenders. Any reference herein to any Person shall be construed to include such Person’s successors and assigns. Any requirement of a writing contained herein or in any other Loan Document shall be satisfied by the transmission of a Record.

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1.5Time References. Unless the context of this Agreement or any other Loan Document clearly requires otherwise, all references to time of day refer to Eastern standard time or Eastern daylight saving time, as in effect in New York, New York on such day. For purposes of the computation of a period of time from a specified date to a later specified date, unless otherwise expressly provided, the word “from” means “from and including” and the words “to” and “until” each means “to and including”; provided, that with respect to a computation of fees or interest payable to Agent or any Lender, such period shall in any event consist of at least one full day.

1.6Schedules and Exhibits. All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

1.7Divisions . For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws):
(a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the

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subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

1.8~~1.7~~ Rates .    ~~The interest rate on LIBOR Rate Loans and Base Rate Loans (when~~
determined by reference to clause (b) of the definition of Base Rate) may be determined by reference to the LIBOR Rate, which is derived from the London interbank offered rate. The London interbank offered rate is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. On March 5, 2021, ICE Benchmark ~~Administration (“IBA”), the administrator of the London interbank offered rate, and the Financial Conduct Authority (the “FCA”), the regulatory supervisor of IBA, announced in public statements (the~~ “Announcements”) that the final publication or representativeness date for the London interbank offered rate for Dollars for: (a) 1-week and 2-month tenor settings will be December 31, 2021, and (b) overnight, 1-month, 3-month, 6-month and 12-month tenor settings will be June 30, 2023. No successor administrator for IBA was identified in such Announcements. As a result, it is possible that immediately after such dates, the London interbank offered rate for such tenors may no longer be available or may no longer be deemed a representative reference rate upon which to determine the interest rate on LIBOR Rate Loans or Base Rate Loans (when determined by reference to clause (b) of the definition of Base Rate). There is no assurance that the dates set forth in the Announcements will not change or that IBA or the FCA will not take further action that could impact the availability, composition or characteristics of any London interbank offered rate. Public and private sector industry initiatives have been and continue, as of the Sixth Amendment Date, to be underway to implement new or alternative reference rates to be used in place of the London interbank offered rate. In the event that the London interbank offered rate or any other then-current Benchmark is no longer available or in certain other circumstances set forth in Section 2.12(d)(iii), such Section 2.12(d)(iii) provides a mechanism for determining an alternative rate of interest. Agent will notify Administrative Borrower, pursuant to Section 2.12(d)(iii), of any change to the reference rate upon which the interest rate on LIBOR Rate Loans and Base Rate Loans (when ~~determined by reference to clause (b) of the definition of Base Rate) is based. However,~~ Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, (ia) the continuation of, administration of, submission of, calculation of or any other matter related to the ~~London interbank offered rate~~Term SOFR Reference Rate, Term SOFR or any other Benchmark, any component definition thereof or rates referred to in the definition ~~of “LIBOR Rate”~~thereof, or with respect to any alternative, successor or replacement rate thereto (including any then-current Benchmark or any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement), as it may or may not be adjusted pursuant to Section 2.12(d)(iii), will be similar to, or produce the same value or economic equivalence of,

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~~the LIBOR Rate or any other Benchmark,~~ or have the same volume or liquidity as ~~did~~, the ~~London interbank offered rate~~Term SOFR Reference Rate, Term SOFR or any other Benchmark, prior to its discontinuance or unavailability, or (~~ii~~b) the effect, implementation or composition of any ~~Benchmark Replacement~~ Conforming Changes. Agent and its ~~Affiliates~~affiliates or other related entities may engage in transactions that affect the calculation of ~~a Benchmark~~the Term SOFR Reference Rate, Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto and such transactions may be adverse to a Borrower. Agent may select information sources or services in its reasonable discretion to ascertain ~~any~~the Term SOFR Reference Rate or Term SOFR, or any other Benchmark, any component definition thereof or rates ~~referenced~~referred to in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to any Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

2.LOANS AND TERMS OF PAYMENT.

2.1Revolving Loans.

(a)Subject to the terms and conditions of this Agreement, and during the term of this Agreement, each Lender agrees (severally, not jointly or jointly and severally) to make revolving loans (“Revolving Loans”) to Borrowers in an amount at any one time outstanding not to exceed the lesser of:

(i)such Lender’s Revolver Commitment, or

(ii)such Lender’s Pro Rata Share of an amount equal to the lesser of:

(A)the amount equal to (1) the Maximum Revolver Amount, less (2)
the sum of (y) the Letter of Credit Usage at such time, plus (z) the principal amount of Swing Loans outstanding at such time, and

(B)the amount equal to (1) the Borrowing Base as of such date
(based upon the most recent Borrowing Base Certificate delivered by Borrowers to Agent, as adjusted for Reserves established by Agent in accordance with Section 2.1(c)), less (2) the sum of (x) the Letter of Credit Usage at such time, plus (y) the principal amount of Swing Loans outstanding at such time.

(b)Amounts borrowed pursuant to this Section 2.1 may be repaid and, subject to the terms and conditions of this Agreement, reborrowed at any time during the term of this Agreement. The outstanding principal amount of the Revolving Loans, together with interest accrued and unpaid thereon, shall constitute Obligations and shall be due and payable on the Maturity Date or, if earlier, on the date on which they otherwise become due and payable pursuant to the terms of this Agreement.

(c)Anything to the contrary in this Section 2.1 notwithstanding, Agent shall have the right (but not the obligation) at any time, in the exercise of its Permitted Discretion, to establish and increase or decrease Reserves and against the Borrowing Base or the Maximum Revolver Amount. The amount of any Reserve established by Agent, and any changes to the eligibility criteria set forth in the definitions of Eligible Accounts and Eligible Unbilled Accounts shall have a reasonable relationship to the event, condition, other circumstance, or fact that is the basis for such reserve or change in eligibility

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and shall not be duplicative of any other reserve established and currently maintained or eligibility criteria.

1.9[Reserved].

1.10Borrowing Procedures and Settlements.

(a)Procedure for Borrowing Revolving Loans. Each Borrowing shall be made by a written request by an Authorized Person delivered to Agent (which may be delivered through Agent’s electronic platform or portal) and received by Agent no later than 2:00 p.m. (i) on the Business Day that is the requested Funding Date in the case of a request for a Swing Loan, (ii) on the Business Day that is one Business Day prior to the requested Funding Date in the case of a request for a Base Rate Loan, and
(iii) on the U.S. Government Securities Business Day that is three U.S. Government Securities Business Days prior to the requested Funding Date in the case of ~~all other requests~~a request for a SOFR Loan, specifying (A) the amount of such Borrowing, and (B) the requested Funding Date (which shall be a Business Day); provided, that Agent may, in its sole discretion, elect to accept as timely requests that are received later than 2:00 p.m. on the applicable Business Day or U.S. Government Securities Business Day, as applicable. All Borrowing requests which are not made on-line via Agent’s electronic platform or portal shall be subject to (and unless Agent elects otherwise in the exercise of its sole discretion, such Borrowings shall not be made until the completion of) Agent’s authentication process (with results satisfactory to Agent) prior to the funding of any such requested Revolving Loan.

(b)Making of Swing Loans. In the case of a Revolving Loan and so long as any of
(i) the aggregate amount of Swing Loans made since the last Settlement Date, minus all payments or other amounts applied to Swing Loans since the last Settlement Date, plus the amount of the requested Swing Loan does not exceed $6,000,000, or (ii) Swing Lender, in its sole discretion, agrees to make a Swing Loan notwithstanding the foregoing limitation, Swing Lender shall make a Revolving Loan (any such Revolving Loan made by Swing Lender pursuant to this Section 2.3(b) being referred to as a “Swing Loan” and all such Revolving Loans being referred to as “Swing Loans”) available to Borrowers on the Funding Date applicable thereto by transferring immediately available funds in the amount of such Borrowing to the Designated Account. Each Swing Loan shall be deemed to be a Revolving Loan hereunder and shall be subject to all the terms and conditions (including Section 3) applicable to other Revolving Loans, except that all payments (including interest) on any Swing Loan shall be payable to Swing Lender solely for its own account. Subject to the provisions of Section 2.3(d)(ii), Swing Lender shall not make and shall not be obligated to make any Swing Loan if Swing Lender has actual knowledge that (i) one or more of the applicable conditions precedent set forth in Section 3 will not be satisfied on the requested Funding Date for the applicable Borrowing, or (ii) the requested Borrowing would exceed the Availability on such Funding Date. Swing Lender shall not otherwise be required to determine whether the applicable conditions precedent set forth in Section 3 have been satisfied on the Funding Date applicable thereto prior to making any Swing Loan. The Swing Loans shall be secured by Agent’s Liens, constitute Revolving Loans and Obligations, and bear interest at the rate applicable from time to time to Revolving Loans that are Base Rate Loans.

(c)Making of Revolving Loans.

(i)In the event that Swing Lender is not obligated to make a Swing Loan, then after receipt of a request for a Borrowing pursuant to Section 2.3(a)(i), Agent shall notify the Lenders by telecopy, telephone, email, or other electronic form of transmission, of the requested Borrowing; such notification to be sent on the Business Day or U.S. Government Securities Business Day, as applicable, that is (A) in the case of a Base Rate Loan, at least one Business Day prior to the

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requested Funding Date, or (B) in the case of a ~~LIBOR Rate~~SOFR Loan, prior to 2:00 p.m. at least three
U.S. Government Securities Business Days prior to the requested Funding Date. If Agent has notified the Lenders of a requested Borrowing on the Business Day that is one Business Day prior to the Funding Date, then each Lender shall make the amount of such Lender’s Pro Rata Share of the requested Borrowing available to Agent in immediately available funds, to Agent’s Account, not later than 1:00
p.m. on the Business Day that is the requested Funding Date. After Agent’s receipt of the proceeds of such Revolving Loans from the Lenders, Agent shall make the proceeds thereof available to Borrowers on the applicable Funding Date by transferring immediately available funds equal to such proceeds received by Agent to the Designated Account; provided, that subject to the provisions of Section 2.3(d)(ii), no Lender shall have an obligation to make any Revolving Loan, if (1) one or more of the applicable conditions precedent set forth in Section 3 will not be satisfied on the requested Funding Date for the applicable Borrowing unless such condition has been waived, or (2) the requested Borrowing would exceed the Availability on such Funding Date.

(ii)Unless Agent receives notice from a Lender prior to 12:30 p.m. on the
Business Day that is the requested Funding Date relative to a requested Borrowing as to which Agent has notified the Lenders of a requested Borrowing that such Lender will not make available as and when required hereunder to Agent for the account of Borrowers the amount of that Lender’s Pro Rata Share of the Borrowing, Agent may assume that each Lender has made or will make such amount available to Agent in immediately available funds on the Funding Date and Agent may (but shall not be so required), in reliance upon such assumption, make available to Borrowers a corresponding amount. If, on the requested Funding Date, any Lender shall not have remitted the full amount that it is required to make available to Agent in immediately available funds and if Agent has made available to Borrowers such amount on the requested Funding Date, then such Lender shall make the amount of such Lender’s Pro Rata Share of the requested Borrowing available to Agent in immediately available funds, to Agent’s Account, no later than 1:00 p.m. on the Business Day that is the first Business Day after the requested Funding Date (in which case, the interest accrued on such Lender’s portion of such Borrowing for the Funding Date shall be for Agent’s separate account). If any Lender shall not remit the full amount that it is required to make available to Agent in immediately available funds as and when required hereby and if Agent has made available to Borrowers such amount, then that Lender shall be obligated to immediately remit such amount to Agent, together with interest at the Defaulting Lender Rate for each day until the date on which such amount is so remitted. A notice submitted by Agent to any Lender with respect to amounts owing under this Section 2.3(c)(ii) shall be conclusive, absent manifest error. If the amount that a Lender is required to remit is made available to Agent, then such payment to Agent shall constitute such Lender’s Revolving Loan for all purposes of this Agreement. If such amount is not made available to Agent on the Business Day following the Funding Date, Agent will notify Administrative Borrower of such failure to fund and, upon demand by Agent, Borrowers shall pay such amount to Agent for Agent’s account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Revolving Loans composing such Borrowing.

(d)Protective Advances and Optional Overadvances.

(i)Any contrary provision of this Agreement or any other Loan Document notwithstanding (but subject to Section 2.3(d)(iv)), at any time (A) after the occurrence and during the continuance of a Default or an Event of Default, or (B) that any of the other applicable conditions precedent set forth in Section 3 are not satisfied, Agent hereby is authorized by Borrowers and the Lenders, from time to time, in Agent’s sole discretion, to make Revolving Loans to, or for the benefit of, Borrowers, on behalf of the Lenders, that Agent, in its Permitted Discretion, deems necessary or desirable (1) to preserve or protect the Collateral, or any portion thereof, or (2) to enhance the likelihood

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of repayment of the Obligations (other than the Bank Product Obligations) (the Revolving Loans described in this Section 2.3(d)(i) shall be referred to as “Protective Advances”).

(ii)Any contrary provision of this Agreement or any other Loan Document notwithstanding, the Lenders hereby authorize Agent or Swing Lender, as applicable, and either Agent or Swing Lender, as applicable, may, but is not obligated to, knowingly and intentionally, continue to make Revolving Loans (including Swing Loans) to Borrowers notwithstanding that an Overadvance exists or would be created thereby, so long as (A) after giving effect to such Revolving Loans, the outstanding Revolver Usage does not exceed the Borrowing Base by more than 10% of the Borrowing Base, and (B) subject to Section 2.3(d)(iv) below, after giving effect to such Revolving Loans, the outstanding Revolver Usage (except for and excluding amounts charged to the Loan Account for interest, fees, or Lender Group Expenses) does not exceed the Maximum Revolver Amount. In the event Agent obtains actual knowledge that the Revolver Usage exceeds the amounts permitted by this Section 2.3(d), regardless of the amount of, or reason for, such excess, Agent shall notify the Lenders as soon as practicable (and prior to making any (or any additional) intentional Overadvances (except for and excluding amounts charged to the Loan Account for interest, fees, or Lender Group Expenses) unless Agent determines that prior notice would result in imminent harm to the Collateral or its value, in which case Agent may make such Overadvances and provide notice as promptly as practicable thereafter), and the Lenders with Revolver Commitments thereupon shall, together with Agent, jointly determine the terms of arrangements that shall be implemented with Borrowers intended to reduce, within a reasonable time, the outstanding principal amount of the Revolving Loans to Borrowers to an amount permitted by the preceding sentence. In such circumstances, if any Lender with a Revolver Commitment objects to the proposed terms of reduction or repayment of any Overadvance, the terms of reduction or repayment thereof shall be implemented according to the determination of the Required Lenders. The foregoing provisions are meant for the benefit of the Lenders and Agent and are not meant for the benefit of Borrowers, which shall continue to be bound by the provisions of Section 2.4(e).

(iii)Each    Protective    Advance    and    each    Overadvance    (each,    an
“Extraordinary Advance”) shall be deemed to be a Revolving Loan hereunder, except that no Extraordinary Advance shall be eligible to be a ~~LIBOR Rate~~SOFR Loan. Prior to Settlement of any Extraordinary Advance, all payments with respect thereto, including interest thereon, shall be payable to Agent solely for its own account. Each Lender shall be obligated to settle with Agent as provided in Section 2.3(e) (or Section 2.3(g), as applicable) for the amount of such Lender’s Pro Rata Share of any Extraordinary Advance. The Extraordinary Advances shall be repayable on demand, secured by Agent’s Liens, constitute Obligations hereunder, and bear interest at the rate applicable from time to time to Revolving Loans that are Base Rate Loans. The provisions of this Section 2.3(d) are for the exclusive benefit of Agent, Swing Lender, and the Lenders and are not intended to benefit Borrowers (or any other Loan Party) in any way.

(iv)Notwithstanding anything contained in this Agreement or any other
Loan Document to the contrary, no Extraordinary Advance may be made by Agent if such Extraordinary Advance would cause the aggregate Revolver Usage to exceed the Maximum Revolver Amount or any Lender’s Pro Rata Share of the Revolver Usage to exceed such Lender’s Revolver Commitments; provided that Agent may make Extraordinary Advances in excess of the foregoing limitations so long as such Extraordinary Advances that cause the aggregate Revolver Usage to exceed the Maximum Revolver Amount or a Lender’s Pro Rata Share of the Revolver Usage to exceed such Lender’s Revolver Commitments are for Agent’s sole and separate account and not for the account of any Lender. No Lender shall have an obligation to settle with Agent for such Extraordinary Advances that cause the aggregate Revolver Usage to exceed the Maximum Revolver Amount or a Lender’s Pro Rata Share of the

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Revolver Usage to exceed such Lender’s Revolver Commitments as provided in Section 2.3(e) (or Section 2.3(g), as applicable).

(e)Settlement. It is agreed that each Lender’s funded portion of the Revolving
Loans is intended by the Lenders to equal, at all times, such Lender’s Pro Rata Share of the outstanding Revolving Loans. Such agreement notwithstanding, Agent, Swing Lender, and the other Lenders agree (which agreement shall not be for the benefit of Borrowers) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among the Lenders as to the Revolving Loans (including Swing Loans and Extraordinary Advances) shall take place on a periodic basis in accordance with the following provisions:

(i)Agent shall request settlement (“Settlement”) with the Lenders on a weekly basis, or on a more frequent basis if so determined by Agent in its sole discretion (1) on behalf of Swing Lender, with respect to the outstanding Swing Loans, (2) for itself, with respect to the outstanding Extraordinary Advances, and (3) with respect to any Loan Party’s or any of their Subsidiaries’ payments or other amounts received, as to each by notifying the Lenders by telecopy, telephone, or other similar form of transmission, of such requested Settlement, no later than 5:00 p.m. on the Business Day immediately prior to the date of such requested Settlement (the date of such requested Settlement being the “Settlement Date”). Such notice of a Settlement Date shall include a summary statement of the amount of outstanding Revolving Loans (including Swing Loans and Extraordinary Advances) for the period since the prior Settlement Date. Subject to the terms and conditions contained herein (including Section 2.3(g)): (y) if the amount of the Revolving Loans (including Swing Loans and Extraordinary Advances) made by a Lender that is not a Defaulting Lender exceeds such Lender’s Pro Rata Share of the Revolving Loans (including Swing Loans and Extraordinary Advances) as of a Settlement Date, then Agent shall, by no later than 3:00 p.m. on the Settlement Date, transfer in immediately available funds to a Deposit Account of such Lender (as such Lender may designate), an amount such that each such Lender shall, upon receipt of such amount, have as of the Settlement Date, its Pro Rata Share of the Revolving Loans (including Swing Loans and Extraordinary Advances), and (z) if the amount of the Revolving Loans (including Swing Loans and Extraordinary Advances) made by a Lender is less than such Lender’s Pro Rata Share of the Revolving Loans (including Swing Loans and Extraordinary Advances) as of a Settlement Date, such Lender shall no later than 3:00 p.m. on the Settlement Date transfer in immediately available funds to Agent’s Account, an amount such that each such Lender shall, upon transfer of such amount, have as of the Settlement Date, its Pro Rata Share of the Revolving Loans (including Swing Loans and Extraordinary Advances). Such amounts made available to Agent under clause (z) of the immediately preceding sentence shall be applied against the amounts of the applicable Swing Loans or Extraordinary Advances and, together with the portion of such Swing Loans or Extraordinary Advances representing Swing Lender’s Pro Rata Share thereof, shall constitute Revolving Loans of such Lenders. If any such amount is not made available to Agent by any Lender on the Settlement Date applicable thereto to the extent required by the terms hereof, Agent shall be entitled to recover for its account such amount on demand from such Lender together with interest thereon at the Defaulting Lender Rate.

(ii)In determining whether a Lender’s balance of the Revolving Loans,
(including Swing Loans and Extraordinary Advances) is less than, equal to, or greater than such Lender’s Pro Rata Share of the Revolving Loans (including Swing Loans and Extraordinary Advances) as of a Settlement Date, Agent shall, as part of the relevant Settlement, apply to such balance the portion of payments actually received in good funds by Agent with respect to principal, interest, fees payable by Borrowers and allocable to the Lenders hereunder, and proceeds of Collateral.

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(iii)Between Settlement Dates, Agent, to the extent Extraordinary Advances or Swing Loans are outstanding, may pay over to Agent or Swing Lender, as applicable, any payments or other amounts received by Agent, that in accordance with the terms of this Agreement would be applied to the reduction of the Revolving Loans, for application to the Extraordinary Advances or Swing Loans. Between Settlement Dates, Agent, to the extent no Extraordinary Advances or Swing Loans are outstanding, may pay over to Swing Lender any payments or other amounts received by Agent, that in accordance with the terms of this Agreement would be applied to the reduction of the Revolving Loans, for application to Swing Lender’s Pro Rata Share of the Revolving Loans. If, as of any Settlement Date, payments or other amounts of the Loan Parties or their Subsidiaries received since the then immediately preceding Settlement Date have been applied to Swing Lender’s Pro Rata Share of the Revolving Loans other than to Swing Loans, as provided for in the previous sentence, Swing Lender shall pay to Agent for the accounts of the Lenders, and Agent shall pay to the Lenders (other than a Defaulting Lender if Agent has implemented the provisions of Section 2.3(g)), to be applied to the outstanding Revolving Loans of such Lenders, an amount such that each such Lender shall, upon receipt of such amount, have, as of such Settlement Date, its Pro Rata Share of the Revolving Loans. During the period between Settlement Dates, Swing Lender with respect to Swing Loans, Agent with respect to Extraordinary Advances, and each Lender with respect to the Revolving Loans other than Swing Loans and Extraordinary Advances, shall be entitled to interest at the applicable rate or rates payable under this Agreement on the daily amount of funds employed by Swing Lender, Agent, or the Lenders, as applicable.

(iv)Anything in this Section 2.3(e) to the contrary notwithstanding, in the event that a Lender is a Defaulting Lender, Agent shall be entitled to refrain from remitting settlement amounts to the Defaulting Lender and, instead, shall be entitled to elect to implement the provisions set forth in Section 2.3(g).

(f)Notation. Consistent with Section 13.1(h), Agent, as a non-fiduciary agent for
Borrowers, shall maintain a register showing the principal amount and stated interest of the Revolving Loans, owing to each Lender, including the Swing Loans owing to Swing Lender, and Extraordinary Advances owing to Agent, and the interests therein of each Lender, from time to time and such register shall, absent manifest error, conclusively be presumed to be correct and accurate.

(g)Defaulting Lenders.

(i)Notwithstanding the provisions of Section 2.4(b)(iii), Agent shall not be obligated to transfer to a Defaulting Lender any payments made by Borrowers to Agent for the Defaulting Lender’s benefit or any proceeds of Collateral that would otherwise be remitted hereunder to the Defaulting Lender, and, in the absence of such transfer to the Defaulting Lender, Agent shall transfer any such payments (A) first, to Agent to the extent of any Extraordinary Advances that were made by Agent and that were required to be, but were not, paid by Defaulting Lender, (B) second, to Swing Lender to the extent of any Swing Loans that were made by Swing Lender and that were required to be, but were not, paid by the Defaulting Lender, (C) third, to Issuing Bank, to the extent of the portion of a Letter of Credit Disbursement that was required to be, but was not, paid by the Defaulting Lender, (D) fourth, to each Non-Defaulting Lender ratably in accordance with their Revolver Commitments (but, in each case, only to the extent that such Defaulting Lender’s portion of a Revolving Loan (or other funding obligation) was funded by such other Non-Defaulting Lender), (E) fifth, in Agent’s sole discretion, to a suspense account maintained by Agent, the proceeds of which shall be retained by Agent and may be made available to be re-advanced to or for the benefit of Borrowers (upon the request of Borrowers and subject to the conditions set forth in Section 3.2) as if such Defaulting Lender had made its portion of Revolving Loans (or other funding obligations) hereunder, and (F) sixth, from and after the date on which all other Obligations have been paid in full, to such Defaulting Lender in accordance with tier (L)

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of Section 2.4(b)(iii). Subject to the foregoing, Agent may hold and, in its discretion, re-lend to Borrowers for the account of such Defaulting Lender the amount of all such payments received and retained by Agent for the account of such Defaulting Lender. Solely for the purposes of voting or consenting to matters with respect to the Loan Documents (including the calculation of Pro Rata Share in connection therewith) and for the purpose of calculating the fee payable under Section 2.10(b), such Defaulting Lender shall be deemed not to be a “Lender” and such Lender’s Revolver Commitment shall be deemed to be zero; provided, that the foregoing shall not apply to any of the matters governed by Section 14.1(a)(i) through (iii). The provisions of this Section 2.3(g) shall remain effective with respect to such Defaulting Lender until the earlier of (y) the date on which all of the Non-Defaulting Lenders, Agent, Issuing Bank, and Borrowers shall have waived, in writing, the application of this Section 2.3(g) to such Defaulting Lender, or (z) the date on which such Defaulting Lender makes payment of all amounts that it was obligated to fund hereunder, pays to Agent all amounts owing by Defaulting Lender in respect of the amounts that it was obligated to fund hereunder, and, if requested by Agent, provides adequate assurance of its ability to perform its future obligations hereunder (on which earlier date, so long as no Event of Default has occurred and is continuing, any remaining cash collateral held by Agent pursuant to Section 2.3(g)(ii) shall be released to Borrowers). The operation of this Section 2.3(g) shall not be construed to increase or otherwise affect the Revolver Commitment of any Lender, to relieve or excuse the performance by such Defaulting Lender or any other Lender of its duties and obligations hereunder, or to relieve or excuse the performance by any Borrower of its duties and obligations hereunder to Agent, Issuing Bank, or to the Lenders other than such Defaulting Lender. Any failure by a Defaulting Lender to fund amounts that it was obligated to fund hereunder shall constitute a material breach by such Defaulting Lender of this Agreement and shall entitle Borrowers, at their option, upon written notice to Agent, to arrange for a substitute Lender to assume the Revolver Commitment of such Defaulting Lender, such substitute Lender to be reasonably acceptable to Agent. In connection with the arrangement of such a substitute Lender, the Defaulting Lender shall have no right to refuse to be replaced hereunder, and agrees to execute and deliver a completed form of Assignment and Acceptance in favor of the substitute Lender (and agrees that it shall be deemed to have executed and delivered such document if it fails to do so) subject only to being paid its share of the outstanding Obligations (other than Bank Product Obligations, but including (1) all interest, fees, and other amounts that may be due and payable in respect thereof, and (2) an assumption of its Pro Rata Share of its participation in the Letters of Credit); provided, that any such assumption of the Revolver Commitment of such Defaulting Lender shall not be deemed to constitute a waiver of any of the Lender Groups’ or Borrowers’ rights or remedies against any such Defaulting Lender arising out of or in relation to such failure to fund. In the event of a direct conflict between the priority provisions of this Section 2.3(g) and any other provision contained in this Agreement or any other Loan Document, it is the intention of the parties hereto that such provisions be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 2.3(g) shall control and govern.

(ii)If any Swing Loan or Letter of Credit is outstanding at the time that a
Lender becomes a Defaulting Lender then:

(A)such Defaulting Lender’s Swing Loan Exposure and Letter of
Credit Exposure shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Pro Rata Shares but only to the extent (x) the sum of all Non-Defaulting Lenders’ Pro Rata Share of Revolver Usage plus such Defaulting Lender’s Swing Loan Exposure and Letter of Credit Exposure does not exceed the total of all Non-Defaulting Lenders’ Revolver Commitments and (y) the conditions set forth in Section 3.2 are satisfied at such time;

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(B)if the reallocation described in clause (A) above cannot, or can only partially, be effected, Borrowers shall within one Business Day following notice by ~~the~~ Agent (x) first, prepay such Defaulting Lender’s Swing Loan Exposure (after giving effect to any partial reallocation pursuant to clause (A) above), and (y) second, cash collateralize such Defaulting Lender’s Letter of Credit Exposure (after giving effect to any partial reallocation pursuant to clause (A) above), pursuant to a cash collateral agreement to be entered into in form and substance reasonably satisfactory to ~~the~~ Agent, for so long as such Letter of Credit Exposure is outstanding; provided, that Borrowers shall not be obligated to cash collateralize any Defaulting Lender’s Letter of Credit Exposure if such Defaulting Lender is also Issuing Bank;

(C)if Borrowers cash collateralize any portion of such Defaulting
Lender’s Letter of Credit Exposure pursuant to this Section 2.3(g)(ii), Borrowers shall not be required to pay any Letter of Credit Fees to Agent for the account of such Defaulting Lender pursuant to Section 2.6(b) with respect to such cash collateralized portion of such Defaulting Lender’s Letter of Credit Exposure during the period such Letter of Credit Exposure is cash collateralized;

(D)to    the    extent    the    Letter    of    Credit    Exposure    of    the
Non-Defaulting Lenders is reallocated pursuant to this Section 2.3(g)(ii), then the Letter of Credit Fees payable to the Non-Defaulting Lenders pursuant to Section 2.6(b) shall be adjusted in accordance with such Non-Defaulting Lenders’ Letter of Credit Exposure;

(E)to the extent any Defaulting Lender’s Letter of Credit Exposure is neither cash collateralized nor reallocated pursuant to this Section 2.3(g)(ii), then, without prejudice to any rights or remedies of Issuing Bank or any Lender hereunder, all Letter of Credit Fees that would have otherwise been payable to such Defaulting Lender under Section 2.6(b) with respect to such portion of such Letter of Credit Exposure shall instead be payable to Issuing Bank until such portion of such Defaulting Lender’s Letter of Credit Exposure is cash collateralized or reallocated;

(F)so long as any Lender is a Defaulting Lender, the Swing Lender shall not be required to make any Swing Loan and Issuing Bank shall not be required to issue, amend, or increase any Letter of Credit, in each case, to the extent (x) the Defaulting Lender’s Pro Rata Share of such Swing Loans or Letter of Credit cannot be reallocated pursuant to this Section 2.3(g)(ii), or (y) the Swing Lender or Issuing Bank, as applicable, has not otherwise entered into arrangements reasonably satisfactory to the Swing Lender or Issuing Bank, as applicable, and Borrowers to eliminate the Swing Lender’s or Issuing Bank’s risk with respect to the Defaulting Lender’s participation in Swing Loans or Letters of Credit; and

(G)Agent may release any cash collateral provided by Borrowers pursuant to this Section 2.3(g)(ii) to Issuing Bank and Issuing Bank may apply any such cash collateral to the payment of such Defaulting Lender’s Pro Rata Share of any Letter of Credit Disbursement that is not reimbursed by Borrowers pursuant to Section 2.11(d). Subject to Section 17.14, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(h)Independent Obligations. All Revolving Loans (other than Swing Loans and
Extraordinary Advances) shall be made by the Lenders contemporaneously and in accordance with their Pro Rata Shares. It is understood that (i) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Revolving Loan (or other extension of credit) hereunder,

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nor shall any Revolver Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligations hereunder, and (ii) no failure by any Lender to perform its obligations hereunder shall excuse any other Lender from its obligations hereunder.

1.11Payments; Reductions of Revolver Commitments; Prepayments.

(a)Payments by Borrowers.

(i)Except as otherwise expressly provided herein, all payments by
Borrowers shall be made to Agent’s Account for the account of the Lender Group and shall be made in immediately available funds, no later than 4:30 p.m. on the date specified herein.; provided that, for the avoidance of doubt, any payments deposited into a Controlled Account shall be deemed not to be received by Agent on any Business Day unless immediately available funds have been credited to Agent’s Account prior to 4:30 p.m. on such Business Day. Any payment received by Agent in immediately available funds in Agent’s Account later than 4:30 p.m. shall be deemed to have been received (unless Agent, in its sole discretion, elects to credit it on the date received) on the following Business Day and any applicable interest or fee shall continue to accrue until such following Business Day.

(ii)Unless Agent receives notice from Borrowers prior to the date on which any payment is due to the Lenders that Borrowers will not make such payment in full as and when required, Agent may assume that Borrowers have made (or will make) such payment in full to Agent on such date in immediately available funds and Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent Borrowers do not make such payment in full to Agent on the date when due, each Lender severally shall repay to Agent on demand such amount distributed to such Lender, together with interest thereon at the Defaulting Lender Rate for each day from the date such amount is distributed to such Lender until the date repaid.

(b)Apportionment and Application.

(i)So long as no Application Event has occurred and is continuing and except as otherwise provided herein with respect to Defaulting Lenders, all principal and interest payments received by Agent shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Obligations to which such payments relate held by each Lender) and all payments of fees and expenses received by Agent (other than fees or expenses that are for Agent’s separate account or for the separate account of Issuing Bank) shall be apportioned ratably among the Lenders having a Pro Rata Share of the type of Revolver Commitment or Obligation to which a particular fee or expense relates.

(ii)Subject to Section 2.4(b)(v), Section 2.4(d)(ii), and Section 2.4(e), all
payments to be made hereunder by Borrowers shall be remitted to Agent and all such payments, and all proceeds of Collateral received by Agent, shall be applied, so long as no Application Event has occurred and is continuing and except as otherwise provided herein with respect to Defaulting Lenders, to reduce the balance of the Revolving Loans outstanding and, thereafter, to Borrowers (to be wired to the Designated Account) or such other Person entitled thereto under applicable law.

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(iii)At any time that an Application Event has occurred and is continuing and except as otherwise provided herein with respect to Defaulting Lenders, all payments remitted to Agent and all proceeds of Collateral received by Agent shall be applied as follows:

(A)first, to pay any Lender Group Expenses (including cost or expense reimbursements) or indemnities then due to Agent under the Loan Documents and to pay interest and principal on Extraordinary Advances that are held solely by Agent pursuant to the terms of Section 2.4(d)(iv), until paid in full,

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(B)
Loan Documents, until paid in full,

second, to pay any fees or premiums then due to Agent under the until paid in full,
(C)

third, to pay interest due in respect of all Protective Advances,

in full,
(D)

fourth, to pay the principal of all Protective Advances, until paid

(E)fifth, ratably, to pay any Lender Group Expenses (including cost or expense reimbursements) or indemnities then due to any of the Lenders under the Loan Documents, until paid in full,

(F)sixth, ratably, to pay any fees or premiums then due to any of the
Lenders under the Loan Documents, until paid in full,

until paid in full,
(G)

seventh, to pay interest accrued in respect of the Swing Loans,

(H)eighth, to pay the principal of all Swing Loans, until paid in full,

(I)ninth, to pay interest accrued in respect of the Revolving Loans
(other than Protective Advances and Swing Loans), until paid in full,

(J)tenth, ratably

i.to pay the principal of all Revolving Loans
(other than Protective Advances and Swing Loans), until paid in full,

ii.to Agent, to be held by Agent, for the benefit of
Issuing Bank (and for the ratable benefit of each of the Lenders that have an obligation to pay to Agent, for the account of Issuing Bank, a share of each Letter of Credit Disbursement), as cash collateral in an amount up to 105% of the Letter of Credit Usage (to the extent permitted by applicable law, such cash collateral shall be applied to the reimbursement of any Letter of Credit Disbursement as and when such disbursement occurs and, if a Letter of Credit expires undrawn, the cash collateral held by Agent in respect of such Letter of Credit shall, to the extent permitted by applicable law, be reapplied pursuant to this Section 2.4(b)(iii), beginning with tier (A) hereof),

iii.to (y) the Bank Product Providers based upon
amounts then certified by each applicable Bank Product Provider to Agent (in form and substance satisfactory to Agent) to be due and payable to such Bank Product Provider on account of Bank Product Obligations, and (z) with any balance to be paid to Agent, to be held by Agent, for the ratable benefit of

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the Bank Product Providers, as cash collateral (which cash collateral may be released by Agent to the applicable Bank Product Provider and applied by such Bank Product Provider to the payment or reimbursement of any amounts due and payable with respect to Bank Product Obligations owed to the applicable Bank Product Provider as and when such amounts first become due and payable and, if and at such time as all such Bank Product Obligations are paid or otherwise satisfied in full, the cash collateral held by Agent in respect of such Bank Product Obligations shall be reapplied pursuant to this Section 2.4(b)(iii), beginning with tier (A) hereof,

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owed to Defaulting Lenders,
(K)

eleventh, to pay any other Obligations other than Obligations

Lenders; and
(L)

twelfth, ratably to pay any Obligations owed to Defaulting

(M)thirteenth, to Borrowers (to be wired to the Designated Account)
~~or as otherwise required by the Intercreditor Agreement~~ or to such other Person entitled thereto under applicable law.

(iv)Agent promptly shall distribute to each Lender, pursuant to the applicable wire instructions received from each Lender in writing, such funds as it may be entitled to receive, subject to a Settlement delay as provided in Section 2.3(e).

(v)In each instance, so long as no Application Event has occurred and is continuing, Section 2.4(b)(ii) shall not apply to any payment made by Borrowers to Agent and specified by Borrowers to be for the payment of specific Obligations then due and payable (or prepayable) under any provision of this Agreement or any other Loan Document.

(vi)For purposes of Section 2.4(b)(iii), “paid in full” of a type of Obligation means payment in cash or immediately available funds of all amounts owing on account of such type of Obligation, including interest accrued after the commencement of any Insolvency Proceeding, default interest, interest on interest, and expense reimbursements, irrespective of whether any of the foregoing would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding.

(vii)In the event of a direct conflict between the priority provisions of this
Section 2.4 and any other provision contained in this Agreement or any other Loan Document, it is the intention of the parties hereto that such provisions be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, if the conflict relates to the provisions of Section 2.3(g) and this Section 2.4, then the provisions of Section 2.3(g) shall control and govern, and if otherwise, then the terms and provisions of this Section 2.4 shall control and govern.

(c)Reduction of Revolver Commitments.    The Revolver Commitments shall
terminate on the Maturity Date or earlier termination thereof pursuant to the terms of this Agreement. Borrowers may reduce the Revolver Commitments to an amount not less than the sum of (A) the Revolver Usage as of such date, plus (B) the principal amount of all Revolving Loans not yet made as to which a request has been given by Borrowers under Section 2.3(a), plus (C) the amount of all Letters of Credit not yet issued as to which a request has been given by Borrowers pursuant to Section 2.11(a). Each such reduction shall be in an amount which is not less than $2,000,000 (unless the Revolver Commitments are being reduced to zero and the amount of the Revolver Commitments in effect immediately prior to such reduction are less than $2,000,000), shall be made by providing not less than

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ten Business Days prior written notice to Agent, and shall be irrevocable. The Revolver Commitments, once reduced, may not be increased. Each such reduction of the Revolver Commitments shall reduce the Revolver Commitments of each Lender proportionately in accordance with its ratable share thereof. In connection with any reduction in the Revolver Commitments prior to the Maturity Date, if any Loan Party or any of its Subsidiaries owns any Margin Stock, Borrowers shall deliver to Agent an updated Form U-1 (with sufficient additional originals thereof for each Lender), duly executed and delivered by the Borrowers, together with such other documentation as Agent shall reasonably request, in order to enable Agent and the Lenders to comply with any of the requirements under Regulations T, U or X of the ~~Federal Reserve~~ Board of Governors.

(d)Optional Prepayments. Borrowers may prepay the principal of any Revolving
Loan at any time in whole or in part.

(e)Mandatory Prepayments. If, at any time, (A) the Revolver Usage on such date exceeds (B) the lesser of (x) the Borrowing Base reflected in the Borrowing Base Certificate most recently delivered by Borrowers to Agent, as adjusted for Reserves established by Agent in accordance with Section 2.1(c), or (y) the Maximum Revolver Amount, then Borrowers shall promptly, but in any event within three Business Days, prepay the Obligations in accordance with Section 2.4(f) in an aggregate amount equal to the amount of such excess.

(f)Application of Payments. Each prepayment pursuant to Section 2.4(e) shall, (i)
so long as no Application Event shall have occurred and be continuing, be applied, first, to the outstanding principal amount of the Revolving Loans until paid in full, and second, to cash collateralize the Letters of Credit in an amount equal to 105% of the then outstanding Letter of Credit Usage, and (ii) if an Application Event shall have occurred and be continuing, be applied in the manner set forth in Section 2.4(b)(iii).

1.12Promise to Pay; Promissory Notes.

(a)Borrowers agree to pay the Lender Group Expenses on the earlier of (i) the first day of the month following the date on which the applicable Lender Group Expenses were first incurred, or (ii) the date on which demand therefor is made by Agent (it being acknowledged and agreed that any charging of such costs, expenses or Lender Group Expenses to the Loan Account pursuant to the provisions of Section 2.6(d) shall be deemed to constitute a demand for payment thereof for the purposes of this subclause (ii)). Borrowers promise to pay all of the Obligations (including principal, interest, premiums, if any, fees, costs, and expenses (including Lender Group Expenses)) in full on the Maturity Date or, if earlier, on the date on which the Obligations (other than the Bank Product Obligations) become due and payable pursuant to the terms of this Agreement. Borrowers agree that their obligations contained in the first sentence of this Section 2.5(a) shall survive payment or satisfaction in full of all other Obligations.

(b)Any Lender may request that any portion of its Revolver Commitments or the
Loans made by it be evidenced by one or more promissory notes. In such event, Borrowers shall execute and deliver to such Lender the requested promissory notes payable to the order of such Lender in a form furnished by Agent and reasonably satisfactory to Borrowers. Thereafter, the portion of the Revolver Commitments and Loans evidenced by such promissory notes and interest thereon shall at all times be represented by one or more promissory notes in such form payable to the order of the payee named therein.

1.13Interest Rates and Letter of Credit Fee: Rates, Payments, and Calculations.

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(a)Interest Rates. Except as provided in Section 2.6(c) and Section 2.12(d), all
Obligations (except for undrawn Letters of Credit and Bank Product Obligations) that have been charged to the Loan Account pursuant to the terms hereof shall bear interest as follows:

(i)if the relevant Obligation is a ~~LIBOR Rate~~SOFR Loan, at a per annum rate equal to ~~the LIBOR Rate~~Term SOFR plus the ~~LIBOR Rate~~SOFR Margin, and

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Margin.
(ii)

otherwise, at a per annum rate equal to the Base Rate plus the Base Rate

(b)Letter of Credit Fee. Borrowers shall pay Agent (for the ratable benefit of the
Lenders), a Letter of Credit fee (the “Letter of Credit Fee”) (which fee shall be in addition to the fronting fees and commissions, other fees, charges and expenses set forth in Section 2.11(k)) that shall accrue at a per annum rate equal to the ~~LIBOR Rate~~SOFR Margin ~~times the~~ times the average amount of the Letter of Credit Usage during the immediately preceding quarter (or if an Event of Default has occurred, month).

(c)Default Rate.    (i) Automatically upon the occurrence and during the
continuation of an Event of Default under Section 8.4 or 8.5 and (ii) upon the occurrence and during the continuation of any other Event of Default (other than an Event of Default under Section 8.4 or 8.5), at the direction of Agent or the Required Lenders, and upon written notice by Agent to Borrowers of such direction (provided, that such notice shall not be required for any Event of Default under Section 8.1),
(A)all Loans and all Obligations (except for undrawn Letters of Credit and Bank Product Obligations) that have been charged to the Loan Account pursuant to the terms hereof shall bear interest at a per annum rate equal to two percentage points above the per annum rate otherwise applicable thereunder, and
(B)the Letter of Credit Fee shall be increased to two percentage points above the per annum rate otherwise applicable hereunder~~, in the case of each of clauses (A) and (B), applicable retroactively to the date that such Event of Default occurred and lasting until such Event of Default is cured or waived in accordance with the terms of this Agreement. Interest accrued pursuant to this Section 2.6(c) shall be payable in cash on the earlier of (i) the next interest payment date and (ii) the date on which Agent makes demand therefor~~.

(d)Payment. Except to the extent provided to the contrary in Section 2.10, Section
2.11(k) or Section 2.12(a), (i) all interest and all other fees payable hereunder or under any of the other Loan Documents (other than Letter of Credit Fees) shall be due and payable, in arrears, on the first day of each quarter; provided, that if an Event of Default has occurred and is continuing, such amounts shall be due and payable, in arrears, on the first day of each month, (ii) all Letter of Credit Fees payable hereunder, and all fronting fees and all commissions, other fees, charges and expenses provided for in Section 2.11(k) shall be due and payable, in arrears, on the first Business Day of each quarter; provided, that if an Event of Default has occurred and is continuing, such Letter of Credit Fees shall be due and payable, in arrears, on the first Business Day of each month, and (iii) all costs and expenses payable hereunder or under any of the other Loan Documents, and all other Lender Group Expenses shall be due and payable on the earlier of (x) the first day of the month following the date on which the applicable costs, expenses, or Lender Group Expenses were first incurred, or (y) the date on which demand therefor is made by Agent (it being acknowledged and agreed that any charging of such costs, expenses or Lender Group Expenses to the Loan Account pursuant to the provisions of the following sentence shall be deemed to constitute a demand for payment thereof for the purposes of this subclause (y)). Borrowers hereby authorize Agent, from time to time without prior notice to Borrowers, to charge to the Loan Account (A) on the first day of each quarter (or, if an Event of Default has occurred and is continuing, on the first day of each month), all interest accrued during the prior quarter (or if an Event of Default has

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occurred and is continuing, month) on the Revolving Loans hereunder, (B) on the first Business Day of each quarter (or, if an Event of Default has occurred and is continuing, on the first Business Day of each month), all Letter of Credit Fees accrued or chargeable hereunder during the prior quarter (or, if an Event of Default has occurred and is continuing, during the prior month), (C) as and when incurred or accrued, all fees and costs provided for in Section 2.10(a) or (c), (D) on the first day of each quarter (or, if an Event of Default has occurred and is continuing, during the prior month), the Unused Line Fee accrued during the prior quarter (or if an Event of Default has occurred and is continuing, month) pursuant to Section 2.10(b), (E) as and when due and payable, all other fees payable hereunder or under any of the other Loan Documents, (F) as and when incurred or accrued, all other Lender Group Expenses, and (G) as and when due and payable all other payment obligations payable under any Loan Document or any Bank Product Agreement (including any amounts due and payable to the Bank Product Providers in respect of Bank Products). All amounts (including interest, fees, costs, expenses, Lender Group Expenses, or other amounts payable hereunder or under any other Loan Document or under any Bank Product Agreement) charged to the Loan Account shall thereupon constitute Revolving Loans hereunder, shall constitute Obligations hereunder, and shall initially accrue interest at the rate then applicable to Revolving Loans that are Base Rate Loans (unless and until converted into ~~LIBOR Rate~~SOFR Loans in accordance with the terms of this Agreement).

(e)Computation. All interest and fees chargeable under the Loan Documents shall be computed on the basis of a 360 day year, in each case, for the actual number of days elapsed in the period during which the interest or fees accrue, other than for Base Rate Loans which shall be calculated on the basis of 365 or 366 day year, as applicable, and actual days elapsed. In the event the Base Rate is changed from time to time hereafter, the rates of interest hereunder based upon the Base Rate automatically and immediately shall be increased or decreased by an amount equal to such change in the Base Rate.

(f)Intent to Limit Charges to Maximum Lawful Rate. In no event shall the interest rate or rates payable under this Agreement, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. Borrowers and the Lender Group, in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; provided, that anything contained herein to the contrary notwithstanding, if such rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, ipso facto, as of the date of this Agreement, Borrowers are and shall be liable only for the payment of such maximum amount as is allowed by law, and payment received from Borrowers in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations to the extent of such excess.

(g)Term SOFR Conforming Changes. In connection with the use or administration of Term SOFR, Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. Agent will promptly notify Administrative Borrower and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.

1.14Crediting Payments. The receipt of any payment item by Agent shall not be required to be considered a payment on account unless such payment item is a wire transfer of immediately available funds made to Agent’s Account or unless and until such payment item is honored when presented for payment. Should any payment item not be honored when presented for payment, then Borrowers shall be

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deemed not to have made such payment. Anything to the contrary contained herein notwithstanding, any payment item shall be deemed received by Agent only if it is received into Agent’s Account on a Business Day on or before 4:30 p.m. If any payment item is received into Agent’s Account on a non-Business Day or after 4:30 p.m. on a Business Day (unless Agent, in its sole discretion, elects to credit it on the date received), it shall be deemed to have been received by Agent as of the opening of business on the immediately following Business Day.

1.15Designated Account. Agent is authorized to make the Revolving Loans, and Issuing
Bank is authorized to issue the Letters of Credit, under this Agreement based upon telephonic or other instructions received from anyone purporting to be an Authorized Person or, without instructions, if pursuant to Section 2.6(d). Borrowers agree to establish and maintain the Designated Account with the Designated Account Bank for the purpose of receiving the proceeds of the Revolving Loans requested by Borrowers and made by Agent or the Lenders hereunder. Unless otherwise agreed by Agent and Borrowers, any Revolving Loan or Swing Loan requested by Borrowers and made by Agent or the Lenders hereunder shall be made to the Designated Account.

1.16Maintenance of Loan Account; Statements of Obligations. Agent shall maintain an account on its books in the name of Borrowers (the “Loan Account”) on which Borrowers will be charged with all Revolving Loans (including Extraordinary Advances and Swing Loans) made by Agent, Swing Lender, or the Lenders to Borrowers or for Borrowers’ account, the Letters of Credit issued or arranged by Issuing Bank for Borrowers’ account, and with all other payment Obligations hereunder or under the other Loan Documents, including, accrued interest, fees and expenses, and Lender Group Expenses. In accordance with Section 2.7, the Loan Account will be credited with all payments received by Agent from Borrowers or for Borrowers’ account. Agent shall make available to Borrowers monthly statements regarding the Loan Account, including the principal amount of the Revolving Loans, interest accrued hereunder, fees accrued or charged hereunder or under the other Loan Documents, and a summary itemization of all charges and expenses constituting Lender Group Expenses accrued hereunder or under the other Loan Documents, and each such statement, absent manifest error, shall be conclusively presumed to be correct and accurate and constitute an account stated between Borrowers and the Lender Group unless, within 30 days after Agent first makes such a statement available to Borrowers, Borrowers shall deliver to Agent written objection thereto describing the error or errors contained in such statement.

1.17Fees.

(a)Agent Fees. Borrowers shall pay to Agent, for the account of Agent, as and when due and payable under the terms of the Fee Letter, the fees set forth in the Fee Letter.

(b)Unused Line Fee. Borrowers shall pay to Agent, for the ratable account of the
Revolving Lenders, an unused line fee (the “Unused Line Fee”) in an amount equal to ~~0.50~~0.20% per annum times the result of (i) the aggregate amount of the Revolver Commitments, less (ii) the Average Revolver Usage during the immediately preceding quarter (or portion thereof), which Unused Line Fee shall be due and payable, in arrears, on the first day of each quarter (provided, that if an Event of Default has occurred and is continuing, such Unused Line Fee shall be due and payable, in arrears, on the first day of each month) from and after the Closing Date up to the first day of the quarter (or month, as the case may be) prior to the date on which the Obligations are paid in full and on the date on which the Obligations are paid in full.

(c)Field Examination and Other Fees. Subject to any limitations set forth in
Section 5.7(c), Borrowers shall pay to Agent, field examination, appraisal, and valuation fees and charges, as and when incurred or chargeable, as follows (i) ~~a fee of $1,500~~the per ~~day, per examiner~~diem

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charge at Wells Fargo’s then standard rate for examiners in the field and office, plus out-of-pocket expenses (including travel, meals, and lodging) for each field examination of any Loan Party or its Subsidiaries performed by or on behalf of Agent, and (ii) the fees, charges or expenses paid or incurred by Agent if it elects to employ the services of one or more third Persons, to perform field examinations of any Loan Party or its Subsidiaries, to examine or appraise the Collateral, or any portion thereof, or to assess any Loan Party’s or its Subsidiaries’ business valuation.

1.18Letters of Credit.

(a)Subject to the terms and conditions of this Agreement, upon the request of
Borrowers made in accordance herewith, and prior to the Maturity Date, Issuing Bank agrees to issue a requested standby Letter of Credit or a sight commercial Letter of Credit for the account of Borrowers. By submitting a request to Issuing Bank for the issuance of a Letter of Credit, Borrowers shall be deemed to have requested that Issuing Bank issue the requested Letter of Credit. Each request for the issuance of a Letter of Credit, or the amendment~~, renewal,~~ or extension of any outstanding Letter of Credit, shall be
(i) irrevocable and made in writing by an Authorized Person, (ii) delivered to Agent and Issuing Bank via telefacsimile or other electronic method of transmission reasonably acceptable to Agent and Issuing Bank and reasonably in advance of the requested date of issuance, amendment~~, renewal,~~ or extension, and (iii) subject to Issuing Bank’s authentication procedures with results satisfactory to Issuing Bank. Each such request shall be in form and substance reasonably satisfactory to Agent and Issuing Bank and
(i) shall specify (A) the amount of such Letter of Credit, (B) the date of issuance, amendment~~, renewal,~~ or extension of such Letter of Credit, (C) the proposed expiration date of such Letter of Credit, (D) the name and address of the beneficiary of the Letter of Credit, and (E) such other information (including, the conditions to drawing, and, in the case of an amendment~~, renewal,~~ or extension, identification of the Letter of Credit to be so amended~~, renewed,~~ or extended) as shall be necessary to prepare, amend~~, renew,~~ or extend such Letter of Credit, and (ii) shall be accompanied by such Issuer Documents as Agent or Issuing Bank may request or require, to the extent that such requests or requirements are consistent with the Issuer Documents that Issuing Bank generally requests for Letters of Credit in similar circumstances. Issuing Bank’s records of the content of any such request will be conclusive. Anything contained herein to the contrary notwithstanding, Issuing Bank may, but shall not be obligated to, issue a Letter of Credit that supports the obligations of a Loan Party or one of its Subsidiaries in respect of (x) a lease of real property, or (y) an employment contract.

(b)Issuing Bank shall have no obligation to issue a Letter of Credit if any of the following would result after giving effect to the requested issuance:

(i)the Letter of Credit Usage would exceed the Letter of Credit Sublimit, or

(ii)the Letter of Credit Usage would exceed the Maximum Revolver
Amount less the outstanding amount of Revolving Loans (including Swing Loans), or

(iii)the Letter of Credit Usage would exceed the Borrowing Base at such time less the outstanding principal balance of the Revolving Loans (inclusive of Swing Loans) at such time.

(c)In the event there is a Defaulting Lender as of the date of any request for the issuance of a Letter of Credit, Issuing Bank shall not be required to issue or arrange for such Letter of Credit to the extent (i) the Defaulting Lender’s Letter of Credit Exposure with respect to such Letter of Credit may not be reallocated pursuant to Section 2.3(g)(ii), or (ii) Issuing Bank has not otherwise entered into arrangements reasonably satisfactory to it and Borrowers to eliminate Issuing Bank’s risk

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with respect to the participation in such Letter of Credit of the Defaulting Lender, which arrangements may include Borrowers cash collateralizing such Defaulting Lender’s Letter of Credit Exposure in accordance with Section 2.3(g)(ii). Additionally, Issuing Bank shall have no obligation to issue or extend a Letter of Credit if (A) any order, judgment, or decree of any Governmental Authority or arbitrator shall, by its terms, purport to enjoin or restrain Issuing Bank from issuing such Letter of Credit, or any law applicable to Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over Issuing Bank shall prohibit or request that Issuing Bank refrain from the issuance of letters of credit generally or such Letter of Credit in particular, (B) the issuance of such Letter of Credit would violate one or more policies of Issuing Bank applicable to letters of credit generally, or (C) if amounts demanded to be paid under any Letter of Credit will not or may not be in United States Dollars.

(d)Any Issuing Bank (other than Wells Fargo or any of its Affiliates) shall notify
Agent in writing no later than the Business Day prior to the Business Day on which such Issuing Bank issues any Letter of Credit. In addition, each Issuing Bank (other than Wells Fargo or any of its Affiliates) shall, on the first Business Day of each week, submit to Agent a report detailing the daily undrawn amount of each Letter of Credit issued by such Issuing Bank during the prior calendar week. Each Letter of Credit shall be in form and substance reasonably acceptable to Issuing Bank, including the requirement that the amounts payable thereunder must be payable in Dollars. If Issuing Bank makes a payment under a Letter of Credit, Borrowers shall pay to Agent an amount equal to the applicable Letter of Credit Disbursement on the Business Day such Letter of Credit Disbursement is made and, in the absence of such payment, the amount of the Letter of Credit Disbursement immediately and automatically shall be deemed to be a Revolving Loan hereunder (notwithstanding any failure to satisfy any condition precedent set forth in Section 3) and, initially, shall bear interest at the rate then applicable to Revolving Loans that are Base Rate Loans. If a Letter of Credit Disbursement is deemed to be a Revolving Loan hereunder, Borrowers’ obligation to pay the amount of such Letter of Credit Disbursement to Issuing Bank shall be automatically converted into an obligation to pay the resulting Revolving Loan. Promptly following receipt by Agent of any payment from Borrowers pursuant to this paragraph, Agent shall distribute such payment to Issuing Bank or, to the extent that Lenders have made payments pursuant to Section 2.11(e) to reimburse Issuing Bank, then to such Lenders and Issuing Bank as their interests may appear.

(e)Promptly following receipt of a notice of a Letter of Credit Disbursement pursuant to Section 2.11(d), each Lender agrees to fund its Pro Rata Share of any Revolving Loan deemed made pursuant to Section 2.11(d) on the same terms and conditions as if Borrowers had requested the amount thereof as a Revolving Loan and Agent shall promptly pay to Issuing Bank the amounts so received by it from the Lenders. By the issuance of a Letter of Credit (or an amendment~~, renewal,~~ or extension of a Letter of Credit) and without any further action on the part of Issuing Bank or the Lenders, Issuing Bank shall be deemed to have granted to each Lender, and each Lender shall be deemed to have purchased, a participation in each Letter of Credit issued by Issuing Bank, in an amount equal to its Pro Rata Share of such Letter of Credit, and each such Lender agrees to pay to Agent, for the account of Issuing Bank, such Lender’s Pro Rata Share of any Letter of Credit Disbursement made by Issuing Bank under the applicable Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to Agent, for the account of Issuing Bank, such Lender’s Pro Rata Share of each Letter of Credit Disbursement made by Issuing Bank and not reimbursed by Borrowers on the date due as provided in Section 2.11(d), or of any reimbursement payment that is required to be refunded (or that Agent or Issuing Bank elects, based upon the advice of counsel, to refund) to Borrowers for any reason. Each Lender acknowledges and agrees that its obligation to deliver to Agent, for the account of Issuing Bank, an amount equal to its respective Pro Rata Share of each Letter of Credit Disbursement pursuant to this Section 2.11(e) shall be absolute and

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unconditional and such remittance shall be made notwithstanding the occurrence or continuation of an Event of Default or Default or the failure to satisfy any condition set forth in Section 3. If any such Lender fails to make available to Agent the amount of such Lender’s Pro Rata Share of a Letter of Credit Disbursement as provided in this Section, such Lender shall be deemed to be a Defaulting Lender and Agent (for the account of Issuing Bank) shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Defaulting Lender Rate until paid in full.

(f)Each Borrower agrees to indemnify, defend and hold harmless each member of the Lender Group (including Issuing Bank and its branches, Affiliates, and correspondents) and each such Person’s respective directors, officers, employees, attorneys and agents (each, including Issuing Bank, a “Letter of Credit Related Person”) (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, liabilities, fines, costs, penalties, and damages, and all reasonable fees and disbursements of attorneys, experts, or consultants and all other costs and expenses actually incurred in connection therewith or in connection with the enforcement of this indemnification (as and when they are incurred and irrespective of whether suit is brought), which may be incurred by or awarded against any such Letter of Credit Related Person (other than Taxes, which shall be governed by Section 16) (the “Letter of Credit Indemnified Costs”), and which arise out of or in connection with, or as a result of:

(i)any Letter of Credit or any pre-advice of its issuance;

(ii)any transfer, sale, delivery, surrender or endorsement (or lack thereof) of any Drawing Document at any time(s) held by any such Letter of Credit Related Person in connection with any Letter of Credit;

(iii)any action or proceeding arising out of, or in connection with, any Letter of Credit (whether administrative, judicial or in connection with arbitration), including any action or proceeding to compel or restrain any presentation or payment under any Letter of Credit, or for the wrongful dishonor of, or honoring a presentation under, any Letter of Credit;

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Credit;
(iv)

any independent undertakings issued by the beneficiary of any Letter of

(v)any unauthorized instruction or request made to Issuing Bank in connection with any Letter of Credit or requested Letter of Credit or any error, omission, interruption or delay in such instruction or request whether transmitted by mail courier, electronic transmission, SWIFT or any other telecommunication including communications through a correspondent;

(vi)an adviser, confirmer or other nominated person seeking to be reimbursed, indemnified or compensated;

(vii)any third party seeking to enforce the rights of an applicant, beneficiary, nominated person, transferee, assignee of Letter of Credit proceeds or holder of an instrument or document;

(viii)Credit Related Person;

the fraud, forgery or illegal action of parties other than the Letter of

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(ix)any prohibition on payment or delay in payment of any amount payable by Issuing Bank to a beneficiary or transferee beneficiary of a Letter of Credit arising out of Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions;

(x)Issuing Bank’s performance of the obligations of a confirming institution or entity that wrongfully dishonors a confirmation;

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(xi)with any Letter of Credit;

any foreign language translation provided to Issuing Bank in connection

(xii)any foreign law or usage as it ~~related~~relates to Issuing Bank’s issuance of a Letter of Credit in support of a foreign guaranty including ~~without limitation~~ the expiration of such guaranty after the related Letter of Credit expiration date and any resulting drawing paid by Issuing Bank in connection therewith; or

(xiii)the acts or omissions, whether rightful or wrongful, of any present or future de jure or de facto governmental or regulatory authority or cause or event beyond the control of the Letter of Credit Related Person;

provided, that such indemnity shall not be available to any Letter of Credit Related Person claiming indemnification under clauses (i) through (~~x~~xiii) above to the extent that such Letter of Credit Indemnified Costs may be finally determined in a final, non-appealable judgment of a court of competent jurisdiction to have resulted directly from the gross negligence or willful misconduct of the Letter of Credit Related Person claiming indemnity. Borrowers hereby agree to pay the Letter of Credit Related Person claiming indemnity on demand from time to time all amounts owing under this Section 2.11(f). If and to the extent that the obligations of Borrowers under this Section 2.11(f) are unenforceable for any reason, Borrowers agree to make the maximum contribution to the Letter of Credit Indemnified Costs permissible under applicable law. This indemnification provision shall survive termination of this Agreement and all Letters of Credit.

(g)The liability of Issuing Bank (or any other Letter of Credit Related Person)
under, in connection with or arising out of any Letter of Credit (or pre-advice), regardless of the form or legal grounds of the action or proceeding, shall be limited to direct damages suffered by Borrowers that are caused directly by Issuing Bank’s gross negligence or willful misconduct in (i) honoring a presentation under a Letter of Credit that on its face does not at least substantially comply with the terms and conditions of such Letter of Credit, (ii) failing to honor a presentation under a Letter of Credit that strictly complies with the terms and conditions of such Letter of Credit, or (iii) retaining Drawing Documents presented under a Letter of Credit. Borrowers’ aggregate remedies against Issuing Bank and any Letter of Credit Related Person for wrongfully honoring a presentation under any Letter of Credit or wrongfully retaining honored Drawing Documents shall in no event exceed the aggregate amount paid by Borrowers to Issuing Bank in respect of the honored presentation in connection with such Letter of Credit under Section 2.11(d), plus interest at the rate then applicable to Base Rate Loans hereunder. Borrowers shall take action to avoid and mitigate the amount of any damages claimed against Issuing Bank or any other Letter of Credit Related Person, including by enforcing its rights against the beneficiaries of the Letters of Credit. Any claim by Borrowers under or in connection with any Letter of Credit shall be reduced by an amount equal to the sum of (x) the amount (if any) saved by Borrowers as a result of the breach or alleged wrongful conduct complained of, and (y) the amount (if any) of the loss that would have been avoided had Borrowers taken all reasonable steps to mitigate any loss, and in case of a claim of wrongful dishonor, by specifically and timely authorizing Issuing Bank to effect a cure.

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(h)Borrowers are responsible for the final text of the Letter of Credit as issued by
Issuing Bank, irrespective of any assistance Issuing Bank may provide such as drafting or recommending text or by Issuing Bank’s use or refusal to use text submitted by Borrowers. Borrowers understand that the final form of any Letter of Credit may be subject to such revisions and changes as are deemed necessary or appropriate by Issuing Bank, and Borrowers hereby consent to such revisions and changes not materially different from the application executed in connection therewith. Borrowers are solely responsible for the suitability of the Letter of Credit for Borrowers’ purposes. If Borrowers request Issuing Bank to issue a Letter of Credit for an affiliated or unaffiliated third party (an “Account Party”),
(i) such Account Party shall have no rights against Issuing Bank; (ii) Borrowers shall be responsible for the application and obligations under this Agreement; and (iii) communications (including notices) related to the respective Letter of Credit shall be among Issuing Bank and Borrowers. Borrowers will examine the copy of the Letter of Credit and any other documents sent by Issuing Bank in connection therewith and shall promptly notify Issuing Bank (not later than three (3) Business Days following Borrowers’ receipt of documents from Issuing Bank) of any non-compliance with Borrowers’ instructions and of any discrepancy in any document under any presentment or other irregularity. Borrowers understand and agree that Issuing Bank is not required to extend the expiration date of any Letter of Credit for any reason. With respect to any Letter of Credit containing an “automatic amendment” to extend the expiration date of such Letter of Credit, Issuing Bank, in its sole and absolute discretion, may give notice of non~~renewal~~-extension of such Letter of Credit and, if Borrowers do not at any time want the then current expiration date of such Letter of Credit to be extended, Borrowers will so notify Agent and Issuing Bank at least 30 calendar days before Issuing Bank is required to notify the beneficiary of such Letter of Credit or any advising bank of such non-extension pursuant to the terms of such Letter of Credit.

(i)Borrowers’ reimbursement and payment obligations under this Section 2.11 are absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever, including:

(i)any lack of validity, enforceability or legal effect of any Letter of Credit, any Issuer Document, this Agreement, or any Loan Document or any term or provision therein or herein;

(ii)payment against presentation of any draft, demand or claim for payment under any Drawing Document that does not comply in whole or in part with the terms of the applicable Letter of Credit or which proves to be fraudulent, forged or invalid in any respect or any statement therein being untrue or inaccurate in any respect, or which is signed, issued or presented by a Person or a transferee of such Person purporting to be a successor or transferee of the beneficiary of such Letter of Credit;

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any Letter of Credit;
(iii)

Issuing Bank or any of its branches or Affiliates being the beneficiary of

(iv)Issuing Bank or any correspondent honoring a drawing against a
Drawing Document up to the amount available under any Letter of Credit even if such Drawing Document claims an amount in excess of the amount available under the Letter of Credit;

(v)the existence of any claim, set-off, defense or other right that any Loan
Party or any of its Subsidiaries may have at any time against any beneficiary or ~~trustee~~transferee beneficiary, any assignee of proceeds, Issuing Bank or any other Person;

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(vi)Issuing Bank or any correspondent honoring a drawing upon receipt of an electronic presentation under a Letter of Credit requiring the same, regardless of whether the original Drawing Documents arrive at Issuing Bank’s counters or are different from the electronic presentation;

(vii)any other event, circumstance or conduct whatsoever, whether or not similar to any of the foregoing that might, but for this Section 2.11(i), constitute a legal or equitable defense to or discharge of, or provide a right of set-off against, any Borrower’s or any of its Subsidiaries’ reimbursement and other payment obligations and liabilities, arising under, or in connection with, any Letter of Credit, whether against Issuing Bank, the beneficiary or any other Person; or

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continuing;
(viii)

the fact that any Default or Event of Default shall have occurred and be provided, that subject to Section 2.11(g) above, the foregoing shall not release Issuing Bank from such liability to Borrowers as may be finally determined in a final, non-appealable judgment of a court of competent jurisdiction against Issuing Bank following reimbursement or payment of the obligations and liabilities, including reimbursement and other payment obligations, of Borrowers to Issuing Bank arising under, or in connection with, this Section 2.11 or any Letter of Credit.

(j)Without limiting any other provision of this Agreement, Issuing Bank and each other Letter of Credit Related Person (if applicable) shall not be responsible to Borrowers for, and Issuing Bank’s rights and remedies against Borrowers and the obligation of Borrowers to reimburse Issuing Bank for each drawing under each Letter of Credit shall not be impaired by:

(i)honor of a presentation under any Letter of Credit that on its face substantially complies with the terms and conditions of such Letter of Credit, even if the Letter of Credit requires strict compliance by the beneficiary;

(ii)honor of a presentation of any Drawing Document that appears on its face to have been signed, presented or issued (A) by any purported successor or transferee of any beneficiary or other Person required to sign, present or issue such Drawing Document or (B) under a new name of the beneficiary;

(iii)acceptance as a draft of any written or electronic demand or request for payment under a Letter of Credit, even if nonnegotiable or not in the form of a draft or notwithstanding any requirement that such draft, demand or request bear any or adequate reference to the Letter of Credit;

(iv)the identity or authority of any presenter or signer of any Drawing
Document or the form, accuracy, genuineness or legal effect of any Drawing Document (other than Issuing Bank’s determination that such Drawing Document appears on its face substantially to comply with the terms and conditions of the Letter of Credit);

(v)acting upon any instruction or request relative to a Letter of Credit or requested Letter of Credit that Issuing Bank in good faith believes to have been given by a Person authorized to give such instruction or request;

(vi)any errors, omissions, interruptions or delays in transmission or delivery of any message, advice or document (regardless of how sent or transmitted) or for errors in interpretation of technical terms or in translation or any delay in giving or failing to give notice to any Borrower;

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(vii)any acts, omissions or fraud by, or the insolvency of, any beneficiary, any nominated person or entity or any other Person or any breach of contract between any beneficiary and any Borrower or any of the parties to the underlying transaction to which the Letter of Credit relates;

(viii)assertion or waiver of any provision of the ISP or UCP that primarily benefits an issuer of a letter of credit, including any requirement that any Drawing Document be presented to it at a particular hour or place;

(ix)payment to any presenting bank (designated or permitted by the terms of the applicable Letter of Credit) claiming that it rightfully honored or is entitled to reimbursement or indemnity under Standard Letter of Credit Practice applicable to it;

(x)acting or failing to act as required or permitted under Standard Letter of
Credit Practice applicable to where Issuing Bank has issued, confirmed, advised or negotiated such Letter of Credit, as the case may be;

(xi)honor of a presentation after the expiration date of any Letter of Credit notwithstanding that a presentation was made prior to such expiration date and dishonored by Issuing Bank if subsequently Issuing Bank or any court or other finder of fact determines such presentation should have been honored;

(xii)dishonor of any presentation that does not strictly comply or that is fraudulent, forged or otherwise not entitled to honor; or

(xiii)honor of a presentation that is subsequently determined by Issuing Bank to have been made in violation of international, federal, state or local restrictions on the transaction of business with certain prohibited Persons.

(k)Borrowers shall pay immediately upon demand to Agent for the account of
Issuing Bank as non-refundable fees, commissions, and charges (it being acknowledged and agreed that any charging of such fees, commissions, and charges to the Loan Account pursuant to the provisions of Section 2.6(d) shall be deemed to constitute a demand for payment thereof for the purposes of this Section 2.11(k)): (i) a fronting fee which shall be imposed by Issuing Bank equal to .250% per annum times the average amount of the Letter of Credit Usage during the immediately preceding quarter (or if an Event of Default has occurred, month) (or portion thereof), plus (ii) any and all other customary commissions, fees and charges then in effect imposed by, and any and all expenses incurred by, Issuing Bank, or by any adviser, confirming institution or entity or other nominated person, relating to Letters of Credit, at the time of issuance of any Letter of Credit and upon the occurrence of any other activity with respect to any Letter of Credit (including transfers, assignments of proceeds, amendments, drawings, ~~renewals~~extensions or cancellations).

(l)If by reason of (x) any Change in Law, or (y) compliance by Issuing Bank or any other member of the Lender Group with any direction, request, or requirement (irrespective of whether having the force of law) of any Governmental Authority or monetary authority including, Regulation D of the Board of Governors as from time to time in effect (and any successor thereto):

(i)any reserve, deposit, or similar requirement is or shall be imposed or modified in respect of any Letter of Credit issued or caused to be issued hereunder or hereby, or any Loans or obligations to make Loans hereunder or hereby, or

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(ii)there shall be imposed on Issuing Bank or any other member of the
Lender Group any other condition regarding any Letter of Credit, Loans, or obligations to make Loans hereunder,

and the result of the foregoing is to increase, directly or indirectly, the cost to Issuing Bank or any other member of the Lender Group of issuing, making, participating in, or maintaining any Letter of Credit or to reduce the amount receivable in respect thereof, then, and in any such case, Agent may, at any time within a reasonable period after the additional cost is incurred or the amount received is reduced, notify Borrowers, and Borrowers shall pay within 30 days after demand therefor, such amounts as Agent may specify to be necessary to compensate Issuing Bank or any other member of the Lender Group for such additional cost or reduced receipt, together with interest on such amount from the date of such demand until payment in full thereof at the rate then applicable to Base Rate Loans hereunder; provided, that (A) Borrowers shall not be required to provide any compensation pursuant to this Section 2.11(l) for any such amounts incurred more than 180 days prior to the date on which the demand for payment of such amounts is first made to Borrowers, and (B) if an event or circumstance giving rise to such amounts is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof. The determination by Agent of any amount due pursuant to this Section 2.11(l), as set forth in a certificate setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest or demonstrable error, be final and conclusive and binding on all of the parties hereto.

(m)Each standby Letter of Credit shall expire not later than the date that is 12 months after the date of the issuance of such Letter of Credit; provided, that any standby Letter of Credit may provide for the automatic extension thereof for any number of additional periods each of up to one year in duration; provided further, that with respect to any Letter of Credit which extends beyond the Maturity Date, Letter of Credit Collateralization shall be provided therefor on or before the date that is five Business Days prior to the Maturity Date. Each commercial Letter of Credit shall expire on the earlier of (i) 120 days after the date of the issuance of such commercial Letter of Credit and (ii) five Business Days prior to the Maturity Date.

(n)If (i) any Event of Default shall occur and be continuing, or (ii) Availability shall at any time be less than zero, then on the Business Day following the date when ~~the~~ Administrative Borrower receives notice from Agent or the Required Lenders (or, if the maturity of the Obligations has been accelerated, Lenders with Letter of Credit Exposure representing greater than 50% of the total Letter of Credit Exposure) demanding Letter of Credit Collateralization pursuant to this Section 2.11(n) upon such demand, Borrowers shall provide Letter of Credit Collateralization with respect to the then existing Letter of Credit Usage. If Borrowers are required to provide Letter of Credit Collateralization hereunder as a result of the occurrence of an Event of Default, any cash collateral held by Agent as a result of such Letter of Credit Collateralization shall be returned by Agent to Borrowers promptly, but in no event later than seven Business Days, after such Event of Default has been waived in accordance with this Agreement. If Borrowers fail to provide Letter of Credit Collateralization as required by this Section 2.11(n), the Lenders may (and, upon direction of Agent, shall) advance, as Revolving Loans the amount of the cash collateral required pursuant to the Letter of Credit Collateralization provision so that the then existing Letter of Credit Usage is cash collateralized in accordance with the Letter of Credit Collateralization provision (whether or not the Revolver Commitments have terminated, an Overadvance exists or the conditions in Section 3 are satisfied).

(o)Unless otherwise expressly agreed by Issuing Bank and Borrowers when a Letter of Credit is issued, (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the UCP shall apply to each commercial Letter of Credit.

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(p)Issuing Bank shall be deemed to have acted with due diligence and reasonable care if Issuing Bank’s conduct is in accordance with Standard Letter of Credit Practice or in accordance with this Agreement.

(q)In the event of a direct conflict between the provisions of this Section 2.11 and any provision contained in any Issuer Document, it is the intention of the parties hereto that such provisions be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 2.11 shall control and govern.

(r)The provisions of this Section 2.11 shall survive the termination of this
Agreement and the repayment in full of the Obligations with respect to any Letters of Credit that remain outstanding.

(s)At Borrowers’ costs and expense, Borrowers shall execute and deliver to Issuing
Bank such additional certificates, instruments ~~and/~~or documents and take such additional action as may be reasonably requested by Issuing Bank to enable Issuing Bank to issue any Letter of Credit pursuant to this Agreement and related Issuer Document, to protect, exercise ~~and/~~or enforce Issuing Banks’ rights and interests under this Agreement or to give effect to the terms and provisions of this Agreement or any Issuer Document. Each Borrower irrevocably appoints Issuing Bank as its attorney-in-fact and authorizes Issuing Bank, without notice to Borrowers, to execute and deliver ancillary documents and letters customary in the letter of credit business that may include but are not limited to advisements, indemnities, checks, bills of exchange and issuance documents. The power of attorney granted by the Borrowers is limited solely to such actions related to the issuance, confirmation or amendment of any Letter of Credit and to ancillary documents or letters customary in the letter of credit business. This appointment is coupled with an interest.

1.19~~LIBOR~~SOFR Option.

(a)Interest and Interest Payment Dates. In lieu of having interest charged at the rate based upon the Base Rate, Borrowers shall have the option, subject to Section 2.12(b) below (the “~~LIBOR~~SOFR Option”) to have interest on all or a portion of the Revolving Loans be charged (whether at the time when made (unless otherwise provided herein), upon conversion from a Base Rate Loan to a ~~LIBOR Rate~~SOFR Loan, or upon continuation of a ~~LIBOR Rate~~SOFR Loan as a ~~LIBOR Rate~~SOFR Loan) at a rate of interest based upon ~~the LIBOR Rate~~Term SOFR. Interest on ~~LIBOR Rate~~SOFR Loans shall be payable on the earliest of (i) the last day of the Interest Period applicable thereto; provided, that subject to the following clauses (ii) and (iii), in the case of any Interest Period greater than three months in duration, interest shall be payable at three month intervals after the commencement of the applicable Interest Period and on the last day of such Interest Period), (ii) the date on which all or any portion of the Obligations are accelerated pursuant to the terms hereof, or (iii) the date on which this Agreement is terminated pursuant to the terms hereof. On the last day of each applicable Interest Period, unless Borrowers have properly exercised the ~~LIBOR~~SOFR Option with respect thereto, the interest rate applicable to such ~~LIBOR Rate~~SOFR Loan automatically shall convert to the rate of interest then applicable to Base Rate Loans of the same type hereunder. At any time that an Event of Default has occurred and is continuing, Borrowers no longer shall have the option to request that Revolving Loans bear interest at a rate based upon ~~the LIBOR Rate~~Term SOFR.

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(b)~~LIBOR~~SOFR Election.

(i)Borrowers may, at any time and from time to time, so long as no Event of Default has occurred and is continuing, elect to exercise the ~~LIBOR~~SOFR Option by notifying Agent prior to 2:00 p.m. at least three U.S. Government Business Days prior to the commencement of the proposed Interest Period (the “~~LIBOR~~SOFR Deadline”). Notice of Borrowers’ election of the ~~LIBOR~~SOFR Option for a permitted portion of the Revolving Loans and an Interest Period pursuant to this Section shall be made by delivery to Agent of a ~~LIBOR~~SOFR Notice received by Agent before the ~~LIBOR~~SOFR Deadline. Promptly upon its receipt of each such ~~LIBOR~~SOFR Notice, Agent shall provide a copy thereof to each of the affected Lenders.~~(ii)~~  Each ~~LIBOR~~SOFR Notice shall be irrevocable and binding on Borrowers. In connection with each ~~LIBOR Rate~~SOFR Loan, each Borrower shall indemnify, defend, and hold Agent and the Lenders harmless against any loss, cost, or expense actually incurred by Agent or any Lender as a result of (A) the payment or required assignment of any principal of any ~~LIBOR Rate~~SOFR Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (B) the conversion of any ~~LIBOR Rate~~SOFR Loan other than on the last day of the Interest Period applicable thereto, or (C) the failure to borrow, convert, continue or prepay any ~~LIBOR Rate~~SOFR Loan on the date specified in any ~~LIBOR~~SOFR Notice delivered pursuant hereto (such losses, costs, or expenses, “Funding Losses”).

(ii)A certificate of Agent or a Lender delivered to Borrowers setting forth in reasonable detail any amount or amounts that Agent or such Lender is entitled to receive pursuant to this Section 2.12 shall be conclusive absent manifest error. Borrowers shall pay such amount to Agent or the Lender, as applicable, within 30 days of the date of its receipt of such certificate. If a payment of a ~~LIBOR Rate~~SOFR Loan on a day other than the last day of the applicable Interest Period would result in a Funding Loss, Agent may, in its sole discretion at the request of Borrowers, hold the amount of such payment as cash collateral in support of the Obligations until the last day of such Interest Period and apply such amounts to the payment of the applicable ~~LIBOR Rate~~SOFR Loan on such last day of such Interest Period, it being agreed that Agent has no obligation to so defer the application of payments to any ~~LIBOR Rate~~SOFR Loan and that, in the event that Agent does not defer such application, Borrowers shall be obligated to pay any resulting Funding Losses.

(iii)Unless Agent, in its sole discretion, agrees otherwise, Borrowers shall have not more than five ~~LIBOR Rate~~SOFR Loans in effect at any given time. Borrowers may only exercise the ~~LIBOR~~SOFR Option for proposed ~~LIBOR Rate~~SOFR Loans of at least $1,000,000.

(c)Conversion; Prepayment. Borrowers may convert ~~LIBOR Rate~~SOFR Loans to

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Base Rate Loans or prepay ~~LIBOR Rate~~SOFR Loans at any time; provided, that in the event that ~~LIBOR Rate~~SOFR Loans are converted or prepaid on any date that is not the last day of the Interest Period applicable thereto, including as a result of any prepayment through the required application by Agent of any payments or proceeds of Collateral in accordance with Section 2.4(b) or for any other reason, including early termination of the term of this Agreement or acceleration of all or any portion of the Obligations pursuant to the terms hereof, each Borrower shall indemnify, defend, and hold Agent and the Lenders and their Participants harmless against any and all Funding Losses in accordance with Section
2.12 (b)(ii).

(d)Special Provisions Applicable to ~~LIBOR Rate~~Term SOFR.

(i)~~The LIBOR Rate~~Term SOFR may be adjusted by Agent with respect to any Lender on a prospective basis to take into account any additional ~~or increased costs to such Lender of maintaining or obtaining any eurodollar deposits~~ or increased costs (other than Taxes which shall be

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governed by Section 16), in each case, due to changes in applicable law occurring subsequent to the commencement of the then applicable Interest Period, ~~including~~or pursuant to any ~~Changes~~Change in Law ~~and changes~~or change in the reserve requirements imposed by the Board of Governors, which additional or increased costs would increase the cost of funding or maintaining loans bearing interest at ~~the LIBOR Rate~~Term SOFR. In any such event, the affected Lender shall give Borrowers and Agent notice of such a determination and adjustment and Agent promptly shall transmit the notice to each other Lender and, upon its receipt of the notice from the affected Lender, Borrowers may, by notice to such affected Lender (A) require such Lender to furnish to Borrowers a statement setting forth in reasonable detail the basis for adjusting ~~such LIBOR Rate~~Term SOFR and the method for determining the amount of such adjustment, or (B) repay the ~~LIBOR~~SOFR Loans or Base Rate Loans determined with reference to Term SOFR, in each case, of such Lender with respect to which such adjustment is made (together with any amounts due under Section 2.12(b)(ii)).

(ii)Subject to the provisions ~~of~~ set forth in Section 2.12(d)(iii) below, in the event that any change in market conditions or any Change in Law shall at any time after the date hereof, in the reasonable opinion of any Lender, make it unlawful or impractical for such Lender to fund or maintain ~~LIBOR~~SOFR Loans (or Base Rate Loans determined with reference to Term SOFR) or to continue such funding or maintaining, or to determine or charge interest rates at the ~~LIBOR~~Term SOFR Reference Rate, Term SOFR or SOFR, such Lender shall give notice of such changed circumstances to Agent and Borrowers and Agent promptly shall transmit the notice to each other Lender and (y)(i) in the case of any ~~LIBOR Rate~~SOFR Loans of such Lender that are outstanding, ~~the date specified in~~such SOFR Loans of such Lender~~’s notice shall~~ will be deemed to ~~be~~have been converted Base Rate Loans on the last day of the Interest Period of such ~~LIBOR Rate~~SOFR Loans, if such Lender may lawfully continue to maintain such SOFR Loans, or immediately, if such Lender may not lawfully continue to maintain such SOFR Loans, and thereafter interest upon the ~~LIBOR Rate~~SOFR Loans of such Lender thereafter shall accrue interest at the rate then applicable to Base Rate Loans, (and if applicable, without reference to the Term SOFR component thereof) and (ii) in the case of any such Base Rate Loans of such Lender that are outstanding and that are determined with reference to Term SOFR, interest upon the Base Rate Loans of such Lender after the date specified in such Lender’s notice shall accrue interest at the rate then applicable to Base Rate Loans without reference to the Term SOFR component thereof and (z) Borrowers shall not be entitled to elect the ~~LIBOR~~SOFR Option and Base Rate Loans shall not be determined with reference to the Term SOFR component thereof, in each case, until such Lender determines that it would no longer be unlawful or impractical to do so.

(iii)Benchmark Replacement Setting.

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(A)~~(A)~~ Benchmark Replacement. ~~(1)~~ Notwithstanding anything to the contrary herein or in any other Loan Document ~~if~~, upon the occurrence of a Benchmark Transition Event ~~or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of~~, Agent and Administrative Borrower may amend this Agreement to replace the then-current Benchmark~~, then (x) if a Benchmark Replacement is determined in accordance with clause (a)(i) or (a)(ii) of the definition of “~~ with a Benchmark Replacement~~” for~~. Any such ~~Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (a)(iii) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in~~amendment with respect ~~of any~~to a Benchmark ~~setting~~Transition Event will become effective at ~~or after~~ 5:00 p.m. on the fifth (5th) Business Day after

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~~the date notice of such Benchmark Replacement is provided~~Agent has posted such proposed amendment to ~~the~~all affected Lenders ~~without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document~~and Administrative Borrower so long as Agent has not received, by such time, written notice of objection to such ~~Benchmark Replacement~~amendment from Lenders comprising the Required Lenders. ~~If an Unadjusted~~No replacement of a Benchmark with a Benchmark Replacement ~~Rate is SOFR Average, all interest payments will be on a monthly basis.~~

(2) Notwithstanding anything to the contrary herein or in any other Loan Document, if a Term SOFR Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, ~~then~~pursuant to this Section 2.12(d)(iii) will occur prior to the applicable Benchmark ~~Replacement will~~ replace the then-current Benchmark for all purposes hereunder or under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document; provided that this clause
~~(2) shall not be effective unless Agent has delivered to the Lenders and Administrative Borrower a Term~~ SOFR Notice. For the avoidance of doubt, Agent shall not be required to deliver a Term SOFR Notice ~~after a Term SOFR Transition Event and may elect or not elect to do so in its sole discretion~~Transition Start Date.

(B)~~(B)~~ Benchmark Replacement Conforming Changes. In
connection with the use, administration, adoption or implementation of a Benchmark Replacement, Agent will have the right to make ~~Benchmark Replacement~~ Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such ~~Benchmark Replacement~~ Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

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(C)~~(C)~~ Notices; Standards for Decisions and Determinations.
Agent will promptly notify Administrative Borrower and the Lenders of (1) the implementation of any ~~occurrence of a~~ Benchmark ~~Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark~~ Replacement ~~Date, (2) the implementation of any Benchmark Replacement, (3~~and (2) the effectiveness of any ~~Benchmark Replacement~~ Conforming Changes, in connection with the use, administration, adoption or implementation of a Benchmark Replacement. Agent will notify Administrative Borrower of (~~4~~x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.12(d)(iii)(D) ~~below~~ and (~~5~~y) the commencement ~~or conclusion~~ of any Benchmark Unavailability Period. Any determination, decision or election that may be made by Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.12(d)(iii), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.12(d)(iii).

(D)~~(D)~~ Unavailability of Tenor of Benchmark. Notwithstanding
anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (1) if the then-current Benchmark is a term rate (including the Term SOFR ~~or USD LIBOR~~Reference Rate) and either (~~x~~I) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by Agent in its reasonable discretion or (~~y~~II) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be ~~no longer~~ representative, then Agent may modify the definition

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of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (2) if a tenor that was removed pursuant to clause (1) above either (~~x~~I) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (~~y~~II) is not, or is no longer, subject to an announcement that it is not or will ~~no longer~~not be representative for a Benchmark (including a Benchmark Replacement), then Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(E)~~(E)~~ Benchmark Unavailability Period. Upon Administrative
Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, (1) Administrative Borrower may revoke any pending request for a ~~Borrowing~~borrowing of, conversion to or continuation of ~~LIBOR Rate~~SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, Administrative Borrower will be deemed to have converted any such request into a request for a ~~Borrowing~~borrowing of or conversion to Base Rate Loans and (2) any outstanding affected SOFR Loans will be deemed to have been converted to Base Rate Loans at the end of the applicable Interest Period. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate.

(F)London Interbank Offered Rate Benchmark Transition Event. On March 5, 2021, the IBA, the administrator of the London interbank offered rate, and the FCA, the regulatory supervisor of the IBA, made Announcements that the final publication or representativeness date for Dollars for (i) 1-week and 2-month London interbank offered rate tenor settings will be December 31, 2021 and (ii) overnight, 1-month, 3-month, 6-month and 12-month London interbank offered rate tenor settings will be June 30, 2023. No successor administrator for the IBA was identified in such Announcements. The parties hereto agree and acknowledge that the Announcements resulted in the occurrence of a Benchmark Transition Event with respect to the London interbank offered rate pursuant to the terms of this Agreement and that any obligation of Agent to notify any parties

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of such Benchmark Transition Event ~~pursuant to Section 2.12(d)(iii)(C) shall be deemed satisfied.”~~

(e)No Requirement of Matched Funding. Anything to the contrary contained herein notwithstanding, neither Agent, nor any Lender, nor any of their Participants, is required actually to ~~acquire eurodollar deposits to fund or otherwise~~ match fund any Obligation as to which interest accrues at Term SOFR or the ~~LIBOR~~Term SOFR Reference Rate.

1.20Capital Requirements.

(a)If, after the date hereof, Issuing Bank or any Lender determines that (i) any
Change in Law regarding capital, liquidity or reserve requirements for banks or bank holding companies, or (ii) compliance by Issuing Bank or such Lender, or their respective parent bank holding companies, with any guideline, request or directive of any Governmental Authority regarding capital adequacy or liquidity requirements (whether or not having the force of law), has the effect of reducing the return on Issuing Bank’s, such Lender’s, or such holding companies’ capital or liquidity as a consequence of Issuing Bank’s or such Lender’s commitments, Loans, participations or other obligations hereunder to a level below that which Issuing Bank, such Lender, or such holding companies could have achieved but for such Change in Law or compliance (taking into consideration Issuing Bank’s, such Lender’s, or such holding companies’ then existing policies with respect to capital adequacy or liquidity requirements and

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assuming the full utilization of such entity’s capital) by any amount deemed by Issuing Bank or such Lender to be material, then Issuing Bank or such Lender may notify Borrowers and Agent thereof. Following receipt of such notice, Borrowers agree to pay Issuing Bank or such Lender on demand the amount of such reduction of return of capital as and when such reduction is determined, payable within 30 days after presentation by Issuing Bank or such Lender of a statement in the amount and setting forth in reasonable detail Issuing Bank’s or such Lender’s calculation thereof and the assumptions upon which such calculation was based (which statement shall be deemed true and correct absent manifest error). In determining such amount, Issuing Bank or such Lender may use any reasonable averaging and attribution methods. Failure or delay on the part of Issuing Bank or any Lender to demand compensation pursuant to this Section shall not constitute a waiver of Issuing Bank’s or such Lender’s right to demand such compensation; provided, that Borrowers shall not be required to compensate Issuing Bank or a Lender pursuant to this Section for any reductions in return incurred more than 180 days prior to the date that Issuing Bank or such Lender notifies Borrowers of such Change in Law giving rise to such reductions and of such Lender’s intention to claim compensation therefor; provided further, that if such claim arises by reason of the Change in Law that is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

(b)If Issuing Bank or any Lender requests additional or increased costs referred to in Section 2.11(l) or Section 2.12(d)(i) or amounts under Section 2.13(a) or sends a notice under Section 2.12(d)(ii) relative to changed circumstances (such Issuing Bank or Lender, an “Affected Lender”), then, at the request of Administrative Borrower, such Affected Lender shall use reasonable efforts to promptly designate a different one of its lending offices or to assign its rights and obligations hereunder to another of its offices or branches, if (i) in the reasonable judgment of such Affected Lender, such designation or assignment would eliminate or reduce amounts payable pursuant to Section 2.11(l), Section 2.12(d)(i) or Section 2.13(a), as applicable, or would eliminate the illegality or impracticality of funding or maintaining ~~LIBOR~~SOFR Loans (or Base Rate Loans determined with reference to Term SOFR), and (ii) in the reasonable judgment of such Affected Lender, such designation or assignment would not subject it to any material unreimbursed cost or expense and would not otherwise be materially disadvantageous to it. Borrowers agree to pay all reasonable out-of-pocket costs and expenses incurred by such Affected Lender in connection with any such designation or assignment. If, after such reasonable efforts, such Affected Lender does not so designate a different one of its lending offices or assign its rights to another of its offices or branches so as to eliminate Borrowers’ obligation to pay any future amounts to such Affected Lender pursuant to Section 2.11(l), Section 2.12(d)(i) or Section 2.13(a), as applicable, or to enable Borrowers to obtain ~~LIBOR~~SOFR Loans (or Base Rate Loans determined with reference to Term SOFR), then Borrowers (without prejudice to any amounts then due to such Affected Lender under Section 2.11(l), Section 2.12(d)(i) or Section 2.13(a), as applicable) may, unless prior to the effective date of any such assignment the Affected Lender withdraws its request for such additional amounts under Section 2.11(l), Section 2.12(d)(i) or Section 2.13(a), as applicable, or indicates that it is no longer unlawful or impractical to fund or maintain ~~LIBOR~~SOFR Loans (or Base Rate Loans determined with reference to Term SOFR), may designate a different Issuing Bank or substitute a Lender or prospective Lender, in each case, reasonably acceptable to Agent to purchase the Obligations owed to such Affected Lender and such Affected Lender’s commitments hereunder (a “Replacement Lender”), and if such Replacement Lender agrees to such purchase, such Affected Lender shall assign to the Replacement Lender its Obligations and commitments, and upon such purchase by the Replacement Lender, which such Replacement Lender shall be deemed to be “Issuing Bank” or a “Lender” (as the case may be) for purposes of this Agreement and such Affected Lender shall cease to be “Issuing Bank” or a “Lender” (as the case may be) for purposes of this Agreement.

(c)Notwithstanding anything herein to the contrary, the protection of Sections
2.11(l), 2.12(d), and 2.13 shall be available to Issuing Bank and each Lender (as applicable) regardless of

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any possible contention of the invalidity or inapplicability of the law, rule, regulation, judicial ruling, judgment, guideline, treaty or other change or condition which shall have occurred or been imposed, so long as it shall be customary for issuing banks or lenders affected thereby to comply therewith. Notwithstanding any other provision herein, neither Issuing Bank nor any Lender shall demand compensation pursuant to this Section 2.13 if it shall not at the time be the general policy or practice of Issuing Bank or such Lender (as the case may be) to demand such compensation in similar circumstances under comparable provisions of other credit agreements, if any.

1.21Incremental Facilities.

(a)At any time during the period from and after the Closing Date through but excluding the date that is one year prior to the Maturity Date, at the option of Borrowers (but subject to the conditions set forth in clause (b) below), the Revolver Commitments and the Maximum Revolver Amount may be increased by an amount in the aggregate for all such increases of the Revolver Commitments and the Maximum Revolver Amount not to exceed the Available Increase Amount (each such increase, an “Increase”). Agent shall invite each Lender to increase its Revolver Commitments (it being understood that no Lender shall be obligated to increase its Revolver Commitments) in connection with a proposed Increase at the interest margin proposed by Borrowers, and if sufficient Lenders do not agree to increase their Revolver Commitments in connection with such proposed Increase, then Agent or Borrowers may invite any prospective lender who is reasonably satisfactory to Agent and Borrowers to become a Lender in connection with a proposed Increase. Any Increase shall be in an amount of at least
$5,000,000 and integral multiples of $1,000,000 in excess thereof. In no event may the Revolver Commitments and the Maximum Revolver Amount be increased pursuant to this Section 2.14 on more than two occasions in the aggregate for all such Increases. Additionally, for the avoidance of doubt, it is understood and agreed that in no event shall the aggregate amount of the Increases to the Revolver Commitments exceed $15,000,000.

(b)Each of the following shall be conditions precedent to any Increase of the
Revolver Commitments and the Maximum Revolver Amount:

(i)Agent or Borrowers have obtained the commitment of one or more
Lenders (or other prospective lenders) reasonably satisfactory to Agent and Borrowers to provide the applicable Increase and any such Lenders (or prospective lenders), Borrowers, and Agent have signed a joinder agreement to this Agreement (an “Increase Joinder”), in form and substance reasonably satisfactory to Agent, to which such Lenders (or prospective lenders), Borrowers, and Agent are party,

(ii)each of the conditions precedent set forth in Section 3.2 are satisfied,

(iii)in connection with any Increase, if any Loan Party or any of its
Subsidiaries owns or will acquire any Margin Stock, Borrowers shall deliver to Agent an updated Form U-1 (with sufficient additional originals thereof for each Lender), duly executed and delivered by the Borrowers, together with such other documentation as Agent shall reasonably request, in order to enable Agent and the Lenders to comply with any of the requirements under Regulations T, U or X of the Board of Governors,

(iv)~~(iii)~~ Borrowers have delivered to Agent updated pro forma Projections

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(after giving effect to the applicable Increase) for the Loan Parties and their Subsidiaries evidencing compliance on a pro forma basis with Section 7 for the four quarters (on a quarter by quarter basis) immediately following the proposed date of the applicable Increase (calculated as of a Covenant Testing Period was in effect during the entire four quarter period), and

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(v)~~(iv)~~ Borrowers shall have reached agreement with the Lenders (or prospective lenders) agreeing to the increased Revolver Commitments with respect to the interest margins applicable to Revolving Loans to be made pursuant to the increased Revolver Commitments (which interest margins may be higher than or equal to the interest margins applicable to Revolving Loans set forth in this Agreement immediately prior to the date of the increased Revolver Commitments (the date of the effectiveness of the increased Revolver Commitments and the Maximum Revolver Amount, the “Increase Date”)) and shall have communicated the amount of such interest margins to Agent. Any Increase Joinder may, with the consent of Agent, Borrowers and the Lenders or prospective lenders agreeing to the proposed Increase, effect such amendments to this Agreement and the other Loan Documents as may be necessary to effectuate the provisions of this Section 2.14 (including any amendment necessary to effectuate the interest margins for the Revolving Loans to be made pursuant to the increased Revolver Commitments). Anything to the contrary contained herein notwithstanding, if the all-in yield (including interest margins, interest floors, and any original issue discount or similar yield-related discounts or payments, but excluding any arrangement, underwriting, or similar fees payable in connection therewith that are not paid to all Lenders providing the Increase to the Revolver Commitment) that is to be applicable to the Revolving Loans to be made pursuant to the increased Revolver Commitments is higher than the all-in yield (including interest margins, interest floors, and any original issue discount or similar yield-related discounts or payments, but excluding any arrangement, underwriting, or similar fees payable in connection therewith that are not paid to all Lenders providing the Increase to the Revolver Commitment) applicable to the Revolving Loans hereunder immediately prior to the applicable Increase Date (the amount by which all-in yield is higher, the “Excess”), then the interest margin applicable to the Revolving Loans immediately prior to the Increase Date shall be increased by the amount of the Excess, effective on the applicable Increase Date, and without the necessity of any action by any party hereto.

(c)Unless otherwise specifically provided herein, all references in this Agreement and any other Loan Document to Revolving Loans shall be deemed, unless the context otherwise requires, to include Revolving Loans made pursuant to the increased Revolver Commitments and Maximum Revolver Amount pursuant to this Section 2.14.

(d)Each of the Lenders having a Revolver Commitment prior to the Increase Date
(the “Pre-Increase Revolver Lenders”) shall assign to any Lender which is acquiring a new or additional Revolver Commitment on the Increase Date (the “Post-Increase Revolver Lenders”), and such Post-Increase Revolver Lenders shall purchase from each Pre-Increase Revolver Lender, at the principal amount thereof, such interests in the Revolving Loans and participation interests in Letters of Credit on such Increase Date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Revolving Loans and participation interests in Letters of Credit will be held by Pre-Increase Revolver Lenders and Post-Increase Revolver Lenders ratably in accordance with their Pro Rata Share after giving effect to such increased Revolver Commitments.

(e)The Revolving Loans, Revolver Commitments, and Maximum Revolver Amount
established pursuant to this Section 2.14 shall constitute Revolving Loans, Revolver Commitments, and Maximum Revolver Amount under, and shall be entitled to all the benefits afforded by, this Agreement and the other Loan Documents, and shall, without limiting the foregoing, benefit equally and ratably from any guarantees and the security interests created by the Loan Documents. Borrowers shall take any actions reasonably required by Agent to ensure and demonstrate that the Liens and security interests granted by the Loan Documents continue to be perfected under the Code or otherwise after giving effect to the establishment of any such new Revolver Commitments and Maximum Revolver Amount.

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1.22Joint and Several Liability of Borrowers.

(a)Each Borrower is accepting joint and several liability hereunder and under the other Loan Documents in consideration of the financial accommodations to be provided by the Lender Group under this Agreement, for the mutual benefit, directly and indirectly, of each Borrower and in consideration of the undertakings of the other Borrowers to accept joint and several liability for the Obligations.

(b)Each Borrower, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrowers, with respect to the payment and performance of all of the Obligations (including any Obligations arising under this Section 2.15), it being the intention of the parties hereto that all the Obligations shall be the joint and several obligations of each Borrower without preferences or distinction among them. Accordingly, each Borrower hereby waives any and all suretyship defenses that would otherwise be available to such Borrower under applicable law.

(c)If and to the extent that any Borrower shall fail to make any payment with respect to any of the Obligations as and when due, whether upon maturity, acceleration, or otherwise, or to perform any of the Obligations in accordance with the terms thereof, then in each such event the other Borrowers will make such payment with respect to, or perform, such Obligations until such time as all of the Obligations are paid in full, and without the need for demand, protest, or any other notice or formality.

(d)The Obligations of each Borrower under the provisions of this Section 2.15 constitute the absolute and unconditional, full recourse Obligations of each Borrower enforceable against each Borrower to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of the provisions of this Agreement (other than this Section 2.15(d)) or any other circumstances whatsoever.

(e)Without limiting the generality of the foregoing and except as otherwise expressly provided in this Agreement, each Borrower hereby waives presentments, demands for performance, protests and notices, including notices of acceptance of its joint and several liability, notice of any Revolving Loans or any Letters of Credit issued under or pursuant to this Agreement, notice of the occurrence of any Default, Event of Default, notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Agreement, notices of the existence, creation, or incurring of new or additional Obligations or other financial accommodations or of any demand for any payment under this Agreement, notice of any action at any time taken or omitted by Agent or Lenders under or in respect of any of the Obligations, any right to proceed against any other Borrower or any other Person, to proceed against or exhaust any security held from any other Borrower or any other Person, to protect, secure, perfect, or insure any security interest or Lien on any property subject thereto or exhaust any right to take any action against any other Borrower, any other Person, or any collateral, to pursue any other remedy in any member of the Lender Group’s or any Bank Product Provider’s power whatsoever, any requirement of diligence or to mitigate damages and, generally, to the extent permitted by applicable law, all demands, notices and other formalities of every kind in connection with this Agreement (except as otherwise provided in this Agreement), any right to assert against any member of the Lender Group or any Bank Product Provider, any defense (legal or equitable), set-off, counterclaim, or claim which each Borrower may now or at any time hereafter have against any other Borrower or any other party liable to any member of the Lender Group or any Bank Product Provider, any defense, set-off, counterclaim, or claim, of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity, or enforceability of the Obligations or any security therefor, and any right or

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defense arising by reason of any claim or defense based upon an election of remedies by any member of the Lender Group or any Bank Product Provider including any defense based upon an impairment or elimination of such Borrower’s rights of subrogation, reimbursement, contribution, or indemnity of such Borrower against any other Borrower. Without limiting the generality of the foregoing, each Borrower hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Obligations, the acceptance of any payment of any of the Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by Agent or Lenders at any time or times in respect of any default by any Borrower in the performance or satisfaction of any term, covenant, condition or provision of this Agreement, any and all other indulgences whatsoever by Agent or Lenders in respect of any of the Obligations, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the Obligations or the addition, substitution or release, in whole or in part, of any Borrower. Without limiting the generality of the foregoing, each Borrower assents to any other action or delay in acting or failure to act on the part of any Agent or Lender with respect to the failure by any Borrower to comply with any of its respective Obligations, including any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder, which might, but for the provisions of this Section 2.15 afford grounds for terminating, discharging or relieving any Borrower, in whole or in part, from any of its Obligations under this Section 2.15, it being the intention of each Borrower that, so long as any of the Obligations hereunder remain unsatisfied, the Obligations of each Borrower under this Section 2.15 shall not be discharged except by performance and then only to the extent of such performance. The Obligations of each Borrower under this Section 2.15 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any other Borrower or any Agent or Lender. Each of the Borrowers waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement hereof. Any payment by any Borrower or other circumstance which operates to toll any statute of limitations as to any Borrower shall operate to toll the statute of limitations as to each of the Borrowers. Each of the Borrowers waives any defense based on or arising out of any defense of any Borrower or any other Person, other than payment of the Obligations to the extent of such payment, based on or arising out of the disability of any Borrower or any other Person, or the validity, legality, or unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any Borrower other than payment of the Obligations to the extent of such payment. Agent may, at the election of the Required Lenders, foreclose upon any Collateral held by Agent by one or more judicial or nonjudicial sales or other dispositions, whether or not every aspect of any such sale is commercially reasonable or otherwise fails to comply with applicable law or may exercise any other right or remedy Agent, any other member of the Lender Group, or any Bank Product Provider may have against any Borrower or any other Person, or any security, in each case, without affecting or impairing in any way the liability of any of the Borrowers hereunder except to the extent the Obligations have been paid.

(f)Each Borrower represents and warrants to Agent and Lenders that such
Borrower is currently informed of the financial condition of Borrowers and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Obligations. Each Borrower further represents and warrants to Agent and Lenders that such Borrower has read and understands the terms and conditions of the Loan Documents. Each Borrower hereby covenants that such Borrower will continue to keep informed of Borrowers’ financial condition and of all other circumstances which bear upon the risk of nonpayment or nonperformance of the Obligations.

(g)The provisions of this Section 2.15 are made for the benefit of Agent, each member of the Lender Group, each Bank Product Provider, and their respective successors and assigns, and may be enforced by it or them from time to time against any or all Borrowers as often as occasion

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therefor may arise and without requirement on the part of Agent, any member of the Lender Group, any Bank Product Provider, or any of their successors or assigns first to marshal any of its or their claims or to exercise any of its or their rights against any Borrower or to exhaust any remedies available to it or them against any Borrower or to resort to any other source or means of obtaining payment of any of the Obligations hereunder or to elect any other remedy. The provisions of this Section 2.15 shall remain in effect until all of the Obligations shall have been paid in full or otherwise fully satisfied. If at any time, any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by Agent or any Lender upon the insolvency, bankruptcy or reorganization of any Borrower, or otherwise, the provisions of this Section 2.15 will forthwith be reinstated in effect, as though such payment had not been made.

(h)Each Borrower hereby agrees that it will not enforce any of its rights that arise from the existence, payment, performance or enforcement of the provisions of this Section 2.15, including rights of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of Agent, any other member of the Lender Group, or any Bank Product Provider against any Borrower, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including the right to take or receive from any Borrower, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security solely on account of such claim, remedy or right, unless and until such time as all of the Obligations have been paid in full in cash. Any claim which any Borrower may have against any other Borrower with respect to any payments to any Agent or any member of the Lender Group hereunder or under any of the Bank Product Agreements are hereby expressly made subordinate and junior in right of payment, without limitation as to any increases in the Obligations arising hereunder or thereunder, to the prior payment in full in cash of the Obligations and, in the event of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding under the laws of any jurisdiction relating to any Borrower, its debts or its assets, whether voluntary or involuntary, all such Obligations shall be paid in full in cash before any payment or distribution of any character, whether in cash, securities or other property, shall be made to any other Borrower therefor. If any amount shall be paid to any Borrower in violation of the immediately preceding sentence, such amount shall be held in trust for the benefit of Agent, for the benefit of the Lender Group and the Bank Product Providers, and shall forthwith be paid to Agent to be credited and applied to the Obligations and all other amounts payable under this Agreement, whether matured or unmatured, in accordance with the terms of this Agreement, or to be held as Collateral for any Obligations or other amounts payable under this Agreement thereafter arising. Notwithstanding anything to the contrary contained in this Agreement, no Borrower may exercise any rights of subrogation, contribution, indemnity, reimbursement or other similar rights against, and may not proceed or seek recourse against or with respect to any property or asset of, any other Borrower (the “Foreclosed Borrower”), including after payment in full of the Obligations, if all or any portion of the Obligations have been satisfied in connection with an exercise of remedies in respect of the Equity Interests of such Foreclosed Borrower whether pursuant to this Agreement or otherwise.

(i)Each of the Borrowers hereby acknowledges and affirms that it understands that to the extent the Obligations are secured by Real Property located in California, the Borrowers shall be liable for the full amount of the liability hereunder notwithstanding the foreclosure on such Real Property by trustee sale or any other reason impairing such Borrower’s right to proceed against any other Loan Party. In accordance with Section 2856 of the California Civil Code or any similar laws of any other applicable jurisdiction, each of the Borrowers hereby waives until such time as the Obligations have been paid in full:

(i)all    rights    of    subrogation,    reimbursement,    indemnification,    and
contribution and any other rights and defenses that are or may become available to the Borrowers by

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reason of Sections 2787 to 2855, inclusive, 2899, and 3433 of the California Civil Code or any similar laws of any other applicable jurisdiction;

(ii)all rights and defenses that the Borrowers may have because the
Obligations are secured by Real Property located in California, meaning, among other things, that: (A) Agent, the other members of the Lender Group, and the Bank Product Providers may collect from the Borrowers without first foreclosing on any real or personal property collateral pledged by any Loan Party, and (B) if Agent, on behalf of the Lender Group, forecloses on any Real Property ~~collateral~~Collateral pledged by any Loan Party, (1) the amount of the Obligations may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price, and (2) the Lender Group may collect from the Loan Parties even if, by foreclosing on the Real Property ~~collateral~~Collateral, Agent or the other members of the Lender Group have destroyed or impaired any right the Borrowers may have to collect from any other Loan Party, it being understood that this is an unconditional and irrevocable waiver of any rights and defenses the Borrowers may have because the Obligations are secured by Real Property (including~~, without limitation,~~ any rights or defenses based upon Sections 580a, 580d, or 726 of the California Code of Civil Procedure or any similar laws of any other applicable jurisdiction); and

(iii)all rights and defenses arising out of an election of remedies by Agent, the other members of the Lender Group, and the Bank Product Providers, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for the Obligations, has destroyed the Borrowers’ rights of subrogation and reimbursement against any other Loan Party by the operation of Section 580d of the California Code of Civil Procedure or any similar laws of any other applicable jurisdiction or otherwise.

3.CONDITIONS; TERM OF AGREEMENT.

3.1Conditions Precedent to the Initial Extension of Credit.    The obligation of each
Lender to make the initial extensions of credit provided for hereunder is subject to the fulfillment, to the satisfaction of Agent and each Lender, of each of the conditions precedent set forth on Schedule 3.1 to this Agreement (the making of such initial extensions of credit by a Lender being conclusively deemed to be its satisfaction or waiver of the conditions precedent).

3.2Conditions Precedent to all Extensions of Credit. The obligation of the Lender Group
(or any member thereof) to make any Revolving Loans hereunder (or to extend any other credit hereunder) at any time shall be subject to the following conditions precedent:

(a)the representations and warranties of each Loan Party or its Subsidiaries contained in this Agreement or in the other Loan Documents shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date of such extension of credit, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such earlier date); and

(b)no Default or Event of Default shall have occurred and be continuing on the date of such extension of credit, nor shall either result from the making thereof.

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3.3Maturity. The Revolver Commitments shall continue in full force and effect for a term ending on the Maturity Date (unless terminated earlier in accordance with the terms hereof).

3.4Effect of Maturity. On the Maturity Date, all commitments of the Lender Group to provide additional credit hereunder shall automatically be terminated and all of the Obligations (other than Hedge Obligations) immediately shall become due and payable without notice or demand and Borrowers shall be required to repay all of the Obligations (other than Hedge Obligations) in full. No termination of the obligations of the Lender Group (other than payment in full of the Obligations and termination of the Revolver Commitments) shall relieve or discharge any Loan Party of its duties, obligations, or covenants hereunder or under any other Loan Document and Agent’s Liens in the Collateral shall continue to secure the Obligations and shall remain in effect until all Obligations have been paid in full. When all of the Obligations have been paid in full, Agent will, at Borrowers’ sole expense, execute and deliver any termination statements, lien releases, discharges of security interests, and other similar discharge or release documents (and, if applicable, in recordable form) as are reasonably necessary to release, as of record, Agent’s Liens and all notices of security interests and liens previously filed by Agent.

3.5Early Termination by Borrowers. Borrowers have the option, at any time upon five
Business Days prior written notice to Agent, to repay all of the Obligations in full and terminate the Revolver Commitments. The foregoing notwithstanding, (a) Borrowers may rescind termination notices relative to proposed payments in full of the Obligations with the proceeds of third party Indebtedness if the closing for such issuance or incurrence does not happen on or before the date of the proposed termination (in which case, a new notice shall be required to be sent in connection with any subsequent termination), and (b) Borrowers may extend the date of termination at any time with the consent of Agent (which consent shall not be unreasonably withheld or delayed).

3.6Conditions Subsequent. The obligation of the Lender Group (or any member thereof)
to continue to make Revolving Loans (or otherwise extend credit hereunder) is subject to the fulfillment, on or before the date applicable thereto, of the conditions subsequent set forth on Schedule 3.6 to this Agreement (the failure by Borrowers to so perform or cause to be performed such conditions subsequent as and when required by the terms thereof (unless such date is extended, in writing, by Agent, which Agent may do without obtaining the consent of the other members of the Lender Group), shall constitute an Event of Default).

4.REPRESENTATIONS AND WARRANTIES.

In order to induce the Lender Group to enter into this Agreement, each of Holdings and each Borrower makes the following representations and warranties to the Lender Group which shall be true, correct, and complete, in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof), as of the Closing Date, and shall be true, correct, and complete, in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof), as of the date of the making of each Revolving Loan (or other extension of credit) made thereafter, as though made on and as of the date of such Revolving Loan (or other extension of credit) (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such earlier date), and such representations and warranties shall survive the execution and delivery of this Agreement:

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1.1Due Organization and Qualification; Subsidiaries.

(a)Each Loan Party and each of its Subsidiaries (i) is duly organized and existing and in good standing under the laws of the jurisdiction of its organization, (ii) is qualified to do business in any state where the failure to be so qualified could reasonably be expected to result in a Material Adverse Effect, and (iii) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Loan Documents to which it is a party and to carry out the transactions contemplated thereby.

(b)Set forth on Schedule 4.1(b) to this Agreement (as such Schedule may be updated from time to time ~~pursuant to Schedule 5.1~~ to reflect changes resulting from transactions permitted under this Agreement) is a complete and accurate description of the authorized Equity Interests of each Loan Party, by class, and, as of the ~~Closing~~Ninth Amendment Date, a description of the number of shares of each such class that are issued and outstanding.

(c)Set forth on Schedule 4.1(c) to this Agreement (as such Schedule may be updated from time to time ~~pursuant to Schedule 5.1~~ to reflect changes resulting from transactions permitted under this Agreement), is a complete and accurate list of the Loan Parties’ direct and indirect Subsidiaries and Permitted Joint Ventures, showing: (i) the number of shares of each class of common and preferred Equity Interests authorized for each of such Subsidiaries and Permitted Joint Ventures, and
(ii) the number and the percentage of the outstanding shares of each such class owned directly or indirectly by each applicable Loan Party. All of the outstanding Equity Interests of each such Subsidiary and each such Permitted Joint Venture has been validly issued and is fully paid and non-assessable.

(d)Except as set forth on Schedule 4.1(d) to this Agreement (as such Schedule may be updated from time to time ~~pursuant to Schedule 5.1~~ to reflect changes resulting from transactions permitted under this Agreement), there are no subscriptions, options, warrants, or calls relating to any shares of any Loan Party’s or any of its Subsidiaries’ Equity Interests, including any right of conversion or exchange under any outstanding security or other instrument. Except as set forth on Schedule 4.1(d) to this Agreement (as such Schedule may be updated from time to time ~~pursuant to Schedule 5.1~~ to reflect changes resulting from transactions permitted under this Agreement), no Loan Party is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its Equity Interests or any security convertible into or exchangeable for any of its Equity Interests.

1.2Due Authorization; No Conflict.

(a)As to each Loan Party, the execution, delivery, and performance by such Loan
Party of the Loan Documents to which it is a party have been duly authorized by all necessary action on the part of such Loan Party.

(b)As to each Loan Party, the execution, delivery, and performance by such Loan
Party of the Loan Documents to which it is a party do not and will not (i) violate any material provision of federal, state, or local law or regulation applicable to any Loan Party or its Subsidiaries, the Governing Documents of any Loan Party or its Subsidiaries, or any order, judgment, or decree of any court or other Governmental Authority binding on any Loan Party or its Subsidiaries, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any Material Contract of any Loan Party or its Subsidiaries where any such conflict, breach or default could individually or in the aggregate reasonably be expected to have a Material Adverse Effect, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any assets of any Loan Party, other than Permitted Liens, or (iv) require any approval of any holder of Equity Interests of a Loan Party or any

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approval or consent of any Person under any Material Contract of any Loan Party, other than consents or approvals that have been obtained and that are still in force and effect and except, in the case of Material Contracts, for consents or approvals, the failure to obtain could not individually or in the aggregate reasonably be expected to cause a Material Adverse Effect.

1.3Governmental Consents. The execution, delivery, and performance by each Loan Party of the Loan Documents to which such Loan Party is a party and the consummation of the transactions contemplated by the Loan Documents do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority, other than registrations, consents, approvals, notices, or other actions that have been obtained and that are still in force and effect and except for filings and recordings with respect to the Collateral to be made, or otherwise delivered to Agent for filing or recordation, as of the ~~Closing~~Ninth Amendment Date.

1.4Binding Obligations; Perfected Liens.

(a)Each Loan Document has been duly executed and delivered by each Loan Party that is a party thereto and is the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.

(b)Agent’s Liens are validly created, perfected (other than (i) in respect of motor vehicles that are subject to a certificate of title, (ii) money, (iii) letter-of-credit rights (other than supporting obligations), (iv) commercial tort claims (other than those that, by the terms of the Guaranty and Security Agreement, are required to be perfected), and (v) any Deposit Accounts and Securities Accounts not subject to a Control Agreement as permitted by Section 7(k)(iv) of the Guaranty and Security Agreement, and subject only to the filing of financing statements, the recordation of the Copyright Security Agreement, and the recordation of the Mortgages, in each case, in the appropriate filing offices), and first priority Liens, subject only to Permitted Liens which are non-consensual Permitted Liens, permitted purchase money Liens, or the interests of lessors under Capital Leases.

1.5Title to Assets; No Encumbrances. Each of the Loan Parties and its Subsidiaries has
(a) good, sufficient and legal title to (in the case of fee interests in Real Property), (b) valid leasehold interests in (in the case of leasehold interests in real or personal property), and (c) good and marketable title to (in the case of all other personal property), all of their respective assets reflected in their most recent financial statements delivered pursuant to Section 5.1, which are the assets necessary to own and operate its business as presently conducted and as anticipated to be conducted, in each case except for assets disposed of since the date of such financial statements to the extent permitted hereby. All of such assets are free and clear of Liens except for Permitted Liens.

1.6Litigation.

(a)There are no actions, suits, or proceedings pending or, to the knowledge of any
Borrower, after due inquiry, threatened in writing against a Loan Party or any of its Subsidiaries that either individually or in the aggregate could reasonably be expected to result in a Material Adverse Effect.

(b)Schedule 4.6(b) to this Agreement sets forth a complete and accurate description of each of the actions, suits, or proceedings with asserted liabilities in excess of, or that could reasonably be expected to result in liabilities in excess of, $~~1,000,000~~5,000,000 that, as of the ~~Closing~~Ninth

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Amendment Date, is pending or, to the knowledge of any Borrower, after due inquiry, threatened against a Loan Party or any of its Subsidiaries.

(c)There is no pending (or, to the knowledge of any Borrower, threatened) Health
Care Proceeding commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Authority or arbitrator against or affecting any Loan Party or any Subsidiary of any Loan Party, that either individually or in the aggregate could reasonably be expected to result in a Material Adverse Effect. There are no facts, circumstances or conditions that would reasonably be expected to form the basis for any such Health Care Proceeding against or affecting any Loan Party or any Subsidiary of any Loan Party, that either individually or in the aggregate could reasonably be expected to result in a Material Adverse Effect.

1.7Compliance with Laws. No Loan Party nor any of its Subsidiaries (a) is in violation of any applicable laws, rules, regulations, executive orders, or codes (including Environmental Laws and Health Care Laws) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, or (b) is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

1.8No Material Adverse Effect. All historical financial statements relating to the Loan
Parties and their Subsidiaries that have been delivered by Borrowers to Agent have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and present fairly in all material respects, the Loan Parties’ and their Subsidiaries’ consolidated financial condition as of the date thereof and results of operations for the period then ended. Since ~~November 30~~December 31, ~~2016~~2021, no event, circumstance, or change has occurred that has or could reasonably be expected to result in a Material Adverse Effect.

1.9Solvency.

(a)Each Loan Party is Solvent.

(b)No transfer of property is being made by any Loan Party and no obligation is being incurred by any Loan Party in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of such Loan Party.

1.10Employee Benefits. No Loan Party, none of their Subsidiaries, nor any of their ERISA
Affiliates maintains or contributes to any Benefit Plan.

1.11Environmental Condition. Except as set forth on Schedule 4.11 to this Agreement, (a)
to each Borrower’s knowledge, no Loan Party’s nor any of its Subsidiaries’ properties or assets has ever been used by a Loan Party, its Subsidiaries, or by previous owners or operators in the disposal of, or to produce, store, handle, treat, release, or transport, any Hazardous Materials, where such disposal, production, storage, handling, treatment, release or transport was in violation, in any material respect, of any applicable Environmental Law, (b) to each Borrower’s knowledge, no Loan Party’s nor any of its Subsidiaries’ properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a Hazardous Materials disposal site, (c) no Loan Party nor any of its Subsidiaries has received notice that a Lien arising under any Environmental Law has attached to any

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revenues or to any Real Property owned or operated by a Loan Party or its Subsidiaries, and (d) no Loan Party nor any of its Subsidiaries nor any of their respective facilities or operations is subject to any outstanding written order, consent decree, or settlement agreement with any Person relating to any Environmental Law or Environmental Liability that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

1.12Complete Disclosure.    All factual information taken as a whole (other than
forward-looking information and projections and information of a general economic nature and general information about the industry of any Loan Party or its Subsidiaries) furnished by or on behalf of a Loan Party or its Subsidiaries in writing to Agent or any Lender (including all information contained in the Schedules hereto or in the other Loan Documents) for purposes of or in connection with this Agreement or the other Loan Documents, and all other such factual information taken as a whole (other than forward-looking information and projections and information of a general economic nature and general information about the industry of any Loan Party or its Subsidiaries) hereafter furnished by or on behalf of a Loan Party or its Subsidiaries in writing to Agent or any Lender will be, true and accurate, in all material respects, on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided. The Projections delivered to Agent on ~~November 1~~December 31, ~~2016~~2021, represent, and as of the date on which any other Projections are delivered to Agent, such additional Projections represent, Borrowers’ good faith estimate, on the date such Projections are delivered, of the Loan Parties’ and their Subsidiaries’ future performance for the periods covered thereby based upon assumptions believed by Borrowers to be reasonable at the time of the delivery thereof to Agent (it being understood that such Projections are subject to significant uncertainties and contingencies, many of which are beyond the control of the Loan Parties and their Subsidiaries, and no assurances can be given that such Projections will be realized, and although reflecting Borrowers’ good faith estimate, projections or forecasts based on methods and assumptions which Borrowers believed to be reasonable at the time such Projections were prepared, are not to be viewed as facts, and that actual results during the period or periods covered by the Projections may differ materially from projected or estimated results).

1.13Patriot Act. To the extent applicable, each Loan Party is in compliance, in all material respects, with the (a) Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (b) Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act of 2001, as amended) (the “Patriot Act”).

1.14Indebtedness. Set forth on Schedule 4.14 to this Agreement is a true and complete list of all Indebtedness of each Loan Party and each of its Subsidiaries outstanding immediately prior to the Closing Date that is to remain outstanding immediately after giving effect to the closing hereunder on the Closing Date and such Schedule accurately sets forth the aggregate principal amount of such Indebtedness as of the Closing Date.

1.15Payment of Taxes. Except as set forth on Schedule 4.15 or as otherwise permitted under Section 5.5, all Tax returns and reports of each Loan Party and its Subsidiaries required to be filed by any of them have been timely filed, and all Taxes shown on such Tax returns to be due and payable and all other Taxes upon a Loan Party and its Subsidiaries and upon their respective assets, income, businesses and franchises that are due and payable have been paid when due and payable. Each Loan Party and each of its Subsidiaries have made adequate provision in accordance with GAAP for all Taxes not yet due and payable. No Borrower knows of any proposed Tax assessment against a Loan Party or

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any of its Subsidiaries that is not being actively contested by such Loan Party or such Subsidiary diligently, in good faith, and by appropriate proceedings; provided, that such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.

1.16Margin Stock. Neither any Loan Party nor any of its Subsidiaries owns any Margin
Stock or is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No part of the proceeds of the ~~loans~~Loans made to Borrowers will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock or for any purpose that violates the provisions of Regulation T, U or X of the Board of Governors. Neither any Loan Party nor any of its Subsidiaries expects to acquire any Margin Stock.

1.17Governmental Regulation. No Loan Party nor any of its Subsidiaries is subject to regulation under the Federal Power Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable. No Loan Party nor any of its Subsidiaries is a “registered investment company” or a company “controlled” by a “registered investment company” or a “principal underwriter” of a “registered investment company” as such terms are defined in the Investment Company Act of 1940.

1.18Privacy and Information Security. Except as set forth on Schedule 4.18, each Loan
Party and each of its Subsidiaries complies, and during the past six years has complied, in all material respects with (i) HIPAA and Other Privacy Laws, (ii) their privacy policies and notices, and (iii) all contracts relating to Processing of Personal Information. No Loan Party nor any of its Subsidiaries, nor, to the knowledge of any Loan Party, any other Person, has received any notice, allegation, complaint or other communication, and to the knowledge of any Loan Party, there is no pending investigation by any Governmental Authority or payment card association, regarding any actual or possible violation of HIPAA and Other Privacy Laws by or with respect to any Loan Party or any of its Subsidiaries. To the knowledge of each Loan Party, after reasonable investigation, no Loan Party nor any of its Subsidiaries has suffered a security breach with respect to any of Personal Information and there has been no unauthorized or illegal use of or access to any Personal Information. Except as set forth on Schedule 4.18, no Loan Party nor any of its Subsidiaries has notified, or been required to notify, any Person of any information security breach involving Personal Information. Each Loan Party and its Subsidiaries employ commercially reasonable security measures that comply in all material respects with HIPAA and Other Privacy Laws to protect Personal Information within their custody or control and require the same of all vendors that Process Personal Information on their behalf. Each Loan Party and its Subsidiaries have provided all requisite notices and obtained all required consents, and satisfied all other requirements (including notification to Governmental Authorities), necessary for such Loan Party’s or such Subsidiary’s Processing (including international and onward transfer) of all Personal Information in connection with the conduct of the business as currently conducted and in connection with the consummation of the transactions contemplated hereunder.

1.19OFAC; Sanctions; Anti-Corruption Laws; Anti-Money Laundering Laws. No Loan
Party or any of its Subsidiaries is in violation of any Sanctions. No Loan Party nor any of its Subsidiaries nor, to the knowledge of such Loan Party, any director, officer, employee, agent or Affiliate of such Loan Party or such Subsidiary (a) is a Sanctioned Person or a Sanctioned Entity, (b) has any assets located in Sanctioned Entities, or (c) derives revenues from investments in, or transactions with Sanctioned Persons or Sanctioned Entities. Each of the Loan Parties and its Subsidiaries has implemented and maintains in effect policies and procedures designed to ensure compliance with all Sanctions, Anti-Corruption Laws

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and Anti-Money Laundering Laws. Each of the Loan Parties and its Subsidiaries, and to the knowledge of each such Loan Party, each director, officer, employee, agent and Affiliate of each such Loan Party and each such Subsidiary, is in compliance with all Sanctions, Anti-Corruption Laws and Anti-Money Laundering Laws. No proceeds of any Loan made or Letter of Credit issued hereunder will be used to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Person or a Sanctioned Entity, or otherwise used in any manner that would result in a violation of any Sanction, Anti-Corruption Law or Anti-Money Laundering Law by any Person (including any Lender, Bank Product Provider, or other individual or entity participating in any transaction).

1.20Employee and Labor Matters. There is (i) no unfair labor practice complaint pending or, to the knowledge of any Borrower, threatened against any Loan Party or its Subsidiaries before any Governmental Authority and no grievance or arbitration proceeding pending or threatened against any Loan Party or its Subsidiaries which arises out of or under any collective bargaining agreement and that could reasonably be expected to result in a material liability, (ii) no strike, labor dispute, slowdown, stoppage or similar action or grievance pending or threatened in writing against any Loan Party or its Subsidiaries that could reasonably be expected to result in a material liability, or (iii) to the knowledge of any Borrower, after due inquiry, no union representation question existing with respect to the employees of any Loan Party or its Subsidiaries and no union organizing activity taking place with respect to any of the employees of any Loan Party or its Subsidiaries. None of any Loan Party or its Subsidiaries has incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act or similar state law, which remains unpaid or unsatisfied. The hours worked and payments made to employees of each Loan Party and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable legal requirements, except to the extent such violations could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. All material payments due from any Loan Party or its Subsidiaries on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of ~~Parent~~Holdings, except where the failure to do so could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

1.21Leases. Each Loan Party and its Subsidiaries enjoy peaceful and undisturbed possession under all leases material to their business and to which they are parties or under which they are operating, and, subject to Permitted Protests, all of such material leases are valid and subsisting and no material default by the applicable Loan Party or its Subsidiaries exists under any of them.

1.22Eligible Accounts; Eligible Unbilled Accounts. As to each Account that is identified by Borrowers as an Eligible Account or an Eligible Unbilled Account in a Borrowing Base Certificate submitted to Agent, such Account is (a) a bona fide existing payment obligation of the applicable Account Debtor created by the sale and delivery of Inventory or the rendition of services to such Account Debtor in the ordinary course of a Borrower’s business, (b) owed to a Borrower without any known defenses, disputes, offsets, counterclaims, or rights of return or cancellation, and (c) not excluded as ineligible by virtue of one or more of the excluding criteria (other than any Agent-discretionary criteria) set forth in the definition of Eligible Accounts or Eligible Unbilled Accounts, as applicable.

1.23Material Contracts. ~~Set forth on Schedule 4.23 (as such Schedule may be updated from~~
time to time in accordance herewith) is a reasonably detailed description of the Material Contracts of each Loan Party and its Subsidiaries as of the most recent date on which Parent provided the Compliance Certificate pursuant to Section 5.1; provided, that Borrowers may amend Schedule 4.23 to add additional Material Contracts so long as such amendment occurs by written notice to Agent on the date that Parent ~~provides the Compliance Certificate.~~ Except for matters which, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, each Material Contract (other

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than those that have expired at the end of their normal terms) (a) is in full force and effect and is binding upon and enforceable against the applicable Loan Party or its Subsidiary and, to each Borrower’s knowledge, after due inquiry, each other Person that is a party thereto in accordance with its terms, (b) has not been otherwise amended or modified (other than amendments or modifications permitted by Section 6.6(b)), and (c) is not in default due to the action or inaction of the applicable Loan Party or its Subsidiary.

1.24~~Convertible Notes Documents. Set forth on Schedule 4.24 is a list of all Convertible~~
Notes Documents as of the First Amendment Date. As of the First Amendment Date, Borrowers have delivered to Agent complete and correct copies of the Convertible Notes Documents. As of the First Amendment Date, no Loan Party which is a party thereto is in default in the performance or compliance with any provisions of any of the Convertible Notes Documents, and the Convertible Notes Documents comply in all material respects with all applicable laws. Each of the Convertible Notes Documents is in full force and effect and has not been terminated, rescinded or withdrawn as of the First Amendment Date. The execution, delivery and performance of the Convertible Notes Documents do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority, other than (y) consents or approvals that have been obtained and that are still in full force and effect, and (z) consents or approvals the failure of which to obtain could not reasonably be expected to be (A) materially adverse to the business, operations, or financial condition of the Loan Parties and their Subsidiaries or (B) materially adverse to the interests of Agent or the ~~Lenders.~~[Reserved].

1.25Hedge Agreements. On each date that any Hedge Agreement is executed by any Hedge
Provider, ~~Parent~~Holdings and each other Loan Party satisfy all eligibility, suitability and other requirements under the Commodity Exchange Act (7 U.S.C. § 1, et seq., as in effect from time to time) and the Commodity Futures Trading Commission regulations.

1.26Health Care Matters.

(a)Each Loan Party and its Subsidiaries is, and during the last three years has been, in compliance with all Health Care Laws applicable to it and its assets, business or operations. No Loan Party nor any of its Subsidiaries is subject to the Stark Law or any state self-referral Law. No Loan Party nor any of its Subsidiaries participates in or receives reimbursement from any Government Reimbursement Program. No Loan Party nor any of its Subsidiaries, directors, officers, employees or, any equityholder of 5% or more of a Loan Party has been debarred under the provisions of 21 U.S.C. §§ 335a(a) or (b), or excluded from participation in any Government Reimbursement Program under 42
U.S.C. § 1320a-7. Each Loan Party and its Subsidiaries holds in full force and effect all Health Care Permits necessary for it to own, lease, sublease or operate its assets under applicable Health Care Laws or to conduct its business and operations as presently conducted. To the extent required or customary in the industry in which it is engaged, each Loan Party and its Subsidiaries has obtained and maintains in good

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standing and without limitation or impairment accreditation from all generally recognized accreditation agencies. No circumstance exists or event has occurred which could reasonably be expected to result in the suspension, revocation, termination, restriction, limitation, modification or non-renewal of any Health Care Permit held by any Loan Party or any of its Subsidiaries.

(b)No Loan Party nor any of its Subsidiaries, nor any officer, affiliate or managing employee of any Loan Party or any Subsidiary of a Loan Party, has (i) offered or paid or solicited or received any remuneration, in cash or in kind, or made any financial arrangements, in material violation of any applicable Health Care Law; (ii) given any gift or gratuitous payment of any kind, nature or description (whether in money, property or services) in material violation of any applicable Health Care

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Law; (iii) made any contribution, payment or gift of funds or property to, or for the private use of, any governmental official, employee or agent where either the contribution, payment or gift or the purpose of such contribution, payment or gift was illegal in any material respect under the applicable laws of any Governmental Authority having jurisdiction over such payment, contribution or gift; (iv) established or maintained any unrecorded fund or asset for any purpose or made any misleading, false or artificial entries on any of its books or records in material violation of applicable Health Care Laws; (v) made any payment to any person with the intention that any part of such payment would be in material violation of any applicable Health Care Law; or (vi) published or communicated to any person using any Loan Party’s or its Subsidiary’s services any recommendation or suggestion regarding the use of any drug or medical device for any use which is not an approved use as determined by the marketing authority granted by the FDA or the equivalent Governmental Authority having jurisdiction.

(c)Each Loan Party and its Subsidiaries is in compliance in all material respects with HIPAA and Other Privacy Laws, and has taken commercially reasonable steps, consistent with industry standards, and to the extent required by applicable law, such that patient, health, protected or personally identifiable information is protected against unauthorized access, use, modification, disclosure or other misuse. Except as set forth on Schedule 4.26(c), no Loan Party nor any of its Subsidiaries has, within the past six years, suffered any breach of unsecured protected health information or other personally identifiable information, received any written notice from the Office for Civil Rights for the
U.S. Department of Health and Human Services or any other Governmental Authority regarding any allegation regarding its failure to comply with HIPAA and Other Privacy Laws, nor made any notification of such a breach or failure to the media or to any Governmental Authority (including the Secretary of the U.S. Department of Health and Human Services, the Federal Trade Commission, a state attorney general or a national, provincial or regional data protection authority in any other applicable jurisdiction) pursuant to HIPAA and Other Privacy Laws. Each Loan Party and its Subsidiaries, in each case to the extent required by HIPAA and Other Privacy Laws, has undertaken reasonable surveys, audits, inventories, reviews, analyses and/or assessments and remediated any deficiencies identified thereby, and have provided training with respect to compliance with HIPAA and Other Privacy Laws to their “workforce” and, except where failure to do so would not reasonably be expected to have individually or in the aggregate a Material Adverse Effect, has entered into a business associate agreement with each third party acting as a “covered entity” or as a “business associate” or “subcontractor” thereto (as such terms are defined in HIPAA). Each Loan Party and its Subsidiaries maintains a corporate and health care regulatory compliance program (“RCP”) which fully addresses the requirements of HIPAA and Other Privacy Laws.

(d)No Loan Party nor any of its Subsidiaries, nor any owner, officer, director, partner, agent or managing employee of any Loan Party or any Subsidiary of any Loan Party, is a party to or bound by any individual integrity agreement, corporate integrity agreement, corporate compliance agreement, deferred prosecution agreement, or other formal or informal agreement with any Governmental Authority concerning compliance with Health Care Laws, any Government Reimbursement Programs or the requirements of any Health Care Permit.

1.27~~Second Lien Loan Documents. Borrowers have delivered to Agent a complete and~~
correct copy of the Second Lien Loan Documents, including all schedules and exhibits thereto. The execution, delivery and performance of each of the Second Lien Loan Documents has been duly authorized by all necessary action on the part of each Loan Party who is a party thereto. Each Second Lien Loan Document is the legal, valid and binding obligation of each Loan Party who is a party thereto, enforceable against such Loan Party in accordance with its terms, in each case, except (i) as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting generally the enforcement of creditors' rights, and (ii) the availability of the remedy of

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~~specific performance or injunctive or other equitable relief is subject to the discretion of the court before which any proceeding therefor may be brought.~~[Reserved]

1.28Holdings as a Holding Company. Holdings is a holding company and does not have any material liabilities (other than (a) liabilities arising under the Loan Documents or as otherwise expressly permitted by this Agreement and (b) liabilities incidental to its ownership of Parent and its Subsidiaries), own any material assets (other than the Equity Interests of Parent) or engage in any operations or business (other than the ownership of Parent and its Subsidiaries and activities reasonably related, ancillary or incidental thereto and to its status as a public company).

5.AFFIRMATIVE COVENANTS.

Each of Holdings and each Borrower covenants and agrees that, until the termination of all of the Revolver Commitments and payment in full of the Obligations:

5.1Financial Statements, Reports, Certificates. Borrowers (a) will deliver to Agent, with copies to each Lender, each of the financial statements, reports, and other items set forth on Schedule 5.1 to this Agreement no later than the times specified therein, (b) agree that each Loan Party and each of its Subsidiaries will have a fiscal year ending December 31 of each year, (c) agree to maintain a system of accounting that enables Borrowers to produce financial statements in accordance with GAAP, and (d) agree that they will, and will cause each other Loan Party to, (i) keep a reporting system that shows all additions, sales, claims, returns, and allowances with respect to their and their Subsidiaries’ sales, and (ii) maintain their billing systems and practices substantially as in effect as of the Closing Date and shall only make material modifications thereto with notice to, and with the consent of, Agent.

Notwithstanding the foregoing, any financial statements, reports, certificates (other than Compliance Certificates) and other documents or information required to be delivered pursuant to this Agreement may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which Holdings posts such documents, or provides a link thereto on Holding’s website on the Internet; or (ii) on which such documents are posted on Holding’s behalf on an Internet or intranet website, if any, to which each Lender and Agent have access (whether a commercial, third-party website or whether sponsored by Agent), including, to the extent the Lenders and Agent have access thereto and such documents are available thereon, the EDGAR Database and sec.gov. Notwithstanding anything contained herein, in every instance Holdings shall be required to provide copies of the Compliance Certificates required by Schedule 5.1 to Agent in accordance with the procedures set forth in Section 11.

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Except for such Compliance Certificates, Agent shall have no obligation to request the delivery or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by Holdings with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

5.2Reporting. Borrowers (a) will deliver to Agent (and if so requested by Agent, with copies for each Lender) each of the reports set forth on Schedule 5.2 to this Agreement at the times specified therein, and (b) agree to use commercially reasonable efforts in cooperation with Agent to facilitate and implement a system of electronic collateral reporting in order to provide electronic reporting of each of the items set forth on such Schedule. Borrowers and Agent hereby agree that the delivery of the Borrowing Base Certificate through Agent’s electronic platform or portal, subject to Agent’s authentication process, by such other electronic method as may be approved by Agent from time to time in its sole discretion, or by such other electronic input of information necessary to calculate the Borrowing Bases as may be approved by Agent from time to time in its sole discretion, shall in each case be deemed to satisfy the obligation of Borrowers to deliver such Borrowing Base Certificate, with the

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same legal effect as if such Borrowing Base Certificate had been manually executed by Borrowers and delivered to Agent.

5.3Existence. Except as otherwise permitted under Section 6.3 or Section 6.4, each Loan
Party will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect such Person’s valid existence and good standing in its jurisdiction of organization and, except as could not reasonably be expected to result in a Material Adverse Effect, good standing with respect to all other jurisdictions in which it is qualified to do business and any rights, franchises, permits, licenses, accreditations, authorizations, or other approvals material to their businesses.

5.4Maintenance of Properties.    Each Loan Party will, and will cause each of its
Subsidiaries to, maintain and preserve all of its assets that are necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear, tear, casualty, and condemnation and Permitted Dispositions excepted.

5.5Taxes. Each Loan Party will, and will cause each of its Subsidiaries to, pay in full before delinquency or before the expiration of any extension period all Taxes imposed, levied, or assessed against it, or any of its assets or in respect of any of its income, businesses, or franchises, other than Taxes not in excess of $~~500,000~~1,000,000 outstanding at any time and other than to the extent that the validity of such Tax is the subject of a Permitted Protest.

5.6Insurance.

(a)Each Loan Party will, and will cause each of its Subsidiaries to, at Borrowers’
expense, maintain business interruption insurance and other insurance respecting each Loan Party’s and its Subsidiaries’ assets wherever located, covering liabilities, losses or damages as are customarily are insured against by other Persons engaged in same or similar businesses and similarly situated and located. All such policies of insurance shall be with financially sound and reputable insurance companies acceptable to Agent (it being agreed that ~~the companies providing insurance coverage to~~, as of the Ninth Amendment Date, the Loan Parties ~~as of the Closing Date are~~’ existing insurance providers as set forth in the certificates of insurance delivered to Agent on or about the Ninth Amendment Date shall be deemed to be acceptable to Agent) and in such amounts as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated and located and, in any event, in amount, adequacy, and scope reasonably satisfactory to Agent (it being agreed that the amount, adequacy, and scope of the policies of insurance of Borrowers in effect as of the Closing Date are acceptable to Agent). All property insurance policies are to be made payable to Agent for the benefit of Agent and the Lenders, as their interests may appear, in case of loss, pursuant to a standard lender’s loss payable endorsement with a standard non-contributory “lender” or “secured party” clause and are to contain such other provisions as Agent may reasonably require to fully protect the Lenders’ interest in the Collateral and to any payments to be made under such policies. All certificates of property and general liability insurance are to be delivered to Agent, with the lender’s loss payable and additional insured endorsements in favor of Agent and shall provide for not less than thirty days (ten days in the case of non-payment) prior written notice to Agent of the exercise of any right of cancellation. If any Loan Party or its Subsidiaries fails to maintain such insurance, Agent may arrange for such insurance, but at Borrowers’ expense and without any responsibility on Agent’s part for obtaining the insurance, the solvency of the insurance companies, the adequacy of the coverage, or the collection of claims.

(b)Borrowers shall give Agent prompt notice of any loss exceeding $1,000,000 covered by the casualty or business interruption insurance of any Loan Party or its Subsidiaries. Upon the occurrence and during the continuance of an Event of Default, Agent shall have the sole right to file

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claims under any property and general liability insurance policies in respect of the Collateral, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies.

(c)If at any time the area in which any Real Property that is subject to a Mortgage is located is designated a “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), obtain flood insurance in such total amount and on terms that are satisfactory to Agent and all Lenders from time to time, and otherwise comply with the Flood Laws or as is otherwise satisfactory to Agent and all Lenders.

5.7Inspection.

(a)Each Loan Party will, and will cause each of its Subsidiaries to, permit Agent, any Lender, and each of their respective duly authorized representatives or agents to visit any of its properties and inspect any of its assets or books and records, to examine and make copies of its books and records, and to discuss its affairs, finances, and accounts with, and to be advised as to the same by, its officers and employees (provided, that an authorized representative of a Borrower shall be allowed to be present) at such reasonable times and intervals as Agent or any Lender, as applicable, may designate and, so long as no Default or Event of Default has occurred and is continuing, with reasonable prior notice to Borrowers and during regular business hours, at Borrowers’ expense in accordance with the provisions of the Fee Letter, subject to the limitations set forth below in Section 5.7(c).

(b)Each Loan Party will, and will cause each of its Subsidiaries to, permit Agent and each of its duly authorized representatives or agents to conduct field examinations, appraisals or valuations at such reasonable times and intervals as Agent may designate, at Borrowers’ expense in accordance with the provisions of the Fee Letter, subject to the limitations set forth below in Section 5.7(c).

(c)So long as no Event of Default shall have occurred and be continuing during a calendar year, Borrowers shall not be obligated to reimburse Agent for more than two field examinations in such calendar year (increasing to three field examinations if an Increased Reporting Event has occurred during such calendar year or if, during the period between the Closing Date and the first anniversary of the Closing Date, Liquidity is at any time less than $20,000,000), except for field examinations and appraisals conducted in connection with a proposed Permitted Acquisition (whether or not consummated).

5.8Compliance with Laws. Each Loan Party will, and will cause each of its Subsidiaries to, comply with the requirements of all applicable laws, rules, regulations, and orders of any Governmental Authority, other than laws, rules, regulations, and orders the non-compliance with which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

5.9Environmental. Each Loan Party will, and will cause each of its Subsidiaries to,

(a)Keep any property either owned or operated by any Loan Party or its
Subsidiaries free of any Environmental Liens or post bonds or other financial assurances sufficient to satisfy the obligations or liability evidenced by such Environmental Liens,

(b)Comply, in all material respects, with Environmental Laws and provide to Agent documentation of such compliance which Agent reasonably requests,

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(c)Promptly notify Agent of any release of which any Loan Party has knowledge of a Hazardous Material in any reportable quantity from or onto property owned or operated by any Loan Party or its Subsidiaries and take any Remedial Actions required to abate said release or otherwise to come into compliance, in all material respects, with applicable Environmental Law, and

(d)Promptly, but in any event within five Business Days of its receipt thereof, provide Agent with written notice of any of the following: (i) notice that an Environmental Lien has been filed against any of the real or personal property of a Loan Party or its Subsidiaries, (ii) commencement of any Environmental Action or written notice that an Environmental Action will be filed against a Loan Party or its Subsidiaries, and (iii) written notice of a violation, citation, or other administrative order from a Governmental Authority.

5.10Disclosure Updates. Each Loan Party will, promptly and in no event later than ten
Business Days after obtaining knowledge thereof, notify Agent if any written information, exhibit, or report furnished to Agent or the Lenders contained, at the time it was furnished, any untrue statement of a material fact or omitted to state any material fact necessary to make the statements contained therein not misleading in light of the circumstances in which made. The foregoing to the contrary notwithstanding, any notification pursuant to the foregoing provision will not cure or remedy the effect of the prior untrue statement of a material fact or omission of any material fact nor shall any such notification have the effect of amending or modifying this Agreement or any of the Schedules hereto.

5.11Formation of Subsidiaries. Each Loan Party will, at the time that any Loan Party forms any direct or indirect Subsidiary, or acquires any direct or indirect Subsidiary after the Closing Date, or at any time when any direct or indirect Subsidiary of a Loan Party that previously was an Immaterial Subsidiary becomes a Material Subsidiary, within ~~30~~60 days of such event (or such later date as permitted by Agent in its sole discretion) (a) unless such Subsidiary is an Excluded Subsidiary, cause such new Subsidiary (i) if such Subsidiary is a Domestic Subsidiary and Administrative Borrower requests, subject to the consent of Agent, that such Domestic Subsidiary be joined as a Borrower hereunder, to provide to Agent a Joinder to this Agreement, and (ii) to provide to Agent a joinder to the Guaranty and Security Agreement, in each case, together with such other security agreements (including Mortgages with respect to any Real Property owned in fee of such new Subsidiary with a fair market value of greater than $~~250,000~~1,000,000), as well as appropriate financing statements (and with respect to all property subject to a mortgage, fixture filings), all in form and substance reasonably satisfactory to Agent (including being sufficient to grant Agent a first priority Lien (subject to Permitted Liens) in and to the assets of such newly formed or acquired Subsidiary), (b) provide, or cause the applicable Loan Party to provide, to Agent a pledge agreement (or an addendum to the Guaranty and Security Agreement) and appropriate certificates and powers or financing statements, pledging all of the direct or beneficial ownership interest in such new Subsidiary ~~held by any Loan Party~~ in form and substance reasonably satisfactory to Agent; provided, that only 65% of the total outstanding voting Equity Interests of any first tier Subsidiary of a Loan Party that is a CFC or a Disregarded Domestic Person (and none of the Equity Interests of any Subsidiary of such CFC or Disregarded Domestic Person) shall be required to be pledged (which pledge, if reasonably requested by Agent, shall be governed by the laws of the jurisdiction of such Subsidiary), and (c) provide to Agent all other documentation, including the Governing Documents of such Subsidiary and one or more opinions of counsel reasonably satisfactory to Agent, which, in its opinion, is appropriate with respect to the execution and delivery of the applicable documentation referred to above (including policies of title insurance, flood certification documentation or other documentation with respect to all Real Property owned in fee and subject to a mortgage). Any document, agreement, or instrument executed or issued pursuant to this Section 5.11 shall constitute a Loan Document.

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5.12Further Assurances. ~~(a)~~ Each Loan Party will, and will cause each of the other Loan
Parties to, at any time upon the reasonable request of Agent, execute or deliver to Agent any and all financing statements, fixture filings, security agreements, pledges, assignments, mortgages, deeds of trust, opinions of counsel, and all other documents (the “Additional Documents”) that Agent may reasonably request in form and substance reasonably satisfactory to Agent, to create, perfect, and continue perfected or to better perfect Agent’s Liens in all of the assets of each of the Loan Parties (whether now owned or hereafter arising or acquired, tangible or intangible, real or personal) (other than any assets expressly excluded from the Collateral (as defined in the Guaranty and Security Agreement) pursuant to Section 3 of the Guaranty and Security Agreement), to create and perfect Liens in favor of Agent in any Real Property acquired by any other Loan Party with a fair market value in excess of
$~~250,000~~1,000,000 in accordance with the requirements set forth in Section 7(i) of the Guaranty and Security Agreement, and in order to fully consummate all of the transactions contemplated hereby and under the other Loan Documents; provided, that the foregoing shall not apply to any Subsidiary of a Loan Party that is a CFC or Disregarded Domestic Person. To the maximum extent permitted by applicable law, if any Borrower or any other Loan Party refuses or fails to execute or deliver any reasonably requested Additional Documents within a reasonable period of time not to exceed five Business Days following the request to do so, each Borrower and each other Loan Party hereby authorizes Agent to execute any such Additional Documents in the applicable Loan Party’s name and authorizes Agent to file such executed Additional Documents in any appropriate filing office. In furtherance of, and not in limitation of, the foregoing, each Loan Party shall take such actions as Agent may reasonably request from time to time to ensure that the Obligations are guaranteed by the Guarantors and are secured by substantially all of the assets of the Loan Parties, including all of the outstanding capital Equity Interests of each Borrower ~~(other than Parent except to the extent required in this Section 5.12)~~ and its Subsidiaries (in each case, other than with respect to any assets expressly excluded from the Collateral (as defined in the Guaranty and Security Agreement) pursuant to Section 3 of the Guaranty and Security Agreement).
~~(b) In the event that a parent holding company is formed~~Notwithstanding anything to ~~hold~~ the ~~Equity Interests of Parent in connection with a proposed Qualifying IPO or otherwise (such parent company herein referred to as “Holdco”), within ten days of such event (or such later date as permitted by Agent in its sole discretion) Holdco shall (i) become a Loan Party~~contrary contained herein (including

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Section 5.11 hereof and this Section 5.12) or in any other Loan Document, (x) Agent shall not accept delivery of any Mortgage from any Loan Party unless each of the Lenders has received 45 days prior written notice thereof and ~~provide to~~ Agent ~~a joinder to the Guaranty and Security Agreement, together with such other security agreements, as well as appropriate financing statements and appropriate certificates and powers, all in form and substance reasonably satisfactory to Agent (including being sufficient to grant Agent a first priority Lien (subject to Permitted Liens) in and to the assets of Holdco (including a pledge of all of the direct or beneficial ownership interest of Parent held by Holdco)~~has received confirmation from each Lender that such Lender has completed its flood insurance diligence, has received copies of all flood insurance documentation and has confirmed that flood insurance compliance has been completed as required by the Flood Laws or as otherwise satisfactory to such Lender and (y) Agent shall not accept delivery of any joinder to any Loan Document with respect to any Subsidiary of any Loan Party that is not a Loan Party, if such Subsidiary that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation unless such Subsidiary has delivered a Beneficial Ownership Certification in relation to such Subsidiary and ~~(ii) provide to~~ Agent ~~all other documentation, including the Governing Documents of Holdco and one or more opinions of counsel reasonably satisfactory to Agent, which, in its opinion, is appropriate with respect to the execution and delivery of the applicable documentation referred to above~~has completed its Patriot Act searches, OFAC/PEP searches and customary individual background checks for such Subsidiary, the results of which shall be satisfactory to Agent.

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1.29Lender Meetings. Holdings and Parent will, within 90 days after the close of each fiscal year of ~~Parent~~Holdings, at the request of Agent or of the Required Lenders and upon reasonable prior notice, hold a meeting (at a mutually agreeable location and time or, at the option of Agent, by conference call) with all Lenders who choose to attend such meeting at which meeting shall be reviewed the financial results of the previous fiscal year and the financial condition of the Loan Parties and their Subsidiaries and the projections presented for the current fiscal year of ~~Parent~~Holdings.

1.30~~[Reserved].~~ Designation of Material Subsidiaries. If, as of the date of the last day of the most recently ended Reference Period for which financial statements are delivered, or required to be delivered pursuant to Section 5.1, the consolidated total assets or consolidated revenues of the Immaterial Subsidiaries, taken together with the consolidated total assets and consolidated revenues of all other Subsidiaries then excluded as Immaterial Subsidiaries, exceeds 7.00% of consolidated total assets or consolidated revenues, as the case may be, of the Loan Parties and their Subsidiaries as of the last day of the most recently ended Reference Period, the Borrowers shall, within 30 days of the date the financial statements are delivered or required to be delivered for such Reference Period, designate one or more Subsidiaries as “Material Subsidiaries” such that, after giving effect to such designation, consolidated total assets and consolidated revenues of all other Subsidiaries excluded as Immaterial Subsidiaries, will not exceed 7.00% of consolidated total assets or consolidated revenues, as the case may be, of the Loan Parties and their Subsidiaries as of the last day of the most recently ended Reference Period. In addition to the foregoing, Borrower may, at its option at any time and from time to time, designate any Subsidiary as a Material Subsidiary or a Loan Party. Borrower shall comply with Section 5.11 with respect to any Subsidiary designated as a Material Subsidiary pursuant to the foregoing.

1.31OFAC; Sanctions; Anti-Corruption Laws; Anti-Money Laundering Laws.    Each
Loan Party will, and will cause each of its Subsidiaries to, comply in all material respects with all applicable Sanctions, Anti-Corruption Laws and Anti-Money Laundering Laws. Each of the Loan Parties and its Subsidiaries shall implement and maintain in effect policies and procedures designed to ensure compliance by the Loan Parties and their Subsidiaries and their respective directors, officers, employees, agents and Affiliates with, and each of the Loan Parties and their respective Subsidiaries and Affiliates shall comply with, all Sanctions, Anti-Corruption Laws and Anti-Money Laundering Laws.

1.32[Reserved].

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1.33Bank Products. ~~On or before August 9, 2017 (or such later date as permitted by Agent~~
~~in its sole discretion), the~~The Loan Parties shall ~~establish~~maintain their primary depository and treasury management relationships with Wells Fargo or one or more of its Affiliates ~~and will maintain such depository and treasury management relationships~~ at all times during the term of ~~the~~this Agreement.

1.34Compliance with Health Care Laws.

(a)Each Loan Party and each of its Subsidiaries will comply in all material respects with all applicable Health Care Laws.

(b)Each Loan Party and each of its Subsidiaries shall (i) obtain, maintain and preserve, and cause each of its Subsidiaries to obtain, maintain and preserve, and take all necessary action to timely renew, all material Health Care Permits which are necessary or useful in the proper conduct of its business and (ii) keep and maintain all records required to be maintained by any Governmental Authority or otherwise under any Health Care Law.

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(c)Each Loan Party and each of its Subsidiaries shall maintain a RCP which addresses the requirements of Health Care Laws, including HIPAA and Other Privacy Laws, and includes at least the following components: (i) standards of conduct and procedures that describe compliance policies regarding laws with an emphasis on prevention of fraud and abuse; (ii) a specific officer within high-level personnel identified as having overall responsibility for compliance with such standards and procedures; (iii) training and education programs which effectively communicate the compliance standards and procedures to employees and agents, including fraud and abuse laws and illegal billing practices; (iv) auditing and monitoring systems and reasonable steps for achieving compliance with such standards and procedures including publicizing a reporting system to allow employees and other agents to anonymously report criminal or suspect conduct and potential compliance problems; (v) disciplinary guidelines and consistent enforcement of compliance policies including discipline of individuals responsible for the failure to detect violations of the RCP; and (vi) mechanisms to immediately respond to detected violations of the RCP. Each Loan Party and each of its Subsidiaries shall modify such RCPs from time to time, as may be necessary to ensure continuing compliance with all applicable Health Care Laws. Upon request, Agent (and/or its consultants) shall be permitted to review such RCPs.

1.35~~Extension of Non-Competition Periods under the Employment and Non-Compete Agreements. Unless otherwise authorized in writing by Agent in its sole discretion, Parent shall extend for an additional year the non-competition periods of each of Jeff Arnold, Justin Ferrero and Dawn Whaley in accordance with Section V.I. of their respective Employment and Non-Compete Agreements.~~

6.NEGATIVE COVENANTS.

Each of Holdings and each Borrower covenants and agrees that, until the termination of all of the Revolver Commitments and the payment in full of the Obligations:

6.1Indebtedness. Each Loan Party will not, and will not permit any of its Subsidiaries to, create, incur, assume, suffer to exist, guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any Indebtedness, except for Permitted Indebtedness.

6.2Liens. Each Loan Party will not, and will not permit any of its Subsidiaries to, create, incur, assume, or suffer to exist, directly or indirectly, any Lien on or with respect to any of its assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens.

6.3Restrictions on Fundamental Changes. Each Loan Party will not, and will not permit any of its Subsidiaries to,

(a)other than in order to consummate a Permitted Acquisition, enter into any merger, consolidation, reorganization, or recapitalization, or reclassify its Equity Interests, except for (i) any merger or consolidation between Loan Parties; provided, that a Borrower must be the surviving entity of any such merger or consolidation to which it is a party and no merger or consolidation may occur between Holdings and any other Loan Party, (ii) any merger or consolidation between a Loan Party and a Subsidiary of such Loan Party that is not a Loan Party so long as such Loan Party is the surviving entity of any such merger or consolidation, and (iii) any merger or consolidation between Subsidiaries of any Loan Party that are not Loan Parties, ~~(iv) the QH Merger, and (v) the VH Holdco Merger,~~

(b)liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution), except for (i) the liquidation or dissolution of non-operating Subsidiaries of any Loan Party with nominal

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assets and nominal liabilities, (ii) the liquidation or dissolution of a Loan Party (other than ~~Parent~~Holdings or any ~~other~~ Borrower) or any of its wholly-owned Subsidiaries so long as all of the assets (including any interest in any Equity Interests) of such liquidating or dissolving Loan Party or Subsidiary are transferred to a Loan Party that is not liquidating or dissolving, or (iii) the liquidation or dissolution of a Subsidiary of any Loan Party that is not a Loan Party (other than any such Subsidiary the Equity Interests of which (or any portion thereof) is subject to a Lien in favor of Agent) so long as all of the assets of such liquidating or dissolving Subsidiary are transferred to a Subsidiary of a Loan Party that is not liquidating or dissolving,

(c)suspend or cease operating a substantial portion of its or their business, except
(i) as permitted pursuant to clauses (a) or (b) above or in connection with a transaction permitted under Section 6.4, or (ii) as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or

(d)change its classification/status for U.S. federal income tax purposes.

1.36Disposal of Assets.    Other than Permitted Dispositions or transactions expressly permitted by Sections 6.3 or 6.9, each Loan Party will not, and will not permit any of its Subsidiaries to, convey, sell, lease, license, assign, transfer, or otherwise dispose of any of its or their assets (including by an allocation of assets among newly divided limited liability companies pursuant to a “plan of division”).

1.37Nature of Business.    Each Loan Party will not, and will not permit any of its
Subsidiaries to, make any change in the nature of its or their business as described in Schedule 6.5 to this Agreement or acquire any properties or assets that are not reasonably related to the conduct of such business activities; provided, that the foregoing shall not prevent any Loan Party and its Subsidiaries from engaging in any business that is reasonably related or ancillary to its or their business.

1.38Prepayments and Amendments. Each Loan Party will not, and will not permit any of its Subsidiaries to,

(a)    Except in connection with Refinancing Indebtedness permitted by Section 6.1,

(a)optionally prepay, redeem, defease, purchase, or otherwise acquire any
Indebtedness of any Loan Party or its Subsidiaries, other than (A) the Obligations in accordance with this Agreement, (B) Hedge Obligations, (C) Permitted Intercompany Advances, (D) with respect to any Permitted Disposition, the amount of any Permitted Indebtedness secured by any Permitted Lien on the asset subject to such Permitted Disposition that is required to be, and is, repaid in connection with such Permitted Disposition, or (E) other Indebtedness of the Loan Parties and their Subsidiaries (other than any other Indebtedness that has been contractually subordinated in right of payment to the Obligations), so long as (1) no Event of Default has occurred and is continuing or would result therefrom ~~and~~, (2) as of the date of such prepayment, redemption, defeasance, purchase or other acquisition, and after giving effect thereto (calculated on a pro forma basis as if such proposed prepayment, redemption, defeasance, purchase or other acquisition was made on the first day of such period), the Fixed Charge Coverage Ratio for the immediately preceding four (4) fiscal quarters ending on the last day of the applicable fiscal period prior to the date of such prepayment, redemption, defeasance, purchase or other acquisition for which

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Agent has received financial statements shall be at least 1.10 to 1.00, and (3) Borrowers have Liquidity (x) at all times during the 90 consecutive days immediately preceding the date of such prepayment, redemption, defeasance, purchase or other acquisition, calculated on a pro forma basis as if such prepayment, redemption, defeasance, purchase or other acquisition had been made on the first day

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of such period, and (B) after giving effect to such prepayment, redemption, defeasance, purchase or other acquisition, Borrowers shall have Liquidity of not less than $22,500,000,

(b)~~[reserved]~~

(c)~~[reserved]~~

(d)~~[reserved]~~

(e)~~[reserved]~~

(ii)~~(vi)~~ so long as no Default or Event of Default has occurred and is continuing or would result therefrom, make any Permitted Joint Venture Payment, or

(iii)~~(vii)~~ make any payment on account of ~~(A) [reserved], or (B) any~~ other
Indebtedness that has been contractually subordinated in right of payment to the Obligations if such payment is not permitted at such time under subordination terms and conditions applicable thereto, or

(viii) make any payment on account of the VH Earn-Out (or any Refinancing Indebtedness in respect thereof), other than any payment made in Qualified Equity Interests of Parent or, prior to consummation of the VH Holdco Merger, VH Holdco Qualified Equity Interests of the type ~~described in clause (a) of such definition,~~

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of:

(b)

Directly or indirectly, amend, modify, or change any of the terms or provisions

(i)any agreement, instrument, document, indenture, or other writing evidencing or concerning Permitted Indebtedness other than (A) the Obligations in accordance with this Agreement, (B) ~~[reserved], (C) [reserved], (D) [reserved], (E) [reserved], (F) (x) [reserved] and (y)~~ any other Indebtedness that has been contractually subordinated in right of payment to the Obligations to the extent permitted by the subordination agreements relative to such Indebtedness, (~~G~~C) Hedge Obligations, (~~H~~D) Permitted Intercompany Advances, and (IE) other Permitted Indebtedness so long as such Indebtedness continues to be Permitted Indebtedness after giving effect to such amendments, modifications or changes, or

(ii)the Governing Documents of any Loan Party or any of its Subsidiaries if
the effect thereof, either individually or in the aggregate, ~~could reasonably be expected to be materially adverse to the interests of the Lenders~~ could reasonably be expected to be materially adverse to the interests of the Lenders, or

(iii)any Material Contract if the effect thereof, either individually or in the aggregate, could reasonably be expected to be materially adverse to the interests of the Lenders ~~(it being~~ understood that any amendment, modification or change with respect to the Specified VH Transaction Documents prior to consummation of the VH Holdco Merger shall be deemed materially adverse to the ~~interests of the Lenders)~~.

1.39Restricted Payments.    Each Loan Party will not, and will not permit any of its
Subsidiaries to, make any Restricted Payment; provided, that so long as it is permitted by law,

(a)so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, ~~Parent~~Holdings may make distributions to former employees, officers, or

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directors of ~~Parent~~Holdings (or any spouses, ex-spouses, or estates of any of the foregoing) on account of redemptions of Equity Interests of ~~Parent~~Holdings held by such Persons; provided, that the aggregate amount of such redemptions made by ~~Parent~~Holdings during the term of this Agreement plus the amount of Indebtedness outstanding under clause (l) of the definition of Permitted Indebtedness, does not exceed
$~~500,000~~1,000,000 in the aggregate,

(b)VH Holdco may redeem shares of its Class B Common Stock issued on the Third ~~Amendment Date as part of the Closing Equity Consideration (as defined in the VH Contribution and Exchange Agreement)~~

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~~(or, after the consummation of the VH Holdco Merger at any time on or after January 1, 2022, Parent may redeem shares of its Common Stock that were issued in connection the VH Holdco Merger in exchange for VH Holdco’s shares of Class B Common Stock originally issued on the Third Amendment Date) for cash in an aggregate amount not to exceed $6,000,000 to the extent required in accordance with the terms of Article 8 of the VH Stockholders Agreement as in effect on the Third Amendment Date, in each case, so long as (i) no Default or Event of Default shall have occurred and be continuing at the time of any such redemption or would result therefrom, and (ii) such the amount of cash paid in respect of such redemptions shall not exceed $2,000,000 in any fiscal year and shall not exceed~~
~~$6,000,000 in the aggregate overall,~~

(b)~~(c)~~ so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, ~~Parent~~Holdings may make distributions to former employees, officers, or directors of ~~Parent~~Holdings (or any spouses, ex-spouses, or estates of any of the foregoing), solely in the form of forgiveness of Indebtedness of such Persons owing to ~~Parent~~Holdings on account of repurchases of the Equity Interests of ~~Parent~~Holdings held by such Persons; provided, that such Indebtedness was incurred by such Persons solely to acquire Equity Interests of ~~Parent~~Holdings, ~~and~~

(c)~~(d)~~ (i) any Subsidiary of a Loan Party may make Restricted Payments to any
Loan Party (other than Holdings), and (ii) any Subsidiary of a Loan Party that is not a Loan Party may make Restricted Payments to a Subsidiary of a Loan Party that is not a Loan Party, and (iii) any Subsidiary of Holdings may make Restricted Payments to Holdings in an amount sufficient to enable Holdings to make Restricted Payments permitted to be made by Holdings under this Section 6.7,

(d)Holdings’ Subsidiaries may make distributions to Holdings in an amount sufficient to (i) pay any Taxes which are due and payable by the Loan Parties as a consolidated group, and (ii) pay corporate operating (including directors fees and expenses) and overhead expenses (including rent, utilities and salary) in the ordinary course of business and fees and expenses of attorneys, accountings, appraisers and the like, and

(e)Holdings may make payments to repurchase shares of Holdings’ Equity Interests pursuant to Holdings’ share repurchase program (any such payment, a “Share Repurchase Payment”); provided that (i) the aggregate amount of all Share Repurchase Payments shall not exceed $50,000,000,
(ii) at the time of determination with respect to a proposed Share Repurchase Payment, (A) Excess Availability (exclusive of any Availability created pursuant to clause (b) of the definition of Borrowing Base) after giving effect to such proposed payment, is not less than 25% of the lesser of the Line Cap then effect, (B) the aggregate amount of Qualified Cash plus Eligible Cash of the Loan Parties shall be at least $75,000,000 after giving effect to such proposed Share Repurchase Payment, and (C) no Default or Event of Default shall have occurred and be continuing, nor shall either arise as a result of the making of such proposed Share Repurchase Payment.

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1.1Accounting Methods.    Each Loan Party will not, and will not permit any of its
Subsidiaries to, modify or change its fiscal year or its method of accounting (other than as may be required to conform to GAAP).

1.2Investments. Each Loan Party will not, and will not permit any of its Subsidiaries to, directly or indirectly, make or acquire any Investment or incur any liabilities (including contingent obligations) for or in connection with any Investment except for Permitted Investments.

1.3Transactions with Affiliates. Each Loan Party will not, and will not permit any of its
Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction with any Affiliate of any Loan Party or any of its Subsidiaries except for:

(a)transactions (other than the payment of management, consulting, monitoring, or advisory fees) in the ordinary course of business between such Loan Party or its Subsidiaries, on the one hand, and any Affiliate of such Loan Party or its Subsidiaries (which Affiliate is not a Loan Party), on the other hand, so long as such transactions ~~(i) are fully disclosed to Agent prior to the consummation~~ thereof, if they involve one or more payments by such Loan Party or its Subsidiaries in excess of
~~$1,000,000 for any single transaction or series of related transactions, and (ii)~~ are no less favorable, taken as a whole, to such Loan Party or its Subsidiaries, as applicable, than would be obtained in an arm’s length transaction with a non-Affiliate,

(b)any indemnity provided for the benefit of directors (or comparable managers) of a Loan Party or one of its Subsidiaries so long as it has been approved by such Loan Party’s or such Subsidiary’s board of directors (or comparable governing body) in accordance with applicable law,

(c)the payment of reasonable compensation, severance, or employee benefit arrangements to employees, officers, and outside directors of a Loan Party or one of its Subsidiaries in the ordinary course of business and consistent with industry practice so long as, to the extent required by the Governing Documents of such Person, it has been approved by such Loan Party’s or such Subsidiary’s board of directors (or comparable governing body) in accordance with applicable law,

(d)(i) transactions solely among the Loan Parties (other than Holdings) and (ii)
transactions solely among Subsidiaries of Loan Parties that are not Loan Parties,

(e)transactions permitted by Section 6.3, Section 6.7, or Section 6.9, and

(f)agreements for the non-exclusive licensing of intellectual property, or distribution of products, in each case, among the Loan Parties and their Subsidiaries for the purpose of the counterparty thereof operating its business, and agreements for the assignment of intellectual property from any Loan Party or any of its Subsidiaries to any Loan Party.

1.4Use of Proceeds. Each Loan Party will not, and will not permit any of its Subsidiaries to, use the proceeds of any Loan made hereunder for any purpose other than ~~(a) on the Closing Date, (i)~~ to repay, in full, the outstanding principal, accrued interest, and accrued fees and expenses owing under or in connection with the Existing Credit Facilities and (ii) to pay the fees, costs, and expenses incurred in connection with this Agreement, the other Loan Documents, and the transactions contemplated hereby ~~and thereby, in each case, as set forth in the Flow of Funds Agreement, and (b) thereafter~~, consistent with the terms and conditions hereof, for their lawful and permitted purposes; provided that (x) no part of the proceeds of the Loans will be used to purchase or carry any such Margin Stock or to extend credit to others for the purpose of purchasing or carrying any such Margin Stock or for any purpose that violates

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the provisions of Regulation T, U or X of the Board of Governors, (y) no part of the proceeds of any Loan or Letter of Credit will be used, directly or indirectly, to make any payments to a Sanctioned Entity or a Sanctioned Person, to fund any investments, loans or contributions in, or otherwise make such proceeds available to, a Sanctioned Entity or a Sanctioned Person, to fund any operations, activities or business of a Sanctioned Entity or a Sanctioned Person, or in any other manner that would result in a violation of Sanctions by any Person, and (z) that no part of the proceeds of any Loan or Letter of Credit will be used, directly or indirectly, in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Sanctions, Anti-Corruption Laws or Anti-Money Laundering Laws.

1.5Limitation on Issuance of Equity Interests. Each Loan Party will not, and will not permit any of its Subsidiaries to, issue or sell any of its Equity Interests, except for (a) the issuance or sale of Qualified Equity Interests by Holdings and (b) the issuance or sale of Equity Interests by any Loan Party (other than Holdings) or any of its Subsidiaries to a Loan Party.

1.6Limitation on Activities with Permitted Joint Ventures. Each Loan Party will not, and will not permit any of its Subsidiaries to, engage in any business with any Permitted Joint Venture except for those business activities between the Loan Parties and their Subsidiaries, on the one hand, and a Permitted Joint Venture, on the other hand, in each case, as described with respect to such Permitted Joint Venture on Schedule 6.13 to ~~this Agreement.~~

1.7~~Amendments to Employment Agreements. Each Loan Party will not, and will not permit any of its Subsidiaries to, directly or indirectly, amend, modify, waive or supplement (or permit the modification, amendment, waiver or supplement of) the provisions of Section V.I. of any Employment and Non-Compete Agreement (or any defined term or sub-component definition of any defined term used therein) in any manner materially adverse to any Loan Party; provided, that any extension of non-competition periods made pursuant to Section 5.19 of this Agreement shall not be deemed to be a violation of~~ this ~~Section 6.14~~Agreement.

6.14~~6.14~~ Holdings as Holding Company. Holdings will not incur any material liabilities

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(other than (a) liabilities arising under the Loan Documents or as otherwise expressly permitted by this Agreement and (b) liabilities incidental to its ownership of Parent and its Subsidiaries), own or acquire any material assets (other than the Equity Interests of Parent) or engage in any operations or business (other than the ownership of Parent and its Subsidiaries and activities reasonably related, ancillary or incidental thereto and to its status as a public company).

6.15Material Intellectual Property. Notwithstanding anything herein to the contrary, (a) no
Subsidiary of Holdings that owns or has an exclusive license to any intellectual property that is material to the business of the Loan Parties (or that owns Equity Interests of any Subsidiary of Holdings that owns or has an exclusive license to intellectual property that is material to the business of the Loan Parties) may constitute an Excluded Subsidiary, and (b) no intellectual property that is material to the business of the Loan Parties (or any Equity Interests of any Subsidiary of Holdings that owns or has an exclusive license to intellectual property that is material to the business of the Loan Parties) may be transferred from or contributed by any Borrower or any Subsidiary to, or exclusively licensed by, (i) any Subsidiary of a Loan Party that is not also a Loan Party or (ii) any other Person that is an Affiliate of a Loan Party or of any Specified Holder that is not also a Loan Party unless, in the case of clause (i) above, such transfer to an Excluded Subsidiary constitutes a Permitted Investment, and in the case of clause (ii) above, such transfer is made on an arm’s length basis and the consideration paid or payable shall be in cash and in an amount not less than the fair market value of the intellectual property disposed of.

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7.FINANCIAL ~~COVENANTS~~COVENANT.

Each of Holdings and each Borrower covenants and agrees that, until the termination of all of the Revolver Commitments and the payment in full of the Obligations, Holdings and Borrowers will:

(a)Minimum EBITDA. For each fiscal quarter ending during the period from ~~March 31, 2022 through the Covenant Adjustment Date, achieve EBITDA of at least the required amount set forth in the following table for the applicable period set forth opposite thereto:~~

~~Applicable Amount~~	~~Applicable Period~~
~~$14,000,000~~	~~For the four fiscal quarter period ending March 31, 2022~~
~~$10,000,000~~	~~For the four fiscal quarter period ending June 30, 2022~~
~~$16,300,000~~	~~For the four fiscal quarter period ending September 30, 2022~~
~~$25,000,000~~	~~For the four fiscal quarter period ending December 31, 2022 and each fiscal quarter thereafter~~

(b)At all times during the period from the Closing Date through the Covenant ~~Adjustment Date,~~ maintain ~~Liquidity of at least $10,000,000.(c)~~ a Fixed Charge Coverage Ratio~~. Have a Fixed Charge Coverage Ratio, measured on a quarter-end basis,~~, calculated for each four quarter period ending on the first day of any Covenant Testing Period and the last day of each fiscal quarter occurring until the end of any

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Covenant Testing Period (including the last day thereof), in each case of at least 1.10 to 1.00 ~~for each Reference Period ending from and after the Covenant Adjustment Date~~.

8.EVENTS OF DEFAULT.

Any one or more of the following events shall constitute an event of default (each, an
“Event of Default”) under this Agreement:

8.1Payments. If Borrowers fail to pay when due and payable, or when declared due and payable, (a) all or any portion of the Obligations consisting of interest, fees, or charges due the Lender Group, reimbursement of Lender Group Expenses, or other amounts (other than any portion thereof constituting principal) constituting Obligations (including any portion thereof that accrues after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), and such failure continues for a period of three Business Days, (b) all or any portion of the principal of the Loans, or (c) any amount payable to Issuing Bank in reimbursement of any drawing under a Letter of Credit;

8.2Covenants. If any Loan Party or any of its Subsidiaries:

(a)fails to perform or observe any covenant or other agreement contained in any of
(i) Sections 3.6, 5.1, 5.2, 5.3 (solely if any Borrower is not in good standing in its jurisdiction of organization), 5.6, 5.7 (solely if any Borrower refuses to allow Agent or its representatives or agents to visit any Borrower’s properties, inspect its assets or books or records, examine and make copies of its

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books and records, or discuss Borrowers’ affairs, finances, and accounts with officers and employees of any Borrower), 5.10, 5.11, 5.13, or 5.14 of this Agreement, (ii) Section 6 of this Agreement, (iii) Section 7 of this Agreement, or (iv) Section 7 of the Guaranty and Security Agreement;

(b)fails to perform or observe any covenant or other agreement contained in any of
Sections 5.3 (other than if any Borrower is not in good standing in its jurisdiction of organization), 5.4, 5.5, 5.8, and 5.12 of this Agreement and such failure continues for a period of 15 days after the earlier of
(i) the date on which such failure shall first become known to any officer of any Borrower, or (ii) the date on which written notice thereof is given to Borrowers by Agent; or

(c)fails to perform or observe any covenant or other agreement contained in this
Agreement, or in any of the other Loan Documents, in each case, other than any such covenant or agreement that is the subject of another provision of this Section 8 (in which event such other provision of this Section 8 shall govern), and such failure continues for a period of thirty days after the earlier of (i) the date on which such failure shall first become known to any officer of any Borrower, or (ii) the date on which written notice thereof is given to Borrowers by Agent;

1.1Judgments. If one or more judgments, orders, or awards for the payment of money involving an aggregate amount of $~~1,000,000~~5,000,000 or more (except to the extent fully covered (other than to the extent of customary deductibles) by insurance pursuant to which the insurer has not denied coverage) is entered or filed against a Loan Party or any of its Subsidiaries, or with respect to any of their respective assets, and either (a) there is a period of thirty consecutive days at any time after the entry of any such judgment, order, or award during which (i) the same is not discharged, satisfied, vacated, or bonded pending appeal, or (ii) a stay of enforcement thereof is not in effect, or (b) enforcement proceedings are commenced upon such judgment, order, or award;

1.2Voluntary Bankruptcy, etc.. If an Insolvency Proceeding is commenced by a Loan
Party or any of its Subsidiaries;

1.3Involuntary Bankruptcy, etc. If an Insolvency Proceeding is commenced against a
Loan Party or any of its Subsidiaries and any of the following events occur: (a) such Loan Party or such Subsidiary consents to the institution of such Insolvency Proceeding against it, (b) the petition commencing the Insolvency Proceeding is not timely controverted, (c) the petition commencing the Insolvency Proceeding is not dismissed within sixty calendar days of the date of the filing thereof, (d) an interim trustee is appointed to take possession of all or any substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, such Loan Party or its Subsidiary, or (e) an order for relief shall have been issued or entered therein;

1.4Default Under Other Agreements. If there is (a) a default in one or more agreements to which a Loan Party or any of its Subsidiaries is a party with one or more third Persons relative to a Loan Party’s or any of its Subsidiaries’ Indebtedness involving an aggregate amount of $1,000,000 or more, and such default (i) occurs at the final maturity of the obligations thereunder, or (ii) results in a right by such third Person, irrespective of whether exercised, to accelerate the maturity of such Loan Party’s or its Subsidiary’s obligations thereunder, or (b~~) a default or event of default under one or more~~ of the Second Lien Loan Documents (or the agreements relating to any Refinancing Indebtedness in respect of the Second Lien Indebtedness) and such default or event of default (i) occurs at the final maturity of the obligations thereunder, or (ii) results in a right by any holder of the Second Lien Indebtedness (without regard to the terms of the Second Lien Intercreditor Agreement), irrespective of whether

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exercised, to accelerate the maturity of such Loan Party’s or such Subsidiary’s obligations thereunder, (c) a default or event of default under one or more of the agreements relating to any

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Permitted Mezzanine Debt (or the agreements relating to any Refinancing Indebtedness in respect thereof) and such default or event of default (i) occurs at the final maturity of the obligations thereunder, or (ii) results in a right by any holder of such Permitted Mezzanine Debt (without regard to the terms of the relevant Permitted Mezzanine Debt Intercreditor Agreement), irrespective of whether exercised, to accelerate the maturity of such Loan Party’s or such Subsidiary’s obligations thereunder, (d) a default or event of default under any of the 2013 Convertible Notes Documents (or the agreements relating to any Refinancing Indebtedness in respect thereof) and such default or event of default (i) occurs at the final maturity of the obligations thereunder, or (ii) results in a right by the 2013 Convertible Notes Agent or any holder of any of the 2013 Convertible Notes (without regard to the terms of the 2013 Convertible Notes Intercreditor Agreement), irrespective of whether exercised, to accelerate the maturity of such Loan Party’s or such Subsidiary’s obligations thereunder, (e) a default or event of default under any of the 2016 Convertible Notes Documents (or the agreements relating to any Refinancing Indebtedness in respect thereof) and such default or event of default (i) occurs at the final maturity of the obligations thereunder, or (ii) results in a right by the 2016 Convertible Notes Agent or any holder of any of the 2016 Convertible Notes (without regard to the terms of the 2016 Convertible Notes Intercreditor Agreement), irrespective of whether exercised, to accelerate the maturity of such Loan Party’s or such Subsidiary’s ~~obligations thereunder, or (f~~) an involuntary early termination of one or more Hedge Agreements to which a Loan Party or any of its Subsidiaries is a party;

1.5Representations, etc. If any warranty, representation, certificate, statement, or Record
(other than any Projections) made herein or in any other Loan Document or delivered in writing to Agent or any Lender in connection with this Agreement or any other Loan Document proves to be untrue in any material respect (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of the date of issuance or making or deemed making thereof;

1.6Guaranty.    If the obligation of any Guarantor under the guaranty contained in the
Guaranty and Security Agreement is limited or terminated by operation of law or by such Guarantor (other than in accordance with the terms of this Agreement) or if any Guarantor repudiates or revokes or purports to repudiate or revoke any such guaranty;

1.7Security Documents.    If the Guaranty and Security Agreement or any other Loan
Document that purports to create a Lien, shall, for any reason, fail or cease to create a valid and perfected and, (except to the extent of Permitted Liens which are non-consensual Permitted Liens, permitted purchase money Liens or the interests of lessors under Capital Leases) first priority Lien on the Collateral covered thereby, except (a) as a result of a disposition of the applicable Collateral in a transaction

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permitted under this Agreement or (b) with respect to Collateral the aggregate value of which, for all such Collateral, does not exceed at any time, $~~250,000~~500,000;

1.8Loan Documents. The validity or enforceability of any Loan Document shall at any time for any reason (other than solely as the result of an action or failure to act on the part of Agent) be declared to be null and void, or a proceeding shall be commenced by a Loan Party or its Subsidiaries, or by any Governmental Authority having jurisdiction over a Loan Party or its Subsidiaries, seeking to establish the invalidity or unenforceability thereof, or a Loan Party or its Subsidiaries shall deny that such Loan Party or its Subsidiaries has any liability or obligation purported to be created under any Loan Document;

1.9Change of Control. A Change of Control shall occur; or

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1.10Health Care Laws.    If any of the following shall occur and could reasonably be expected to result in a Material Adverse Effect:

(a)any Health Care Permit of a Loan Party shall be revoked, fail to be renewed, suspended or otherwise terminated, or

(b)any Loan Party or any officer, director, partner, shareholder or managing employee of a Loan Party (i) shall have been found guilty of an act of fraud or (ii) shall have been indicted for or convicted of a felony crime that relates to any Medical Services or services provided pursuant to an agreement with any Third Party Payor.

9.RIGHTS AND REMEDIES.

9.1Rights and Remedies. Upon the occurrence and during the continuation of an Event of
Default, Agent may, and, at the instruction of the Required Lenders, shall, in addition to any other rights or remedies provided for hereunder or under any other Loan Document or by applicable law, do any one or more of the following:

(a)by written notice to Borrowers, (i) declare the principal of, and any and all accrued and unpaid interest and fees in respect of, the Loans and all other Obligations (other than the Bank Product Obligations), whether evidenced by this Agreement or by any of the other Loan Documents to be immediately due and payable, whereupon the same shall become and be immediately due and payable and Borrowers shall be obligated to repay all of such Obligations in full, without presentment, demand, protest, or further notice or other requirements of any kind, all of which are hereby expressly waived by each Borrower, and (ii) direct Borrowers to provide (and Borrowers agree that upon receipt of such notice Borrowers will provide) Letter of Credit Collateralization to Agent to be held as security for Borrowers’ reimbursement obligations for drawings that may subsequently occur under issued and outstanding Letters of Credit;

(b)by written notice to Borrowers, declare the Revolver Commitments terminated, whereupon the Revolver Commitments shall immediately be terminated together with (i) any obligation of any Lender to make Revolving Loans, (ii) the obligation of the Swing Lender to make Swing Loans, and (iii) the obligation of Issuing Bank to issue Letters of Credit; and

(c)exercise all other rights and remedies available to Agent or the Lenders under the
Loan Documents, under applicable law, or in equity.

The foregoing to the contrary notwithstanding, upon the occurrence of any Event of Default described in Section 8.4 or Section 8.5, in addition to the remedies set forth above, without any notice to Borrowers or any other Person or any act by the Lender Group, the Revolver Commitments shall automatically terminate and the Obligations (other than the Bank Product Obligations), inclusive of the principal of, and any and all accrued and unpaid interest and fees in respect of, the Loans and all other Obligations (other than the Bank Product Obligations), whether evidenced by this Agreement or by any of the other Loan Documents, shall automatically become and be immediately due and payable and Borrowers shall automatically be obligated to repay all of such Obligations in full (including Borrowers being obligated to provide (and Borrowers agree that they will provide) (1) Letter of Credit Collateralization to Agent to be held as security for Borrowers’ reimbursement obligations in respect of drawings that may subsequently occur under issued and outstanding Letters of Credit and (2) Bank Product Collateralization to be held as security for the Loan Parties’ and their Subsidiaries’ obligations in respect of outstanding

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Bank Products), without presentment, demand, protest, or notice or other requirements of any kind, all of which are expressly waived by Holdings and Borrowers.

1.11Remedies Cumulative.    The rights and remedies of the Lender Group under this
Agreement, the other Loan Documents, and all other agreements shall be cumulative. The Lender Group shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by the Lender Group of one right or remedy shall be deemed an election, and no waiver by the Lender Group of any Default or Event of Default shall be deemed a continuing waiver. No delay by the Lender Group shall constitute a waiver, election, or acquiescence by it.

10.WAIVERS; INDEMNIFICATION.

10.1Demand; Protest; etc. Each Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, nonpayment at maturity, release, compromise, settlement, extension, or renewal of documents, instruments, chattel paper, and guarantees at any time held by the Lender Group on which any Borrower may in any way be liable.

10.2The Lender Group’s Liability for Collateral. Each Borrower hereby agrees that: (a)
so long as Agent complies with its obligations, if any, under the Code, the Lender Group shall not in any way or manner be liable or responsible for: (i) the safekeeping of the Collateral, (ii) any loss or damage thereto occurring or arising in any manner or fashion from any cause, (iii) any diminution in the value thereof, or (iv) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person, and (b) all risk of loss, damage, or destruction of the Collateral shall be borne by the Loan Parties.

10.3Indemnification.    Each Borrower shall pay, indemnify, defend, and hold the
Agent-Related Persons, the Lender-Related Persons, the Issuing Bank, and each Participant (each, an “Indemnified Person”) harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, liabilities, fines, costs, penalties, and damages, and all reasonable fees and disbursements of attorneys, experts, or consultants and all other costs and expenses actually incurred in connection therewith or in connection with the enforcement of this indemnification (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them (a) in connection with or as a result of or related to the execution and delivery (provided, that Borrowers shall not be liable for costs and expenses (including attorneys’ fees) of any Lender (other than Wells Fargo) incurred in advising, structuring, drafting, reviewing, administering or syndicating the Loan Documents), enforcement, performance, or administration (including any restructuring or workout with respect hereto) of this Agreement, any of the other Loan Documents, or the transactions contemplated hereby or thereby or the monitoring of the Loan Parties’ and their Subsidiaries’ compliance with the terms of the Loan Documents (provided, that the indemnification in this clause (a) shall not extend to (i) disputes solely between or among the Lenders that do not involve any acts or omissions of any Loan Party, or (ii) disputes solely between or among the Lenders and their respective Affiliates that do not involve any acts or omissions of any Loan Party; it being understood and agreed that the indemnification in this clause (a) shall extend to Agent (but not the Lenders unless the dispute involves an act or omission of a Loan Party) relative to disputes between or among Agent on the one hand, and one or more Lenders, or one or more of their Affiliates, on the other hand, or (iii) any claims for Taxes, which shall be governed by Section 16, other than Taxes which relate to primarily non-Tax claims), (b) with respect to any actual or prospective investigation, litigation, or proceeding related to this Agreement, any other Loan Document, the making of any Loans or issuance of any Letters of Credit hereunder, or the use of the proceeds of the Loans or the Letters of Credit provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission,

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event, or circumstance in any manner related thereto, and (c) in connection with or arising out of any presence or release of Hazardous Materials at, on, under, to or from any assets or properties owned, leased or operated by any Loan Party or any of its Subsidiaries or any Environmental Actions, Environmental Liabilities or Remedial Actions related in any way to any such assets or properties of any Loan Party or any of its Subsidiaries (each and all of the foregoing, the “Indemnified Liabilities”). The foregoing to the contrary notwithstanding, no Borrower shall have any obligation to any Indemnified Person under this Section 10.3 with respect to any Indemnified Liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Indemnified Person or its officers, directors, employees, attorneys, or agents. This provision shall survive the termination of this Agreement and the repayment in full of the Obligations. If any Indemnified Person makes any payment to any other Indemnified Person with respect to an Indemnified Liability as to which Borrowers were required to indemnify the Indemnified Person receiving such payment, the Indemnified Person making such payment is entitled to be indemnified and reimbursed by Borrowers with respect thereto. WITHOUT LIMITATION, THE FOREGOING INDEMNITY SHALL APPLY TO EACH INDEMNIFIED PERSON WITH RESPECT TO INDEMNIFIED LIABILITIES WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF ANY NEGLIGENT ACT OR OMISSION OF SUCH INDEMNIFIED PERSON OR OF ANY OTHER PERSON.

11.NOTICES.

Unless otherwise provided in this Agreement, all notices or demands relating to this
Agreement or any other Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, electronic mail (at such email addresses as a party may designate in accordance herewith), or telefacsimile. In the case of notices or demands to any Loan Party or Agent, as the case may be, they shall be sent to the respective address set forth below:

If to any Loan Party:    c/o SHARECARE, INC.
255 E Paces Ferry Rd. NE, Suite 700 Atlanta, GA 30305-2233
Attn: Colin Daniel
Fax No. (404) 671-4005

with copies to:    NELSON MULLINS RILEY &
SCARBOROUGH LLP
201 17th Street NW, Suite 1700
Atlanta, GA 30363
Attn: Jeffrey A. Allred, Esq. Fax No.: (404) 322-6050

If to Agent:    WELLS    FARGO    BANK,    NATIONAL
ASSOCIATION
1800 Century Park East, Suite 1100 Los Angeles, California 90067
Attn:    Specialty    Finance    Loan    Portfolio Manager
Fax No.: (877) 302-0087

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with copies to:    PAUL HASTINGS LLP
200 Park Avenue
New York, New York 10166 Attn: Jennifer St. John, Esq. Fax No.: (212) 230-7008

Any party hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other party. All notices or demands sent in accordance with this Section 11, shall be deemed received on the earlier of the date of actual receipt or three Business Days after the deposit thereof in the mail; provided, that (a) notices sent by overnight courier service shall be deemed to have been given when received, (b) notices by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient) and (c) notices by electronic mail shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return email or other written acknowledgment).

12.CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER; JUDICIAL REFERENCE
PROVISION.

(a)THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN
DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO, AND ANY CLAIMS, CONTROVERSIES OR DISPUTES ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(b)THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS
ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK; PROVIDED, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE AGENT ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH OF ~~PARENT~~HOLDINGS AND EACH BORROWER AND EACH MEMBER OF THE LENDER GROUP WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 12(b).

(c)TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW,
EACH OF ~~PARENT~~HOLDINGS AND EACH BORROWER AND EACH MEMBER OF THE LENDER GROUP HEREBY WAIVE THEIR RESPECTIVE RIGHTS, IF ANY, TO A JURY TRIAL OF ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION DIRECTLY OR INDIRECTLY BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS

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OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS (EACH A “CLAIM”). EACH OF ~~PARENT~~HOLDINGS AND EACH BORROWER AND EACH MEMBER OF THE LENDER GROUP REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

(d)EACH OF ~~PARENT~~HOLDINGS AND EACH BORROWER HEREBY
IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK AND THE STATE OF NEW YORK, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT AGENT MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(e)NO CLAIM MAY BE MADE BY ANY LOAN PARTY AGAINST ~~THE~~
AGENT, THE SWING LENDER, ANY OTHER LENDER, ISSUING BANK, OR ANY AFFILIATE, DIRECTOR, OFFICER, EMPLOYEE, COUNSEL, REPRESENTATIVE, AGENT, OR ATTORNEY-IN-FACT OF ANY OF THEM FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL, PUNITIVE OR EXEMPLARY DAMAGES OR LOSSES IN RESPECT OF ANY CLAIM FOR BREACH OF CONTRACT OR ANY OTHER THEORY OF LIABILITY ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY ACT, OMISSION, OR EVENT OCCURRING IN CONNECTION THEREWITH, AND EACH LOAN PARTY HEREBY WAIVES, RELEASES, AND AGREES NOT TO SUE UPON ANY CLAIM FOR SUCH DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.

(f)IN THE EVENT ANY LEGAL PROCEEDING IS FILED IN A COURT
OF THE STATE OF CALIFORNIA (THE “COURT”) BY OR AGAINST ANY PARTY HERETO IN CONNECTION WITH ANY CLAIM AND THE WAIVER SET FORTH IN CLAUSE (C) ABOVE IS NOT ENFORCEABLE IN SUCH PROCEEDING, THE PARTIES HERETO AGREE AS FOLLOWS:

(i)WITH THE EXCEPTION OF THE MATTERS SPECIFIED IN
SUBCLAUSE (ii) BELOW, ANY CLAIM SHALL BE DETERMINED BY A GENERAL REFERENCE PROCEEDING IN ACCORDANCE WITH THE PROVISIONS OF CALIFORNIA CODE OF CIVIL PROCEDURE SECTIONS 638 THROUGH 645.1. THE PARTIES INTEND THIS GENERAL REFERENCE AGREEMENT TO BE SPECIFICALLY ENFORCEABLE. VENUE FOR THE REFERENCE PROCEEDING SHALL BE IN THE COUNTY OF LOS ANGELES, CALIFORNIA.

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(ii)THE FOLLOWING MATTERS SHALL NOT BE SUBJECT TO A
GENERAL REFERENCE PROCEEDING: (A) NON-JUDICIAL FORECLOSURE OF ANY SECURITY INTERESTS IN REAL OR PERSONAL PROPERTY, (B) EXERCISE OF SELF-HELP REMEDIES (INCLUDING SET-OFF OR RECOUPMENT), (C) APPOINTMENT OF A RECEIVER, AND (D) TEMPORARY, PROVISIONAL, OR ANCILLARY REMEDIES (INCLUDING WRITS OF ATTACHMENT, WRITS OF POSSESSION, TEMPORARY RESTRAINING ORDERS, OR PRELIMINARY INJUNCTIONS). THIS AGREEMENT DOES NOT LIMIT THE RIGHT OF ANY PARTY TO EXERCISE OR OPPOSE ANY OF THE RIGHTS AND REMEDIES DESCRIBED IN CLAUSES (A) - (D) AND ANY SUCH EXERCISE OR OPPOSITION DOES NOT WAIVE THE RIGHT OF ANY PARTY TO PARTICIPATE IN A REFERENCE PROCEEDING PURSUANT TO THIS AGREEMENT WITH RESPECT TO ANY OTHER MATTER.

(iii)UPON THE WRITTEN REQUEST OF ANY PARTY, THE
PARTIES SHALL SELECT A SINGLE REFEREE, WHO SHALL BE A RETIRED JUDGE OR JUSTICE. IF THE PARTIES DO NOT AGREE UPON A REFEREE WITHIN TEN DAYS OF SUCH WRITTEN REQUEST, THEN, ANY PARTY SHALL HAVE THE RIGHT TO REQUEST THE COURT TO APPOINT A REFEREE PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 640(B). THE REFEREE SHALL BE APPOINTED TO SIT WITH ALL OF THE POWERS PROVIDED BY LAW. PENDING APPOINTMENT OF THE REFEREE, THE COURT SHALL HAVE THE POWER TO ISSUE TEMPORARY OR PROVISIONAL REMEDIES.

(iv)EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT,
THE REFEREE SHALL DETERMINE THE MANNER IN WHICH THE REFERENCE PROCEEDING IS CONDUCTED INCLUDING THE TIME AND PLACE OF HEARINGS, THE ORDER OF PRESENTATION OF EVIDENCE, AND ALL OTHER QUESTIONS THAT ARISE WITH RESPECT TO THE COURSE OF THE REFERENCE PROCEEDING. ALL PROCEEDINGS AND HEARINGS CONDUCTED BEFORE THE REFEREE, EXCEPT FOR TRIAL, SHALL BE CONDUCTED WITHOUT A COURT REPORTER, EXCEPT WHEN ANY PARTY SO REQUESTS A COURT REPORTER AND A TRANSCRIPT IS ORDERED, A COURT REPORTER SHALL BE USED AND THE REFEREE SHALL BE PROVIDED A COURTESY COPY OF THE TRANSCRIPT. THE PARTY MAKING SUCH REQUEST SHALL HAVE THE OBLIGATION TO ARRANGE FOR AND PAY THE COSTS OF THE COURT REPORTER; PROVIDED, THAT SUCH COSTS, ALONG WITH THE REFEREE’S FEES, SHALL ULTIMATELY BE BORNE BY THE PARTY WHO DOES NOT PREVAIL, AS DETERMINED BY THE REFEREE.

(v)THE REFEREE MAY REQUIRE ONE OR MORE PREHEARING
CONFERENCES. THE PARTIES HERETO SHALL BE ENTITLED TO DISCOVERY, AND THE REFEREE SHALL OVERSEE DISCOVERY IN ACCORDANCE WITH THE RULES OF DISCOVERY, AND SHALL ENFORCE ALL DISCOVERY ORDERS IN THE SAME MANNER AS ANY TRIAL COURT JUDGE IN PROCEEDINGS AT LAW IN THE STATE OF CALIFORNIA.

(vi)THE REFEREE SHALL APPLY THE RULES OF EVIDENCE
APPLICABLE TO PROCEEDINGS AT LAW IN THE STATE OF CALIFORNIA AND SHALL DETERMINE ALL ISSUES IN ACCORDANCE WITH CALIFORNIA SUBSTANTIVE AND PROCEDURAL LAW. THE REFEREE SHALL BE EMPOWERED TO ENTER EQUITABLE AS WELL AS LEGAL RELIEF AND RULE ON ANY MOTION WHICH WOULD BE

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AUTHORIZED IN A TRIAL, INCLUDING MOTIONS FOR DEFAULT JUDGMENT OR SUMMARY JUDGMENT. THE REFEREE SHALL REPORT HIS OR HER DECISION, WHICH REPORT SHALL ALSO INCLUDE FINDINGS OF FACT AND CONCLUSIONS OF LAW. THE REFEREE SHALL ISSUE A DECISION AND PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE, SECTION 644, THE REFEREE’S DECISION SHALL BE ENTERED BY THE COURT AS A JUDGMENT IN THE SAME MANNER AS IF THE ACTION HAD BEEN TRIED BY THE COURT. THE FINAL JUDGMENT OR ORDER FROM ANY APPEALABLE DECISION OR ORDER ENTERED BY THE REFEREE SHALL BE FULLY APPEALABLE AS IF IT HAS BEEN ENTERED BY THE COURT.

(vii)THE PARTIES RECOGNIZE AND AGREE THAT ALL CLAIMS
RESOLVED IN A GENERAL REFERENCE PROCEEDING PURSUANT HERETO WILL BE DECIDED BY A REFEREE AND NOT BY A JURY. AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR OWN CHOICE, EACH PARTY HERETO KNOWINGLY AND VOLUNTARILY AND FOR THEIR MUTUAL BENEFIT AGREES THAT THIS REFERENCE PROVISION SHALL APPLY TO ANY DISPUTE BETWEEN THEM THAT ARISES OUT OF OR IS RELATED TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS.

13.ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS.

13.1Assignments and Participations.

(a)(i) Subject to the conditions set forth in clause (a)(ii) below, any Lender may assign and delegate all or any portion of its rights and duties under the Loan Documents (including the Obligations owed to it and its Revolver Commitments) to one or more assignees so long as such prospective assignee is an Eligible Transferee (each, an “Assignee”), with the prior written consent (such consent not be unreasonably withheld or delayed) of:

(A)Borrowers; provided, that no consent of Borrowers shall be required (1) if an Event of Default has occurred and is continuing or (2) in connection with an assignment to a Person that is a Lender or an Affiliate (other than natural persons) of a Lender; provided further, that Borrowers shall be deemed to have consented to a proposed assignment unless they object thereto by written notice to Agent within five Business Days after having received notice thereof; and

(B)Agent, Swing Lender, and Issuing Bank.

(ii)Assignments shall be subject to the following additional conditions:

(A)no assignment may be made to a natural person,

(B)no assignment may be made to a Loan Party or an Affiliate of a Loan
Party,

(C)the amount of the Revolver Commitments and the other rights and obligations of the assigning Lender hereunder and under the other Loan Documents subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to Agent) shall be in a minimum amount (unless waived by Agent) of $5,000,000 (except such minimum amount shall not apply to (I) an assignment or delegation by any Lender to any other Lender, an Affiliate of any Lender, or a Related Fund of such Lender, or (II) a group of new Lenders, each of

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which is an Affiliate of each other or a Related Fund of such new Lender to the extent that the aggregate amount to be assigned to all such new Lenders is at least $5,000,000),

(D)each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement,

(E)the parties to each assignment shall execute and deliver to Agent an Assignment and Acceptance; provided, that Borrowers and Agent may continue to deal solely and directly with the assigning Lender in connection with the interest so assigned to an Assignee until written notice of such assignment, together with payment instructions, addresses, and related information with respect to the Assignee, have been given to Borrowers and Agent by such Lender and the Assignee,

(F)unless waived by Agent, the assigning Lender or Assignee has paid to Agent, for Agent’s separate account, a processing fee in the amount of $3,500, and

(G)the assignee, if it is not a Lender, shall deliver to Agent an Administrative Questionnaire in a form approved by Agent (the “Administrative Questionnaire”).

(b)From and after the date that Agent receives the executed Assignment and
Acceptance and, if applicable, payment of the required processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall be a “Lender” and shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assigning Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (except with respect to Section 10.3) and be released from any future obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement and the other Loan Documents, such Lender shall cease to be a party hereto and thereto); provided, that nothing contained herein shall release any assigning Lender from obligations that survive the termination of this Agreement, including such assigning Lender’s obligations under Section 15 and Section 17.9(a).

(c)By executing and delivering an Assignment and Acceptance, the assigning
Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto, (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto, (iii) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance, (iv) such Assignee will, independently and without reliance upon Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement, (v) such Assignee appoints and authorizes Agent to take such actions and to exercise such powers under this Agreement and the other Loan Documents as are delegated to Agent, by the terms hereof and thereof, together with such powers as

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are reasonably incidental thereto, and (vi) such Assignee agrees that it will perform all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

(d)Immediately upon Agent’s receipt of the required processing fee, if applicable, and delivery of notice to the assigning Lender pursuant to Section 13.1(b), this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Revolver Commitments arising therefrom. The Revolver Commitment allocated to each Assignee shall reduce such Revolver Commitments of the assigning Lender pro tanto.

(e)Any Lender may at any time sell to one or more commercial banks, financial institutions, or other Persons (a “Participant”) participating interests in all or any portion of its Obligations, its Revolver Commitment, and the other rights and interests of that Lender (the “Originating Lender”) hereunder and under the other Loan Documents; provided, that (i) the Originating Lender shall remain a “Lender” for all purposes of this Agreement and the other Loan Documents and the Participant receiving the participating interest in the Obligations, the Revolver Commitments, and the other rights and interests of the Originating Lender hereunder shall not constitute a “Lender” hereunder or under the other Loan Documents and the Originating Lender’s obligations under this Agreement shall remain unchanged, (ii) the Originating Lender shall remain solely responsible for the performance of such obligations, (iii) Borrowers, Agent, and the Lenders shall continue to deal solely and directly with the Originating Lender in connection with the Originating Lender’s rights and obligations under this Agreement and the other Loan Documents, (iv) no Lender shall transfer or grant any participating interest under which the Participant has the right to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment to, or consent or waiver with respect to this Agreement or of any other Loan Document would (A) extend the final maturity date of the Obligations hereunder in which such Participant is participating, (B) reduce the interest rate applicable to the Obligations hereunder in which such Participant is participating, (C) release all or substantially all of the Collateral or guaranties (except to the extent expressly provided herein or in any of the Loan Documents) supporting the Obligations hereunder in which such Participant is participating, (D) postpone the payment of, or reduce the amount of, the interest or fees payable to such Participant through such Lender (other than a waiver of default interest), or (E) ~~decreases~~decrease the amount or ~~postpones~~postpone the due dates of scheduled principal repayments or prepayments or premiums payable to such Participant through such Lender, (v) no participation shall be sold to a natural person, (vi) no participation shall be sold to a Loan Party or an Affiliate of a Loan Party, and (vii) all amounts payable by Borrowers hereunder shall be determined as if such Lender had not sold such participation, except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement. The rights of any Participant only shall be derivative through the Originating Lender with whom such Participant participates and no Participant shall have any rights under this Agreement or the other Loan Documents or any direct rights as to the other Lenders, Agent, Borrowers, the Collateral, or otherwise in respect of the Obligations. No Participant shall have the right to participate directly in the making of decisions by the Lenders among themselves.

(f)In connection with any such assignment or participation or proposed assignment or participation or any grant of a security interest in, or pledge of, its rights under and interest in this Agreement, a Lender may, subject to the provisions of Section 17.9, disclose all documents and information which it now or hereafter may have relating to any Loan Party and its Subsidiaries and their respective businesses.

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(g)Any other provision in this Agreement notwithstanding, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement to secure obligations of such Lender, including any pledge in favor of any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Bank or U.S. Treasury Regulation 31 CFR
§203.24, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law; provided, that no such pledge shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(h)Agent, acting solely for this purpose as an agent of Borrowers, shall maintain at
Agent’s office a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Revolver Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and Borrowers, Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

1.1Successors.    This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, that no Borrower may assign this Agreement or any rights or duties hereunder without the Lenders’ prior written consent and any prohibited assignment shall be absolutely void ab initio. No consent to assignment by the Lenders shall release any Borrower from its Obligations. A Lender may assign this Agreement and the other Loan Documents and its rights and duties hereunder and thereunder pursuant to Section 13.1 and, except as expressly required pursuant to Section 13.1, no consent or approval by any Borrower is required in connection with any such assignment.

14.AMENDMENTS; WAIVERS.

14.1Amendments and Waivers.

(a)    No amendment, waiver or other modification of any provision of this Agreement or any other Loan Document (other than the Fee Letter), and no consent with respect to any departure by Holdings or any Borrower therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or by Agent at the written request of the Required Lenders) and the Loan Parties that are party thereto and then any such waiver or consent shall be effective, but only in the specific instance and for the specific purpose for which given; provided, that no such waiver, amendment, or consent shall, unless in writing and signed by all of the Lenders directly affected thereby and all of the Loan Parties that are party thereto, do any of the following:

(a)increase the amount of or extend the expiration date of any Revolver
Commitment of any Lender or amend, modify, or eliminate the last sentence of Section 2.4(c)(i),

(b)postpone or delay any date fixed by this Agreement or any other Loan
Document for any payment of principal, interest, fees, or other amounts due hereunder or under any other Loan Document,

(c)reduce the principal of, or the rate of interest on, any loan or other extension of credit hereunder, or reduce any fees or other amounts payable hereunder or under any other Loan Document (except (y) in connection with the waiver of applicability of Section 2.6(c) (which

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waiver shall be effective with the written consent of the Required Lenders), and (z) that any amendment or modification of defined terms used in the financial covenants in this Agreement shall not constitute a reduction in the rate of interest or a reduction of fees for purposes of this clause (iii)),

(d)amend, modify, or eliminate this Section or any provision of this
Agreement providing for consent or other action by all Lenders,

(e)amend, modify, or eliminate Section 3.1,

(f)amend, modify, or eliminate Section 15.11,

(g)other than as permitted by Section 15.11, release or contractually
~~subordinated~~subordinate Agent’s Lien in and to any of the Collateral,

(h)amend, modify, or eliminate the definitions of “Required Lenders”,
“Supermajority Lenders” or “Pro Rata Share”,

(i)other than in connection with a merger, liquidation, dissolution or sale of such Person expressly permitted by the terms hereof or the other Loan Documents, release any Borrower or any Guarantor from any obligation for the payment of money or consent to the assignment or transfer by any Borrower or any Guarantor of any of its rights or duties under this Agreement or the other Loan Documents,

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(ii) or (iii),
(j)

amend, modify, or eliminate any of the provisions of Section 2.4(b)(i),

(k)at any time that any Real Property is included in the Collateral, add, increase, renew or extend any Loan, Letter of Credit or Commitment hereunder until the completion of flood due diligence, documentation and coverage as required by the Flood Laws or as otherwise satisfactory to all Lenders, or

(l)~~(xi)~~ amend, modify, or eliminate any of the provisions of Section 13.1 with respect to assignments to, or participations with, Persons who are Loan Parties or Affiliates of a Loan Party;

eliminate,

(b)

No amendment, waiver, modification, or consent shall amend, modify, waive, or

(i)    the definition of, or any of the terms or provisions of, the Fee Letter, without the written consent of Agent and Borrowers (and shall not require the written consent of any of the Lenders),

(ii)    any provision of Section 15 pertaining to Agent, or any other rights or duties of Agent under this Agreement or the other Loan Documents, without the written consent of Agent, Borrowers, and the Required Lenders;

(c)No amendment, waiver, modification, elimination, or consent shall amend, without written consent of Agent, Borrowers and the Supermajority Lenders, modify, or eliminate the definition of Borrowing Base or any of the defined terms (including the definition of Eligible Accounts and Eligible Unbilled Accounts) that are used in such definition to the extent that any such change results

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in more credit being made available to Borrowers based upon the Borrowing Base, but not otherwise, or the definition of Maximum Revolver Amount, or change Section 2.1(c);

(d)No amendment, waiver, modification, elimination, or consent shall amend, modify, or waive any provision of this Agreement or the other Loan Documents pertaining to Issuing Bank, or any other rights or duties of Issuing Bank under this Agreement or the other Loan Documents, without the written consent of Issuing Bank, Agent, Borrowers, and the Required Lenders;

(e)No amendment, waiver, modification, elimination, or consent shall amend, modify, or waive any provision of this Agreement or the other Loan Documents pertaining to Swing Lender, or any other rights or duties of Swing Lender under this Agreement or the other Loan Documents, without the written consent of Swing Lender, Agent, Borrowers, and the Required Lenders; and

(f)Anything in this Section 14.1 to the contrary notwithstanding, (i) any amendment, modification, elimination, waiver, consent, termination, or release of, or with respect to, any provision of this Agreement or any other Loan Document that relates only to the relationship of the Lender Group among themselves, and that does not affect the rights or obligations of any Loan Party, shall not require consent by or the agreement of any Loan Party, and (ii) any amendment, waiver, modification, elimination, or consent of or with respect to any provision of this Agreement or any other Loan Document may be entered into without the consent of, or over the objection of, any Defaulting Lender other than any of the matters governed by Section 14.1(a)(i) through (iii) that affect such ~~Lenderand~~Lender, (iii) any amendment contemplated by Section 2.12(d)(iii) of this Agreement in connection with a Benchmark Transition Event ~~or an Early Opt-in Election~~ shall be effective as contemplated by such Section 2.12(d)(iii) hereof, and (iv) any amendment contemplated by Section 2.6(g) of this Agreement in connection with the use or administration of Term SOFR shall be effective as contemplated by such Section 2.6(g).

1.1Replacement of Certain Lenders.

(a)If (i) any action to be taken by the Lender Group or Agent hereunder requires the consent, authorization, or agreement of all Lenders or all Lenders affected thereby and if such action has received the consent, authorization, or agreement of the Required Lenders but not of all Lenders or all Lenders affected thereby, or (ii) any Lender makes a claim for compensation under Section 16, then Borrowers or Agent, upon at least five Business Days prior irrevocable notice, may permanently replace any Lender that failed to give its consent, authorization, or agreement (a “Non-Consenting Lender”) or any Lender that made a claim for compensation (a “Tax Lender”) with one or more Replacement Lenders, and the Non-Consenting Lender or Tax Lender, as applicable, shall have no right to refuse to be replaced hereunder. Such notice to replace the Non-Consenting Lender or Tax Lender, as applicable, shall specify an effective date for such replacement, which date shall not be later than 15 Business Days after the date such notice is given.

(b)Prior to the effective date of such replacement, the Non-Consenting Lender or
Tax Lender, as applicable, and each Replacement Lender shall execute and deliver an Assignment and Acceptance, subject only to the Non-Consenting Lender or Tax Lender, as applicable, being repaid in full its share of the outstanding Obligations (without any premium or penalty of any kind whatsoever, but including (i) all interest, fees and other amounts that may be due in payable in respect thereof, (ii) an assumption of its Pro Rata Share of participations in the Letters of Credit, and (iii) Funding Losses). If the Non-Consenting Lender or Tax Lender, as applicable, shall refuse or fail to execute and deliver any such Assignment and Acceptance prior to the effective date of such replacement, Agent may, but shall

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not be required to, execute and deliver such Assignment and Acceptance in the name or and on behalf of the Non-Consenting Lender or Tax Lender, as applicable, and irrespective of whether Agent executes and delivers such Assignment and Acceptance, the Non-Consenting Lender or Tax Lender, as applicable, shall be deemed to have executed and delivered such Assignment and Acceptance. The replacement of any Non-Consenting Lender or Tax Lender, as applicable, shall be made in accordance with the terms of Section 13.1. Until such time as one or more Replacement Lenders shall have acquired all of the Obligations, the Revolver Commitments, and the other rights and obligations of the Non-Consenting Lender or Tax Lender, as applicable, hereunder and under the other Loan Documents, the Non-Consenting Lender or Tax Lender, as applicable, shall remain obligated to make the Non-Consenting Lender’s or Tax Lender’s, as applicable, Pro Rata Share of Revolving Loans and to purchase a participation in each Letter of Credit, in an amount equal to its Pro Rata Share of participations in such Letters of Credit.

1.2No Waivers; Cumulative Remedies. No failure by Agent or any Lender to exercise any right, remedy, or option under this Agreement or any other Loan Document, or delay by Agent or any Lender in exercising the same, will operate as a waiver thereof. No waiver by Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by Agent or any Lender on any occasion shall affect or diminish Agent’s and each Lender’s rights thereafter to require strict performance by Holdings and Borrowers of any provision of this Agreement. Agent’s and each Lender’s rights under this Agreement and the other Loan Documents will be cumulative and not exclusive of any other right or remedy that Agent or any Lender may have.

15.AGENT; THE LENDER GROUP.

15.1Appointment and Authorization of Agent.    Each Lender hereby designates and
appoints Wells Fargo as its agent under this Agreement and the other Loan Documents and each Lender hereby irrevocably authorizes (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to designate, appoint, and authorize) Agent to execute and deliver each of the other Loan Documents on its behalf and to take such other action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to Agent by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Agent agrees to act as agent for and on behalf of the Lenders (and the Bank Product Providers) on the conditions contained in this Section 15. Any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document notwithstanding, Agent shall not have any duties or responsibilities, except those expressly set forth herein or in the other Loan Documents, nor shall Agent have or be deemed to have any fiduciary relationship with any Lender (or Bank Product Provider), and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Agent. Without limiting the generality of the foregoing, the use of the term “agent” in this Agreement or the other Loan Documents with reference to Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only a representative relationship between independent contracting parties. Each Lender hereby further authorizes (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to authorize) Agent to act as the secured party under each of the Loan Documents that create a Lien on any item of Collateral. Except as expressly otherwise provided in this Agreement, Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions that Agent expressly is entitled to take or assert under or pursuant to this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, or of any other provision of the Loan Documents that provides rights or

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powers to Agent, Lenders agree that Agent shall have the right to exercise the following powers as long as this Agreement remains in effect: (a) maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Obligations, the Collateral, payments and proceeds of Collateral, and related matters, (b) execute or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to the Loan Documents, or to take any other action with respect to any Collateral or Loan Documents which may be necessary to perfect, and maintain perfected, the security interests and Liens upon Collateral pursuant to the Loan Documents, (c) make Revolving Loans, for itself or on behalf of Lenders, as provided in the Loan Documents, (d) exclusively receive, apply, and distribute payments and proceeds of the Collateral as provided in the Loan Documents, (e) open and maintain such bank accounts and cash management arrangements as Agent deems necessary and appropriate in accordance with the Loan Documents for the foregoing purposes, (f) perform, exercise, and enforce any and all other rights and remedies of the Lender Group with respect to any Loan Party or its Subsidiaries, the Obligations, the Collateral, or otherwise related to any of same as provided in the Loan Documents, and
(g)incur and pay such Lender Group Expenses as Agent may deem necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to the Loan Documents.

15.2Delegation of Duties. Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys in fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Agent shall not be responsible for the negligence or misconduct of any agent or attorney in fact that it selects as long as such selection was made without gross negligence or willful misconduct.

15.3Liability of Agent. None of the Agent-Related Persons shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (b) be responsible in any manner to any of the Lenders (or Bank Product Providers) for any recital, statement, representation or warranty made by any Loan Party or any of its Subsidiaries or Affiliates, or any officer or director thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Loan Party or its Subsidiaries or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lenders (or Bank Product Providers) to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the books and records or properties of any Loan Party or its Subsidiaries. No Agent-Related Person shall have any liability to any Lender, any Loan Party or any of their respective Affiliates if any request for a Loan, Letter of Credit or other extension of credit was not authorized by the applicable Borrower. Agent shall not be required to take any action that, in its opinion or in the opinion of its counsel, may expose it to liability or that is contrary to any Loan Document or applicable law or regulation.

15.4Reliance by Agent.    Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, telefacsimile or other electronic method of transmission, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to Borrowers or counsel to any Lender), independent accountants and other experts selected by Agent. Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other

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Loan Document unless Agent shall first receive such advice or concurrence of the Lenders as it deems appropriate and until such instructions are received, Agent shall act, or refrain from acting, as it deems advisable. If Agent so requests, it shall first be indemnified to its reasonable satisfaction by the Lenders (and, if it so elects, the Bank Product Providers) against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders (and Bank Product Providers).

15.5Notice of Default or Event of Default. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest, fees, and expenses required to be paid to Agent for the account of the Lenders and, except with respect to Events of Default of which Agent has actual knowledge, unless Agent shall have received written notice from a Lender or Borrowers referring to this Agreement, describing such Default or Event of Default, and stating that such notice is a “notice of default.” Agent promptly will notify the Lenders of its receipt of any such notice or of any Event of Default of which Agent has actual knowledge. If any Lender obtains actual knowledge of any Event of Default, such Lender promptly shall notify the other Lenders and Agent of such Event of Default. Each Lender shall be solely responsible for giving any notices to its Participants, if any. Subject to Section 15.4, Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Lenders in accordance with Section 9; provided, that unless and until Agent has received any such request, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.

15.6Credit Decision. Each Lender (and Bank Product Provider) acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by Agent hereinafter taken, including any review of the affairs of any Loan Party and its Subsidiaries or Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender (or Bank Product Provider). Each Lender represents (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to represent) to Agent that it has, independently and without reliance upon any Agent-Related Person and based on such due diligence, documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of each Borrower or any other Person party to a Loan Document, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrowers. Each Lender also represents (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to represent) that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of each Borrower or any other Person party to a Loan Document. Except for notices, reports, and other documents expressly herein required to be furnished to the Lenders by Agent, Agent shall not have any duty or responsibility to provide any Lender (or Bank Product Provider) with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any Borrower or any other Person party to a Loan Document that may come into the possession of any of the Agent-Related Persons. Each Lender acknowledges (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to acknowledge) that Agent does not have any duty or responsibility, either initially or on a continuing basis (except to the extent, if any, that is expressly specified herein) to provide such Lender (or Bank Product Provider) with

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any credit or other information with respect to any Borrower, its Affiliates or any of their respective business, legal, financial or other affairs, and irrespective of whether such information came into Agent’s or its Affiliates’ or representatives’ possession before or after the date on which such Lender became a party to this Agreement (or such Bank Product Provider entered into a Bank Product Agreement).

15.7Costs and Expenses; Indemnification.    Agent may incur and pay Lender Group
Expenses to the extent Agent reasonably deems necessary or appropriate for the performance and fulfillment of its functions, powers, and obligations pursuant to the Loan Documents, including court costs, attorneys’ fees and expenses, fees and expenses of financial accountants, advisors, consultants, and appraisers, costs of collection by outside collection agencies, auctioneer fees and expenses, and costs of security guards or insurance premiums paid to maintain the Collateral, whether or not Borrowers are obligated to reimburse Agent or Lenders for such expenses pursuant to this Agreement or otherwise. Agent is authorized and directed to deduct and retain sufficient amounts from payments or proceeds of the Collateral received by Agent to reimburse Agent for such out-of-pocket costs and expenses prior to the distribution of any amounts to Lenders (or Bank Product Providers). In the event Agent is not reimbursed for such costs and expenses by the Loan Parties and their Subsidiaries, each Lender hereby agrees that it is and shall be obligated to pay to Agent such Lender’s ratable thereof. Whether or not the transactions contemplated hereby are consummated, each of the Lenders, on a ratable basis, shall indemnify and defend the Agent-Related Persons (to the extent not reimbursed by or on behalf of Borrowers and without limiting the obligation of Borrowers to do so) from and against any and all Indemnified Liabilities; provided, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting solely from such Person’s gross negligence or willful misconduct nor shall any Lender be liable for the obligations of any Defaulting Lender in failing to make a Revolving Loan or other extension of credit hereunder. Without limitation of the foregoing, each Lender shall reimburse Agent upon demand for such Lender’s ratable share of any costs or out of pocket expenses (including attorneys, accountants, advisors, and consultants fees and expenses) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment, or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement or any other Loan Document to the extent that Agent is not reimbursed for such expenses by or on behalf of Borrowers. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of Agent.

15.8Agent in Individual Capacity. Wells Fargo and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, provide Bank Products to, acquire Equity Interests in, and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with any Loan Party and its Subsidiaries and Affiliates and any other Person party to any Loan Document as though Wells Fargo were not Agent hereunder, and, in each case, without notice to or consent of the other members of the Lender Group. The other members of the Lender Group acknowledge (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to acknowledge) that, pursuant to such activities, Wells Fargo or its Affiliates may receive information regarding a Loan Party or its Affiliates or any other Person party to any Loan Documents that is subject to confidentiality obligations in favor of such Loan Party or such other Person and that prohibit the disclosure of such information to the Lenders (or Bank Product Providers), and the Lenders acknowledge (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to acknowledge) that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver Agent will use its reasonable best efforts to obtain), Agent shall not be under any obligation to provide such information to them. The terms “Lender” and “Lenders” include Wells Fargo in its individual capacity.

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15.9Successor Agent. Agent may resign as Agent upon 30 days (ten days if an Event of
Default has occurred and is continuing) prior written notice to the Lenders (unless such notice is waived by the Required Lenders) and Borrowers (unless such notice is waived by Borrowers or a Default or Event of Default has occurred and is continuing) and without any notice to the Bank Product Providers. If Agent resigns under this Agreement, the Required Lenders shall be entitled, with (so long as no Event of Default has occurred and is continuing) the consent of Borrowers (such consent not to be unreasonably withheld, delayed, or conditioned), appoint a successor Agent for the Lenders (and the Bank Product Providers). If, at the time that Agent’s resignation is effective, it is acting as Issuing Bank or the Swing Lender, such resignation shall also operate to effectuate its resignation as Issuing Bank or the Swing Lender, as applicable, and it shall automatically be relieved of any further obligation to issue Letters of Credit, or to make Swing Loans. If no successor Agent is appointed prior to the effective date of the resignation of Agent, Agent may appoint, after consulting with the Lenders and Borrowers, a successor Agent. If Agent has materially breached or failed to perform any material provision of this Agreement or of applicable law, the Required Lenders may agree in writing to remove and replace Agent with a successor Agent from among the Lenders with (so long as no Event of Default has occurred and is continuing) the consent of Borrowers (such consent not to be unreasonably withheld, delayed, or conditioned). In any such event, upon the acceptance of its appointment as successor Agent hereunder, such successor Agent shall succeed to all the rights, powers, and duties of the retiring Agent and the term “Agent” shall mean such successor Agent and the retiring Agent’s appointment, powers, and duties as Agent shall be terminated. After any retiring Agent’s resignation hereunder as Agent, the provisions of this Section 15 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor Agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent’s notice of resignation, the retiring Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of Agent hereunder until such time, if any, as the Lenders appoint a successor Agent as provided for above.

15.10Lender in Individual Capacity. Any Lender and its respective Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, provide Bank Products to, acquire Equity Interests in and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with any Loan Party and its Subsidiaries and Affiliates and any other Person party to any Loan Documents as though such Lender were not a Lender hereunder without notice to or consent of the other members of the Lender Group (or the Bank Product Providers). The other members of the Lender Group acknowledge (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to acknowledge) that, pursuant to such activities, such Lender and its respective Affiliates may receive information regarding a Loan Party or its Affiliates or any other Person party to any Loan Documents that is subject to confidentiality obligations in favor of such Loan Party or such other Person and that prohibit the disclosure of such information to the Lenders, and the Lenders acknowledge (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to acknowledge) that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver such Lender will use its reasonable best efforts to obtain), such Lender shall not be under any obligation to provide such information to them.

15.11Collateral Matters.

(a)The Lenders hereby irrevocably authorize (and by entering into a Bank Product
Agreement, each Bank Product Provider shall be deemed to authorize) Agent to release any Lien on any Collateral (i) upon the termination of the Revolver Commitments and payment and satisfaction in full by the Loan Parties and their Subsidiaries of all of the Obligations, (ii) constituting property being sold or disposed of if a release is required or desirable in connection therewith and if Borrowers certify to Agent that the sale or disposition is permitted under Section 6.4 (and Agent may rely conclusively on any such

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certificate, without further inquiry), (iii) constituting property in which no Loan Party or any of its Subsidiaries owned any interest at the time Agent’s Lien was granted nor at any time thereafter, (iv) constituting property leased or licensed to a Loan Party or its Subsidiaries under a lease or license that has expired or is terminated in a transaction permitted under this Agreement, or (v) in connection with a credit bid or purchase authorized under this Section 15.11. The Loan Parties and the Lenders hereby irrevocably authorize (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to authorize) Agent, based upon the instruction of the Required Lenders, to (a) consent to the sale of, credit bid, or purchase (either directly or indirectly through one or more entities) all or any portion of the Collateral at any sale thereof conducted under the provisions of the Bankruptcy Code, including Section 363 of the Bankruptcy Code, (b) credit bid or purchase (either directly or indirectly through one or more entities) all or any portion of the Collateral at any sale or other disposition thereof conducted under the provisions of the Code, including pursuant to Sections 9-610 or 9-620 of the Code, or (c) credit bid or purchase (either directly or indirectly through one or more entities) all or any portion of the Collateral at any other sale or foreclosure conducted or consented to by Agent in accordance with applicable law in any judicial action or proceeding or by the exercise of any legal or equitable remedy. In connection with any such credit bid or purchase, (i) the Obligations owed to the Lenders and the Bank Product Providers shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims being estimated for such purpose if the fixing or liquidation thereof would not impair or unduly delay the ability of Agent to credit bid or purchase at such sale or other disposition of the Collateral and, if such contingent or unliquidated claims cannot be estimated without impairing or unduly delaying the ability of Agent to credit bid at such sale or other disposition, then such claims shall be disregarded, not credit bid, and not entitled to any interest in the Collateral that is the subject of such credit bid or purchase) and the Lenders and the Bank Product Providers whose Obligations are credit bid shall be entitled to receive interests (ratably based upon the proportion of their Obligations credit bid in relation to the aggregate amount of Obligations so credit bid) in the Collateral that is the subject of such credit bid or purchase (or in the Equity Interests of the any entities that are used to consummate such credit bid or purchase), and (ii) Agent, based upon the instruction of the Required Lenders, may accept non-cash consideration, including debt and equity securities issued by any entities used to consummate such credit bid or purchase and in connection therewith Agent may reduce the Obligations owed to the Lenders and the Bank Product Providers (ratably based upon the proportion of their Obligations credit bid in relation to the aggregate amount of Obligations so credit bid) based upon the value of such non-cash consideration; provided, that Bank Product Obligations not entitled to the application set forth in Section 2.4(b)(iii)(J) shall not be entitled to be, and shall not be, credit bid, or used in the calculation of the ratable interest of the Lenders and Bank Product Providers in the Obligations which are credit bid. Except as provided above, Agent will not execute and deliver a release of any Lien on any Collateral without the prior written authorization of (y) if the release is of all or substantially all of the Collateral, all of the Lenders (without requiring the authorization of the Bank Product Providers), or (z) otherwise, the Required Lenders (without requiring the authorization of the Bank Product Providers). Upon request by Agent or Borrowers at any time, the Lenders will (and if so requested, the Bank Product Providers will) confirm in writing Agent’s authority to release any such Liens on particular types or items of Collateral pursuant to this Section 15.11; provided, that (1) anything to the contrary contained in any of the Loan Documents notwithstanding, Agent shall not be required to execute any document or take any action necessary to evidence such release on terms that, in Agent’s opinion, could expose Agent to liability or create any obligation or entail any consequence other than the release of such Lien without recourse, representation, or warranty, and (2) such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly released) upon (or obligations of Borrowers in respect of) any and all interests retained by any Borrower, including, the proceeds of any sale, all of which shall continue to constitute part of the Collateral. Each Lender further hereby irrevocably authorize (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to irrevocably authorize) Agent, at its option and in its sole discretion,

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to subordinate (by contract or otherwise) any Lien granted to or held by Agent on any property under any Loan Document (a) to the holder of any Permitted Lien on such property if such Permitted Lien secures purchase money Indebtedness (including Capitalized Lease Obligations) which constitute Permitted Indebtedness and (b) to the extent Agent has the authority under this Section 15.11 to release its Lien on such property. Notwithstanding the provisions of this Section 15.11, Agent shall be authorized, without the consent of any Lender and without the requirement that an asset sale consisting of the sale, transfer or other disposition having occurred, to release any security interest in any building, structure or improvement located in an area determined by the Federal Emergency Management Agency to have special flood hazards.

(b)Agent shall have no obligation whatsoever to any of the Lenders (or the Bank
Product Providers) (i) to verify or assure that the Collateral exists or is owned by a Loan Party or any of its Subsidiaries or is cared for, protected, or insured or has been encumbered, (ii) to verify or assure that Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected, or enforced or are entitled to any particular priority, (iii) to verify or assure that any particular items of Collateral meet the eligibility criteria applicable in respect thereof, (iv) to impose, maintain, increase, reduce, implement, or eliminate any particular reserve hereunder or to determine whether the amount of any reserve is appropriate or not, or (v) to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, subject to the terms and conditions contained herein, Agent may act in any manner it may deem appropriate, in its sole discretion given Agent’s own interest in the Collateral in its capacity as one of the Lenders and that Agent shall have no other duty or liability whatsoever to any Lender (or Bank Product Provider) as to any of the foregoing, except as otherwise expressly provided herein.

1.1Restrictions on Actions by Lenders; Sharing of Payments.

(a)Each of the Lenders agrees that it shall not, without the express written consent of Agent, and that it shall, to the extent it is lawfully entitled to do so, upon the written request of Agent, set off against the Obligations, any amounts owing by such Lender to any Loan Party or its Subsidiaries or any deposit accounts of any Loan Party or its Subsidiaries now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so in writing by Agent, take or cause to be taken any action, including, the commencement of any legal or equitable proceedings to enforce any Loan Document against any Borrower or any Guarantor or to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral.

(b)If, at any time or times any Lender shall receive (i) by payment, foreclosure, setoff, or otherwise, any proceeds of Collateral or any payments with respect to the Obligations, except for any such proceeds or payments received by such Lender from Agent pursuant to the terms of this Agreement, or (ii) payments from Agent in excess of such Lender’s Pro Rata Share of all such distributions by Agent, such Lender promptly shall (A) turn the same over to Agent, in kind, and with such endorsements as may be required to negotiate the same to Agent, or in immediately available funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (B) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their Pro Rata Shares; provided, that to the extent that such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such

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purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

1.2Agency for Perfection.    Agent hereby appoints each other Lender (and each Bank
Product Provider) as its agent (and each Lender hereby accepts (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to accept) such appointment) for the purpose of perfecting Agent’s Liens in assets which, in accordance with Article 8 or Article 9, as applicable, of the Code can be perfected by possession or control. Should any Lender obtain possession or control of any such Collateral, such Lender shall notify Agent thereof, and, promptly upon Agent’s request therefor shall deliver possession or control of such Collateral to Agent or in accordance with Agent’s instructions.

1.3Payments by Agent to the Lenders. All payments to be made by Agent to the Lenders
(or Bank Product Providers) shall be made by bank wire transfer of immediately available funds pursuant to such wire transfer instructions as each party may designate for itself by written notice to Agent. Concurrently with each such payment, Agent shall identify whether such payment (or any portion thereof) represents principal, premium, fees, or interest of the Obligations.

1.4Concerning the Collateral and Related Loan Documents.    Each member of the
Lender Group authorizes and directs Agent to enter into this Agreement and the other Loan Documents. Each member of the Lender Group agrees (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to agree) that any action taken by Agent in accordance with the terms of this Agreement or the other Loan Documents relating to the Collateral and the exercise by Agent of its powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders (and such Bank Product Provider).

1.5Field Examination Reports; Confidentiality; Disclaimers by Lenders; Other
Reports and Information. By becoming a party to this Agreement, each Lender:

(a)is deemed to have requested that Agent furnish such Lender, promptly after it becomes available, a copy of each field examination report respecting any Loan Party or its Subsidiaries (each, a “Report”) prepared by or at the request of Agent, and Agent shall so furnish each Lender with such Reports,

(b)expressly agrees and acknowledges that Agent does not (i) make any representation or warranty as to the accuracy of any Report, and (ii) shall not be liable for any information contained in any Report,

(c)expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that Agent or other party performing any field examination will inspect only specific information regarding the Loan Parties and their Subsidiaries and will rely significantly upon Loan Parties’ and their Subsidiaries’ books and records, as well as on representations of Borrowers’ personnel,

(d)agrees to keep all Reports and other material, non-public information regarding the Loan Parties and their Subsidiaries and their operations, assets, and existing and contemplated business plans in a confidential manner in accordance with Section 17.9, and

(e)without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold Agent and any other Lender preparing a Report harmless from any action the indemnifying Lender may take or fail to take or any conclusion the indemnifying Lender may

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reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to Borrowers, or the indemnifying Lender’s participation in, or the indemnifying Lender’s purchase of, a loan or loans of Borrowers, and (ii) to pay and protect, and indemnify, defend and hold Agent, and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including, attorneys’ fees and costs) incurred by Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

In addition to the foregoing, (x) any Lender may from time to time request of Agent in writing that Agent provide to such Lender a copy of any report or document provided by any Loan Party or its Subsidiaries to Agent that has not been contemporaneously provided by such Loan Party or such Subsidiary to such Lender, and, upon receipt of such request, Agent promptly shall provide a copy of same to such Lender, (y) to the extent that Agent is entitled, under any provision of the Loan Documents, to request additional reports or information from any Loan Party or its Subsidiaries, any Lender may, from time to time, reasonably request Agent to exercise such right as specified in such Lender’s notice to Agent, whereupon Agent promptly shall request of Borrowers the additional reports or information reasonably specified by such Lender, and, upon receipt thereof from such Loan Party or such Subsidiary, Agent promptly shall provide a copy of same to such Lender, and (z) any time that Agent renders to Borrowers a statement regarding the Loan Account, Agent shall send a copy of such statement to each Lender.

1.6Several Obligations; No Liability.    Notwithstanding that certain of the Loan
Documents now or hereafter may have been or will be executed only by or in favor of Agent in its capacity as such, and not by or in favor of the Lenders, any and all obligations on the part of Agent (if any) to make any credit available hereunder shall constitute the several (and not joint) obligations of the respective Lenders on a ratable basis, according to their respective Revolver Commitments, to make an amount of such credit not to exceed, in principal amount, at any one time outstanding, the amount of their respective Revolver Commitments. Nothing contained herein shall confer upon any Lender any interest in, or subject any Lender to any liability for, or in respect of, the business, assets, profits, losses, or liabilities of any other Lender. Each Lender shall be solely responsible for notifying its Participants of any matters relating to the Loan Documents to the extent any such notice may be required, and no Lender shall have any obligation, duty, or liability to any Participant of any other Lender. Except as provided in Section 15.7, no member of the Lender Group shall have any liability for the acts of any other member of the Lender Group. No Lender shall be responsible to any Borrower or any other Person for any failure by any other Lender (or Bank Product Provider) to fulfill its obligations to make credit available hereunder, nor to advance for such Lender (or Bank Product Provider) or on its behalf, nor to take any other action on behalf of such Lender (or Bank Product Provider) hereunder or in connection with the financing contemplated herein.

16.WITHHOLDING TAXES.

16.1Payments. All payments made by any Loan Party under any Loan Document will be made free and clear of, and without deduction or withholding for, any Taxes, except as otherwise required by applicable law, and in the event any deduction or withholding of Taxes is required, the applicable Loan Party shall make the requisite withholding, promptly pay over to the applicable Governmental Authority the withheld tax, and furnish to Agent as promptly as possible after the date the payment of any such Tax is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by the Loan Parties. Furthermore, if any such Tax is an Indemnified Taxes or an Indemnified Tax is so levied or imposed, the Loan Parties agree to pay the full amount of such

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Indemnified Taxes and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement, any note, or Loan Document, including any amount paid pursuant to this Section 16.1 after withholding or deduction for or on account of any Indemnified Taxes, will not be less than the amount provided for herein. The Loan Parties will promptly pay any Other Taxes or reimburse Agent for such Other Taxes upon Agent’s demand. The Loan Parties shall jointly and severally indemnify each Indemnified Person (as defined in Section 10.3) (collectively a “Tax Indemnitee”) for the full amount of Indemnified Taxes arising in connection with this Agreement or any other Loan Document or breach thereof by any Loan Party (including~~, without limitation,~~ any Indemnified Taxes imposed or asserted on, or attributable to, amounts payable under this Section 16) imposed on, or paid by, such Tax Indemnitee and all reasonable costs and expenses related thereto (including fees and disbursements of attorneys and other tax professionals), as and when they are incurred and irrespective of whether suit is brought, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority (other than Indemnified Taxes and additional amounts that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Tax Indemnitee). The obligations of the Loan Parties under this Section 16 shall survive the termination of this Agreement, the resignation and replacement of the Agent, and the repayment of the Obligations.

16.2Exemptions.

(a)If a Lender or Participant is entitled to claim an exemption or reduction from
United States withholding tax, such Lender or Participant agrees with and in favor of Agent, to deliver to Agent (or, in the case of a Participant, to the Lender granting the participation only) and ~~the~~ Administrative Borrower on behalf of all Borrowers one of the following before receiving its first payment under this Agreement:

(i)if such Lender or Participant is entitled to claim an exemption from
United States withholding tax pursuant to the portfolio interest exception, (A) a statement of the Lender or Participant, signed under penalty of perjury, that it is not a (I) a “bank” as described in Section 881(c)(3)(A) of the IRC, (II) a 10% shareholder of ~~Administrative~~any Borrower (within the meaning of Section 871(h)(3)(B) of the IRC), or (III) a controlled foreign corporation related to Borrowers within the meaning of Section 864(d)(4) of the IRC, and (B) a properly completed and executed IRS Form W-8BEN, Form W-8BEN-E or Form W-8IMY (with proper attachments as applicable);

(ii)if such Lender or Participant is entitled to claim an exemption from, or a reduction of, withholding tax under a United States tax treaty, a properly completed and executed copy of IRS Form W-8BEN or Form W-8BEN-E, as applicable;

(iii)if such Lender or Participant is entitled to claim that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, a properly completed and executed copy of IRS Form W-8ECI;

(iv)if such Lender or Participant is entitled to claim that interest paid under this Agreement is exempt from United States withholding tax because such Lender or Participant serves as an intermediary, a properly completed and executed copy of IRS Form W-8IMY (including a withholding statement and copies of the tax certification documentation for its beneficial owner(s) of the income paid to the intermediary, if required based on its status provided on the Form W-8IMY); or

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(v)a properly completed and executed copy of any other form or forms, including IRS Form W-9, as may be required under the IRC or other laws of the United States as a condition to exemption from, or reduction of, United States withholding or backup withholding tax.

(b)Each Lender or Participant shall provide new forms (or successor forms) upon the expiration or obsolescence of any previously delivered forms and ~~to~~ promptly notify Agent and Administrative Borrower (or, in the case of a Participant, to the Lender granting the participation only) of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

(c)If a Lender or Participant claims an exemption from withholding tax in a jurisdiction other than the United States, such Lender or such Participant agrees with and in favor of Agent and Borrowers, to deliver to Agent and Administrative Borrower (or, in the case of a Participant, to the Lender granting the participation only) any such form or forms, as may be required under the laws of such jurisdiction as a condition to exemption from, or reduction of, foreign withholding or backup withholding tax before receiving its first payment under this Agreement, but only if such Lender or such Participant is legally able to deliver such forms, or the providing of or delivery of such forms in the Lender's reasonable judgment would not subject such Lender to any material unreimbursed cost or expense or materially prejudice the legal or commercial position of such Lender (or its Affiliates); provided, further, that nothing in this Section 16.2(c) shall require a Lender or Participant to disclose any information that it deems to be confidential (including ~~without limitation,~~ its tax returns). Each Lender and each Participant shall provide new forms (or successor forms) upon the expiration or obsolescence of any previously delivered forms and ~~to~~ promptly notify Agent and Administrative Borrower (or, in the case of a Participant, to the Lender granting the participation only) of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

(d)If a Lender or Participant claims exemption from, or reduction of, withholding tax and such Lender or Participant sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of Borrowers to such Lender or Participant, such Lender or Participant agrees to notify Agent and Administrative Borrower (or, in the case of a sale of a participation interest, to the Lender granting the participation only) of the percentage amount in which it is no longer the beneficial owner of Obligations of Borrowers to such Lender or Participant. To the extent of such percentage amount, Agent and Administrative Borrower will treat such Lender’s or such Participant’s documentation provided pursuant to Section 16.2(a) or 16.2(c) as no longer valid. With respect to such percentage amount, such Participant or Assignee may provide new documentation, pursuant to Section 16.2(a) or 16.2(c), if applicable. Borrowers agree that each Participant shall be entitled to the benefits of this Section 16 with respect to its participation in any portion of the Revolver Commitments and the Obligations so long as such Participant complies with the obligations set forth in this Section 16 with respect thereto.

(e)If a payment made to a Lender under any Loan Document would be subject to
U.S. federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable due diligence and reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the IRC, as applicable), such Lender shall deliver to Agent (or, in the case of a Participant, to the Lender granting the participation only) at the time or times prescribed by law and at such time or times reasonably requested by Agent (or, in the case of a Participant, the Lender granting the participation) such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the IRC) and such additional documentation reasonably requested by Agent (or, in the case of a Participant, the Lender granting the participation) as may be necessary for Agent or Borrowers to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender's obligations under FATCA or to determine the amount to deduct and

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withhold from such payment.    Solely for purposes of this clause (e), “FATCA” shall include any amendments made to FATCA ~~or an intergovernmental agreement~~ after the date of this Agreement.

16.3Reductions.

(a)If a Lender or a Participant is subject to an applicable withholding tax, Agent
(or, in the case of a Participant, the Lender granting the participation) may withhold from any payment to such Lender or such Participant an amount equivalent to the applicable withholding tax. If the forms or other documentation required by Section 16.2(a) or 16.2(c) are not delivered to Agent (or, in the case of a Participant, to the Lender granting the participation), then Agent (or, in the case of a Participant, to the Lender granting the participation) may withhold from any payment to such Lender or such Participant not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

(b)If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that Agent (or, in the case of a Participant, to the Lender granting the participation) did not properly withhold tax from amounts paid to or for the account of any Lender or any Participant due to a failure on the part of the Lender or any Participant (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify Agent (or such Participant failed to notify the Lender granting the participation) of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify and hold Agent harmless (or, in the case of a Participant, such Participant shall indemnify and hold the Lender granting the participation harmless) for all amounts paid, directly or indirectly, by Agent (or, in the case of a Participant, to the Lender granting the participation), as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to Agent (or, in the case of a Participant, to the Lender granting the participation only) under this Section 16, together with all costs and expenses (including attorneys’ fees and expenses). The obligation of the Lenders and the Participants under this subsection shall survive the payment of all Obligations and the resignation or replacement of Agent.

16.4Refunds. If Agent or a Lender determines, in its sole discretion, that it has received a refund of any Indemnified Taxes to which the Loan Parties have paid additional amounts pursuant to this Section 16, so long as no Default or Event of Default has occurred and is continuing, it shall pay over such refund to ~~the~~ Administrative Borrower on behalf of the Loan Parties (but only to the extent of payments made, or additional amounts paid, by the Loan Parties under this Section 16 with respect to Indemnified Taxes giving rise to such a refund), net of all out-of-pocket expenses of Agent or such Lender and without interest (other than any interest paid by the applicable Governmental Authority with respect to such a refund); provided, that the Loan Parties, upon the request of Agent or such Lender, agrees to repay the amount paid over to the Loan Parties (plus any penalties, interest or other charges, imposed by the applicable Governmental Authority, other than such penalties, interest or other charges imposed as a result of the willful misconduct or gross negligence of Agent or Lender hereunder as finally determined by a court of competent jurisdiction) to Agent or such Lender in the event Agent or such Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything in this Agreement to the contrary, this Section 16 shall not be construed to require Agent or any Lender to make available its tax returns (or any other information which it deems confidential) to Loan Parties or any other Person or require Agent or any Lender to pay any amount to an indemnifying party pursuant to Section 16.4, the payment of which would place Agent or such Lender (or their Affiliates) in a less favorable net after-Tax position than such Person would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.

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17.GENERAL PROVISIONS.

17.1Effectiveness. This Agreement shall be binding and deemed effective when executed by each Borrower, Agent, and each Lender whose signature is provided for on the signature pages hereof.

17.2Section Headings. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.

17.3Interpretation. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed against the Lender Group or Holdings or any Borrower, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.

17.4Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

17.5Bank Product Providers. Each Bank Product Provider in its capacity as such shall be deemed a third party beneficiary hereof and of the provisions of the other Loan Documents for purposes of any reference in a Loan Document to the parties for whom Agent is acting. Agent hereby agrees to act as agent for such Bank Product Providers and, by virtue of entering into a Bank Product Agreement, the applicable Bank Product Provider shall be automatically deemed to have appointed Agent as its agent and to have accepted the benefits of the Loan Documents. It is understood and agreed that the rights and benefits of each Bank Product Provider under the Loan Documents consist exclusively of such Bank Product Provider’s being a beneficiary of the Liens and security interests (and, if applicable, guarantees) granted to Agent and the right to share in payments and collections out of the Collateral as more fully set forth herein. In addition, each Bank Product Provider, by virtue of entering into a Bank Product Agreement, shall be automatically deemed to have agreed that Agent shall have the right, but shall have no obligation, to establish, maintain, relax, or release reserves in respect of the Bank Product Obligations and that if reserves are established there is no obligation on the part of Agent to determine or insure whether the amount of any such reserve is appropriate or not. In connection with any such distribution of payments or proceeds of Collateral, Agent shall be entitled to assume no amounts are due or owing to any Bank Product Provider unless such Bank Product Provider has provided a written certification (setting forth a reasonably detailed calculation) to Agent as to the amounts that are due and owing to it and such written certification is received by Agent a reasonable period of time prior to the making of such distribution. Agent shall have no obligation to calculate the amount due and payable with respect to any Bank Products, but may rely upon the written certification of the amount due and payable from the applicable Bank Product Provider. In the absence of an updated certification, Agent shall be entitled to assume that the amount due and payable to the applicable Bank Product Provider is the amount last certified to Agent by such Bank Product Provider as being due and payable (less any distributions made to such Bank Product Provider on account thereof). Borrowers may obtain Bank Products from any Bank Product Provider, although Borrowers are not required to do so. Each Borrower acknowledges and agrees that no Bank Product Provider has committed to provide any Bank Products and that the providing of Bank Products by any Bank Product Provider is in the sole and absolute discretion of such Bank Product Provider. Notwithstanding anything to the contrary in this Agreement or any other Loan Document, no provider or holder of any Bank Product shall have any voting or approval rights hereunder (or be deemed a Lender) solely by virtue of its status as the provider or holder of such agreements or products or the Obligations owing thereunder, nor shall the consent of any such provider or holder be

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required (other than in their capacities as Lenders, to the extent applicable) for any matter hereunder or under any of the other Loan Documents, including as to any matter relating to the Collateral or the release of Collateral or Guarantors.

1.7Debtor-Creditor Relationship. The relationship between the Lenders and Agent, on the one hand, and the Loan Parties, on the other hand, is solely that of creditor and debtor. No member of the Lender Group has (or shall be deemed to have) any fiduciary relationship or duty to any Loan Party arising out of or in connection with the Loan Documents or the transactions contemplated thereby, and there is no agency or joint venture relationship between the members of the Lender Group, on the one hand, and the Loan Parties, on the other hand, by virtue of any Loan Document or any transaction contemplated therein.

1.8Counterparts; Electronic Execution. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Execution of any such counterpart may be by means of (a) an electronic signature that complies with the federal Electronic Signatures in Global and National Commerce Act, as in effect from time to time, state enactments of the Uniform Electronic Transactions Act, as in effect from time to time, or any other relevant and applicable electronic signatures law; (b) an original manual signature; or (c) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Agent reserves the right, in its discretion, to accept, deny, or condition acceptance of any electronic signature on this Agreement. Any party delivering an executed counterpart of this Agreement by faxed, scanned or photocopied manual signature shall also deliver an original manually executed counterpart, but the failure to deliver an original manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Loan Document, and any notice delivered hereunder or thereunder, mutatis mutandis.

1.9Revival and Reinstatement of Obligations; Certain Waivers. If any member of the
Lender Group or any Bank Product Provider repays, refunds, restores, or returns in whole or in part, any payment or property (including any proceeds of Collateral) previously paid or transferred to such member of the Lender Group or such Bank Product Provider in full or partial satisfaction of any Obligation or on account of any other obligation of any Loan Party under any Loan Document or any Bank Product Agreement, because the payment, transfer, or the incurrence of the obligation so satisfied is asserted or declared to be void, voidable, or otherwise recoverable under any law relating to creditors’ rights, including provisions of the Bankruptcy Code relating to fraudulent transfers, preferences, or other voidable or recoverable obligations or transfers (each, a “Voidable Transfer”), or because such member of the Lender Group or Bank Product Provider elects to do so on the reasonable advice of its counsel in connection with a claim that the payment, transfer, or incurrence is or may be a Voidable Transfer, then, as to any such Voidable Transfer, or the amount thereof that such member of the Lender Group or Bank Product Provider elects to repay, restore, or return (including pursuant to a settlement of any claim in respect thereof), and as to all reasonable costs, expenses, and attorneys’ fees of such member of the Lender Group or Bank Product Provider related thereto, (i) the liability of the Loan Parties with respect to the amount or property paid, refunded, restored, or returned will automatically and immediately be revived, reinstated, and restored and will exist, and (ii) Agent’s Liens securing such liability shall be effective, revived, and remain in full force and effect, in each case, as fully as if such Voidable Transfer had never been made. If, prior to any of the foregoing, (A) Agent’s Liens shall have been released or terminated, or (B) any provision of this Agreement shall have been terminated or cancelled, Agent’s Liens, or such provision of this Agreement, shall be reinstated in full force and effect and such prior

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release, termination, cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligation of any Loan Party in respect of such liability or any Collateral securing such liability. This provision shall survive the termination of this Agreement and the repayment in full of the Obligations.

1.10Confidentiality.

(a)Agent and Lenders each individually (and not jointly or jointly and severally)
agree that material, non-public information regarding the Loan Parties and their Subsidiaries, their operations, assets, and existing and contemplated business plans (“Confidential Information”) shall be treated by Agent and the Lenders in a confidential manner, and shall not be disclosed by Agent and the Lenders to Persons who are not parties to this Agreement, except: (i) to attorneys for and other advisors, accountants, auditors, and consultants to any member of the Lender Group and to employees, directors and officers of any member of the Lender Group (the Persons in this clause (i), “Lender Group Representatives”) on a “need to know” basis in connection with this Agreement and the transactions contemplated hereby and on a confidential basis, (ii) to Subsidiaries and Affiliates of any member of the Lender Group (including the Bank Product Providers); provided, that any such Subsidiary or Affiliate shall have agreed to receive such information hereunder subject to the terms of this Section 17.9, (iii) as may be required by regulatory authorities so long as such authorities are informed of the confidential nature of such information, (iv) as may be required by statute, decision, or judicial or administrative order, rule, or regulation; provided, that (x) prior to any disclosure under this clause (iv), the disclosing party agrees to provide Borrowers with prior notice thereof, to the extent that it is practicable to do so and to the extent that the disclosing party is permitted to provide such prior notice to Borrowers pursuant to the terms of the applicable statute, decision, or judicial or administrative order, rule, or regulation and
(y) any disclosure under this clause (iv) shall be limited to the portion of the Confidential Information as may be required by such statute, decision, or judicial or administrative order, rule, or regulation, (v) as may be agreed to in advance in writing by Borrowers, (vi) as requested or required by any Governmental Authority pursuant to any subpoena or other legal process; provided, that (x) prior to any disclosure under this clause (vi) the disclosing party agrees to provide Borrowers with prior written notice thereof, to the extent that it is practicable to do so and to the extent that the disclosing party is permitted to provide such prior written notice to Borrowers pursuant to the terms of the subpoena or other legal process and (y) any disclosure under this clause (vi) shall be limited to the portion of the Confidential Information as may be required by such Governmental Authority pursuant to such subpoena or other legal process, (vii) as to any such information that is or becomes generally available to the public (other than as a result of prohibited disclosure by Agent or the Lenders or the Lender Group Representatives),
(viii) in connection with any assignment, participation or pledge of any Lender’s interest under this Agreement; provided, that prior to receipt of Confidential Information any such assignee, participant, or pledgee shall have agreed in writing to receive such Confidential Information either subject to the terms of this Section 17.9 or pursuant to confidentiality requirements substantially similar to those contained in this Section 17.9 (and such Person may disclose such Confidential Information to Persons employed or engaged by them as described in clause (i) above), (ix) in connection with any litigation or other adversary proceeding involving parties hereto which such litigation or adversary proceeding involves claims related to the rights or duties of such parties under this Agreement or the other Loan Documents; provided, that prior to any disclosure to any Person (other than any Loan Party, Agent, any Lender, any of their respective Affiliates, or their respective counsel) under this clause (ix) with respect to litigation involving any Person (other than any Borrower, Agent, any Lender, any of their respective Affiliates, or their respective counsel), the disclosing party agrees to provide Borrowers with prior written notice thereof, and (x) in connection with, and to the extent reasonably necessary for, the exercise of any secured creditor remedy under this Agreement or under any other Loan Document.

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(b)Anything in this Agreement to the contrary notwithstanding, Agent may disclose information concerning the terms and conditions of this Agreement and the other Loan Documents to loan syndication and pricing reporting services or in its marketing or promotional materials, with such information to consist of deal terms and other information customarily found in such publications or marketing or promotional materials and may otherwise use the name, logos, and other insignia of any Borrower or the other Loan Parties and the Revolver Commitments provided hereunder in any “tombstone” or other advertisements, on its website or in other marketing materials of the Agent.

(c)Each Loan Party agrees that Agent may make materials or information provided by or on behalf of Borrowers hereunder (collectively, “Borrower Materials”) available to the Lenders by posting the Communications on IntraLinks, SyndTrak or a substantially similar secure electronic transmission system (the “Platform”). The Platform is provided “as is” and “as available.” Agent does not warrant the accuracy or completeness of the Borrower Materials, or the adequacy of the Platform and expressly disclaim liability for errors or omissions in the communications. No warranty of any kind, express, implied or statutory, including~~, without limitation,~~ any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by Agent in connection with the Borrower Materials or the Platform. In no event shall Agent or any of the Agent-Related Persons have any liability to the Loan Parties, any Lender or any other person for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of any Loan Party’s or Agent’s transmission of communications through the Internet, except to the extent the liability of such person is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from such person’s gross negligence or willful misconduct. Each Loan Party further agrees that certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Loan Parties or their securities) (each, a “Public Lender”). The Loan Parties shall be deemed to have authorized Agent and its Affiliates and the Lenders to treat Borrower Materials marked “PUBLIC” or otherwise at any time filed with the SEC as not containing any material non-public information with respect to the Loan Parties or their securities for purposes of United States federal and state securities laws. All Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated as “Public Investor” (or another similar term). Agent and its Affiliates and the Lenders shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” or that are not at any time filed with the SEC as being suitable only for posting on a portion of the Platform not marked as “Public Investor” (or such other similar term).

(d)The Loan Parties maintain individually identifiable healthcare information as defined under HIPAA and Other Privacy Laws, or other confidential information relating to healthcare patients (collectively, the “Confidential Healthcare Information”). Each Loan Party shall take reasonable steps in compliance with HIPAA and Other Privacy Laws to ensure that Confidential Healthcare Information is not disclosed to Agent, Lenders or their respective representatives and is protected against unauthorized access, use, modification or disclosure during the course of field examinations and other visits, inspections, examinations and discussions with representatives of Agent and Lenders. Notwithstanding the foregoing, Agent, Lenders and their respective representatives may receive, maintain or transmit Confidential Healthcare Information upon entering into a Business Associate Agreement (as such term is defined in HIPAA) satisfactory to the Loan Parties, Agent and Lenders.

1.11Survival. All representations and warranties made by the Loan Parties in the Loan
Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on

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its behalf and notwithstanding that Agent, Issuing Bank, or any Lender may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of, or any accrued interest on, any Loan or any fee or any other amount payable under this Agreement is outstanding or unpaid or any Letter of Credit is outstanding and so long as the Revolver Commitments have not expired or been terminated.

1.12Patriot Act; Due Diligence. Each Lender that is subject to the requirements of the
Patriot Act hereby notifies the Loan Parties that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender to identify each Loan Party in accordance with the Patriot Act. In addition, Agent and each Lender shall have the right to periodically conduct due diligence on all Loan Parties, their senior management, and key principals, and legal and beneficial ~~owners, and legal~~ owners. Each Loan Party agrees to cooperate in respect of the conduct of such due diligence and further agrees that the reasonable costs and charges for any such due diligence by Agent shall constitute Lender Group Expenses hereunder and be for the account of Borrowers.

1.13Integration. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof. The foregoing to the contrary notwithstanding, all Bank Product Agreements, if any, are independent agreements governed by the written provisions of such Bank Product Agreements, which will remain in full force and effect, unaffected by any repayment, prepayments, acceleration, reduction, increase, or change in the terms of any credit extended hereunder, except as otherwise expressly provided in such Bank Product Agreement.

1.14Administrative Borrower. Each Borrower hereby irrevocably appoints Parent as the borrowing agent and attorney-in-fact for all Borrowers (~~the~~ “Administrative Borrower”) which appointment shall remain in full force and effect unless and until Agent shall have received prior written notice signed by each Borrower that such appointment has been revoked and that another Borrower has been appointed Administrative Borrower. Each Borrower hereby irrevocably appoints and authorizes ~~the~~ Administrative Borrower (a) to provide Agent with all notices with respect to Revolving Loans and Letters of Credit obtained for the benefit of any Borrower and all other notices and instructions under this Agreement and the other Loan Documents (and any notice or instruction provided by Administrative Borrower shall be deemed to be given by Borrowers hereunder and shall bind each Borrower), (b) to receive notices and instructions from members of the Lender Group (and any notice or instruction provided by any member of the Lender Group to ~~the~~ Administrative Borrower in accordance with the terms hereof shall be deemed to have been given to each Borrower), (c) to enter into Bank Product Provider Agreements on behalf of Borrowers and their Subsidiaries, and (d) to take such action as ~~the~~ Administrative Borrower deems appropriate on its behalf to obtain Revolving Loans and Letters of Credit and to exercise such other powers as are reasonably incidental thereto to carry out the purposes of this Agreement. It is understood that the handling of the Loan Account and Collateral in a combined fashion, as more fully set forth herein, is done solely as an accommodation to Borrowers in order to utilize the collective borrowing powers of Borrowers in the most efficient and economical manner and at their request, and that Lender Group shall not incur liability to any Borrower as a result hereof. Each Borrower expects to derive benefit, directly or indirectly, from the handling of the Loan Account and the Collateral in a combined fashion since the successful operation of each Borrower is dependent on the continued successful performance of the integrated group. To induce the Lender Group to do so, and in consideration thereof, each Borrower hereby jointly and severally agrees to indemnify each member of

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the Lender Group and hold each member of the Lender Group harmless against any and all liability, expense, loss or claim of damage or injury, made against the Lender Group by any Borrower or by any third party whosoever, arising from or incurred by reason of (i) the handling of the Loan Account and Collateral of Borrowers as herein provided, or (ii) the Lender Group’s relying on any instructions of ~~the~~ Administrative Borrower, except that Borrowers will have no liability to the relevant Agent-Related Person or Lender-Related Person under this Section 17.13 with respect to any liability that has been finally determined by a court of competent jurisdiction to have resulted solely from the gross negligence or willful misconduct of such Agent-Related Person or Lender-Related Person, as the case may be.

1.15Acknowledgement and Consent to Bail-In of ~~EEA~~Affected Financial Institutions.
Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any ~~EEA~~Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of ~~an EEA~~the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)the application of any Write-Down and Conversion Powers by ~~an EEA~~the
applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an ~~EEA~~Affected Financial Institution; and

(b)the effects of any Bail-in Action on any such liability, including, if applicable:

(i)a reduction in full or in part or cancellation of any such liability;

(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such ~~EEA~~Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

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(iii)the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of ~~any EEA~~the applicable Resolution Authority.

1.16Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan
Documents provide support, through a guarantee or otherwise, for Hedge Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York or of the United States or any other state of the United States): In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a

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Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such

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Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

1.17Erroneous Payments .

(a)Each Lender, each Issuing Bank, each other Bank Product Provider and any other party hereto hereby severally agrees that if (i) Agent notifies (which such notice shall be conclusive absent manifest error) such Lender or Issuing Bank or any Bank Product Provider (or the Lender which is an Affiliate of a Lender, Issuing Bank or Bank Product Provider) or any other Person that has received funds from Agent or any of its Affiliates, either for its own account or on behalf of a Lender, Issuing Bank or Bank Product Provider (each such recipient, a “Payment Recipient”) that Agent has determined in its sole discretion that any funds received by such Payment Recipient were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Payment Recipient) or (ii) any Payment Recipient receives any payment from Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, as applicable, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, as applicable, or (z) that such Payment Recipient otherwise becomes aware was transmitted or received in error or by mistake (in whole or in part) then, in each case, an error in payment shall be presumed to have been made (any such amounts specified in clauses (i) or (ii) of this Section 17.16(a), whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise; individually and collectively, an “Erroneous Payment”), then, in each case, such Payment Recipient is deemed to have knowledge of such error at the time of its receipt of such Erroneous Payment; provided that nothing in this Section shall require Agent to provide any of the notices specified in clauses (i) or (ii) above. Each Payment Recipient agrees that it shall not assert any right or claim to any Erroneous Payment, and hereby waives any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by Agent for the return of any Erroneous Payments, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.

(b)Without limiting the immediately preceding clause (a), each Payment Recipient agrees that, in the case of clause (a)(ii) above, it shall promptly notify Agent in writing of such occurrence.

(c)In the case of either clause (a)(i) or (a)(ii) above, such Erroneous Payment shall at all times remain the property of Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of Agent, and upon demand from Agent such Payment Recipient shall (or, shall cause any Person who received any portion of an Erroneous Payment on its behalf to), promptly, but in all events no later than one Business Day thereafter, return to Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made in same day funds and in the currency so received, together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount

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is repaid to Agent at the greater of the Federal Funds Rate and a rate determined by Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

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(d)In the event that an Erroneous Payment (or portion thereof) is not recovered by
Agent for any reason, after demand therefor by Agent in accordance with immediately preceding clause (c), from any Lender that is a Payment Recipient or an Affiliate of a Payment Recipient (such unrecovered amount as to such Lender, an “Erroneous Payment Return Deficiency”), then at the sole discretion of Agent and upon Agent’s written notice to such Lender (i) such Lender shall be deemed to have made a cashless assignment of the full face amount of the portion of its Loans (but not its Commitments) with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Loans”) to Agent or, at the option of Agent, Agent’s applicable lending affiliate (such assignee, the “Agent Assignee”) in an amount that is equal to the Erroneous Payment Return Deficiency (or such lesser amount as Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Loans, the “Erroneous Payment Deficiency Assignment”) plus any accrued and unpaid interest on such assigned amount, without further consent or approval of any party hereto and without any payment by Agent Assignee as the assignee of such Erroneous Payment Deficiency Assignment. Without limitation of its rights hereunder, following the effectiveness of the Erroneous Payment Deficiency Assignment, Agent may make a cashless reassignment to the applicable assigning Lender of any Erroneous Payment Deficiency Assignment at any time by written notice to the applicable assigning Lender and upon such reassignment all of the Loans assigned pursuant to such Erroneous Payment Deficiency Assignment shall be reassigned to such Lender without any requirement for payment or other consideration. The parties hereto acknowledge and agree that (1) any assignment contemplated in this clause (d) shall be made without any requirement for any payment or other consideration paid by the applicable assignee or received by the assignor, (2) the provisions of this clause (d) shall govern in the event of any conflict with the terms and conditions of Section 13 and (3) Agent may reflect such assignments in the Register without further consent or action by any other Person.

(e)Each party hereto hereby agrees that (x) in the event an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, Agent (1) shall be subrogated to all the rights of such Payment Recipient and (2) is authorized to set off, net and apply any and all amounts at any time owing to such Payment Recipient under any Loan Document, or otherwise payable or distributable by Agent to such Payment Recipient from any source, against any amount due to Agent under this Section 17.16 or under the indemnification provisions of this Agreement, (y) the receipt of an Erroneous Payment by a Payment Recipient shall not for the purpose of this Agreement be treated as a payment, prepayment, repayment, discharge or other satisfaction of any Obligations owed by the Borrowers or any other Loan Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by Agent from the Borrowers or any other Loan Party for the purpose of making for a payment on the Obligations and (z) to the extent that an Erroneous Payment was in any way or at any time credited as payment or satisfaction of any of the Obligations, the Obligations or any part thereof that were so credited, and all rights of the Payment Recipient, as the case may be, shall be reinstated and continue in full force and effect as if such payment or satisfaction had never been received.

(f)Each party’s obligations under this Section 17.16 shall survive the resignation or replacement of Agent or any transfer of right or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

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(g)The provisions of this Section 17.16 to the contrary notwithstanding, (i) nothing in this Section 17.16 will constitute a waiver or release of any claim of any party hereunder arising from any Payment Recipient’s receipt of an Erroneous Payment and (ii) there will only be deemed to be a recovery of the Erroneous Payment to the extent that Agent has received payment from the Payment Recipient in immediately available funds the Erroneous Payment Return, whether directly from the Payment Recipient, as a result of the exercise by Agent of its rights of subrogation or set off as set forth above in clause (e) or as a result of the receipt by Agent Assignee of a payment of the outstanding principal balance of the Loans assigned to Agent Assignee pursuant to an Erroneous Payment Deficiency Assignment, but excluding any other amounts in respect thereof (it being agreed that any payments of interest, fees, expenses or other amounts (other than principal) received by Agent Assignee in respect of the Loans assigned to Agent Assignee pursuant to an Erroneous Payment Deficiency Assignment shall be the sole property of Agent Assignee and shall not constitute a recovery of the Erroneous Payment).

[Signature pages to follow.]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

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[Signature Pages Omitted]

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